FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-259741-02

MSC 2022-L8

Free Writing Prospectus

Structural and Collateral Term Sheet

$685,394,176

(Approximate Total Mortgage Pool Balance)

$615,141,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

Starwood Mortgage Capital LLC

Bank of Montreal

Argentic Real Estate Finance LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2022-L8

March 18, 2022

MORGAN STANLEY Co-Lead Bookrunning Manager	BMO Capital Markets Co-Lead Bookrunning Manager

AmeriVet Securities Co-Manager	Bancroft Capital, LLC Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-259741) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Available Certificate Balance or Notional Amount(2)(3)	Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)	Approximate Initial Credit Support(4)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class A-1	AAAsf/AAA(sf)/AAA(sf)	$9,100,000	$8,724,000	$376,000	30.000%	(8)	2.64	1 – 56	16.4%	36.5%
Class A-2	AAAsf/AAA(sf)/AAA(sf)	$30,000,000	$28,761,000	$1,239,000	30.000%	(8)	4.69	56 – 56	16.4%	36.5%
Class A-3	AAAsf/AAA(sf)/AAA(sf)	$20,000,000	$19,174,000	$826,000	30.000%	(8)	6.77	81 – 81	16.4%	36.5%
Class A-SB	AAAsf/AAA(sf)/AAA(sf)	$16,400,000	$15,722,000	$678,000	30.000%	(8)	7.37	56 – 117	16.4%	36.5%
Class A-4(9)	AAAsf/AAA(sf)/AAA(sf)	(9)(10)	(9)(10)	(9)(10)	30.000%	(8)(9)	(10)	(10)	16.4%	36.5%
Class A-5(9)	AAAsf/AAA(sf)/AAA(sf)	(9)(10)	(9)(10)	(9)(10)	30.000%	(8)(9)	(10)	(10)	16.4%	36.5%
Class X-A	AAAsf/AAA(sf)/AAA(sf)	$479,775,000(11)	$459,958,000(11)	$19,817,000(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
Class X-B	AA-sf/AAA(sf)/NR	$107,093,000(11)	$102,669,000(11)	$4,424,000(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
Class A-S(9)	AAAsf/AAA(sf)/AA(sf)	$78,821,000(9)	$75,565,000(9)	$3,256,000(9)	18.500%	(8)(9)	9.94	119 – 119	14.1%	42.5%
Class B(9)	AA-sf/AA(sf)/NR	$28,272,000(9)	$27,104,000(9)	$1,168,000(9)	14.375%	(8)(9)	9.94	119 – 119	13.4%	44.6%
Class C(9)	A-sf/A-(sf)/NR	$28,273,000(9)	$27,105,000(9)	$1,168,000(9)	10.250%	(8)(9)	9.94	119 – 119	12.8%	46.8%

Privately Offered Certificates(13)

Class	Expected Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Available Certificate Balance or Notional Amount(2)(3)	Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)	Approximate Initial Credit Support(4)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-D	BBB-sf/BBB-(sf)/NR	$25,702,000(11)	$24,640,000(11)	$1,062,000(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
Class X-F	BB-sf/BB-(sf)/NR	$15,421,000(11)	$14,784,000(11)	$637,000(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
Class X-G	B-sf/B-(sf)/NR	$6,854,000(11)	$6,570,000(11)	$284,000(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
Class D	BBBsf/BBB+(sf)/NR	$14,564,000	$13,962,000	$602,000	8.125%	(8)	9.95	119 – 120	12.5%	47.9%
Class E	BBB-sf/BBB-(sf)/NR	$11,138,000	$10,678,000	$460,000	6.500%	(8)	10.02	120 – 120	12.3%	48.7%
Class F	BB-sf/BB-(sf)/NR	$15,421,000	$14,784,000	$637,000	4.250%	(8)	10.02	120 – 120	12.0%	49.9%
Class G	B-sf/B-(sf)/NR	$6,854,000	$6,570,000	$284,000	3.250%	(8)	10.02	120 – 120	11.9%	50.4%
Class H-RR	NR/NR/NR	$22,276,176	$21,356,169	$920,007	0.000%	(8)	10.02	120 – 120	11.5%	52.1%

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5% or, in the case of the Class A-4 and Class A-5 certificates, such greater percentages as are contemplated by footnote (10) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates may vary depending upon the final pricing of the classes of principal balance certificates (as defined in footnote (9) below) or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-F or Class X-G certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	On the Closing Date, Starwood Mortgage Capital LLC, as “retaining sponsor” (as defined in Regulation RR) for the securitization constituted by the issuance of the certificates, is expected to cause two separate “majority-owned affiliates” (as defined in Regulation RR) to purchase (i) an “eligible vertical interest” (as defined in Regulation RR) in the form of certificates representing approximately 4.130% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates other than the Class R certificates (collectively, the “VRR Interest”), as set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount,” and (ii) an “eligible horizontal residual interest” (as defined in Regulation RR) in the form of the Class H-RR certificates (excluding the portion thereof that comprises a part of the VRR Interest) (referred to herein as the “HRR Interest”), representing approximately 0.8926% of the aggregate fair value of the certificates (other than the Class R certificates). See “Credit Risk Retention” in the Preliminary Prospectus. The entity purchasing the VRR Interest is expected to purchase slightly more than 4.130% of some or all of the classes of certificates, which excess over 4.130% (with respect to all classes except the Class H-RR certificates) is included in the amounts set forth under “Approximate Initial Retained Certificate Balance or Notional Amount” but does not constitute part of the VRR Interest.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Structural Overview

(4)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, are presented in the aggregate, taking into account the initial principal balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively.

(5)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(6)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the sum of the initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and the total initial certificate balance of all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of the initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and the total initial certificate balance of all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(8)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR certificates will be one of the following: (i) a fixed rate per annum; (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date; (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date; or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)	The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. Each class of Exchangeable Certificates evidences an interest in one or more “trust components”. The Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H-RR certificates, together with the Exchangeable Certificates with certificate balances, are referred to as the “principal balance certificates.” The maximum certificate balances of the Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-4 and Class A-5 trust components discussed under footnote (10)) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities, certificate balances or notional amounts and pass-through rates of the Exchangeable Certificates are described more fully below under “Exchangeable Certificates.” Each class of Class A-4, Class A-5, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, respectively, shown in the table above.

(10)	The exact initial principal balances or notional amounts of the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components (and consequently, the exact initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-4” or “A-5” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances (and corresponding available and retained portions thereof), weighted average lives and principal windows of the Class A-4 and Class A-5 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate initial principal balance of the Class A-4 and Class A-5 trust components is expected to be approximately $404,275,000, subject to a variance of plus or minus 5%. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-4 trust component. The Class A-5-X1 and Class A-5-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-5 trust component.

The maximum certificate balances of Class A-4 and Class A-5 certificates (subject to the constraint above) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates with an “A-4” or “A-5” designation will be equal to zero on the closing date. The available certificate balance of each class of the Class A-4 and Class A-5 certificates will be equal to approximately 95.870% of the certificate balance of such class of certificates.

Trust Component	Expected Range of Initial Certificate Balance	Expected Range of Initial Available Certificate Balance	Expected Range of Initial Retained Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-4	$0 – $185,000,000	$0 – $177,359,000	$0 – $7,641,000	N/A – 9.81	N/A / 117 – 118
Class A-5	$219,275,000 – $404,275,000	$210,218,000 – $387,578,000	$9,057,000 – $16,697,000	9.88 – 9.93	117 – 119 / 118 – 119

(11)	The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate or principal balances of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components. The notional amount of the Class X-B certificates will be equal to the aggregate of the principal balances of the Class A-S and Class B trust components. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates. The notional amount of each class of the Class X-F and Class X-G certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. If the certificate balance of a class of principal balance certificates or principal balance of a trust component constitutes all or part of the notional amount of a class of Class X certificates, then such class of principal balance certificates or such trust component constitutes an “underlying class of principal balance certificates” or an “underlying trust component” for such class of Class X certificates.

(12)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Structural Overview

A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1 and Class B-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-F and Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Structural Overview

Issue Characteristics

Offered Certificates:	$615,141,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 19 principal balance classes (Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-4-X1, Class A-4-X2, Class A-5-X1, Class A-5-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and BMO Capital Markets Corp.
Co-Managers:	Amerivet Securities, Inc. and Bancroft Capital, LLC
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Bank of Montreal, Starwood Mortgage Capital LLC and Argentic Real Estate Finance LLC
Rating Agencies:	Fitch, KBRA and S&P
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	LNR Partners, LLC
Trustee:	Wilmington Trust, National Association
Certificate Administrator/Certificate Registrar/Custodian:	Computershare Trust Company, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	LNR Securities Holdings, LLC or an affiliate thereof
Risk Retention Consultation Party:	LNR Securities Holdings, LLC or an affiliate thereof
U.S. Credit Risk Retention:	Eligible vertical interest and eligible horizontal residual interest
EU Risk Retention:	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the Offered Certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation” in the Preliminary Prospectus.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in April 2022 (or, in the case of any mortgage loan that has its first due date after April 2022, the date that would have been its due date in April 2022 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of March 21, 2022
Expected Closing Date:	On or about April 7, 2022
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in May 2022.
Rated Final Distribution Date:	The distribution date in April 2055
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Structural Overview

Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	MSC 2022-L8<MTGE><GO>
Risk Factors:	THE OFFERED CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, funds available for distribution on the certificates from the mortgage loans (which are net of specified expenses of the issuing entity, including fees payable to, and advances, costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest distributed to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components as follows, to the extent of funds allocated to principal and available for distribution: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on the Class A-1 certificates, the Class A-2 certificates, the Class A-3 certificates, the Class A-4 trust component, the Class A-5 trust component and the Class A-SB certificates, in that order, in each case until the certificate or principal balance of such class of certificates or trust component has been reduced to zero, or (ii) if the certificate balance or principal balance of each of the Class A-S, Class B and Class C trust components and each class of the Class D, Class E, Class F, Class G and Class H-RR certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates or trust components, to principal on the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components: (a) first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component, and (b) second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class or trust component at the pass-through rate for such class or trust component from the date the related loss was allocated to such class or trust component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal and available for distribution that remain after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to such trust component, and second, for interest on such unreimbursed losses at the pass-through rate for such trust component from the date the related loss was allocated to such trust component;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal and available for distribution that remain after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to such trust component, and second, for interest on such unreimbursed losses at the pass-through rate for such trust component from the date the related loss was allocated to such trust component;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal and available for distribution that remain after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to such trust component, and second, for interest on such unreimbursed losses at the pass-through rate for such trust component from the date the related loss was allocated to such trust component;

Seventh, to the Class D, Class E, Class F, Class G and Class H-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable on any trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Structural Overview

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all classes of certificates (other than the Exchangeable Certificates and the Class V and Class R certificates) and trust components, pro rata, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust component. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-5	Class A-5-1, Class A-5-X1
Class A-5	Class A-5-2, Class A-5-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-4	See footnote (10) to the first table above under “Structural Overview”	Class A-4 certificate pass-through rate minus 1.00%
Class A-4-X1	Equal to Class A-4 trust component principal balance	0.50%
Class A-4-X2	Equal to Class A-4 trust component principal balance	0.50%
Class A-5	See footnote (10) to the first table above under “Structural Overview”	Class A-5 certificate pass-through rate minus 1.00%
Class A-5-X1	Equal to Class A-5 trust component principal balance	0.50%
Class A-5-X2	Equal to Class A-5 trust component principal balance	0.50%
Class A-S	$78,821,000	Class A-S certificate pass-through rate minus 1.00%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Structural Overview

Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$28,272,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$28,273,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-4 trust component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-5 trust component (if such class of Exchangeable Certificates has an “A-5” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation) or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-5 Exchangeable Certificates”	Class A-5	Class A-5, Class A-5-X1, Class A-5-X2
	Class A-5-1	Class A-5, Class A-5-X2
	Class A-5-2	Class A-5
	Class A-5-X1	Class A-5-X1
	Class A-5-X2	Class A-5-X1, Class A-5-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum certificate balance or notional amount of each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-4, Class A-5, Class A-S, Class B or Class C trust component, respectively. The maximum certificate balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-4 and Class A-5 trust components discussed in footnote (10) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Structural Overview

Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-4, Class A-5, Class A-S, Class B or Class C trust component, respectively. Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively, shown above.
Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated at the special servicing fee rate based on the outstanding principal balance of each mortgage loan (and any related companion loan) that is serviced under the pooling and servicing agreement for this securitization (a “serviced mortgage loan” and “serviced companion loan”, respectively) and that is being specially serviced or as to which the related mortgaged property has become an REO property. The special servicing fee rate will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), in the case of each of clause (i) and (ii), subject to a cap of $1,000,000 and a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property and subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(a) to the holders of each class of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fees payable therefrom), (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date,

(b) to the holders of the Class A-4-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-4-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Structural Overview

Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-5-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-5-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-5-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-5-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Structural Overview

(k) to the holders of the Class C-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom) and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom) and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates as described above, and (n) to the holders of the Class X-D certificates, any remaining portion of such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom) not distributed as described above.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on the subject distribution date the product of (a) any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date (any such deficit, a “Realized Loss”), which amount will be applied to reduce the certificate balances of the Class H-RR, Class G, Class F, Class E and Class D Certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata, based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Structural Overview

Any portion of such amount applied to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.
Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan and one or more pari passu promissory notes and/or one or more generally subordinate promissory notes (each such promissory note, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: ExchangeRight Net Leased Portfolio #54, Rose Castle Apartments (prior to the securitization of the related lead servicing note), Visions Hotel Portfolio III and Pacific Castle Portfolio (prior to the securitization of the related lead servicing note). With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to the Rose Castle Apartments whole loan and the Pacific Castle Portfolio whole loan (each, a “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related lead servicing note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note, a servicing shift whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “Non-Serviced Whole Loans” below).

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and/or one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Rose Castle Apartments (on and after the securitization of the related lead servicing note), 601 Lexington Avenue, 26 Broadway, Midtown Square, Coleman Highline Phase IV, ILPT Logistics Portfolio, Bedrock Portfolio, Pacific Castle Portfolio (on and after the securitization of the related lead servicing note) and NYC MFRT Portfolio. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The initial Directing Certificateholder is expected to be LNR Securities Holdings, LLC or an affiliate thereof.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate certificate balance of the Controlling Class will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (iii) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar) or the resignation of the then current Directing Certificateholder.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Structural Overview

Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance thereof; provided, that if at any time the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H-RR certificates.
The “Control Eligible Certificates” will be any of the Class F, Class G and Class H-RR certificates.
Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the most senior class of Control Eligible Certificates has a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance thereof; provided, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder and the operating advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then outstanding certificate balance at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or other contrary provision in, the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to any Excluded DCH Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded DCH Loan.

An “Excluded DCH Loan” is a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded DCH Loans as of the closing date with respect to this securitization.

“Borrower Party” means a borrower, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a manager of a mortgaged property or an Accelerated Mezzanine Loan Lender, (a) any other person or entity controlling or controlled by or under common control with such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person or entity owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and any servicing shift whole loan, the Directing Certificateholder will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event (and, in the case of any such whole loan with a subordinate companion loan, only if the holder of such subordinate companion loan is no longer the controlling noteholder), and the holder of the related control note (or, if such control note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to similar consent and/or consultation rights with respect to such whole loan. With respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (and not the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Structural Overview

Risk Retention Consultation Party:

The risk retention consultation party will be the party selected by the retaining sponsor, Starwood Mortgage Capital LLC. The initial risk retention consultation party is expected to be LNR Securities Holdings, LLC, or an affiliate thereof.

With respect to certain material servicing actions related to serviced mortgage loans that are not Excluded RRCP Loans, upon request of the risk retention consultation party, the party processing such servicing action will generally be required to consult on a non-binding basis with the risk retention consultation party, in each case within the same time period as such party would be required to consult with the Directing Certificateholder with respect to such servicing action (assuming the Directing Certificateholder had such right with respect to such mortgage loan); provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan; provided, further, that if the party processing such servicing action is LNR Partners, LLC, as special servicer, it will not be required to consult with the risk retention consultation party.

An “Excluded RRCP Loan” is a mortgage loan or whole loan with respect to which the Risk Retention Consultation Party, the retaining sponsor or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded RRCP Loans as of the Closing Date with respect to this securitization.

The “VRR Interest” will be comprised of the percentage of each class of certificates (other than the Class R certificates) retained by the retaining sponsor (or its “majority-owned affiliate” (as defined in Regulation RR)) in satisfaction of the risk retention requirements as described under “Credit Risk Retention” in the Preliminary Prospectus.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced mortgage loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a rehabilitated mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein, as well as any equity interests or other obligations senior thereto), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender (or otherwise on deposit with a party acceptable to the lender or expended for the benefit of the Mortgaged Property or the Mortgage Loan at the time the Mortgage Loan became subject of a workout and became (and as part of the modification related to) such AB Modified Loan) as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became the subject of a workout and became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

As used herein, a “Cumulative Appraisal Reduction Amount” will be, as of any date of determination, the sum of (i) with respect to any mortgage loan, any Appraisal Reduction Amount then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan(s) until the principal balance(s) thereof has been notionally reduced to zero, and second, to the related mortgage loan and any pari passu companion loan(s) on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts in respect of, or allocable to, any mortgage loan will proportionately reduce the interest portion of debt service advances required to be made in respect of such mortgage loan. Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Structural Overview

Reduction Amounts and Collateral Deficiency Amounts will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “—Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class H-RR, Class G and Class F certificates, in that order, and then solely in the case of Appraisal Reduction Amounts, further to the Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components. Any Appraisal Reduction Amounts allocated to the Class A-4, Class A-5, Class A-S, Class B or Class C trust components will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Neither (i) a Payment Accommodation with respect to any mortgage loan or serviced whole loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an appraisal reduction event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any mortgage loan or serviced whole loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19 emergency forbearance will be determined by the special servicer in its sole and absolute discretion in accordance with the servicing standard) relating to (a) payment obligations or operating covenants under the related mortgage loan documents, (b) the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, or (c) such other modification, forbearance or waiver that is related or incidental to clause (a) or clause (b), that in each case (i) defers no greater than 9 monthly debt service payments in the aggregate with any other Payment Accommodation and (ii) requires full repayment of deferred payments and escrows within 21 months of the date of the first forbearance for such mortgage loan or serviced whole loan.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:	The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the master servicer to request from the applicable outside special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable outside special servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on non-serviced mortgage loans), the outside special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans, but only to the extent provided for in the applicable outside pooling and servicing agreement and applicable intercreditor agreement) and the special servicer (for Collateral Deficiency Amounts and Appraisal Reduction Amounts on serviced mortgage loans) will be required to determine, in accordance with the applicable servicing standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.
Sale of Defaulted Loans:

Under certain circumstances, the special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan that is a specially serviced mortgage loan (and any related pari passu companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties). If the special servicer does not receive a cash offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other specified amounts (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the highest cash offer received from any person that constitutes a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. If the highest offer is made by an Interested Person (i.e., certain specified parties under the pooling and servicing agreement for this transaction, including the parties to such agreement, the Directing Certificateholder, the risk

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Structural Overview

retention consultation party, any sponsor, any Borrower Party and known affiliates of the foregoing), the trustee, rather than the special servicer, will generally be required to determine whether the offer constitutes a fair price. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least one other offer is (or, if required by a related intercreditor agreement, two other offers are) received from an independent third party. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in the Preliminary Prospectus.

Notwithstanding any of the foregoing to the contrary, the special servicer will not be required to accept the highest cash offer for a defaulted loan or REO property if it determines (in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists or the mortgage loan is an Excluded DCH Loan), the risk retention consultation party (upon request) and any related companion loan holders), in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if they constituted a single lender, and, if applicable, taking into account the subordinate nature of any subordinate companion loan).  In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if they constituted a single lender, and, if applicable, taking into account the subordinate nature of any subordinate companion loan).

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the special servicer, trustee and the certificate administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

The foregoing applies to mortgage loans serviced under the pooling and servicing agreement for this transaction. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted mortgage loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the MSC 2022-L8 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced by the Directing Certificateholder (a) for cause at any time and (b) without cause if (i) LNR Partners, LLC or its affiliate is not the special servicer that will be replaced or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the then controlling class of certificates.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights allocable to the principal balance certificates (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes thereof) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders to each applicable rating agency of a rating agency communication, the certificate administrator will be required to post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of principal balance certificates evidencing at least 75% of the voting rights that constitute a minimum Certificateholder Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence of a Consultation Termination Event, if the operating advisor determines that (i) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard and (ii) the replacement of the special servicer would be in the best interests of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the posting of such notice by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of principal balance certificates evidencing at least 75% of the aggregate voting rights allocable to all principal balance certificates (taking into account, other than with respect to the termination of the asset representations reviewer, the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Structural Overview

application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes thereof).

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan generally cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to any servicing shift whole loan and any serviced A/B whole loans as to which the subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the MSC 2022-L8 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the special servicer, following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Voting Rights:	Voting rights for the certificates will be allocated as follows: (1) 2% in the case of the Class X Certificates, allocated pro rata among the respective classes thereof based upon their respective notional amounts as of the date of determination; and (2) in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the related certificate balance of such class of principal balance certificates, determined as of the prior determination date, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the principal balance certificates, determined as of the prior determination date (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in the Preliminary Prospectus, such numerator and denominator will take into account any notional reduction in the certificate balance of any class of principal balance certificates for Cumulative Appraisal Reduction Amounts allocated to such class). The voting rights of any class of certificates will be allocated among certificateholders of such class in proportion to their respective percentage interests. The Class A-4-X1, Class A-4-X2, Class A-5-X1, Class A-5-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1, Class C-X2, Class V and Class R certificates will not be entitled to any voting rights.
Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party with respect to any serviced mortgage loan or serviced whole loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be entitled to select a successor special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded DCH Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded DCH Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced (or would not have been advanced in the absence of a non-recoverability determination) as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Structural Overview

been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.
Operating Advisor:

The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor will be subject to termination without cause upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an eligible operating advisor selected by such certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the rating agency confirmation with respect to such removal. Upon the vote or written direction of holders of at least 75% of the voting rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will be required to immediately replace the operating advisor with the replacement operating advisor.

Operating Advisor Expenses:	In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the pooling and servicing agreement for this transaction. “Operating Advisor Expenses” for each distribution date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the pooling and servicing agreement for this transaction (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).
Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans (excluding a mortgage loan for which a Payment Accommodation has been made and the related borrower is complying with the terms of such Payment Accommodation) after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

If certificateholders entitled to not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently, certificateholders representing (i) a majority of the voting rights allocable to those certificateholders who cast votes and (ii) a majority of the voting rights that constitute a minimum Asset Review Quorum, authorize an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

An “Asset Review Quorum” is, in connection with any solicitation of votes to authorize an asset review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders entitled to not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders entitled to at least 75% of the voting rights that constitute a minimum Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement for this transaction to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Structural Overview

certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the special servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

Notwithstanding any of the foregoing to the contrary, the depositor, the mortgage loan sellers and any of their respective affiliates (other than any Controlling Class certificateholder and any holder of the VRR Interest (or any portion thereof)) will not be entitled to be an Initial Requesting Certificateholder.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the pooling and servicing agreement for this transaction. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the pooling and servicing agreement for this transaction will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	8	44	$255,493,720	37.3%
Starwood Mortgage Capital LLC	17	47	$241,961,229	35.3%
Bank of Montreal	8	9	$115,967,500	16.9%
Argentic Real Estate Finance LLC	5	8	$47,742,652	7.0%
Morgan Stanley Mortgage Capital Holdings LLC / Bank of Montreal	1	17	$24,229,075	3.5%
Total:	39	125	$685,394,176	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$685,394,176
Number of Mortgage Loans:	39
Average Cut-off Date Balance per Mortgage Loan:	$17,574,210
Number of Mortgaged Properties:	125
Average Cut-off Date Balance per Mortgaged Property:	$5,483,153
Weighted Average Mortgage Rate:	3.8194%
% of Pool Secured by 5 Largest Mortgage Loans:	38.4%
% of Pool Secured by 10 Largest Mortgage Loans:	60.1%
% of Pool Secured by ARD Loans:	4.4%
Weighted Average Original Term to Maturity (months)(2):	116
Weighted Average Remaining Term to Maturity (months)(2):	115
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	22.4%
% of Pool Secured by Refinance Loans:	70.6%
% of Pool Secured by Acquisition Loans:	24.5%
% of Pool Secured by Acquisition/Refinance Loans:	2.9%
% of Pool Secured by Recapitalization Loans:	2.0%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	62.9%
% of Pool with Subordinate Mortgage Debt:	28.8%
% of Pool with Mezzanine Debt:	8.5%

Credit Statistics(3)

Weighted Average UW NOI DSCR:	2.92x
Weighted Average UW NOI Debt Yield(4):	11.5%
Weighted Average UW NCF DSCR:	2.79x
Weighted Average UW NCF Debt Yield(4):	11.0%
Weighted Average Cut-off Date LTV Ratio(4)(5):	52.1%
Weighted Average Maturity Date LTV Ratio(2)(4)(5):	49.9%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(6):	358
Weighted Average Remaining Amortization Term (months)(6):	357
% of Pool Interest Only through Maturity:	72.7%
% of Pool Amortizing Balloon:	12.4%
% of Pool Interest Only followed by Amortizing Balloon:	10.5%
% of Pool Interest Only, ARD:	4.4%

Lockboxes

% of Pool with Hard Lockboxes:	61.0%
% of Pool with Springing Lockboxes:	25.8%
% of Pool with Soft Lockboxes:	7.6%
% of Pool with Springing (Residential) / Hard (Commercial) Lockboxes:	2.9%
% of Pool with Soft (Residential) / Hard (Commercial) Lockboxes:	2.7%

Reserves

% of Pool Requiring Tax Reserves:	71.0%
% of Pool Requiring Insurance Reserves:	44.3%
% of Pool Requiring Replacement Reserves:	72.2%
% of Pool Requiring TI/LC Reserves(7):	75.4%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	71.9%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	9.9%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	8.7%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	5.9%
% of Pool with no lockout period. Greater of a prepayment premium and yield maintenance followed by prepayment premium until open period:	3.5%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to April 2022.

(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(4)	With respect to certain mortgage loans, debt yields and LTVs (such as, for example, UW NOI Debt Yield, UW NCF Debt Yield, Cut-off Date LTV Ratio or Maturity Date LTV Ratio) have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such mortgage loans are identified under the definitions of “Underwritten NOI Debt Yield”, “Underwritten NCF Debt Yield”, “Cut-off Date LTV Ratio” and “Maturity Date LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(5)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of the appraised values of the individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization; provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(6)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.

(7)	Excludes hospitality, multifamily and self storage properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Unit/ Rooms	Cut-off Date Balance per SF/Unit/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	Constitution Center	Washington	DC	Office	$68,000,000	9.9%	1,410,049	$282.26	4.30x	14.1%	43.5%	43.5%
2	MSMCH	ExchangeRight Net Leased Portfolio #54	Various	Various	Various	$68,000,000	9.9%	520,348	$168.91	2.54x	9.5%	55.0%	55.0%
3	SMC	Rose Castle Apartments	Brooklyn	NY	Multifamily	$52,000,000	7.6%	208	$504,807.69	1.88x	7.8%	58.7%	58.7%
4	MSMCH	601 Lexington Avenue	New York	NY	Office	$41,213,720	6.0%	1,675,659	$431.65	4.50x	13.2%	42.5%	42.5%
5	SMC	26 Broadway	New York	NY	Office	$33,900,000	4.9%	839,712	$134.57	3.43x	18.2%	24.3%	24.3%
6	MSMCH	Mountain’s Edge Marketplace	Las Vegas	NV	Retail	$33,000,000	4.8%	115,051	$286.83	1.38x	9.2%	71.0%	65.1%
7	MSMCH	Midtown Square	Troy	MI	Retail	$30,430,000	4.4%	580,251	$138.61	1.55x	9.3%	62.9%	53.1%
8	BMO	Coleman Highline Phase IV	San Jose	CA	Office	$30,000,000	4.4%	657,934	$372.38	5.54x	14.1%	31.0%	31.0%
9	SMC	Visions Hotel Portfolio III	Various	NY	Hospitality	$28,063,980	4.1%	516	$85,355.56	2.44x	15.7%	52.1%	41.8%
10	BMO	Fleet Farm - Waukee	Waukee	IA	Retail	$27,622,500	4.0%	187,834	$147.06	2.10x	9.0%	63.6%	63.6%
		Total/Wtd. Avg.				$412,230,200	60.1%			3.03x	11.8%	50.3%	48.4%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Rooms calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Rooms figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	MSMCH	Constitution Center	$68,000,000	$330,000,000	$398,000,000	MSC 2022-L8	Midland	LNR	(2)	4.30x	14.1%	43.5%
2	MSMCH	ExchangeRight Net Leased Portfolio #54	$68,000,000	$19,893,833	$87,893,833	MSC 2022-L8	Midland	LNR	MSC 2022-L8	2.54x	9.5%	55.0%
3	SMC	Rose Castle Apartments	$52,000,000	$53,000,000	$105,000,000	(3)	Midland	LNR	(3)	1.88x	7.8%	58.7%
4	MSMCH	601 Lexington Avenue	$41,213,720	$682,086,280	$723,300,000	BXP 2021-601L	Wells Fargo	Situs	BXP 2021-601L	4.50x	13.2%	42.5%
5	SMC	26 Broadway	$33,900,000	$79,100,000	$113,000,000	BWAY 2022-26BW	KeyBank	KeyBank	BWAY 2022-26BW	3.43x	18.2%	24.3%
7	MSMCH	Midtown Square	$30,430,000	$50,000,000	$80,430,000	BANK 2022-BNK40	Wells Fargo	CWCapital	BANK 2022-BNK40	1.55x	9.3%	62.9%
8	BMO	Coleman Highline Phase IV	$30,000,000	$215,000,000	$245,000,000	COLEM 2022-HLNE	KeyBank	KeyBank	COLEM 2022-HLNE	5.54x	14.1%	31.0%
9	SMC	Visions Hotel Portfolio III	$28,063,980	$15,979,490	$44,043,471	MSC 2022-L8	Midland	LNR	MSC 2022-L8	2.44x	15.7%	52.1%
11	MSMCH, BMO	ILPT Logistics Portfolio	$24,229,075	$316,910,925	$341,140,000	ILPT 2022-LPFX	Berkadia	Situs	ILPT 2022-LPFX	3.12x	13.2%	29.0%
13	SMC	Bedrock Portfolio	$20,000,000	$410,000,000	$430,000,000	BMARK 2022-B32	Midland	KeyBank	BMARK 2022-B32	3.30x	13.6%	59.4%
14	AREF	Pacific Castle Portfolio	$20,000,000	$44,700,000	$64,700,000	(4)	Midland	LNR	(4)	2.43x	10.2%	60.0%
16	BMO	NYC MFRT Portfolio	$15,000,000	$45,200,000	$60,200,000	BMO 2022-C1	KeyBank	CWCapital	BMO 2022-C1	2.08x	8.5%	51.5%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	The initial directing holder will be the holders of the related B notes collectively until the occurrence of a control appraisal event under the related intercreditor agreement, at which time the directing holder will be the directing certificateholder (or other designated party) under the related lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Prospectus.

(3)	The Rose Castle Apartments controlling companion loan is currently held by Starwood Mortgage Funding II LLC. The Rose Castle Apartments whole loan will be serviced pursuant to the MSC 2022-L8 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.

(4)	The Pacific Castle Portfolio controlling companion loan is currently held by AREF. The Pacific Castle Portfolio whole loan will be serviced pursuant to the MSC 2022-L8 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Characteristics of the Mortgage Loans

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV(1)
1	MSMCH	Constitution Center	$68,000,000	$282.26	$52,000,000	4.30x	14.1%	43.5%	3.68x	12.5%	49.2%
4	MSMCH	601 Lexington Avenue	$41,213,720	$431.65	$276,700,000	4.50x	13.2%	42.5%	3.25x	9.5%	58.8%
5	SMC	26 Broadway	$33,900,000	$134.57	$177,000,000	3.43x	18.2%	24.3%	1.34x	7.1%	62.4%
8	BMO	Coleman Highline Phase IV	$30,000,000	$372.38	$268,500,000	5.54x	14.1%	31.0%	2.64x	6.7%	65.0%
11	MSMCH, BMO	ILPT Logistics Portfolio	$24,229,075	$36.14	$103,860,000	3.12x	13.2%	29.0%	2.40x	10.1%	37.9%

(1)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
5	SMC	26 Broadway	$33,900,000	$134.57	$40,000,000	3.43x	18.2%	24.3%	1.07x	6.2%	71.0%
11	MSMCH, BMO	ILPT Logistics Portfolio	$24,229,075	$36.14	$255,000,000	3.12x	13.2%	29.0%	1.33x	6.4%	59.6%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/ Units	Cut-off Date Balance per SF/ Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
5	SMC	26 Broadway	New York	NY	Office	$33,900,000	4.9%	839,712	$134.57	3.43x	18.2%	24.3%	24.3%	COMM 2015-CR22
7	MSMCH	Midtown Square	Troy	MI	Retail	$30,430,000	4.4%	580,251	$138.61	1.55x	9.3%	62.9%	53.1%	MSC 2012-C4
13.01	SMC	First National Building	Detroit	MI	Office	$4,611,200	0.7%	800,119	$159.58	3.30x	13.6%	59.4%	59.4%	JPMBB 2015-C32, JPMCC 2015-JP1
13.03	SMC	Chrysler House	Detroit	MI	Office	$2,292,000	0.3%	343,488	$159.58	3.30x	13.6%	59.4%	59.4%	WFRBS 2013-C16
13.04	SMC	1001 Woodward	Detroit	MI	Office	$2,277,200	0.3%	319,039	$159.58	3.30x	13.6%	59.4%	59.4%	JPMBB 2014-C19
13.05	SMC	One Woodward	Detroit	MI	Office	$1,650,800	0.2%	370,257	$159.58	3.30x	13.6%	59.4%	59.4%	COMM 2014-UBS6
14.02	AREF	Prune Tree Center	Prunedale	CA	Retail	$5,535,274	0.8%	131,655	$139.11	2.43x	10.2%	60.0%	60.0%	RSO 2013-CRE1
19	SMC	Tidewater Cove	Vancouver	WA	Office	$12,000,000	1.8%	61,780	$194.24	2.25x	9.6%	60.3%	60.3%	JPMCC 2015-JP1
23	SMC	Storage Xxtra Highway 61	Villa Rica	GA	Self Storage	$7,962,513	1.2%	108,476	$73.40	1.83x	10.1%	60.6%	47.7%	MSBAM 2017-C34
26	AREF	20 Squadron Blvd	New City	NY	Office	$6,825,000	1.0%	58,263	$117.14	1.73x	10.9%	71.8%	59.4%	LMREC 2015-1
		Total				$107,483,986	15.7%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized within the last 10 years, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/ Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($30,000,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Initial Certificate Principal Balance	SF	Cut-off Date Balance per SF	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
8	BMO	Coleman Highline Phase IV	CA	Office	$30,000,000	4.4%	$30,000,000	100.0%	657,934	$372.38	5.54x	14.1%	31.0%	31.0%	56	56
		Total/Wtd. Avg.			$30,000,000	4.4%	$30,000,000	100.0%			5.54x	14.1%	31.0%	31.0%	56	56

(1)	The table above reflects the mortgage loan whose balloon payment will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-3 ($20,000,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-3 Initial Certificate Principal Balance	SF	Cut-off Date Balance per SF	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
13	SMC	Bedrock Portfolio	MI	Various	$20,000,000	2.9%	$20,000,000	100.0%	2,694,627	$159.58	3.30x	13.6%	59.4%	59.4%	81	81
		Total/Wtd. Avg.			$20,000,000	2.9%	$20,000,000	100.0%			3.30x	13.6%	59.4%	59.4%	81	81

(1)	The table above reflects the mortgage loan whose balloon payment will be applied to pay down the Class A-3 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Office	19	$261,286,068	38.1%	3.4774%	3.78x	13.4%	44.8%	44.4%
CBD	12	$209,014,520	30.5%	3.3431%	4.08x	14.0%	41.6%	41.6%
Suburban	4	$45,825,000	6.7%	4.0868%	2.55x	11.6%	57.9%	56.1%
Medical	3	$6,446,548	0.9%	3.5016%	2.54x	9.5%	55.0%	55.0%
Retail	46	$203,948,898	29.8%	3.9860%	2.02x	9.4%	61.0%	57.8%
Single Tenant	36	$94,475,952	13.8%	3.7627%	2.37x	9.3%	58.2%	58.2%
Anchored	6	$57,008,073	8.3%	3.9550%	1.92x	9.5%	60.6%	55.3%
Shadow Anchored	1	$33,000,000	4.8%	4.5100%	1.38x	9.2%	71.0%	65.1%
Unanchored	3	$19,464,873	2.8%	4.2727%	1.67x	9.5%	59.6%	50.6%
Multifamily	16	$78,550,000	11.5%	4.1246%	1.83x	8.4%	57.8%	56.0%
Mid Rise	1	$52,000,000	7.6%	4.0450%	1.88x	7.8%	58.7%	58.7%
Garden	2	$14,300,000	2.1%	4.5600%	1.66x	11.1%	54.0%	43.9%
Low Rise	13	$12,250,000	1.8%	3.9540%	1.84x	7.5%	58.6%	58.6%
Hospitality	8	$47,121,495	6.9%	4.2755%	2.51x	16.6%	52.9%	42.2%
Limited Service	5	$27,648,529	4.0%	4.3498%	2.55x	17.3%	53.5%	42.5%
Extended Stay	2	$12,091,057	1.8%	4.1700%	2.44x	15.7%	52.1%	41.8%
Full Service	1	$7,381,909	1.1%	4.1700%	2.44x	15.7%	52.1%	41.8%
Industrial	18	$34,904,075	5.1%	3.8678%	2.85x	11.9%	36.0%	36.0%
Warehouse/Distribution	14	$22,588,075	3.3%	3.8647%	3.12x	13.2%	29.0%	29.0%
Warehouse	1	$10,675,000	1.6%	3.8750%	2.24x	8.8%	51.8%	51.8%
Manufacturing/Distribution	3	$1,641,001	0.2%	3.8647%	3.12x	13.2%	29.0%	29.0%
Mixed Use	7	$31,009,927	4.5%	4.0645%	2.50x	10.3%	54.7%	54.7%
Multifamily/Retail	4	$17,821,927	2.6%	3.8227%	2.45x	9.7%	51.3%	51.3%
Office/Retail	1	$8,000,000	1.2%	3.9800%	3.13x	13.0%	56.0%	56.0%
Multifamily/Office	1	$4,550,000	0.7%	5.2000%	1.47x	7.8%	65.0%	65.0%
Multifamily/Office/Retail	1	$638,000	0.1%	3.7780%	3.30x	13.6%	59.4%	59.4%
Self Storage	6	$24,462,513	3.6%	3.8525%	2.40x	10.6%	55.2%	50.6%
Self Storage	6	$24,462,513	3.6%	3.8525%	2.40x	10.6%	55.2%	50.6%
Other	5	$4,111,200	0.6%	3.7780%	3.30x	13.6%	59.4%	59.4%
Parking Garage	5	$4,111,200	0.6%	3.7780%	3.30x	13.6%	59.4%	59.4%
Total/Wtd. Avg.	125	$685,394,176	100.0%	3.8194%	2.79x	11.5%	52.1%	49.9%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	16	$215,602,700	31.5%	3.9371%	2.76x	11.9%	49.6%	47.8%
California	6	$79,084,957	11.5%	3.5020%	3.42x	11.4%	48.6%	46.8%
California – Northern (2)	3	$42,244,697	6.2%	2.8975%	4.64x	13.0%	39.4%	39.4%
California – Southern (2)	3	$36,840,260	5.4%	4.1951%	2.02x	9.6%	59.2%	55.2%
Michigan	19	$68,305,585	10.0%	4.0224%	2.24x	11.3%	58.6%	52.1%
District of Columbia	1	$68,000,000	9.9%	3.0494%	4.30x	14.1%	43.5%	43.5%
Massachusetts	17	$41,967,192	6.1%	3.7085%	2.26x	8.7%	57.1%	57.1%
Nevada	3	$39,210,424	5.7%	4.4449%	1.61x	10.6%	67.7%	61.3%
Iowa	2	$28,018,472	4.1%	4.2446%	2.11x	9.1%	63.1%	63.1%
Florida	2	$15,391,180	2.2%	4.2297%	2.79x	14.5%	58.4%	52.9%
New Jersey	8	$14,243,490	2.1%	3.9329%	2.33x	10.0%	52.8%	52.1%
Washington	1	$12,000,000	1.8%	3.9550%	2.25x	9.6%	60.3%	60.3%
Oregon	1	$10,675,000	1.6%	3.8750%	2.24x	8.8%	51.8%	51.8%
Connecticut	3	$9,556,207	1.4%	3.8801%	3.91x	17.4%	41.7%	41.7%
South Carolina	3	$8,495,595	1.2%	4.0012%	2.72x	11.4%	45.0%	45.0%
Georgia	1	$7,962,513	1.2%	3.5600%	1.83x	10.1%	60.6%	47.7%
Louisiana	6	$7,499,656	1.1%	3.5016%	2.54x	9.5%	55.0%	55.0%
Arizona	2	$6,596,067	1.0%	4.5426%	2.62x	18.9%	47.7%	36.4%
Maryland	2	$5,160,560	0.8%	4.2727%	2.43x	12.1%	46.2%	40.9%
North Carolina	3	$4,796,539	0.7%	3.5016%	2.54x	9.5%	55.0%	55.0%
Texas	3	$3,726,378	0.5%	3.5016%	2.54x	9.5%	55.0%	55.0%
Utah	1	$3,709,916	0.5%	3.8850%	2.43x	10.2%	60.0%	60.0%
Tennessee	2	$3,419,761	0.5%	3.8647%	3.12x	13.2%	29.0%	29.0%
Ohio	3	$3,219,844	0.5%	3.7325%	2.91x	11.9%	38.5%	38.5%
Indiana	4	$3,134,944	0.5%	3.7091%	2.87x	11.6%	40.1%	40.1%
North Dakota	1	$2,686,062	0.4%	3.5016%	2.54x	9.5%	55.0%	55.0%
Alabama	1	$2,643,426	0.4%	3.5016%	2.54x	9.5%	55.0%	55.0%
Kentucky	1	$2,600,790	0.4%	3.5016%	2.54x	9.5%	55.0%	55.0%
Virginia	1	$2,596,318	0.4%	3.8647%	3.12x	13.2%	29.0%	29.0%
Arkansas	2	$2,515,518	0.4%	3.5016%	2.54x	9.5%	55.0%	55.0%
New Hampshire	1	$2,511,171	0.4%	3.8647%	3.12x	13.2%	29.0%	29.0%
West Virginia	1	$2,131,795	0.3%	3.5016%	2.54x	9.5%	55.0%	55.0%
Maine	1	$1,961,251	0.3%	3.5016%	2.54x	9.5%	55.0%	55.0%
Minnesota	2	$1,826,851	0.3%	3.6782%	2.82x	11.3%	42.3%	42.3%
Kansas	1	$1,133,921	0.2%	3.8647%	3.12x	13.2%	29.0%	29.0%
Pennsylvania	1	$852,716	0.1%	3.5016%	2.54x	9.5%	55.0%	55.0%
Mississippi	1	$810,082	0.1%	3.5016%	2.54x	9.5%	55.0%	55.0%
Wyoming	1	$682,175	0.1%	3.5016%	2.54x	9.5%	55.0%	55.0%
Nebraska	1	$665,120	0.1%	3.5016%	2.54x	9.5%	55.0%	55.0%
Total/Wtd. Avg.	125	$685,394,176	100.0%	3.8194%	2.79x	11.5%	52.1%	49.9%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2,000,000 - 10,000,000	19	105,215,028	15.4
10,000,001 - 20,000,000	8	122,719,873	17.9
20,000,001 - 30,000,000	5	130,915,555	19.1
30,000,001 - 40,000,000	3	97,330,000	14.2
40,000,001 - 50,000,000	1	41,213,720	6.0
50,000,001 - 60,000,000	1	52,000,000	7.6
60,000,001 - 68,000,000	2	136,000,000	19.8
Total:	39	$685,394,176	100.0%
Min: $2,000,000	Max: $68,000,000 Avg: $17,574,210

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	16	215,602,700	31.5
California	6	79,084,957	11.5
California – Northern (3)	3	42,244,697	6.2
California – Southern (3)	3	36,840,260	5.4
Michigan	19	68,305,585	10.0
District of Columbia	1	68,000,000	9.9
Massachusetts	17	41,967,192	6.1
Nevada	3	39,210,424	5.7
Iowa	2	28,018,472	4.1
Florida	2	15,391,180	2.2
New Jersey	8	14,243,490	2.1
Washington	1	12,000,000	1.8
Oregon	1	10,675,000	1.6
Connecticut	3	9,556,207	1.4
South Carolina	3	8,495,595	1.2
Georgia	1	7,962,513	1.2
Louisiana	6	7,499,656	1.1
Arizona	2	6,596,067	1.0
Maryland	2	5,160,560	0.8
North Carolina	3	4,796,539	0.7
Texas	3	3,726,378	0.5
Utah	1	3,709,916	0.5
Tennessee	2	3,419,761	0.5
Ohio	3	3,219,844	0.5
Indiana	4	3,134,944	0.5
North Dakota	1	2,686,062	0.4
Alabama	1	2,643,426	0.4
Kentucky	1	2,600,790	0.4
Virginia	1	2,596,318	0.4
Arkansas	2	2,515,518	0.4
New Hampshire	1	2,511,171	0.4
West Virginia	1	2,131,795	0.3
Maine	1	1,961,251	0.3
Minnesota	2	1,826,851	0.3
Kansas	1	1,133,921	0.2
Pennsylvania	1	852,716	0.1
Mississippi	1	810,082	0.1
Wyoming	1	682,175	0.1
Nebraska	1	665,120	0.1
Total:	125	$685,394,176	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Office	19	261,286,068	38.1
CBD	12	209,014,520	30.5
Suburban	4	45,825,000	6.7
Medical	3	6,446,548	0.9
Retail	46	203,948,898	29.8
Single Tenant	36	94,475,952	13.8
Anchored	6	57,008,073	8.3
Shadow Anchored	1	33,000,000	4.8
Unanchored	3	19,464,873	2.8
Multifamily	16	78,550,000	11.5
Mid Rise	1	52,000,000	7.6
Garden	2	14,300,000	2.1
Low Rise	13	12,250,000	1.8
Hospitality	8	47,121,495	6.9
Limited Service	5	27,648,529	4.0
Extended Stay	2	12,091,057	1.8
Full Service	1	7,381,909	1.1
Industrial	18	34,904,075	5.1
Warehouse/Distribution	14	22,588,075	3.3
Warehouse	1	10,675,000	1.6
Manufacturing/Distribution	3	1,641,001	0.2
Mixed Use	7	31,009,927	4.5
Multifamily/Retail	4	17,821,927	2.6
Office/Retail	1	8,000,000	1.2
Multifamily/Office	1	4,550,000	0.7
Multifamily/Office/Retail	1	638,000	0.1
Self Storage	6	24,462,513	3.6
Self Storage	6	24,462,513	3.6
Other	5	4,111,200	0.6
Parking Garage	5	4,111,200	0.6
Total:	125	$685,394,176	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2.4945 - 3.249	3	139,213,720	20.3
3.2500 - 3.499	1	3,000,000	0.4
3.5000 - 3.999	15	239,666,588	35.0
4.0000 - 5.200	20	303,513,868	44.3
Total:	39	$685,394,176	100.0%
Min: 2.4945%	Max: 5.2000% Wtd Avg: 3.8194%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	1	30,000,000	4.4
84	1	20,000,000	2.9
120	37	635,394,176	92.7
Total:	39	$685,394,176	100.0%
Min: 60 mos.	Max: 120 mos. Wtd Avg: 116 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
56 - 119	31	624,374,176	91.1
120	8	61,020,000	8.9
Total:	39	$685,394,176	100.0%
Min: 56 mos.	Max: 120 mos. Wtd Avg: 115 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	26	528,290,295	77.1
300	1	6,139,863	0.9
360	12	150,964,018	22.0
Total:	39	$685,394,176	100.0%
Min: 300 mos.	Max: 360 mos. Wtd Avg: 358 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	26	528,290,295	77.1
299	1	6,139,863	0.9
357 - 360	12	150,964,018	22.0
Total:	39	$685,394,176	100.0%
Min: 299 mos.	Max: 360 mos. Wtd Avg: 357 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
MSMCH	8	255,493,720	37.3
SMC	17	241,961,229	35.3
BMO	8	115,967,500	16.9
AREF	5	47,742,652	7.0
MSMCH, BMO	1	24,229,075	3.5
Total:	39	$685,394,176	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	25	498,290,295	72.7
Amortizing	9	84,848,881	12.4
Interest Only, Amortizing Balloon	4	72,255,000	10.5
Interest Only - ARD	1	30,000,000	4.4
Total:	39	$685,394,176	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
24.3 - 45.0	8	211,342,795	30.8
45.1 - 50.0	1	6,139,863	0.9
50.1 - 55.0	8	147,565,452	21.5
55.1 - 60.0	10	156,594,873	22.8
60.1 – 71.8	12	163,751,193	23.9
Total:	39	$685,394,176	100.0%
Min: 24.3%	Max: 71.8% Wtd Avg: 52.1%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
24.3 - 30.0	2	58,129,075	8.5
30.1 - 40.0	5	50,139,863	7.3
40.1 - 45.0	6	157,104,172	22.9
45.1 - 50.0	3	28,648,566	4.2
50.1 - 55.0	6	132,105,000	19.3
55.1 - 66.7	17	259,267,500	37.8
Total:	39	$685,394,176	100.0%
Min: 24.3%	Max: 66.7% Wtd Avg: 49.9%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.38 - 1.60	6	85,444,873	12.5
1.61 - 1.80	3	21,125,000	3.1
1.81 - 2.00	5	83,012,513	12.1
2.01 - 2.20	3	63,622,500	9.3
2.21 - 2.40	3	42,175,000	6.2
2.41 – 5.54	19	390,014,290	56.9
Total:	39	$685,394,176	100.0%
Min: 1.38x	Max: 5.54x Wtd Avg: 2.79x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.5 - 9.0	10	167,192,373	24.4
9.1 - 10.0	7	170,480,000	24.9
10.1 - 12.0	8	61,257,513	8.9
12.1 - 13.0	2	11,500,000	1.7
13.1 - 15.0	5	183,442,795	26.8
15.1 - 19.7	7	91,521,495	13.4
Total:	39	$685,394,176	100.0%
Min: 7.5%	Max: 19.7% Wtd Avg: 11.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8	Collateral Statistics

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.
(2)	In the case of mortgage loans secured by multiple properties, Cut-off Date Balance information is based on allocated loan amounts with respect to such properties.
(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$68,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$68,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$68,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Downtown D.C.
White House
US Dept. of the Treasury
Smithsonian American Art Museum
Capital One Arena
National Building Museum
FBI Field House
Georgetown University Law Center
National Theatre
Thumford Arnold Building
Ford Theatre
Hotel Monaco
Terrell Place
Shakespeare Theatre Company
DC Superior Court
Judiciary Center
CWA Bldg.
President's Park
US Court of Military Appeals
Judiciary Square
Pennsylvania Ave NW
J. Edgar Hoover FBI Bldg.
Centennial Building
The Lafayette at Penn Square
DC Court of Appeals
US Tax Court
DC City Hall
The Residences at Market Square
Judiciary Square
METRO
The Ellipse
Ellipse Visitor Pavilion
US Dept. of Commerce
Ronald Reagan Bldg. and Intl. Trade Center
Superior Court of DC
DC Dept. of Moror Vehicles
Labor Department
Archives-Navy Memorial
Dept. of Justice
Federal Triangle
IRS
Natl. Records and Archives Administration
Embassy of Canada
US District Court
Federal Trade Commission
Louisiana Ave NW
Constitution Ave NW
Museum of Natural History
National Gallery
East Gallery
National Museum of African American History and Culture
Museum of American History
Blue, Orange, Silver Lines
Metro Yellow, Green Lines
Ulysses S. Grant Memorial
Capitol Reflecting Pool
Washington Monument
THE NATIONAL MALL
Sylvan Theater Stage
Freer Gallery of Art
Smithsonian
Smithsonian Associates Theatre
Hirshhorn Museum
National Air and Space Museum
Natl. Museum of the American Indian
Maryland Ave SW
US Botanic Garden
Smithsonian
Independence Ave SW
USDA Forest Service
Agriculture Department
WASHINGTON D.C.
U.S. Department of Education
US Dept of Health & Human Services
Hancock Park
United States Holocaust Memorial Museum
Bureau of Engraving
Aerospace Center
Dept. of Homeland Security
AMTRAK
Holiday Inn
Food and Drug Administration
METRO BLUE, ORANGE, SILVER LINES
Federal Center SW
L'Enfant Plaza
Intl. Spy Museum
Constitution Center
400 7th Street Southwest
Washington, District of Columbia 20024
Tidal Basin
Federal Communications Commission
US Postal Service Hdqtrs.
Dept. of Housing and Urban Dev.
E St SW
ITC Building
NASA
Southwest Frwy
Vietnam Women's Memorial
Benjamin Banneker Park
Jefferson Memorial
Francis Case Memorial Bridge
Ronald Reagan Washington Natl. Airport 3 miles
Jefferson Recreation Center
Town Square Towers
Potomac Place Tower
Culture House DC
Randall Jr. High School
Jefferson Jr. High School
Maine Ave SW
Southwest Duck Pond
Southwest Washington
Lansburgh Park
Capital Yacht Club
Arena Stage at the Mead Ctr. for American Theater
Wash. DC Office - Planning
Washington Channel
M St SW
METRO GREEN LINE
Waterfront-SEU
Southwest Waterfront
King Greenleaf Recreation Center
East Potomac Park Golf Course
Rockville
Wheaton
Potomac
Silver Spring
Bethesda
College Park
Greenbelt
WASHINGTON D.C.
Langley
McLean
Arlington
Landover
Falls Church
Annandale
ALEXANDRIA
VIRGINIA
MARYLAND
Franconia
Clinton

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 1 – Constitution Center

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/A-sf/AA	Location:	Washington, DC 20024
Original Balance(1):	$68,000,000	General Property Type:	Office
Cut-off Date Balance(1):	$68,000,000	Detailed Property Type:	CBD
% of Initial Pool Balance:	9.9%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	1968/2010
Borrower Sponsor:	MetLife, Inc. and New York Common	Size:	1,410,049 SF
Retirement Fund	Cut-off Date Balance per SF(1):	$282
Guarantor(2):	NAP	Maturity Date Balance per SF(1):	$282
Mortgage Rate(3):	3.0494%	Property Manager:	Hines GS Properties, Inc.
Note Date:	2/16/2022
First Payment Date:	4/9/2022
Maturity Date:	3/9/2032
Original Term to Maturity:	120 months	Underwriting and Financial Information(7)
Original Amortization Term:	0 months	UW NOI:	$56,275,098
IO Period:	120 months	UW NOI Debt Yield(1):	14.1%
Seasoning:	1 months	UW NOI Debt Yield at Maturity(1):	14.1%
Prepayment Provisions(4):	L(24),YM1(1),DorYM1(88),O(7)	UW NCF DSCR(1):	4.30x
Lockbox/Cash Mgmt Status:	Hard/Springing	Most Recent NOI:	$52,895,989 (12/31/2021)
Additional Debt Type(1)(5):	Pari Passu/ Subordinate	2nd Most Recent NOI:	$51,433,757 (12/31/2020)
Additional Debt Balance(1)(5):	$330,000,000 / $52,000,000	3rd Most Recent NOI:	$49,648,892 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)	Most Recent Occupancy:	100.0% (12/1/2021)
Reserves(6)	2nd Most Recent Occupancy:	100.0% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2019)
RE Tax:	$0	Springing	NAP	Appraised Value (as of)(8):	$914,000,000 (12/29/2021)
Insurance:	$0	Springing	NAP	Appraised Value per SF(8):	$648
TI/LC:	$416,036	Springing	(6)	Cut-off Date LTV Ratio(1)(8):	43.5%
Free Rent Reserve:	$14,343,252	$0	NAP	Maturity Date LTV Ratio(1)(8):	43.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount	$398,000,000	88.4%	Loan Payoff:	$372,749,794	82.8%
Subordinate Loan Amount	$52,000,000	11.6%	Reserves:	$14,759,288	3.3%
			Closing Costs:	$3,078,877	0.7%
			Return of Equity:	$59,412,042	13.2%
Total Sources:	$450,000,000	100.0%	Total Uses:	$450,000,000	100.0%

(1)	The Constitution Center Mortgage Loan (as defined below) is part of the Constitution Center Whole Loan (as defined below), which is comprised of nine pari passu senior promissory notes with an aggregate original principal balance of $398,000,000 (collectively, the “Constitution Center Senior Loans”) and three promissory notes that are subordinate to the Constitution Center Senior Loans with an aggregate original principal balance of $52,000,000 (the “Constitution Center Subordinate Loans”, and together with the Constitution Senior Loans, the “Constitution Center Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate Cut-off Date principal balance of the Constitution Center Senior Loans, without regard to the Constitution Center Subordinate Loans. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire Constitution Center Whole Loan are $319, $319, 3.68x, 12.5%, 12.5%, 49.2% and 49.2%, respectively.

(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Constitution Center Whole Loan.

(3)	Represents solely the interest rate of the Constitution Center Senior Loans. The Constitution Center Subordinate Loans bear interest at the rate of 3.9200% per annum.
(4)	Defeasance of the Constitution Center Whole Loan is permitted at any time after the earlier of (i) February 16, 2025, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Constitution Center Whole Loan to be securitized. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in April 2022. In addition, the Constitution Center Whole Loan may be prepaid, in whole but not in part, on and after the second anniversary of the first monthly payment date, together with, prior to the monthly payment date in September 2031, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium.

(5)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for a discussion of additional indebtedness.

(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(7)	The novel coronavirus pandemic is an evolving situation and could impact the Constitution Center Whole Loan more severely than assumed in the underwriting of the Constitution Center Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(8)	The Appraised Value constitutes the Hypothetical As Is value of $914,000,000, which is based on the assumption that a capital reserve account is established to address the GSA’s free rent under its lease agreement dated April 30, 2021 with a lease commencement date of May 1, 2022. At origination, the borrower deposited $14,343,252 into a free rent reserve. The Appraised Value per SF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “As Is” value of $900,000,000 as of December 29, 2021 for the Constitution Center Senior Loans are $638, 44.2%, and 44.2%, respectively, and for the Constitution Center Whole Loan are $638, 50.0% and 50.0%, respectively.

The Mortgage Loan. The largest mortgage loan (the “Constitution Center Mortgage Loan”) is part of the Constitution Center Whole Loan in the original principal balance of $450,000,000. The Constitution Center Whole Loan is secured by a first priority fee mortgage encumbering a 1,410,049 SF Class A office property in Washington, DC (the “Constitution Center Property”). The Constitution Center Whole Loan is comprised of the Constitution Center Senior Loans, consisting of nine pari passu senior promissory notes in the aggregate original principal balance of $398,000,000, and the Constitution Center Subordinate Loans, consisting of three subordinate promissory notes in the original principal balance of $52,000,000. The Constitution Center Senior Loans were originated by Morgan Stanley Bank, N.A. and the Constitution Center Subordinate Loans were originated by Morgan Stanley Mortgage Capital Holdings LLC. The non-controlling senior Note A-5 and Note A-9, with an aggregate original principal balance of $68,000,000, represent the Constitution

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$68,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Center Mortgage Loan and will be included in the MSC 2022-L8 securitization trust. The remaining Constitution Center Senior Loans (the “Constitution Center Serviced Pari Passu Companion Loans”) are currently held by Morgan Stanley Bank, N.A. and are expected to be contributed to one or more future securitization transactions. The Constitution Center Subordinate Loans have been sold to one or more third party purchasers. The Constitution Center Whole Loan will be serviced under the MSC 2022-L8 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu-A/B Whole Loan—The Constitution Center Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

Constitution Center Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$80,000,000	$80,000,000	Morgan Stanley Bank, N.A.	No
A-2	$80,000,000	$80,000,000	Morgan Stanley Bank, N.A.	No
A-3	$50,000,000	$50,000,000	Morgan Stanley Bank, N.A.	No
A-4	$40,000,000	$40,000,000	Morgan Stanley Bank, N.A.	No
A-5	$40,000,000	$40,000,000	MSC 2022-L8	No
A-6	$30,000,000	$30,000,000	Morgan Stanley Bank, N.A.	No
A-7	$30,000,000	$30,000,000	Morgan Stanley Bank, N.A.	No
A-8	$20,000,000	$20,000,000	Morgan Stanley Bank, N.A.	No
A-9	$28,000,000	$28,000,000	MSC 2022-L8	No
B-1	$16,000,000	$16,000,000	Third Party Purchaser	Yes
B-2	$16,000,000	$16,000,000	Third Party Purchaser	Yes
B-3	$20,000,000	$20,000,000	Third Party Purchaser	Yes
Total	$450,000,000	$450,000,000

The Borrower and the Borrower Sponsor. The borrower is CC Owner, LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The borrower is indirectly owned and controlled 50% by MetLife, Inc. and 50% by New York Common Retirement Fund (together, the “Borrower Sponsor”), with MetLife, Inc. acting as managing partner. MetLife, Inc.’s real estate platform manages a portfolio of $109.8 billion, investing in real estate products including commercial mortgages and equities. MetLife, Inc. has over 200 senior real estate professionals across seven regional offices. New York State Common Retirement Fund is one of the largest public pension plans in the United States, with over one million New York State and local retirement system members, retirees and beneficiaries. Established in 1921, The New York Common Retirement Fund announced it ended the third quarter of fiscal year 2021-22 with an estimated value of $279.7 billion.

The Property. The Constitution Center Property is a Class A, 10-story office property totaling 1,410,049 SF located in Washington, DC. The Constitution Center Property was originally built in 1968 (known then as the “Nassif Building”) on a 5.4 acre site, and served as the headquarters of the United States Department of Transportation (“DOT”), which occupied the asset for nearly 40 years. Following the DOT’s departure in late 2007, the Constitution Center Property underwent a $220 million renovation and was relet to other government tenants. The Constitution Center Property is located near other government buildings, across from the United States Department of Housing and Urban Development’s headquarters and the new Washington Metropolitan Area Transit Authority headquarters, with 16 other federal agencies within five blocks. A L’Enfant Metro station entrance is located on site and the Constitution Center Property is one block from the L’Enfant VRE Commuter rail station. The Constitution Center Property is a LEED Gold building, and has several specialized security features including Level IV security, a blast resistant curtain wall system, an auditorium, conference center, onsite cafeteria, underground parking garage, fitness center, and a one-acre interior courtyard. The Borrower Sponsor purchased the Constitution Center Property in 2012, and from 2016-2020 invested approximately $3.1 million in capital expenditures, including tenant improvement work, lobby renovations, and auditorium upgrades. The Constitution Center Property is currently 100.0% occupied by four government tenants.

Major Tenants.

The Office of the Controller of Currency (471,499 SF, 33.4% of NRA, 36.0% of underwritten rent). The Office of the Comptroller of the Currency (“OCC”), an independent branch of the United States Department of the Treasury, charters, regulates, and supervises all national banks and federal savings associations as well as federal branches and agencies of foreign banks. The Constitution Center Property serves as the OCC’s headquarters, employing over 3,500 employees across 57 operating locations and four district offices nationwide. The OCC has been a tenant at the Constitution Center Property since 2012, has a lease expiration date of October 31, 2038, and has two 5-year renewal options remaining. The OCC is entitled to receive twelve months of free rent, $36,255,840 of tenant improvements and $7,117,024 in respect of leasing commissions, all commencing November 1, 2027. The OCC has the option to either utilize its tenant improvement allowance as well as the leasing commission allowance, or request the conversion of either or both such allowances to rental abatement by October 31, 2029. None of such tenant improvement allowance and leasing commissions and free rent have been reserved for.

Federal Housing Finance Agency (377,092 SF, 26.7% of NRA, 27.3% of underwritten rent). The Federal Housing Finance Agency (“FHFA”), was established by the Housing and Economic Recovery Act of 2008 and is responsible for the effective supervision, regulation, and housing mission oversight of Fannie Mae, Freddie Mac and the Federal Home Loan Bank system, which includes the 11 Federal Home Loan Banks and the Office of Finance. FHFA uses the Constitution Center Property as its headquarters, and has field offices in New York City/Newark, Chicago, Los Angeles, Tampa, St. Louis and Dallas, where it employs over 700 employees. FHFA has been a tenant at the Constitution Center Property since 2012, has a lease expiration date of January 31, 2027, and has two 5-year renewal options remaining.

General Services Administration (375,260 SF, 26.6% of NRA, 24.7% of underwritten rent). General Services Administration (“GSA”) is an independent agency of the United States government established in 1949 to help manage and support the basic functions of federal agencies. GSA provides workplaces by constructing, managing, and preserving government buildings and by leasing and managing commercial real estate. Headquartered in Washington DC, GSA has eleven regional offices located across the country, and employs nearly 12,000 employees nationwide. GSA has been a tenant at the Constitution Center Property since 2014, has a lease expiration date of February 29, 2024, and has one 5-year renewal option remaining. The GSA space is utilized

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$68,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

by the Federal Trade Commission (251,805 SF), the National Endowment of the Arts (60,015 SF) and the National Endowment of Humanities (63,440 SF).

Assistant Secretary for Preparedness and Response (186,198 SF, 13.2% of NRA, 12.0% of underwritten rent). Assistant Secretary for Preparedness and Response (“ASPR”) is part of the United States Department of Health and Human Services. The ASPR was formed in 2006 to lead the nation in preventing, preparing for, and responding to the adverse health effects of public health emergencies and disasters. ASPR has been a tenant at the Constitution Center Property since 2022, has a lease expiration date of October 31, 2037, and has no renewal options. The ASPR has $14,548,146 of free rent through December 2023, for which $14,343,252 was reserved at origination. The ASPR leases its space through the GSA.

The following table presents a summary regarding the tenants at the Constitution Center Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Moody’s/S&P/ Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Termination Option (Y/N)	Renewal Options
OCC	Aaa/AA+/AAA	471,499	33.4%	$26,936,849(3)	36.0%	$57.13	10/31/2038	N	2, 5-year
FHFA	Aaa/AA+/AAA	377,092	26.7%	$20,432,612	27.3%	$54.18	1/31/2027	N	2, 5-year
GSA	Aaa/AA+/AAA	375,260	26.6%	$18,439,068	24.7%	$49.14	2/29/2024	N	1, 5-year
ASPR	Aaa/AA+/AAA	186,198	13.2%	$8,938,069(4)	12.0%	$48.00	10/31/2037	N	NAP
Subtotal/Wtd. Avg.		1,410,049	100.0%	$74,746,598	100.0%	$53.01

Vacant Space		0	0.0%
Total/Wtd. Avg.		1,410,049	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent entity or government, whether or not the parent entity or government guarantees the lease.

(3)	The OCC is entitled to receive twelve months of free rent, $36,255,840 of tenant improvements and $7,117,024 in respect of leasing commissions, all commencing November 1, 2027. The OCC has the option to either utilize its tenant improvement allowance as well as the leasing commission allowance, or request the conversion of either or both such allowances to rental abatement by October 31, 2029. None of such tenant improvement allowance and leasing commissions or free rent have been reserved for.

(4)	The ASPR has $14,548,146 of free rent through December 2023, for which $14,343,252 was reserved at origination.

The following table presents certain information with respect to the lease rollover at the Constitution Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Base Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Base Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	1	375,260	$49.14	26.6%	26.6%	$18,439,068	24.7%	24.7%
2025	0	0	$0.00	0.0%	26.6%	$0	0.0%	24.7%
2026	0	0	$0.00	0.0%	26.6%	$0	0.0%	24.7%
2027	1	377,092	$54.18	26.7%	53.4%	$20,432,612	27.3%	52.0%
2028	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2029	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2030	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2031	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2032	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2033 & Beyond	2	657,697	$54.55	46.6%	100.0%	$35,874,918	48.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	4	1,410,049	$53.01	100.0%		$74,746,598	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

COVID-19 Update. The Constitution Center Whole Loan was originated on February 16, 2022 and as of February 28, 2022, the Borrower Sponsor has reported that the Constitution Center Property is open and operating and no lease modification or rent relief requests have been received and all tenants have remained current on all rent and lease obligations. Due to the recent Omicron variant, the plans to return to the office at the beginning of 2022 were pushed back, and currently, only about 10% of the space is being utilized due to COVID restrictions.

The Market. The Constitution Center Property is located in Washington, DC, within the Southwest submarket of the District of Columbia office market. The area is also known as the Cabinet submarket as it is dominated by federal government agency headquarters, such as the Department of Energy, the Federal Emergency Management Agency, the Department of Housing and Urban Development, and the Federal Aviation Administration. Eighteen federal agencies are located within five blocks of the Constitution Center Property. Access to the Constitution Center Property is provided by the L’Enfant Plaza Metrorail station, with an entrance from D and 7th Streets SW, at the Constitution Center Property’s D Street main entrance. According to the appraisal, as of the third quarter of 2021, the vacancy rate in the Southwest submarket was approximately 11.7%, with average asking rents of $49.90 per SF and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$68,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

inventory of approximately 12.9 million SF. According to the appraisal, as of the third quarter of 2021, the vacancy rate in the District of Columbia office market was approximately 14.3%, with average asking rents of $54.47 per SF and inventory of approximately 164.9 billion SF. According to the appraisal, the 2021 population within a one-, three- and five-mile radius was 27,288, 338,563 and 823,034, respectively. The 2021 average household income within the same one-, three- and five-mile radius was $142,732, $148,138 and $139,184, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Constitution Center Property:

Market Rent Summary
Category	Market Rent (PSF)	Reimbursements	Annual Escalation	Tenant Improvements PSF (New/Renewal)	Lease Term	Leasing Commissions (New)	Leasing Commissions (Renewal)
GSA Space:	$48.00	GSA (Full Service)	None	$85.00 / $45.00	10 Years	4.50%	2.00%
Agency Space:	$55.00	Full Service	2.0% per annum	$100.00 / $50.00	10 Years	4.50%	2.00%
Concourse Level Space:	$26.00	Full Service	None	$45.00 / $5.00	10 Years	4.50%	2.00%
Storage Space:	$18.00	None	None	$0.00 / $0.00	10 Years	4.50%	2.00%

Source: Appraisal

The following table presents recent leasing data at comparable office properties with respect to the Constitution Center Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Constitution Center (subject)(1) Washington, DC	1968 / 2010	1,410,049	OCC	471,499	May 2021	$57.13
Union Square – North Tower Washington, DC	1972 / 2011	322,249	Department of Justice	164,000	Oct. 2021	$46.75	GSA
National Place Washington, DC	1984 / NAP	691,200	US Commission on Civil Rights	24,139	Aug. 2021	$45.00	GSA
L’Enfant Plaza North Washington, DC	1969 / 2014	299,476	FAA	65,734	Jan. 2021	$48.15	GSA
Aerospace Center Washington, DC	1987 / NAP	407,321	Internal Revenue Service	38,000	Jun. 2020	$43.00	GSA
Potomac Center South Washington, DC	1969 / 2003	429,256	Department of Education	290,000	Feb. 2020	$46.90	GSA
International Trade Commission Washington, DC	1987 / NAP	262,959	International Trade Commission	29,092	Nov. 2018	$49.75	GSA

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll other than year built / renovated.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$68,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Constitution Center Property:

Cash Flow Analysis
	2018	2019	2020	2021	UW	UW PSF
Gross Potential Rent	$68,424,283	$70,158,070	$71,355,483	$72,427,586	$74,746,598(1)	$53.01
Reimbursements	$2,037,839	$2,840,701	$2,244,245	$3,152,519	$3,820,656	$2.71
Other Income(2)	$4,079,598	$4,046,891	$4,062,096	$4,393,495	$5,451,525	$3.87
Free Rent	($1,147)	($1,147)	($1,147)	($1,147)	$0	$0.00
Straight Line Rent(3)	$0	$0	$0	$0	$4,468,440	$3.17
Net Rental Income	$74,540,573	$77,044,515	$77,660,677	$79,972,453	$88,487,218	$62.75
Less Vacancy & Credit Loss	$0	$0	$0		($2,547,531)	($1.81)
Effective Gross Income	$74,540,573	$77,044,515	$77,660,677	$79,972,453	$85,939,687	$60.95

Real Estate Taxes	$14,499,868	$14,856,597	$14,927,387	$14,463,167	$13,549,234	$9.61
Insurance	$497,217	$528,288	$394,008	$396,060	$364,902	$0.26
Management Fee	$552,937	$571,673	$588,419	$583,597	$1,000,000	$0.71
Other Operating Expenses	$11,162,472	$11,439,065	$10,317,106	$11,633,640	$14,750,453	$10.46
Total Operating Expenses	$26,712,494	$27,395,623	$26,226,920	$27,076,464	$29,664,589	$21.04

Net Operating Income	$47,828,079	$49,648,892	$51,433,757	$52,895,989	$56,275,098	$39.91
Replacement Reserves	$0	$0	$0	$0	$352,512	$0.25
TI/LC	$0	$0	$0	$0	$3,006,585	$2.13
Net Cash Flow	$47,828,079	$49,648,892	$51,433,757	$52,895,989	$52,916,001	$37.53

Occupancy %	100.0%(4)	100.0%(4)	100.0%(4)	100.0%(5)	97.1%
NOI DSCR(6)	3.89x	4.03x	4.18x	4.30x	4.57x
NCF DSCR(6)	3.89x	4.03x	4.18x	4.30x	4.30x
NOI Debt Yield(6)	12.0%	12.5%	12.9%	13.3%	14.1%
NCF Debt Yield(6)	12.0%	12.5%	12.9%	13.3%	13.3%

(1)	Underwritten Gross Potential Rent is based on the rent roll as of December 1, 2021. Gross Potential Rent includes payments from the GSA in repayment of its tenant allowance of $1.60 PSF, and operating rent from GSA of $9.89 PSF and ASPR of $10.90 PSF.

(2)	Other Income includes Solar Incentive Revenue, Energy Revenue, Garage and Parking Revenue, and Income from Antenna Roof Top, Tenant Service, Other Interest, Health Club, Signs, and Café.

(3)	Includes rent steps for OCC of $2,820,218 through November 1, 2029, $7,559 through November 1, 2031, and $5,982 through November 1, 2030, rent steps for FHFA of $1,033,958 through November 1, 2026 and $18,720 through February 1, 2026, and rent steps for ASPR of $169,271 through November 1, 2027.

(4)	Sourced from appraisal.

(5)	Sourced from the Underwritten Rent Roll dated December 1, 2021.

(6)	Debt service coverage ratios and debt yields include the Constitution Center Senior Loans and exclude the Constitution Center Subordinate Loans.

Escrows and Reserves.

At origination the borrower deposited (i) $14,343,252 into a reserve for free rent for the tenant ASPR and (ii) $416,036 into a reserve for tenant improvements, tenant allowances and leasing commissions for ASPR outstanding as of the origination date.

Real Estate Taxes – During the continuance of a Cash Management Sweep Period (as defined below), the borrower is required to make ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Constitution Center Property.

Insurance – During the continuance of a Cash Management Sweep Period, the borrower is required to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the borrower is not required to reserve for insurance premiums, provided that no event of default is continuing under the Constitution Center Whole Loan, and the borrower provides the lender with satisfactory evidence that the insurance coverage for the Constitution Center Property is included in blanket policies approved by the lender in its reasonable discretion, and the insurance premiums have been prepaid for not less than one year in advance (or for the period of coverage for which insurance certificates were delivered at origination, if less than one year),

TI/LC Reserve – During the continuance of a Cash Sweep Period, the borrower is required to deposit the Excluded Lease Funds (as defined below) as described below under “Lockbox and Cash Management” into a reserve for tenant improvements, tenant allowances and leasing commissions.

Lockbox and Cash Management. The Constitution Center Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited into a lender-controlled lockbox account. The Constitution Center Whole Loan requires that the borrower deliver tenant direction letters to the tenants directing tenants to pay all rents into the lockbox account, and if the borrower or any of its affiliates receives rents from the Constitution Center Property despite such direction, to deposit such rents into the lockbox account within three business days of receipt. If no Cash Management Sweep Period exists, all funds in the lockbox account are required to be swept on each business day into the borrower’s operating account. Upon the occurrence of a Cash Management Sweep Period, the borrower is required to establish a lender-controlled cash management account, and during the continuance of a Cash Management Sweep Period all funds in the lockbox account are required to be swept on each business day to the cash management account to be applied (i) to make the monthly deposits into the tax and insurance reserve funds (if any), as described above under “Escrows and Reserves,”

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$68,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

(ii) to pay debt service on the Constitution Center Whole Loan, (iii) to pay monthly operating expenses in the amount set forth in the annual budget (which is required to be reasonably approved by the lender during the continuance of a Cash Management Sweep Period) and lender approved extraordinary expenses, (iv) to make Required REIT Distributions (as defined below), (v) to deposit any remaining amounts into the TI/LC reserve until the amount on deposit in such reserve equals $50 per rentable square foot for all Excluded Leases (as defined below) (the amount so deposited, the “Excluded Lease Funds”) and (vi) to deposit any funds remaining in the cash management account after the application described above into an excess cash flow reserve to be held as additional collateral for the Constitution Center Whole Loan (provided that, so long as no event of default is continuing, the lender is required to disburse funds in such reserve to pay the items in clauses (iii) and (iv) above). To the extent that no Cash Management Sweep Period is continuing, all funds in the excess cash flow reserve are required to be disbursed to the borrower.

A “Cash Management Sweep Period” will commence upon the earlier of the following: (i) the occurrence and continuance of an event of default and (ii) as of the origination date, or the last day of any calendar quarter following the origination date, the net operating income debt yield on the Constitution Center Whole Loan based on the succeeding 12-month period is less than 8.00%.

A Cash Management Sweep Period will end: with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), when the net operating income debt yield on the Constitution Center Whole Loan based on the succeeding 12-month period is at least 8.00% for one calendar quarter.

The borrower has the right to avoid or terminate a Cash Management Sweep Period caused by a decline in debt yield by delivering to the lender either (i) cash or (ii) a letter of credit, in each case, in an amount that, if applied to the reduction of the principal amount of the Constitution Center Whole Loan, would cause the net operating debt yield of the Constitution Center Whole Loan to be equal to or greater than 8.00%. Such cash or letter of credit is required to be bifurcated into (i) an amount equal to $50 per rentable square foot for each Excluded Lease and (ii) the remaining portion of such cash or letter of credit after deducting the amount in clause (i). The amount in clause (ii) is required to be released to the borrower if the net operating income Debt Yield of the Constitution Center Whole Loan is equal to or greater than 8.00% for one calendar quarter (without giving effect to any cash or letter of credit). The amount in clause (i) is required to be deposited in the TI/LC reserve and released only in accordance with the provisions applicable to such reserve.

“Excluded Leases” means leases as to which the related rents are excluded from being included in the calculation of net operating income under the Constitution Center Whole Loan documents, which excluded leases include (i) leases for any tenant that is in bankruptcy and has not assumed its lease, (ii) leases for any tenant that has less than 12 months (or 18 months for FHFA under the current FHFA lease) remaining under its lease and has not renewed or extended its lease or delivered a notice of, or a letter of intent with respect to, such renewal or extension, (iii) other than the free rent due to the OCC, leases that have any free or abated rent that exceeds 12 months for any lease to a tenant that has an investment grade rating (from any one or more of Fitch, S&P and Moody’s, and does not have a lower than investment grade rating from any such agency) or that exceeds six months for any other tenant (in each case, unless such free rent has been reserved with the lender), (iv) rents relating to any tenants that are 90 or more days delinquent in the payment of base rent, and (v) with respect to any tenant that is not the United States government or a unit within such government, leases as to which the tenant is no longer in physical occupancy of more than 50% of its leased premises, other than tenants that are not in occupancy due to government mandates or suggestions or internal policies with respect to any communicable diseases.

“Required REIT Distributions” means distributions to the borrower’s direct or indirect owners that are real estate investment trusts (“REITS”) in the amount necessary for such entities to qualify for or maintain their REIT status and avoid the payment or imposition of entity level tax or excise taxes, provided that such distributions may not exceed $200,000 in any year.

Additional Secured Indebtedness (not including trade debts). In addition to the Constitution Center Mortgage Loan, the Constitution Center Property also secures the Constitution Center Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $330,000,000, and the Constitution Center Subordinate Loans, which have an aggregate Cut-off Date principal balance of $52,000,000. The Constitution Center Serviced Pari Passu Companion Loans bear interest at the same rate as the Constitution Center Mortgage Loan, and the Constitution Center Subordinate Loans bear interest at the rate of 3.92% per annum. The Constitution Center Mortgage Loan and the Constitution Center Serviced Pari Passu Companion Loans are pari passu in right of payment and together are senior in right of payment to the Constitution Center Subordinate Loans. The holders of the Constitution Center Mortgage Loan, the Constitution Center Serviced Pari Passu Companion Loans and the Constitution Center Subordinate Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Constitution Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu-A/B Whole Loan—The Constitution Center Whole Loan” in the prospectus.

The Constitution Square Whole Loan as of the origination date is summarized in the following table:

Constitution Center Whole Loan Summary
Notes	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
Senior Notes	$398,000,000	3.0494%	4.30x	14.1%	43.5%
Subordinate Notes	$52,000,000	3.9200%	3.68x	12.5%	49.2%

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Real Estate Substitution. None.

Letter of Credit. None. However, the borrower has the right to provide a letter of credit to avoid or terminate a Cash Management Sweep Period caused by a decline in debt yield as described above under “Lockbox and Cash Management.”

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$68,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Constitution Center Property, as well as 24 months of rental loss and/or business interruption coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. Notwithstanding the foregoing, if TRIPRA is no longer in effect, the borrower will not be required to pay terrorism insurance premiums in excess of an amount equal to two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the Constitution Center Whole Loan documents (without giving effect to the cost of terrorism components of such property and business interruption/rental loss insurance) at the time that such terrorism coverage is excluded from the applicable policy. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Property Types – Various	Loan #2	Cut-off Date Balance:	$68,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #54	Cut-off Date LTV:	55.0%
		U/W NCF DSCR:	2.54x
		U/W NOI Debt Yield:	9.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Property Types – Various	Loan #2	Cut-off Date Balance:	$68,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #54	Cut-off Date LTV:	55.0%
		U/W NCF DSCR:	2.54x
		U/W NOI Debt Yield:	9.5%

CANADA
ONTARIO
MB WINNIPEG
Minot
NORTH DAKOTA
Grand Forks
Bismarck
Fargo
MINNESOTA
Duluth
Lake Superior
MICHIGAN
SOUTH DAKOTA
Pierre
Watertown
MINNEAPOLIS
Fridley
ST. PAUL
WISCONSIN
Wausau
Green Bay
Rochester
Mitchell
Sioux Falls
Madison
Grand Rapids
Lansing
Saginaw
IOWA
Cedar Falls
MILWAUKEE
DETROIT
NEBRASKA
Sioux City
Ames
Cedar Rapids
Rockford
CHICAGO
Toledo
OMAHA
Grand Island
Lincoln
Des Moines
Davenport
Ft. Wayne
Peoria
ILLINOIS
INDIANA
Anderson
OHIO
Dayton
KANSAS
MISSOURI
Topeka
KANSAS CITY
Springfield
INDIANAPOLIS
CINCINNATI
Jefferson City
ST. LOUIS
LOUISVILLE
Frankfort
KY
WICHITA
Springfield
Elizabethtown

ONTARIO
QUÉBEC
OTTAWA
MONTREAL
MAINE
CANADA
Lake Huron
VT
Holden
NH
Portland
TORONTO
Kingston
MI
Lake Ontario
Rochester
Syracuse
Gardner
London
BUFFALO
NEW YORK
Albany
MA
BOSTON
DETROIT
Binghamton
Hartford
Worcester
Lake Erie
Erie
PENNSYLVANIA
CT
RI
CLEVELAND
Akron
Scranton
East Lyme
NEW YORK
PITTSBURGH
Harrisburg
Trenton
Hilliard
Greensburg
PHILADELPHIA
COLUMBUS
NJ
OHIO
BALTIMORE
Dover
Annapolis
Atlantic Ocean
WV
WASH. DC
DE
Kenova
Charleston
MD
Huntington
Richmond
KY
VIRGINIA
Norfolk
Danville
VIRGINIA BEACH
TN
NC

ExchangeRight Net Leased Portfolio #54

1	Market32 – Worcester, MA	Worcester, MA
2	Price Chopper – Gardner, MA	Gardner, MA
3	Hannaford Grocery – Gardner, MA	Gardner, MA
4	Tractor Supply – Minot, ND	Minot, ND
5	Walgreens – Baton Rouge, LA	Baton Rouge, LA
6	Walgreens – Prattville, AL	Prattville, AL
7	Tractor Supply – Elizabethtown, KY	Elizabethtown, KY
8	Novant Health – Winston-Salem, NC	Winston Salem, NC
9	Fresenius Medical Care – Magnolia, TX	Magnolia, TX
10	CVS Pharmacy – Kenova, WV	Kenova, WV
11	CVS Pharmacy – Abbeville, LA	Abbeville, LA
12	Tractor Supply – Holden, ME	Holden, ME
13	Kum and Go – North Little Rock, AR	North Little Rock, AR
14	Forsyth Memorial Hospital – Winston-Salem, NC	Winston Salem, NC
15	Dollar Tree – Teaneck, NJ	Teaneck, NJ
16	CVS Pharmacy – Anderson, IN	Anderson, IN
17	Sherwin Williams – Hilliard, OH	Hilliard, OH
18	Family Dollar – Pennsauken, NJ	Pennsauken, NJ
19	Family Dollar – Trenton, NJ	Trenton, NJ
20	Dollar General – National Park, NJ	National Park, NJ
21	Dollar Tree – Fridley, MN	Fridley, MN
22	Dollar General – Greensburg, PA	Greensburg, PA
23	Dollar General – East Lyme, CT	East Lyme, CT
24	Dollar General – Hammond, LA	Hammond, LA
25	Dollar General – Brandon, MS	Brandon, MS
26	Dollar General – Edinburg, TX	Edinburg, TX
27	Dollar Tree – Abilene, TX	Abilene, TX
28	Dollar General – Bossier City, LA	Bossier City, LA
29	Dollar General – Walker, LA	Walker, LA
30	Dollar General – Texarkana, AR	Texarkana, AR
31	Family Dollar – Casper, WY	Casper, WY
32	Dollar General – Omaha, NE	Omaha, NE
33	Family Dollar – Lafayette, LA	Lafayette, LA
34	Sherwin Williams – Saginaw, MI	Saginaw, MI
35	Dollar General – Cameron, NC	Cameron, NC
36	Dollar General – Kingman, AZ	Kingman, AZ

Nampa
Boise
IDAHO
Idaho Falls
Riverton
Casper
OREGON
Pocatello
WYOMING
Rock Springs
Cheyenne
Elko
Ogden
Spring Creek
Salt Lake City
Provo
Reno
NEVADA
Carson City
UTAH
DENVER
Ely
Grand Junction
COLORADO SPRINGS
Cedar City
COLORADO
St. George
Durango
LAS VEGAS
Farmington
CALIFORNIA
Bakersfield
Kingman
ARIZONA
Santa Fe
Flagstaff
ALBUQUERQUE
San Bernardino
LOS ANGELES
NEW MEXICO
PHOENIX
MESA
SAN DIEGO
TIJUANA
Yuma
Pacific Ocean
TUCSON
Las Cruces
MEXICO
EL PASO
TX
Nogales

OKLAHOMA CITY
Muskogee
Jonesboro
Jackson
N. Little Rock
TN
Norman
Fort Smith
MEMPHIS
OKLAHOMA
Lawton
Little Rock
Tupelo
Ardmore
Hot Springs
Pine Bluff
MISSISSIPPI
Wichita Falls
Sherman
ARKANSAS
Greenville
Texarkana
FORT WORTH
Plano
DALLAS
Abilene
Arlington
Shreveport
Monroe
Jackson
Tyler
Meridian
Brandon
TEXAS
Waco
Nacogdoches
LOUISIANA
Killeen
Lufkin
Alexandria
Hattiesburg
Temple
College Station
Baton Rouge
Hammond
AUSTIN
Lafayette
Lake Charles
Gulfport
Magnolia
Beaumont
NEW ORLEANS
SAN ANTONIO
HOUSTON
Port Arthur
Houma
Galveston
Victoria
Corpus Christi
Gulf of Mexico
Laredo
Edinburg
McAllen
MEXICO
Brownsville

NASHVILLE
Johnson City
Bristol
Winston-Salem
RALEIGH
Jackson
TENNESSEE
Knoxville
Asheville
NC
MEMPHIS
Chattanooga
CHARLOTTE
Cameron
Fayetteville
Huntsville
Greenville
Tupelo
Wilmington
Columbia
SC
Birmingham
ATLANTA
Augusta
MS
ALABAMA
Macon
Prattville
Columbus
Charleston
Meridian
Montgomery
GEORGIA
Savannah
Albany
Atlantic Ocean
Mobile
Valdosta
Tallahassee
Gulfport
Pensacola
FLORIDA
JACKSONVILLE
Gainesville
LA
Daytona Beach
Ocala
ORLANDO
Gulf of Mexico
TAMPA
ST. PETERSBURG
Sarasota
Ft. Myers
West Palm Beach
Naples
Ft. Lauderdale
MIAMI

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 2 – ExchangeRight Net Leased Portfolio #54

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location(5):	Various
Original Balance(1):	$68,000,000			General Property Type(5):	Various
Cut-off Date Balance(1):	$68,000,000			Detailed Property Type(5):	Various
% of Initial Pool Balance:	9.9%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated(5):	Various / Various
Borrower Sponsors:	David Fisher, Warren Thomas, Joshua			Size:	520,348 SF
	Ungerecht and ExchangeRight Real			Cut-off Date Balance Per SF(1):	$169
	Estate, LLC			Maturity Date Balance Per SF(1):	$169
Guarantors:	David Fisher, Warren Thomas,			Property Manager:	NLP Management, LLC
	Joshua Ungerecht and ExchangeRight				(borrower related)
	Real Estate, LLC
Mortgage Rate:	3.5016%
Note Date:	2/18/2022			Underwriting and Financial Information(6)
First Payment Date:	4/1/2022			UW NOI:	$8,317,039
Maturity Date:	3/1/2032			UW NOI Debt Yield(1):	9.5%
Original Term to Maturity:	120 months			UW NOI Debt Yield at Maturity(1):	9.5%
Original Amortization Term:	0 months			UW NCF DSCR(1):	2.54x
IO Period:	120 months			Most Recent NOI(7):	NAV
Seasoning:	1 months			2nd Most Recent NOI(7):	NAV
Prepayment Provisions(2):	L(25),D(90),O(5)			3rd Most Recent NOI(7):	NAV
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent Occupancy:	100.0% (4/1/2022)
Additional Debt Type(1)(3):	Pari Passu			2nd Most Recent Occupancy(7):	NAV
Additional Debt Balance(1)(3):	$19,893,833			3rd Most Recent Occupancy(7):	NAV
Future Debt Permitted (Type):	No (NAP)			Appraised Value (as of)(8):	$159,790,000 (Various)
Reserves(4)				Appraised Value per SF:	$307
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio(1):	55.0%
RE Taxes:	$142,577	$59,590	NAP	Maturity Date LTV Ratio(1):	55.0%
Insurance:	$0	Springing	NAP
Capital Expenditures:	$216,928	$4,011	NAP
Deferred Maintenance:	$72,850	$0	NAP
TI/LC:	$500,000	Springing	NAP
Environmental Reserve:	$356,352	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$87,893,833	54.0%	Purchase Price:	$158,168,856	97.2%
Borrower Equity:	$74,760,508	46.0%	Closing Costs:	$3,196,777	2.0%
			Reserves:	$1,288,707	0.8%
Total Sources:	$162,654,341	100.0%	Total Uses:	$162,654,341	100.0%

(1)	The ExchangeRight Net Leased Portfolio #54 Mortgage Loan (as defined below) is part of the ExchangeRight Net Leased Portfolio #54 Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate original principal balance of $87,893,833. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the ExchangeRight Net Leased Portfolio #54 Whole Loan.
(2)	Defeasance of the ExchangeRight Net Leased Portfolio #54 Whole Loan is permitted at any time after the earlier of (i) February 18, 2025, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the ExchangeRight Net Leased Portfolio #54 Whole Loan to be securitized. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in April 2022.
(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not Including trade debts)” for a discussion of additional debt.
(4)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(5)	See “The Properties” section below.
(6)	The novel coronavirus pandemic is an evolving situation and could impact the ExchangeRight Net Leased Portfolio #54 Whole Loan more severely than assumed in the underwriting of the ExchangeRight Net Leased Portfolio #54 Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.
(7)	Historical NOI and occupancy information is unavailable because the ExchangeRight Properties (as defined below) were acquired by the borrower between April 26, 2021 and January 6, 2022.
(8)	The individual appraised value as-of dates are between December 4, 2021 and January 27, 2022.

The Mortgage Loan. The second largest mortgage loan (the “ExchangeRight Net Leased Portfolio #54 Mortgage Loan”) is part of a whole loan (the “ExchangeRight Net Leased Portfolio #54 Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $87,893,833. The ExchangeRight Net Leased Portfolio #54 Whole Loan is secured by the fee interests in 36 net leased, single-tenant retail and medical office properties located in 21 states (the “ExchangeRight Properties”). The ExchangeRight Net Leased Portfolio #54 Mortgage Loan is evidenced by the controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $68,000,000. The non-controlling Notes A-1-B and A-2 (the “ExchangeRight Net Leased Portfolio #54 Serviced Pari Passu Companion Loan”), which have an aggregate outstanding principal balance as of the Cut-off Date of $19,893,833, are expected to be contributed to a future securitization transaction. The ExchangeRight Net Leased Portfolio #54 Whole Loan

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Property Types – Various	Loan #2	Cut-off Date Balance:	$68,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #54	Cut-off Date LTV:	55.0%
		U/W NCF DSCR:	2.54x
		U/W NOI Debt Yield:	9.5%

will be serviced pursuant to the pooling and servicing agreement for the MSC 2022-L8 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

ExchangeRight Net Leased Portfolio #54 Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-A	$68,000,000	$68,000,000	MSC 2022-L8	Yes
A-1-B	$2,000,000	$2,000,000	Morgan Stanley Bank, N.A.	No
A-2	$17,893,833	$17,893,833	Morgan Stanley Bank, N.A.	No
Total	$87,893,833	$87,893,833

The Borrower and the Borrower Sponsors. The borrower for the ExchangeRight Net Leased Portfolio #54 Whole Loan is ExchangeRight Net-Leased Portfolio 54 DST, a Delaware statutory trust with at least one independent trustee. The borrower sponsors are David Fisher, Warren Thomas, Joshua Ungerecht and ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 17 million SF of commercial properties under management and owns more than 950 investment-grade retail and multifamily properties located in 40 states. ExchangeRight Real Estate, LLC and its three owners, David Fisher, Warren Thomas and Joshua Ungerecht (collectively, the “Individual Guarantors”), are the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Net Leased Portfolio #54 Whole Loan.

The borrower has master leased the ExchangeRight Properties to a master tenant (the “ExchangeRight Net Leased Portfolio #54 Master Tenant”) owned by ExchangeRight Real Estate, LLC. The ExchangeRight Net Leased Portfolio #54 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #54 Master Tenant for the operation, maintenance and management of the ExchangeRight Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #54 Master Tenant’s interest in all tenant rents was assigned to the borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #54 Whole Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #54 Whole Loan, the lender has the right to cause the borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #54 Whole Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #54 Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #54 Whole Loan, (ii) the lender’s good faith determination that the borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the ExchangeRight Properties, and (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #54 Whole Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #54 Whole Loan is not delivered to the lender.

At any time after February 18, 2023, the borrower sponsors have the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the person who controls the borrower with such Approved Transferee; provided that certain conditions are satisfied, including among others: (i) no event of default has occurred and is continuing, (ii) the Approved Transferee owns 100% of the beneficial ownership interests in, and controls, the borrower and ExchangeRight Net Leased Portfolio #54 Master Tenant, (iii) the Approved Transferee executes a full payment guarantee and indemnity pursuant to which it agrees to be liable (from and after the transfer) for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty, (iv) the delivery of an enforceability opinion and a non-consolidation opinion and (v) if required by the lender, the receipt of confirmation from each rating agency that such transfer and guarantor replacement will not result in a downgrade of the respective ratings assigned to the MSC 2022-L8 certificates (such a transfer and replacement, a “Qualified Transfer”). A Cash Management Period (as defined below) will be triggered if a Qualified Transfer does not occur by the payment date in March 2029 (36 months prior to the maturity date of the ExchangeRight Net Leased Portfolio #54 Mortgage Loan). See “Lockbox and Cash Management” below. In addition, at any time after February 18, 2023 the borrower sponsors have the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower to an Approved REIT (as defined below) or a wholly owned subsidiary thereof that meets the requirements of a Qualified Transferee (as defined below) and to replace the non-recourse carveout guarantors as the person who controls the borrower with such Approved REIT.

“Approved Transferee” means (A) an eligible institution that is or is wholly-owned and controlled by a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1) is a Qualified Transferee, (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 SF in the aggregate, (4) maintains either (i) a net worth of at least $200,000,000 and total assets of at least $400,000,000, or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrower, (6) is not a Delaware statutory trust, and (7) subject to certain exceptions, causes a conversion of the borrower into a Delaware limited liability company.

“Qualified Transferee” means a transferee as to which the lender has received evidence that such transferee (i) has never been indicted or convicted of, or pled guilty or no contest to, a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to, a Patriot Act offense and is not a sanctioned person and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not crowdfunded.

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check; (ii) is at all times (a) owned, directly or indirectly, by the Individual Guarantors in an amount that is equal to or greater than the lesser of 1% of all equity interests and equity interests valued at not less than $15,000,000, and (b) under the control of one or more persons that (1) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check, and (2) is at all times owned, directly or indirectly, by the Individual Guarantors in an amount not less than 51% of all equity interests, and controlled by the Individual Guarantors; and (iii) is otherwise reasonably acceptable to the lender in all respects.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Property Types – Various	Loan #2	Cut-off Date Balance:	$68,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #54	Cut-off Date LTV:	55.0%
		U/W NCF DSCR:	2.54x
		U/W NOI Debt Yield:	9.5%

The Properties. The ExchangeRight Properties are comprised of 36 single-tenant retail and medical office properties totaling 520,348 SF and located across 21 states. The ExchangeRight Properties are located in Massachusetts (three properties, 32.1% of NRA and 35.8% of underwritten rent), Louisiana (six properties, 12.8% of NRA and 11.0% of underwritten rent), North Carolina (three properties, 7.1% of NRA and 7.3% of underwritten rent), New Jersey (four properties, 7.1% of NRA and 7.3% of underwritten rent), and Texas (three properties, 4.9% of NRA and 5.6% of underwritten rent) with the seventeen remaining ExchangeRight Properties located in North Dakota, Kentucky, Maine, Alabama, West Virginia, Arkansas, Pennsylvania, Indiana, Mississippi, Wyoming, Arizona, Minnesota, Nebraska, Connecticut, Ohio and Missouri. Built between 1950 and 2022, with seven of the 36 properties built in 2021, the ExchangeRight Properties range in size from 4,000 SF to 64,017 SF.

The ExchangeRight Properties are leased to the following fourteen nationally recognized tenants operating in diverse retail and medical office segments: Dollar General, Market32, Price Chopper, Tractor Supply Company, Hannaford Grocery, CVS Pharmacy, Family Dollar, Dollar Tree, Walgreens, Forysth Medical, Novant Health, Sherwin Williams, Fresenius Medical Care and Kum & Go. The ExchangeRight Properties have a weighted average remaining lease term of approximately 11.2 years. Leases representing 65.4% of NRA and 65.1% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #54 Whole Loan. For the purposes of the preceding two sentences, the Walgreens leases, which grant early termination rights to Walgreens, were assumed to expire on the date when the earliest termination right under the lease, if exercised, would be effective.

The following table presents certain information relating to the state locations of the ExchangeRight Properties:

Geographic Summary
State	Number of Properties	Tenant SF	% of Collateral SF	Annual UW Rent	Annual UW Rent PSF	% of Annual UW Rent
MA	3	167,039	32.1%	$3,220,095	$19.28	35.8%
LA	6	66,745	12.8%	$986,887	$14.79	11.0%
NC	3	37,117	7.1%	$658,546	$17.74	7.3%
NJ	4	36,686	7.1%	$656,000	$17.88	7.3%
TX	3	25,412	4.9%	$500,291	$19.69	5.6%
ND	1	21,930	4.2%	$341,278	$15.56	3.8%
KY	1	21,930	4.2%	$334,498	$15.25	3.7%
ME	1	19,050	3.7%	$249,280	$13.09	2.8%
AL	1	14,490	2.8%	$339,000	$23.40	3.8%
WV	1	14,280	2.7%	$262,500	$18.38	2.9%
AR	2	14,095	2.7%	$325,796	$23.11	3.6%
PA	1	10,825	2.1%	$119,500	$11.04	1.3%
IN	1	10,125	1.9%	$166,354	$16.43	1.8%
MS	1	9,332	1.8%	$104,693	$11.22	1.2%
WY	1	9,180	1.8%	$104,927	$11.43	1.2%
AZ	1	9,014	1.7%	$72,180	$8.01	0.8%
MN	1	8,700	1.7%	$126,000	$14.48	1.4%
NE	1	7,489	1.4%	$85,545	$11.42	1.0%
CT	1	7,456	1.4%	$110,000	$14.75	1.2%
OH	1	5,453	1.0%	$150,797	$27.65	1.7%
MI	1	4,000	0.8%	$77,996	$19.50	0.9%
Total/Wtd. Avg.	36	520,348	100.0%	$8,992,164	$17.28	100.0%

Source: Appraisals & Underwritten Rent Roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Property Types – Various	Loan #2	Cut-off Date Balance:	$68,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #54	Cut-off Date LTV:	55.0%
		U/W NCF DSCR:	2.54x
		U/W NOI Debt Yield:	9.5%

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their Appraised Values.

ExchangeRight Properties Summary
Property Name	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Lease Expiration Date(1)	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent	Renewal Options
Market32 – Worcester, MA	2004 / 2017	64,017	12.3%	3/31/2034	$26,700,000	16.7%	$1,402,380	$21.91	15.6%	4 x 5 yr
Price Chopper – Gardner, MA	2012 / NAP	61,378	11.8%	9/30/2032	$17,300,000	10.8%	$1,104,804	$18.00	12.3%	6 x 5 yr
Hannaford Grocery – Gardner, MA	1964 / NAP	41,644	8.0%	12/31/2029	$13,100,000	8.2%	$712,912	$17.12	7.9%	7 x 5 yr
Tractor Supply – Minot, ND	2021 / NAP	21,930	4.2%	12/10/2036	$6,300,000	3.9%	$341,278	$15.56	3.8%	4 x 5 yr
Walgreens – Baton Rouge, LA	2006 / NAP	14,820	2.8%	2/28/2031	$6,200,000	3.9%	$356,450	$24.05	4.0%	NAP
Walgreens – Prattville, AL	2001 / NAP	14,490	2.8%	12/31/2034	$6,200,000	3.9%	$339,000	$23.40	3.8%	NAP
Tractor Supply – Elizabethtown, KY	2018 / NAP	21,930	4.2%	10/31/2033	$6,100,000	3.8%	$334,498	$15.25	3.7%	4 x 5 yr
Novant Health – Winston-Salem, NC	1972 / 2021	12,459	2.4%	11/30/2031	$6,050,000	3.8%	$365,840	$29.36	4.1%	NAP
Fresenius Medical Care – Magnolia, TX	2016 / NAP	6,414	1.2%	12/31/2031	$5,130,000	3.2%	$285,423	$44.50	3.2%	3 x 5 yr
CVS Pharmacy – Kenova, WV	2012 / NAP	14,280	2.7%	1/31/2038	$5,000,000	3.1%	$262,500	$18.38	2.9%	10 x 5 yr
CVS Pharmacy – Abbeville, LA	2012 / NAP	13,225	2.5%	1/31/2038	$4,680,000	2.9%	$251,390	$19.01	2.8%	10 x 5 yr
Tractor Supply – Holden, ME	2020 / NAP	19,050	3.7%	10/31/2035	$4,600,000	2.9%	$249,280	$13.09	2.8%	4 x 5 yr
Kum & Go – North Little Rock, AR	2012 / NAP	4,995	1.0%	11/28/2032	$4,300,000	2.7%	$242,681	$48.58	2.7%	4 x 5 yr
Forsyth Memorial Hospital – Winston-Salem, NC	1997 / 2021	15,644	3.0%	3/1/2031	$3,940,000	2.5%	$217,346	$13.89	2.4%	1 x 5 yr
Dollar Tree – Teaneck, NJ	2021 / NAP	10,700	2.1%	6/30/2031	$3,800,000	2.4%	$214,000	$20.00	2.4%	2 x 5 yr
CVS Pharmacy – Anderson, IN	1998 / NAP	10,125	1.9%	10/31/2033	$3,150,000	2.0%	$166,354	$16.43	1.8%	1 x 5 yr
Sherwin Williams – Hilliard, OH	1995 / 2021	5,453	1.0%	12/31/2032	$2,750,000	1.7%	$150,797	$27.65	1.7%	2 x 5 yr
Family Dollar – Pennsauken, NJ	2020 / NAP	9,000	1.7%	4/30/2030	$2,600,000	1.6%	$144,000	$16.00	1.6%	4 x 5 yr
Family Dollar – Trenton, NJ	1950 / 2019	9,441	1.8%	3/31/2029	$2,600,000	1.6%	$163,000	$17.27	1.8%	2 x 5 yr
Dollar General – National Park, NJ	2019 / NAP	7,545	1.4%	2/28/2034	$2,500,000	1.6%	$135,000	$17.89	1.5%	3 x 5 yr
Dollar Tree – Fridley, MN	2021 / NAP	8,700	1.7%	1/31/2032	$2,200,000	1.4%	$126,000	$14.48	1.4%	4 x 5 yr
Dollar General – Greensburg, PA	1970 / 2022	10,825	2.1%	1/31/2032	$2,000,000	1.3%	$119,500	$11.04	1.3%	3 x 5 yr
Dollar General – East Lyme, CT	2020 / NAP	7,456	1.4%	10/31/2035	$1,930,000	1.2%	$110,000	$14.75	1.2%	4 x 5 yr
Dollar General – Brandon, MS	2019 / NAP	9,332	1.8%	8/31/2034	$1,900,000	1.2%	$104,693	$11.22	1.2%	5 x 5 yr
Dollar General – Hammond, LA	2021 / NAP	10,640	2.0%	1/31/2036	$1,900,000	1.2%	$102,902	$9.67	1.1%	3 x 5 yr
Dollar General – Edinburg, TX	2010 / NAP	9,014	1.7%	8/31/2031	$1,810,000	1.1%	$99,653	$11.06	1.1%	4 x 5 yr
Dollar Tree – Abilene, TX	2021 / NAP	9,984	1.9%	3/31/2032	$1,800,000	1.1%	$115,215	$11.54	1.3%	4 x 5 yr
Dollar General – Bossier City, LA	2021 / NAP	10,640	2.0%	9/30/2036	$1,730,000	1.1%	$99,553	$9.36	1.1%	3 x 5 yr
Dollar General – Walker, LA	2019 / NAP	9,100	1.7%	5/31/2034	$1,640,000	1.0%	$90,000	$9.89	1.0%	3 x 5 yr
Dollar General – Texarkana, AR	2021 / NAP	9,100	1.7%	7/31/2036	$1,600,000	1.0%	$83,115	$9.13	0.9%	5 x 5 yr
Family Dollar – Casper, WY	2022 / NAP	9,180	1.8%	12/31/2031	$1,600,000	1.0%	$104,927	$11.43	1.2%	5 x 5 yr
Dollar General – Omaha, NE	2022 / NAP	7,489	1.4%	1/31/2037	$1,560,000	1.0%	$85,545	$11.42	1.0%	5 x 5 yr
Family Dollar – Lafayette, LA	2017 / NAP	8,320	1.6%	4/30/2032	$1,440,000	0.9%	$86,592	$10.41	1.0%	6 x 5 yr
Sherwin Williams – Saginaw, MI	2007 / NAP	4,000	0.8%	9/30/2031	$1,350,000	0.8%	$77,996	$19.50	0.9%	2 x 5 yr
Dollar General – Cameron, NC	2007 / NAP	9,014	1.7%	2/28/2031	$1,260,000	0.8%	$75,360	$8.36	0.8%	4 x 5 yr
Dollar General – Kingman, AZ	2004 / NAP	9,014	1.7%	5/31/2031	$1,070,000	0.7%	$72,180	$8.01	0.8%	3 x 5 yr
Total/Weighted Average		520,348	100.0%		$158,168,856	100.0%	$8,992,164	$17.28	100.0%

(1)	For the purposes of the table and loan underwriting, the Walgreens leases, which each grant early termination rights to Walgreens, were assumed to expire on the date as of when the earliest termination right under each lease, if exercised, would be effective.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Property Types – Various	Loan #2	Cut-off Date Balance:	$68,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #54	Cut-off Date LTV:	55.0%
		U/W NCF DSCR:	2.54x
		U/W NOI Debt Yield:	9.5%

The following table presents a summary regarding the tenants at the ExchangeRight Properties:

Tenant Summary
Tenant Name	Credit Rating (S&P/ Moody’s/Fitch)(1)	No. of Properties	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	App. % of Total Annual UW Base Rent
Dollar General	BBB / Baa2/ NR	12	109,169	21.0%	$1,177,501	$10.79	13.1%
Market32	NR / NR/ NR	1	64,017	12.3%	$1,402,380	$21.91	15.6%
Tractor Supply Company	BBB / Baa1/ NR	3	62,910	12.1%	$925,056	$14.70	10.3%
Price Chopper	NR / NR/ NR	1	61,378	11.8%	$1,104,804	$18.00	12.3%
Hannaford Grocery	NR / NR / NR	1	41,644	8.0%	$712,912	$17.12	7.9%
CVS Pharmacy	BBB / Baa2/ NR	3	37,630	7.2%	$680,244	$18.08	7.6%
Family Dollar	NR / Baa2/ NR	4	35,941	6.9%	$498,520	$13.87	5.5%
Dollar Tree	BBB / Baa2/ NR	3	29,384	5.6%	$455,215	$15.49	5.1%
Walgreens	BBB / Baa2/ NR	2	29,310	5.6%	$695,450	$23.73	7.7%
Forsyth Medical	NR / NR/ NR	1	15,644	3.0%	$217,346	$13.89	2.4%
Novant Health	NR / NR / NR	1	12,459	2.4%	$365,840	$29.36	4.1%
Sherwin Williams	BBB / Baa2/ BBB	2	9,453	1.8%	$228,793	$24.20	2.5%
Fresenius Medical Care	BBB / NR/ BBB-	1	6,414	1.2%	$285,423	$44.50	3.2%
Kum & Go	NR / NR / NR	1	4,995	1.0%	$242,681	$48.58	2.7%
Subtotal/Wtd. Avg.		36	520,348	100.0%	$8,992,164	$17.28	100.0%

Vacant		0	0	0.0%
Total/Wtd. Avg.		36	520,348	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover at the ExchangeRight Properties:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	2	51,085	$17.15	9.8%	9.8%	$875,912	9.7%	9.7%
2030	1	9,000	$16.00	1.7%	11.5%	$144,000	1.6%	11.3%
2031	10	100,259	$18.64	19.3%	30.8%	$1,869,176	20.8%	32.1%
2032	7	109,655	$17.74	21.1%	51.9%	$1,945,590	21.6%	53.8%
2033 & Beyond	16	250,349	$16.61	48.1%	100.0%	$4,157,487	46.2%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	36	520,348	$17.28	100.0%		$8,992,164	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule, except as described in footnote (3) below.

(3)	For the purposes of the table and loan underwriting, the Walgreens leases, which each grant early termination rights to Walgreens, were assumed to expire on the date as of when the earliest termination right under each lease, if exercised, would be effective.

COVID-19 Update. As of February 22, 2022, the ExchangeRight Properties were open and operating with no outstanding tenant rent relief agreements. All tenants have been reported to have been paying full rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Property Types – Various	Loan #2	Cut-off Date Balance:	$68,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #54	Cut-off Date LTV:	55.0%
		U/W NCF DSCR:	2.54x
		U/W NOI Debt Yield:	9.5%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the ExchangeRight Properties:

Cash Flow Analysis(1)
	UW	UW Per SF
Gross Potential Rent(2)	$8,992,164	$17.28
Total Recoveries	$0	$0.00
Other Income	$0	$0.00
Less Vacancy & Credit Loss	($417,897)	($0.80)
Effective Gross Income	$8,574,267	$16.48

Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Other Expenses(3)	$257,228	$0.49
Total Expenses	$257,228	$0.49

Net Operating Income	$8,317,039	$15.98
Capital Expenditures	$78,052	$0.15
TI/LC	$378,542	$0.73
Plus TI/LC Credit(4)	($50,000)	($0.10)
Net Cash Flow	$7,910,445	$15.20

Occupancy %(5)	95.4%
NOI DSCR(6)	2.67x
NCF DSCR(6)	2.54x
NOI Debt Yield(6)	9.5%
NCF Debt Yield(6)	9.0%

(1)	Historical financial information is not available because the ExchangeRight Properties were acquired by the borrower sponsors between April 26, 2021 and January 6, 2022.
(2)	Includes $199,188 of straight line rent for the Price Chopper – Gardner, MA, Hannaford Grocery – Gardner, MA, Novant Health – Winston-Salem, NC, Tractor Supply, Minot, ND, Tractor Supply – Elizabethtown, KY, Fresenius Kidney Care – Magnolia, TX, Tractor Supply – Holden, ME, Kum & Go – North Little Rock, AR, Forsyth Memorial Hospital – Winston-Salem, NC, Sherwin Williams – Hilliard, OH, Family Dollar – Lafayette, LA, and Sherwin Williams – Saginaw, MI property tenants.
(3)	Other Expenses consist of a 3.0% management fee.
(4)	Plus TI/LC Credit means credit for one tenth of the $500,000 initial deposit into the TI/LC reserve was underwritten.
(5)	Occupancy % represents economic occupancy at the ExchangeRight Properties. As of April 1, 2022, the ExchangeRight Properties were 100.0% occupied.
(6)	Debt service coverage ratios and debt yields are based on the ExchangeRight Net Leased Portfolio #54 Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The borrower deposited at loan origination approximately $142,577 for real estate taxes. The borrower will be required to make monthly deposits in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially approximately $59,590 per month, except that no deposits will be required on account of taxes with respect to the Direct Tax Pay Tenants (as defined below) for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio #54 Whole Loan has occurred and is continuing, (ii) the borrower provides proof of payment by the tenant (or the borrower) directly to the taxing authority on or before 15 days prior to the last date on which the taxes can be paid without the accrual of interest or penalties, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the applicable tenant such that its ability to timely pay the taxes has been materially jeopardized. “Direct Tax Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to pay taxes for the applicable ExchangeRight Property directly to the applicable taxing authority and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #54 Whole Loan documents provide that the initial such Direct Tax Pay Tenants are the tenants at the (i) Walgreens –Prattville, AL; (ii) CVS Pharmacy – Anderson, IN; (iii) Novant Health – Winston-Salem, NC; (iv) Tractor Supply – Minot, ND; (v) CVS Pharmacy – Abbeville, LA; (vi) Dollar General – East Lyme, CT; (vii) CVS Pharmacy – Kenova, WV; (viii) Family Dollar – Lafayette, LA; (ix) Walgreens – Baton Rouge, LA; (x) Tractor Supply – Elizabethtown, KY; (xi) Kum & Go – North Little Rock, AR; and (xii) Tractor Supply – Holden, ME ExchangeRight Properties.

Insurance – The borrower will not be required to make monthly deposits into an insurance reserve as long as the casualty and liability insurance with respect to the ExchangeRight Properties is maintained under a lender-approved blanket policy and no event of default is continuing under the ExchangeRight Net Leased Portfolio #54 Whole Loan. If such conditions are not satisfied, the borrower will be required to make deposits into an insurance reserve in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof, except that no deposits will be required on account of insurance premiums with respect to the Direct Insurance Pay Tenants (as defined below) for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio #54 Whole Loan has occurred and is continuing, (ii) the borrower provides proof of payment by the tenant (or the borrower) directly to the insurance company on or before 15 days prior to the due date for insurance premiums, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Property Types – Various	Loan #2	Cut-off Date Balance:	$68,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #54	Cut-off Date LTV:	55.0%
		U/W NCF DSCR:	2.54x
		U/W NOI Debt Yield:	9.5%

the applicable tenant such that its ability to timely pay the insurance premiums has been materially jeopardized. “Direct Insurance Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to maintain all or a portion of the insurance for the applicable ExchangeRight Property and to pay insurance premiums directly to the applicable insurance company and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #54 Whole Loan documents provide that the initial such Direct Insurance Pay Tenants (which maintain property and terrorism insurance for the applicable property) are the tenants at the (i) CVS Pharmacy – Abbeville, LA; (ii) CVS Pharmacy –Kenova, WV; (iii) Dollar General – Texarkana, AR; (iv) Dollar General – Kingman, AZ; (v) Dollar General – East Lyme, CT; (vi) Dollar General – Bossier City, LA; (vii) Dollar General –Hammond, LA; (viii) Dollar General – Walker, LA; (ix) Dollar General – Brandon, MS; (x) Dollar General – Cameron, NC; (xi) Dollar General – Omaha, NE; (xii) Dollar General –National Park, NJ; (xiii) Dollar General – Edinburg, TX; (xiv) Family Dollar – Lafayette, LA; (xv) Kum & Go – North Little Rock, AR; (xvi) Market32 – Worcester, MA; (xvii) Price Chopper – Gardner, MA; (xviii) Tractor Supply – Elizabethtown, KY; (xix) Tractor Supply –Holden, ME; (xx) Tractor Supply – Minot, ND; (xxi) Walgreens – Prattville, AL; and (xxii) Walgreens – Baton Rouge, LA ExchangeRight Properties.

Required Repairs – The ExchangeRight Net Leased Portfolio #54 Whole Loan documents provide for an upfront deposit of $72,850 for required repairs at certain ExchangeRight Properties, including repairs of roofing, parking lot seal coating, fire control panel inspection, fire alarm servicing and recertification, replacement of stained tiles, replacement of doors, and installation of ADA compliant parking spaces.

Replacement Reserve – The ExchangeRight Net Leased Portfolio #54 Whole Loan documents provide for an upfront deposit of $216,928 for approved capital expenses. In addition, the borrower is required to deposit ongoing monthly reserves for approved capital expenses in an amount equal to one-twelfth of the product obtained by multiplying $0.15 by the aggregate rentable square feet of space at the ExchangeRight Properties, excluding the following tenants: (i) CVS Pharmacy – Abbeville, LA; (ii) CVS Pharmacy – Kenova, WV; (iii) Dollar General – Texarkana, AR; (iv) Dollar General – Bossier City, LA; (v) Dollar General – Hammond, LA; (vi) Dollar General – Walker, LA; (vii) Dollar General – Brandon, MS; (viii) Dollar General – Omaha, NE; (ix) Dollar General – Edinburg, TX; (x) Family Dollar – Lafayette, LA; (xi) Kum & Go – North Little Rock, AR; (xii) Market32 – Worcester, MA; (xiii) Walgreens – Prattville, AL; and (xiv) Walgreens – Baton Rouge, LA, in each case, to the extent the following conditions are satisfied: (i) no event of default under the ExchangeRight Net Leased Portfolio #54 Whole Loan has occurred and is continuing, (ii) the borrower provides proof of payment by the tenant of all capital expenses promptly following request by the lender, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the applicable tenant such that its ability to timely pay the capital expenses has been materially jeopardized. Initially, such monthly deposit equals approximately $4,011.

TI/LC Reserve – The ExchangeRight Net Leased Portfolio #54 Whole Loan documents provide for an upfront deposit of $500,000 for tenant improvements and leasing commissions. During a Cash Management Period (as defined below), the borrower will be required to deposit monthly an amount equal to one-twelfth of the product obtained by multiplying $0.70 by the aggregate rentable square feet of space at the ExchangeRight Properties (initially approximately $30,354) for tenant improvements and leasing commissions.

Environmental Reserve – At origination, approximately $356,352 was deposited into a reserve for potential environmental work relating to recognized environmental conditions at certain of the ExchangeRight Properties.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #54 Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to cause all rents relating to the ExchangeRight Properties to be deposited directly into the lockbox account and, to the extent that such rents are received by the borrower, any of its affiliates or the property manager, cause such amounts to be deposited into the lockbox account within two business days following receipt. The lockbox bank is required to sweep such funds into the ExchangeRight Net Leased Portfolio #54 Master Tenant’s operating account on each business day other than during a Cash Management Period. Upon the occurrence of a Cash Management Period, the borrower and Wells Fargo Bank, N.A., as cash management bank, are required to establish a cash management account into which all funds in the lockbox account will be required to be transferred on each business day during a Cash Management Period. During a Cash Management Period, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make the next monthly deposits (to the extent required) into the real estate taxes and insurance reserves as described above under “Escrows and Reserves”, (ii) to pay the next monthly debt service payment due on the ExchangeRight Net Leased Portfolio #54 Whole Loan, (iii) to make the next monthly deposits into the replacement reserve and the TI/LC reserve (to the extent required) as described above under “Escrows and Reserves”, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Management Period) and additional operating and emergency expenses reasonably approved by the lender and (v) to deposit any remainder into a cash collateral account to be held as additional security for the ExchangeRight Net Leased Portfolio #54 Whole Loan during such Cash Management Period. Upon cessation of a Cash Management Period, all available amounts on deposit in the cash collateral account must be released to or as directed by the borrower.

A “Cash Management Period” means a period:

(i) commencing upon an event of default under the ExchangeRight Net Leased Portfolio #54 Whole Loan and ending when such event of default has been cured, or

(ii) commencing when the debt service coverage ratio (based on net operating income for the trailing 12 months) as of the end of any calendar quarter is less than 1.50x and ending when the debt service coverage ratio (based on net operating income for the trailing 12 months) is at least 1.50x as of the end of each of two consecutive calendar quarters, or

(iii) commencing on the payment date that occurs in March 2029 (36 months before the maturity date of the ExchangeRight Net Leased Portfolio #54 Whole Loan), unless a Qualified Transfer has occurred as of such date, and ending when a Qualified Transfer occurs.

Additional Secured Indebtedness (not including Trade Debts). In addition to the ExchangeRight Net Leased Portfolio #54 Mortgage Loan, the ExchangeRight Properties also secure the ExchangeRight Net Leased Portfolio #54 Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $19,893,833. The ExchangeRight Net Leased Portfolio #54 Serviced Pari Passu Companion Loan accrues interest at the same rate as the ExchangeRight Net Leased Portfolio #54 Mortgage Loan. The ExchangeRight Net Leased Portfolio #54 Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the ExchangeRight Net Leased Portfolio #54 Serviced Pari Passu Companion Loan. The holders of the ExchangeRight Net Leased Portfolio #54 Mortgage Loan and the ExchangeRight Net Leased Portfolio #54 Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the ExchangeRight Net Leased Portfolio #54 Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Property Types – Various	Loan #2	Cut-off Date Balance:	$68,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #54	Cut-off Date LTV:	55.0%
		U/W NCF DSCR:	2.54x
		U/W NOI Debt Yield:	9.5%

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Following the defeasance lockout period, the borrower has the right to obtain the release of any individual property in connection with a bona fide arm’s length third party sale of such property, upon defeasance of an amount equal to the greater of 115% of the allocated loan amount of such individual property and 90% of the net sales proceeds of such individual property (the “Release Amount”), and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio for the remaining ExchangeRight Properties will be not less than the debt service coverage ratio of the ExchangeRight Properties immediately preceding such release, (ii) after giving effect to such release, the debt yield for the remaining ExchangeRight Properties will be not less than the debt yield of the ExchangeRight Properties immediately preceding such release, and (iii) satisfaction of REMIC related conditions.

Real Estate Substitution. With respect to the Kum & Go—North Little Rock, AR property (on which the sole tenant operates a convenience store and fueling station), the lease of the related sole tenant, Kum & Go, provides that in the event such tenant determines in its good faith reasonable business discretion that the leased premises are inadequate or unprofitable for the purposes for which they are then used under the lease, the tenant has the option to substitute another property having a convenience store and gasoline/diesel dispensary and/or car wash and/or quick service restaurant, for such individual property, on the same lease terms, subject to various conditions, including but not limited to the substitute property must have an appraised value at least equal to that of the property being replaced, and the substitute property must meet all of the landlord’s underwriting requirements, including, but not limited to, confirmation that the rating of any bonds or trust certificates issued in connection with a securitization in which the lease is included will not change as a result of the substitution. The lease further provides that any substitute property will be subject to the landlord’s approval and the approval of any then mortgagee having an interest in the leased remises. If the landlord and its mortgagee do not approve the substitute property, Kum & Go has the right to submit other substitute properties to them for their reasonable approval.

The ExchangeRight Net Leased Portfolio # 54 Whole Loan documents provide that the lender will have the right to approve any substitution, subject to the satisfaction of all customary conditions required by the lender at such time, including but not limited to rating agency confirmation and delivery of an opinion of counsel satisfactory to the lender that the MSC 2022-L8 securitization trust will not fail to maintain its status as a REMIC as a result of such property substitution. In the event that the lender approves the substitution, the borrower is required to subject the substitute property to the lien of the ExchangeRight Net Leased Portfolio #54 Mortgage Loan documents and will be permitted to obtain the release of the property which is being substituted for.

The ExchangeRight Net Leased Portfolio # 54 Whole Loan documents provide that if Kum & Go successfully exercises its option to substitute a property after the lender has objected to such substitution or otherwise declined to approve such substitute property, the borrower will be required to obtain the release of such property in accordance with the requirements for a defeasance, other than the requirement that such defeasance be pursuant to a bona fide arm’s length third party sale (or if such substitution takes place during the defeasance lockout period, the borrower will be required to obtain the release of such property by prepaying an amount equal to the Release Amount, and paying a yield maintenance premium on the amount of such prepayment).

Right of First Offer / Right of First Refusal. The related single tenant at each of the following eleven ExchangeRight Properties (and additionally, as to the Forsyth Memorial Hospital—Winston-Salem property, which constitutes a condominium unit, the related condominium association) has a right of first refusal (“ROFR”) to purchase the related ExchangeRight Property: CVS—Abbeville, LA, CVS—Kenova, WV, Dollar Tree—Teaneck, NJ, Family Dollar—Lafayette, LA, Kum & Go—North Little Rock, AR, Forsyth Memorial Hospital—Winston-Salem, NC, Tractor Supply—Elizabethtown, KY, Tractor Supply—Holden, ME, Tractor Supply—Minot, ND, Walgreens—Baton Rouge, LA, and Walgreens—Prattville, AL. With respect to the CVS-Abbeville, LA and CVS—Kenova, WV properties, the ROFR applies only during extension terms of the related leases. With respect to each other ExchangeRight Property above (other than the Dollar Tree—Teaneck, NJ property, Forsyth Memorial Hospital—Winston Salem property (as to the related tenant ROFR), the Tractor Supply-Elizabethtown, KY property, the Tractor Supply—Holden, ME property and the Tractor Supply—Minot, ND property), such ROFR (i) will not be applicable in the instance of a foreclosure or a deed in lieu of foreclosure and (ii) will apply to subsequent transfers of such ExchangeRight Property. With respect to the Dollar Tree—Teaneck, NJ property, Forsyth Memorial Hospital—Winston Salem property (as to the related tenant ROFR), the Tractor Supply-Elizabethtown, KY property, the Tractor Supply—Holden, ME property and the Tractor Supply—Minot, ND property, such ROFR may apply to a foreclosure or deed in lieu of foreclosure. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the ExchangeRight Properties together with 18 months of business income insurance, plus a 365-day extended period of indemnity, provided that such coverage is available. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #3	Cut-off Date Balance:	$52,000,000
380 Flushing Avenue and 33 Little	Rose Castle Apartments	Cut-off Date LTV:	58.7%
Nassau Street		U/W NCF DSCR:	1.88x
Brooklyn, NY 11205		U/W NOI Debt Yield:	7.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #3	Cut-off Date Balance:	$52,000,000
380 Flushing Avenue and 33 Little	Rose Castle Apartments	Cut-off Date LTV:	58.7%
Nassau Street		U/W NCF DSCR:	1.88x
Brooklyn, NY 11205		U/W NOI Debt Yield:	7.8%

MANHATTAN
FDR Drive
East River Park
East River
EAST RIVER FERRY
Williamsburg Bridge
Domino Sugar Project
Vice Media
Domino Park
Nitehawk Cinema
Berry St.
Bedford Ave
Driggs Ave
Bedford Ave
Brooklyn Winery
Union Ave
Brooklyn-Queens Expwy
278
Graham Ave.
Jackson St.
Skillman Ave.
Conselyea St.
Metropolitan Ave.
GRAHAM AVE
LORIMER ST
METROPOLITAN AVE - GRAND ST
Ainslie St.
Powers St.
Grand St.
Metropolitan Ave
Grand St.
S. 1st St.
S. 2nd St.
Knitting Factory Brooklyn
Williamsburg Cinemas
The City Reliquary Museum
Williamsburg
Spectacle Theater
Roebling St.
S. 5th St.
George Washington at Valley Forge
Broadway
Peter Luger Steak House
Broadway
Roberto Clemente School
Union Ave.
Lorimer St.
Leonard St.
Manhattan Ave.
Kent Ave.
Wythe Ave.
Berry St.
Bedford Ave.
Roebling St.
MARCY AVE
S. 5th St.
HEWES ST
Montrose Ave.
Sternberg Park
BROADWAY UNION AVE
Boerum St.
LORIMER ST
S. Williamsburg Ferry Terminal
Division Ave.
Bnos Yaakov Educ. Center
Roberto Clemente Ballfield
Clymer St.
Wilson St.
Ross St.
Bedford Ave.
Harrison Ave.
Wythe Ave.
Kent Ave.
Hooper St.
Marcy Ave.
Hewes St.
South Williamsburg
Broadway Triangle
Steiner Studios
Aperion Palace-Krasna Hall
Penn St.
Rutledge St.
Heyward St.
Lynch St.
Middleton St.
BROOKLYN NAVY YARD
Wallabout St.
FLUSHING AVE
Pfizer Building
Imperial Hall
Flushing Ave.
Rose Castle Apartments
380 Flushing Avenue and 33 Little Nassau Street
Brooklyn, NY 11205
Flushing Ave.
Unity Plaza
Park Ave.
Commodore Barry Park
McKinney Secondary School of Arts
BROOKLYN
Brooklyn-Queens Expwy
Park Ave.
Tompkins Ave.
Myrtle Ave.
MYRTLE-WILLOUGHBY AVE
Willoughby Ave.
Navy St.
Charles A. Dorsey School
Portland Ave.
Carlton Ave.
Adelphi St.
Clermont Ave.
Vanderbilt Ave.
Clinton Ave.
Waverly Ave.
Washington Ave.
Hall St.
Ryerson St.
Grand Ave.
Steuben St.
Emerson Pl.
Classon Ave
Taaffe Pl.
Kent Ave.
Franklin Ave.
Skillman St.
Bedford Ave.
Spencer St.
Walworth St.
Sandford St.
Nostrand Ave.
Myrtle Avenue Plaza
Myrtle Ave.
Willoughby Ave.
Downtown Brooklyn 1 mile
Fort Greene Park
Elliott Pl.
Clinton Hill
Willoughby Ave.
Long Island Univ.- Brooklyn Campus
The Brooklyn Hospital Center
Clinton Hill School
Saint Joseph's College New York
Sculpture Park
Pratt Institute
Pratt Institute Libraries
DeKalb Ave.
Ashland Pl.
Saint Felix St.
Fort Greene Pl.
Brooklyn Tech HS
Oxford St.
Lafayette Ave.
CLASSON AVE
Clifton Pl.
NEVINS
FULTON ST
CLINTON-WASHINGTON AVE
Greene Ave.
Flatbush Ave.
Brooklyn Academy of Music
LAFAYETTE AVE
Greene Ave.
Atlantic Terminal Mall
Vanderbilt Ave.
Clinton Ave.
Waverly Ave.
Purvis J. Behan School
Grand Ave.
Lewis Latimer School
Classon Ave.
Fulton St.
ATLANTIC
Atlantic Center
ATLANTIC AVE/ BARCLAYS CTR
Barclays Center
CLINTON/ WASH. AVE
Atlantic Ave.
Putnam Ave.
Bergen St.
Pacific St.
Prospect Heights
PATERSON
YONKERS
Mount Vernon
New Rochelle
Clifton
Passaic
BRONX
NJ
MANHATTAN
NEW YORK CITY
QUEENS
NEWARK
JERSEY CITY
BROOKLYN
Bayonne
Elizabeth
STATEN ISLAND
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Loan No. 3 – Rose Castle Apartments

Loan Information				Mortgaged Property Information
Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location:	Brooklyn, NY 11205
Original Balance(1):	$52,000,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$52,000,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	7.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2021/NAP
Borrower Sponsor:	Zelig Weiss			Size:	208 Units
Guarantor:	Zelig Weiss			Cut-off Date Balance per Unit(1):	$504,808
Mortgage Rate:	4.0450%			Maturity Date Balance per Unit(1):	$504,808
Note Date:	3/4/2022			Property Manager:	RC Management NY LLC
First Payment Date:	4/6/2022				(borrower-related)
Maturity Date:	3/6/2032			Underwriting and Financial Information(5)
Original Term to Maturity:	120 months			UW NOI:	$8,196,612
Original Amortization Term:	0 months			UW NOI Debt Yield(1):	7.8%
IO Period:	120 months			UW NOI Debt Yield at Maturity(1):	7.8%
Seasoning:	1 month			UW NCF DSCR(1):	1.88x
Prepayment Provisions(2):	L(25),D(90),O(5)			Most Recent NOI:	NAP
Lockbox/Cash Mgmt Status:	Soft/In Place			2nd Most Recent NOI:	NAP
Additional Debt Type(1)(3):	Pari Passu			3rd Most Recent NOI:	NAP
Additional Debt Balance(1)(3):	$53,000,000			Most Recent Occupancy(6):	63.0% (2/1/2022)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent Occupancy:	NAP
Reserves(4)				3rd Most Recent Occupancy:	NAP
Type	Initial	Monthly	Cap	Appraised Value (as of):	$179,000,000 (1/24/2022)
RE Tax:	$228,507	$76,169	NAP	Appraised Value per Unit:	$860,577
Insurance:	$74,374	$11,145	NAP	Cut-off Date LTV Ratio(1):	58.7%
Recurring Replacements:	$0	$5,061	$182,196	Maturity Date LTV Ratio(1):	58.7%
TI/LC:	$0	$990	NAP
Affordable Unit Earnout Reserve:	$11,000,000	$0	NAP
Free Rent Reserve:	$925,000	$0	NAP
Housing Declaration Reserve:	$308,000	$0	NAP
Deferred Maintenance:	$6,050	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$105,000,000	100.0%	Loan Payoff:	$72,974,654	69.5%
			Return of Equity:	$17,949,369	17.1%
			Reserves:	$12,541,930	11.9%
			Closing Costs:	$1,534,046	1.5%
Total Sources:	$105,000,000	100.0%	Total Uses:	$105,000,000	100.0%

(1)	The Rose Castle Apartments Mortgage Loan (as defined below) is part of the Rose Castle Apartments Whole Loan (as defined below), which is evidenced by ten pari passu promissory notes with an aggregate original principal balance of $105,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Rose Castle Apartments Whole Loan.

(2)	Defeasance of the Rose Castle Apartments Whole Loan is permitted at any time after the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last Rose Castle Apartments Whole Loan promissory note to be securitized or (ii) March 4, 2025. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in April 2022.

(3)	See “The Loan” and “Additional Secured Indebtedness (not including trade debts)” for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The novel coronavirus pandemic is an evolving situation and could impact the Rose Castle Apartments Mortgage Loan more severely than assumed in the underwriting of the Rose Castle Apartments Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and debt yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(6)	The Rose Castle Apartments Property (as defined below) consists of 131 market rate units, 77 affordable units, 45,000 SF of retail space leased to Chestnut Supermarket, 13,200 SF of additional commercial suites and 126 covered parking spaces. Most Recent Occupancy reflects the occupancy of the multifamily component of the Rose Castle Apartments Property, of which the market rate units are 100% leased, while the 77 affordable units (all of which count towards the 30% affordable threshold required under a 421-a tax abatement which has been applied for with respect to the Rose Castle Apartments Property) are expected to lease up in the coming months. With the affordable housing lottery having closed as of February 17, 2022, the placement of the 59 one- and two-bedroom affordable units by the New York City Housing Authority (“NYCHA”) is expected to take place in April 2022. The affordable studio units are expected to be leased directly by the NYCHA, are not subject to the affordable housing lottery and the NYCHA is required to pay rents directly to the Rose Castle Apartments Property owner for such units. Additionally, the studio units but not the other affordable housing units are leased at a premium to the other affordable units by the NYCHA at its determined fair market rent. At closing, the borrower was required to deposit $11,000,000 into an affordable unit earnout reserve, which will be tied to the occupancy of the 77 affordable units. Additionally, the borrower sponsor has guaranteed a 15-year master lease for approximately $2.03 million of rent attributable to the 77 affordable units, which master leased space will be reduced as true, third-party tenants are placed by the NYCHA.

The Loan. The third largest mortgage loan (the “Rose Castle Apartments Mortgage Loan”) is part of a whole loan (the “Rose Castle Apartments Whole Loan”) evidenced by ten pari passu promissory notes in the aggregate original principal amount of $105,000,000, secured by a first priority fee mortgage encumbering a recently developed mid-rise multifamily property located in Brooklyn, New York (the “Rose Castle Apartments Property”). The non-controlling Notes A-3, A-5, A-7 and A-9, in the original principal amount of $52,000,000, evidence the Rose Castle Apartments Mortgage Loan and will be contributed to the MSC 2022-L8 transaction.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #3	Cut-off Date Balance:	$52,000,000
380 Flushing Avenue and 33 Little	Rose Castle Apartments	Cut-off Date LTV:	58.7%
Nassau Street		U/W NCF DSCR:	1.88x
Brooklyn, NY 11205		U/W NOI Debt Yield:	7.8%

The controlling Note A-1, along with the non-controlling Notes A-2, A-4, A-6, A-8 and A-10, in the aggregate original principal amount of $53,000,000 (the “Rose Castle Apartments Pari Passu Companion Loans”) are expected to be contributed to one or more future commercial mortgage securitization transactions or otherwise transferred at any time. The Rose Castle Apartments Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2022-L8 securitization trust until the securitization of the controlling Note A-1, at which point it will be serviced pursuant to the pooling and servicing agreement for the securitization to which the controlling Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The proceeds of the Rose Castle Apartments Whole Loan were primarily used to repay prior debt, pay closing costs, fund reserves and return equity to the borrower sponsor.

Rose Castle Apartments Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$500,000	$500,000	Starwood Mortgage Funding II LLC(1)	Yes
A-2	$40,000,000	$40,000,000	BMO(1)	No
A-3	$25,000,000	$25,000,000	MSC 2022-L8	No
A-4	$10,000,000	$10,000,000	BMO(1)	No
A-5	$25,000,000	$25,000,000	MSC 2022-L8	No
A-6	$1,500,000	$1,500,000	BMO(1)	No
A-7	$1,500,000	$1,500,000	MSC 2022-L8	No
A-8	$500,000	$500,000	BMO(1)	No
A-9	$500,000	$500,000	MSC 2022-L8	No
A-10	$500,000	$500,000	BMO(1)	No
Total	$105,000,000	$105,000,000

(1)	Expected to be contributed to one or more future commercial securitizations or otherwise transferred at any time.

The Borrower and the Borrower Sponsor. The borrower is Flushing & Little Nassau LLC, a Delaware limited liability company structured to be bankruptcy-remote with two independent directors.

The borrower sponsor and nonrecourse carve-out guarantor for the Rose Castle Apartments Mortgage Loan is Zelig Weiss. Zelig Weiss specializes in the development and management of hotels and mixed-use properties throughout Brooklyn, New York. The borrower sponsor acquired the land in 2014 and developed the Rose Castle Apartments Property for a total cost basis of approximately $137.9 million inclusive of closing costs and reserves in connection with the Rose Castle Apartments Whole Loan.

The Property. The Rose Castle Apartments Property is a 208-unit, eight- and nine-story multifamily complex, located at 380 Flushing Avenue & 33 Little Nassau Street in the Bedford-Stuyvesant neighborhood of Brooklyn, New York. The Rose Castle Apartments Property was recently developed by the borrower sponsor and features a mix of studio, one-, two- and three-bedroom residential units, along with 58,200 SF of commercial space, of which 45,000 SF is leased to a local grocer, and 126 covered parking spaces. Rents from the commercial portion of the Rose Castle Apartments Property constitute 27.4% of the underwritten gross potential rent. The ground floor and basement commercial space is majority-leased to Chestnut Supermarket. Chestnut Supermarket signed a lease for 45,000 SF for an approximately 10-year term with no termination options that expires in September 2032. Chestnut Supermarket is contracted to pay $41.11 per SF, which is in line with the appraisal’s market rent. Chestnut Supermarket is a high-end, full-service kosher grocery store. Chestnut Supermarket has taken possession of its leased space, is currently completing buildout and anticipates opening for business in April 2022. Additionally, Chestnut Supermarket is in a six-month free rent period until September 2022 and the Rose Castle Apartments Whole Loan is full recourse up to the amount of $24,000,000 to the borrower sponsor until such time that Chestnut Supermarket has opened for business and paid rent for 90 days. The Rose Castle Apartments Property’s units feature stone countertops, hardwood floors, high-end cabinets and stainless steel appliances. Building amenities include a garage, tenant storage, bike storage, laundry room and a recreation room.

The Rose Castle Apartments Property has applied for a 35-year 421-a tax exemption under which 30% of units are required to be leased under the affordable housing guidelines determined by New York City Housing Department of Preservation & Development (“HPD”). Until such time that such 421-a tax exemption has been formally approved by New York City and is in full force and effect, the Rose Castle Apartments Whole Loan is full recourse to the borrower sponsor. For years one through 25 of such exemption, 100% of the projected assessed value of the Rose Castle Apartments Property improvements on the tax lot would be exempt from real estate taxes. The exemption falls to 30% in years 26 through 35. Taxes were underwritten to a 10-year average over the loan term (assuming the exemption is obtained) and equate to $10,982 versus the appraisal’s estimated full tax liability of $2,049,460.

The Rose Castle Apartments Property consists of 131 market rate apartments, 77 affordable apartments, 45,000 SF of retail space leased to the Chestnut Supermarket, 13,200 SF of additional commercial suites, and 126 covered parking spaces. As it relates to the multifamily units, 100% of the market rate apartments were leased as of February 1, 2022, while the 77 affordable units (all of which count towards the 30% affordable threshold required under the 421-a tax abatement which has been applied for with respect to the Rose Castle Apartments Property) are expected to lease up in the coming months. With the affordable housing lottery having closed as of February 17, 2022, the placement of the 59 one and two-bedroom affordable units by the NYCHA is expected to take place in April 2022. The affordable studio units are expected to be leased directly by the NYCHA, are not subject to the affordable housing lottery and the NYCHA is required to pay rents directly to the Rose Castle Apartments Property owner for such units. Additionally, the studio units but not the other affordable housing units are leased at a premium to the other affordable units by the NYCHA at their determined fair market rent. At closing, the borrower was required to deposit $11,000,000 in an affordable unit earnout reserve, which will be tied to the occupancy of the 77 affordable units. Additionally, the borrower sponsor has guaranteed a 15-year master lease for approximately $2.03 million of rent attributable to the 77 affordable units, which master leased space will be reduced as true, third-party tenants are placed by the NYCHA.

The 58,200 SF of commercial space at the Rose Castle Apartments Property was 97.9% leased as of March 3, 2022. Additionally, the Rose Castle Apartments Property offers a below-grade parking garage with street level access. The garage contains 126 spaces that will be offered primarily to the multifamily and commercial tenants. The borrower sponsor is currently in the process of leasing up these spaces and as such, has signed a 15-year

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #3	Cut-off Date Balance:	$52,000,000
380 Flushing Avenue and 33 Little	Rose Castle Apartments	Cut-off Date LTV:	58.7%
Nassau Street		U/W NCF DSCR:	1.88x
Brooklyn, NY 11205		U/W NOI Debt Yield:	7.8%

guaranteed master lease for an annual rent of $529,000. The related master lease is required to remain in effect until (i) the third-party parking leases are in-place and paying rent or (ii) upon receipt of satisfactory evidence that after giving effect to the termination of the related parking master lease, the Rose Castle Apartments Whole Loan has a 7.5% or greater debt yield. The borrower sponsor anticipates parking income of $350 per space on a monthly basis which is in line with the appraisal’s market rent conclusion.

The following table presents detailed information with respect to the market rate units at the Rose Castle Apartments Property:

Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate	Average Monthly Market Rental Rate per SF
1 BR / 1 BA	18	13.7%	561	$2,870	$5.12	$3,024	$5.73
2 BR / 1 BA	67	51.1	723	$2,835	$3.92	$3,579	$5.30
3 BR / 1 BA	29	22.1	877	$2,843	$3.24	$4,054	$4.64
3 BR / 2 BA	16	12.2	975	$3,350	$3.43	$4,678	$4.52
3 BR / 3 BA	1	0.8	1,797	$5,500	$3.06	$5,850	$3.26
Total/Wtd. Avg.	131	100.0%	774	$2,925	$3.78	$3,760	$5.10

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated February 1, 2022.

The following table presents detailed information with respect to the affordable units at the Rose Castle Apartments Property:

Affordable Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Projected Monthly Rental Rate(1)	Projected Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio(3)	18	23.4%	364	$2,355	$6.48	$2,263	$6.22
1 BR / 1 BA	20	26.0	504	$1,867	$3.70	$2,838	$5.63
2 BR / 1 BA	39	50.6	689	$2,286	$3.32	$3,397	$4.93
Total/Wtd. Avg.	77	100.0%	565	$2,193	$3.88	$2,987	$5.41

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated February 1, 2022 and sponsor projections

(2)	Represents rents that are charged under the affordable housing regulations for households earning 130% of area median income as projected in the appraisal.

(3)	The 18 affordable studio units are required to be leased by the NYCHA, which will place eligible low-income tenants directly through HPD. Under this program, the NYCHA is required to pay rents directly to the Rose Castle Apartments Property owner. Additionally, these units (a) qualify as affordable housing towards the 30% affordable threshold required under the applied for 421-a tax abatement and (b) are leased at a premium to the other affordable units by the NYCHA at its determined fair market rent.

COVID-19 Update. As of March 2, 2022, the Rose Castle Apartments Property was not materially affected by COVID-19. As of March 6, 2022, the Rose Castle Apartments Whole Loan is not subject to any modification or forbearance requests. The first payment date of the Rose Castle Apartments Whole Loan is April 6, 2022. The borrower has indicated no tenant deferments were requested or granted, nor were there any lease modification requests.

The Market. The Rose Castle Apartments Property is located in the Bedford-Stuyvesant neighborhood of Brooklyn, New York. According to the appraisal, the Rose Castle Apartments Property is located in the Bushwick multifamily submarket. According to the appraisal, the Bushwick multifamily submarket has a vacancy rate of approximately 3.3% and average asking rents of $2,520 per unit as of the third quarter of 2021. Within a one , three- and five-mile radius of the Rose Castle Apartments Property, the estimated 2022 population is 187,541, 1,332,990 and 3,005,094, respectively. Within the same radii, the estimated 2022 average annual household income is $111,467, $143,965 and $147,015, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #3	Cut-off Date Balance:	$52,000,000
380 Flushing Avenue and 33 Little	Rose Castle Apartments	Cut-off Date LTV:	58.7%
Nassau Street		U/W NCF DSCR:	1.88x
Brooklyn, NY 11205		U/W NOI Debt Yield:	7.8%

The following table presents certain information relating to comparable multifamily rental properties to the Rose Castle Apartments Property:

Comparable Rental Summary
Property Address	Year Built	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Rose Castle Apartments(1) 380 Flushing Avenue and 33 Little Nassau Street Brooklyn, NY	2021	63.0%	208	Studio (Affordable) 1BR / 1BA (Affordable) 1BR / 1BA 2BR / 1BA (Affordable) 2BR / 1BA 3BR / 1BA 3BR / 2BA 3BR / 3BA	364 504 561 689 723 877 975 1,797	$6.48 $3.70 $5.12 $3.32 $3.92 $3.24 $3.43 $3.06	$2,355 $1,867 $2,870 $2,286 $2,835 $2,843 $3,350 $5,500
180 Franklin Avenue 180 Franklin Avenue Brooklyn, NY	2016	96.0%	108	Studio 1BR / 1BA 2BR / 1BA	350 500 700	$6.00 $5.76 $5.00	$2,100 $2,879 $3,500
The Dean 1040 Dean Street Brooklyn, NY	2015	100.0%	121	Studio 1BR / 1BA 2BR / 1BA 3BR / 1BA	420 550 691 900	$6.79 $6.36 $6.37 $6.00	$2,850 $3,500 $4,400 $5,400
550 Vanderbilt Avenue 550 Vanderbilt Avenue Brooklyn, NY	2017	100.0%	211	Studio 1BR / 1BA 2BR / 1BA 3BR / 1BA 3BR / 2BA	465 694 875 1,200 2,412	$6.02 $5.19 $5.51 $4.88 $3.32	$2,800 $3,600 $4,820 $5,850 $8,000
The Rheingold 10 Montieth Street Brooklyn, NY	2018	80.0%	500	Studio 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1BA	475 500 625 650 800	$5.23 $6.40 $5.36 $5.38 $5.00	$2,486 $3,200 $3,350 $3,500 $4,002
1097 Bedford Avenue 1097 Bedford Avenue Brooklyn, NY	2018	98.0%	48	Studio 1BR / 1BA 2BR / 1BA 3BR / 1BA	475 650 900 1,100	$5.47 $4.85 $4.61 $4.55	$2,600 $3,150 $4,150 $5,000
555 Waverly Avenue 555 Waverly Avenue Brooklyn, NY	2019	98.0%	152	Studio 1BR / 1BA 2BR / 1BA 3BR / 1BA	500 625 950 1,025	$5.35 $4.96 $4.42 $4.80	$2,675 $3,100 $4,200 $4,925
16 Charles Place/54 Troutman Street 16 Charles Place Brooklyn, NY	2017	100.0%	46	1BR / 1BA 2BR / 1BA 3BR / 1BA	625 775 1,125	$4.32 $3.81 $3.11	$2,700 $2,950 $3,500
490 Myrtle Avenue 490 Myrtle Avenue Brooklyn, NY	2013	98.0%	93	3BR / 1BA	1,200	$3.75	$4,500
531 Myrtle Avenue 100 Steuben Street Brooklyn, NY	2015	98.0%	43	3BR / 2BA	1,250	$3.44	$4,300

Source: Appraisal, unless otherwise indicated. Comparables include a mix of affordable and market rate units.

(1)	Based on the borrower rent roll dated February 1, 2022.

The following table presents certain information relating to comparable anchor leases for the retail portion of the Rose Castle Apartments Property:

Comparable Anchor Leases Summary
Property Name/Location	Year Built	Total NRA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Rose Castle Apartments 380 Flushing Avenue and 33 Little Nassau Street Brooklyn, NY	2021	45,000(1)	-	Chestnut Supermarket	Mar. 2022 / 126.9(1)	45,000(1)	$41.11(1)	Mod. Gross
1101-1123 Myrtle Avenue 1101-1123 Myrtle Avenue Brooklyn, NY	NAV	NAV	1.4 miles	Shop Fair Supermarket	Jun. 2021 / 120	25,000	$50.00	Mod. Gross
479-497 Flatbush Avenue 479-497 Flatbush Avenue Brooklyn, NY	NAV	NAV	3.0 miles	Workshop Middle School	Dec. 2020 / 120	11,000	$45.00	Mod. Gross
46 Cook Street 46 Cook Street Brooklyn, NY	NAV	NAV	1.1 miles	Medly Pharmacy	Oct. 2020 / 60	37,900	$45.00	Mod. Gross
1584 Flatbush Avenue 1584 Flatbush Avenue Brooklyn, NY	NAV	NAV	4.9 miles	Super Fresh Market and Feel Beauty Inc.	Sep. 2020 / 240	16,500	$59.00	Mod. Gross
8973 Bay Parkway 8973 Bay Parkway Brooklyn, NY	NAV	NAV	12.4 miles	Target	Apr. 2019 / 180	46,000	$42.67	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten commercial rent roll dated March 3, 2022.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #3	Cut-off Date Balance:	$52,000,000
380 Flushing Avenue and 33 Little	Rose Castle Apartments	Cut-off Date LTV:	58.7%
Nassau Street		U/W NCF DSCR:	1.88x
Brooklyn, NY 11205		U/W NOI Debt Yield:	7.8%

The following table presents certain information relating to comparable leases for the commercial portion of the Rose Castle Apartments Property:

Comparable Commercial Leases Summary
Property Name/Location	Year Built / Renovated	Total NRA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Rose Castle Apartments 380 Flushing Avenue and 33 Little Nassau Street Brooklyn, NY	2021 / NAP	13,200(1)(2)	-	-	-	-	$50.25(1)(2)	Mod. Gross
639 Flushing Avenue 639 Flushing Avenue Brooklyn, NY	NAV	NAV	0.6 miles	Office	Jan. 2022 / 60	2,720	$32.00	Mod. Gross
99-101 Walworth Street 99-101 Walworth Street Brooklyn, NY	NAV	NAV	0.6 miles	Office/Retail	Jun. 2021 / 60	2,000	$40.00	Mod. Gross
500 DeKalb Avenue 500 DeKalb Avenue Brooklyn, NY	NAV	NAV	0.9 miles	Office	Apr. 2021 / 60	7,080	$45.00	Mod. Gross
37 Washington Avenue 37 Washington Avenue Brooklyn, NY	NAV	NAV	0.5 miles	Miz-Mooz	Dec. 2020 / 60	5,100	$32.00	Mod. Gross

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten commercial rent roll dated March 3, 2022.

(2)	Annual Base Rent PSF represents the weighted average annual commercial base rent at the Rose Castle Apartments Property excluding Chestnut Supermarket.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Rose Castle Apartments Property:

Cash Flow Analysis(1)
	UW	UW Per Unit
Gross Potential Rent – Multifamily	$6,608,268	$31,770.52
Gross Potential Rent – Commercial	$2,497,640	$12,007.88
Other Income	$529,200	$2,544.23
Vacancy and Concessions	($323,184)	($1,553.77)
Effective Gross Income	$9,311,924	$44,768.87

Taxes(2)	$10,982	$52.80
Insurance	$133,744	$643.00
Other Operating Expenses	$970,586	$4,666.28
Total Operating Expenses	$1,115,312	$5,362.08

Net Operating Income	$8,196,612	$39,406.79
TI/LC	$46,560	$223.85
Capital Expenditures	$60,730	$291.97
Net Cash Flow	$8,089,322	$38,890.97

Occupancy %(3)	96.5%
NOI DSCR	1.90x
NCF DSCR	1.88x
NOI Debt Yield	7.8%
NCF Debt Yield	7.7%

(1)	The Rose Castle Apartments Property was completed in 2021 and historical financial and occupancy information is not available.

(2)	Taxes were underwritten to a 10-year average over the loan term (assuming the 421-a tax abatement is obtained) and equate to $10,982 versus the appraisal’s estimated full tax liability of $2,049,460.

(3)	UW Occupancy % represents underwritten economic occupancy.

Escrows and Reserves.

The borrower deposited at origination approximately (i) $228,507 for property taxes, (ii) $74,374 for insurance, (iii) $11,000,000 for an affordable unit earnout reserve (as described in more detail below), (iv) $925,000 for a free rent reserve related to Chestnut Supermarket, (v) $308,000 for an housing declaration reserve (as described in more detail below) and (vi) $6,050 for deferred maintenance.

Real Estate Taxes - The borrower is required to reserve monthly 1/12 of the estimated annual property taxes (currently approximately $76,169).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #3	Cut-off Date Balance:	$52,000,000
380 Flushing Avenue and 33 Little	Rose Castle Apartments	Cut-off Date LTV:	58.7%
Nassau Street		U/W NCF DSCR:	1.88x
Brooklyn, NY 11205		U/W NOI Debt Yield:	7.8%

Insurance - The borrower is required to reserve monthly 1/12 of the estimated annual insurance premiums (currently approximately $11,145).

Recurring Replacements Reserve - The borrower is required to reserve monthly $5,061 for replacements subject to a cap of $182,196.

TI/LC Reserve - The borrower is required to reserve monthly $990 for tenant improvements and leasing commissions, except as described below. During a Major Tenant Trigger Event (as defined below), the borrower is required to reserve monthly $3,880 for tenant improvements and leasing commissions.

Affordable Unit Earnout Reserve - The Rose Castle Apartments Whole Loan is structured with a reserve equal to $11,000,000 in connection with the leasing of the affordable units at the Rose Castle Apartments Property. Such funds may be released to the borrower in $2,750,000 increments at such time that for each increment (x) at least (i) 25%, (ii) 50%, (iii) 75% and (iv)100% of the 77 affordable units have taken occupancy and (y) no Sweep Event Period (as defined below) is ongoing.

Housing Declaration Reserve - The Rose Castle Apartments Whole Loan is structured with a reserve equal to $308,000 in connection with the amount owed by the borrower to the NYC Housing Development Corporation immediately prior to the HPD’s issuance of a completion notice and certificate of completion.

Lockbox and Cash Management. The Rose Castle Apartments Whole Loan documents require a soft lockbox with in-place cash management. The borrower established a lockbox account and the borrower or property manager, as applicable, is required to pay all rents directly into the lockbox account, and all funds on deposit in the lockbox account are required to be swept daily to a cash management account described herein. Upon the occurrence and during the continuance of a Sweep Event Period, the borrower is required to direct all non-residential tenants to pay rents directly into the lockbox account, and all funds in the lockbox account are required to be swept daily to the aforementioned cash management account under the control of the lender to be applied and disbursed in accordance with the Rose Castle Apartments Whole Loan documents, provided no event of default exists, (i) to make deposits into the tax and insurance reserves, if required, (ii) to pay debt service, (iii) to make deposits into the replacement reserves and TI/LC reserves, if required and (iv) to pay for monthly operating expenses in accordance with the annual budget approved by the lender and extraordinary expenses approved by the lender, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Rose Castle Apartments Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Rose Castle Apartments Whole Loan during the continuance of such Sweep Event Period.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence and continuance of an event of default, (ii) the date on which the debt service coverage ratio of the Rose Castle Apartments Whole Loan based on the trailing 12-month period (other than income, which will be calculated on the trailing six-month period annualized and as calculated in the loan documents) is less than 1.40x (a “Low DSCR Trigger Event”) or (iii) the occurrence of a Major Tenant Trigger Event. Notwithstanding the foregoing, the Low DSCR Trigger Event will be suspended until the earlier of (i) three months after the affordable units have been fully placed by the NYCHA or (ii) March 6, 2023.

A Sweep Event Period will end: with regard to clause (i), upon the cure of such event of default, with regard to clause (ii), when the debt service coverage ratio based on the trailing 12-month period (other than income, which will be calculated on the trailing six-month period annualized and as calculated in the loan documents) is at least 1.45x for two consecutive calendar quarters and with regard to clause (iii), when such Major Tenant Trigger Event is cured, as further described below.

A “Major Tenant Trigger Event” commences if Chestnut Supermarket or an approved replacement tenant (a “Major Tenant”) (i) fails to renew its lease for at least five years on or before the date that is 12 months prior to its lease expiration, (ii) defaults under its lease, (iii) on or after the earlier of (a) the date on which the Chestnut Supermarket initially opens for business or (b) March 6, 2023, goes dark or otherwise ceases operations in its leased space, (iv) sublets any or all of its leased space pursuant to subleases that have not been consented to by the lender in writing, (v) vacates or gives notice to vacate its leased space, (vi) terminates or gives notice to terminate its lease or (vii) becomes a debtor in any bankruptcy or other insolvency proceeding. Notwithstanding the foregoing, so long as the debt service coverage ratio (based on the trailing 12 calendar months, as calculated by the lender without including any rent or other income related to any Major Tenant or any Major Tenant lease) is equal to or greater than 1.80x, no Major Tenant Trigger Event will be deemed to have occurred and any existing Major Tenant Trigger Event will end.

A Major Tenant Trigger Event will terminate: with regard to clause (ii), upon the Major Tenant curing such default, with regard to clause (iii), upon the Major Tenant resuming ordinary business operations in the entirety of the leased space for at least two consecutive calendar quarters, with regard to clause (iv), there has been a termination of any sublease of the leased space and the applicable Major Tenant is in possession of all of the applicable leased space pursuant to the terms of its lease, with regard to clauses (v) and (vi), upon the written rescission of such Major Tenant’s notice to vacate or terminate, with regard to clause (vii), if the lease for the Major Tenant is assumed or affirmed in such proceeding and the Major Tenant, among other things, is discharged from bankruptcy such that no proceedings are ongoing, and with regard to clauses (i) through (vii) above, upon (w) the full execution and delivery to the lender of an approved lease extension (solely with regard to clause (i) above) or one or more approved replacement leases with a term of at least five years with respect to the entirety of the Major Tenant’s leased space, (x) delivery of satisfactory estoppels from the Major Tenant or approved replacement tenant(s), (y) delivery of evidence satisfactory to the lender that all tenant improvements and leasing commissions related to the re-leasing of the Major Tenant space for which the borrower is responsible have been paid and (z) such Major Tenant is in occupancy of its premises, open for business and is then paying full unabated rent pursuant to the terms of its lease.

Additional Secured Indebtedness (not including trade debts). The Rose Castle Apartments Property also secures the Rose Castle Apartments Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $53,000,000. The Rose Castle Apartments Pari Passu Companion Loans accrue interest at the same rate as the Rose Castle Apartments Mortgage Loan. The Rose Castle Apartments Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Rose Castle Apartments Pari Passu Companion Loans. The holders of the Rose Castle Apartments Mortgage Loan and the Rose Castle Apartments Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Rose Castle Apartments Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. None.

Ground Lease. None.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #3	Cut-off Date Balance:	$52,000,000
380 Flushing Avenue and 33 Little	Rose Castle Apartments	Cut-off Date LTV:	58.7%
Nassau Street		U/W NCF DSCR:	1.88x
Brooklyn, NY 11205		U/W NOI Debt Yield:	7.8%

Letter of Credit. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Rose Castle Apartments Property and business interruption insurance for 18 months with a 180-day extended period of indemnity. See “Risk Factors—Risks Relating to the Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #4	Cut-off Date Balance:	$41,213,720
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		UW NCF DSCR:	4.50x
		UW NOI Debt Yield:	13.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #4	Cut-off Date Balance:	$41,213,720
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		UW NCF DSCR:	4.50x
		UW NOI Debt Yield:	13.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #4	Cut-off Date Balance:	$41,213,720
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		UW NCF DSCR:	4.50x
		UW NOI Debt Yield:	13.2%

601 Lexington Avenue
601 Lexington Avenue
New York, NY 10022
MANHATTAN
Upper East Side
Midtown
East Side
Murray Hill
CENTRAL PARK
The Pond
Central Park Zoo
Central Park South
ROCKEFELLER CENTER
Radio City Music Hall
GE Building
Bryant Park
New York Public Library
Grand Central Terminal
MetLife Building
Chrysler Building
Waldorf Astoria
Museum of Modern Art
St. Patrick's Cathedral
Lever House
399 Park
345 Park
245 Park Avenue
485 Lexington
450 Lexington Avenue
909 Third Avenue
747 Third Avenue
Lipstick Building
150 East 57th St
UNITED NATIONS
United Nations Visitor Centre
QUEENS-MIDTOWN TUNNEL
METRO NORTH
Park Ave.
Madison Ave.
5th Ave.
6th Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
Vanderbilt Ave.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
W. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
QUEENS
BROOKLYN
MANHATTAN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
Weehawken
Long Island City
Greenpoint
Williamsburg

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 4 – 601 Lexington Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/BBB-sf/BBB			Location:	New York, NY 10022
Original Balance(1):	$41,213,720			General Property Type:	Office
Cut-off Date Balance(1):	$41,213,720			Detailed Property Type:	CBD
% of Initial Pool Balance:	6.0%			Title Vesting:	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1977/2021
Borrower Sponsors:	BP/CGCenter MM LLC			Size:	1,675,659 SF
Guarantor(2):	BP/CGCenter I LLC and			Cut-off Date Balance per SF(1):	$432
	BP/CGCenter II LLC			Maturity Balance per SF(1):	$432
Mortgage Rate:	2.79196%			Property Manager:	Boston Properties Limited
Note Date:	12/10/2021			Partnership (borrower-related)
First Payment Date:	2/9/2022
Maturity Date:	1/9/2032
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information(8)
Seasoning:	3 months			UW NOI:	$95,273,106
Prepayment Provisions(3):	L(27),D(86),O(7)			UW NOI Debt Yield(1):	13.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	13.2%
Additional Debt Type(1)(4):	Pari Passu/Subordinate			UW NCF DSCR(1):	4.50x
Additional Debt Balance(1)(4):	$682,086,280/$276,700,000			Most Recent NOI:	$89,547,809 (9/30/2021 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$88,939,219 (12/31/2020)
Reserves(5)				3rd Most Recent NOI:	$82,516,612 (12/31/2019)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	96.3% (11/1/2021)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	97.6% (12/31/2020)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2019)
Replacement Reserve:	$0	Springing	$837,829	Appraised Value (as of):	$1,700,000,000 (10/1/2021)
TI/LC Reserve:	$0	Springing	$10,053,948	Appraised Value per SF:	$1,015
Tenant Specific TI/LC Reserve:	(6)	$0	NAP	Cut-off Date LTV Ratio(1):	42.5%
Free Rent Reserve:	(7)	$0	NAP	Maturity Date LTV Ratio(1):	42.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$1,000,000,000	100.0%	Loan Payoff:	$618,492,902	61.8%
			Return of Equity	$368,350,971	36.8%
			Closing Costs	$13,156,127	1.3%
Total Sources:	$1,000,000,000	100.0%	Total Uses:	$1,000,000,000	100.0%

(1)	The 601 Lexington Avenue Mortgage Loan (as defined below) is part of the 601 Lexington Avenue Whole Loan (as defined below) with an original aggregate principal balance of $1,000,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 601 Lexington Avenue Senior Loan (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the 601 Lexington Avenue Whole Loan are $597, $597, 9.5%, 9.5%, 3.25x, 58.8% and 58.8%, respectively.

(2)	BP/CGCenter I LLC and BP/CGCenter II LLC are the single purpose entity borrowers. The 601 Lexington Avenue Whole Loan is recourse to the single purpose entity borrowers for certain items. There is no separate non-recourse carveout guarantor or environmental indemnitor for the 601 Lexington Avenue Whole Loan. Boston Properties Limited Partnership, a Delaware Limited partnership (“BPLP”) has executed a Guaranty of Reserve Funds in place of posting certain reserves.

(3)	Defeasance of the 601 Lexington Avenue Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 601 Lexington Avenue Whole Loan to be securitized and (b) December 10, 2024. The assumed defeasance lockout period of 27 payments is based on the closing date of this transaction in April 2022.

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	BPLP provided a payment guaranty in lieu of depositing $52,315,328 at closing for approved leasing expenses outstanding at the time of origination of the 601 Lexington Avenue Whole Loan.

(7)	BPLP provided a payment guaranty in lieu of depositing $8,974,469 at closing for the free rent and gap rent outstanding for six tenants at the time of origination of the 601 Lexington Avenue Whole Loan.

(8)	The novel coronavirus pandemic is an evolving situation and could impact the 601 Lexington Avenue Whole Loan more severely than assumed in the underwriting of the 601 Lexington Avenue Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The fourth largest mortgage loan (the “601 Lexington Avenue Mortgage Loan”) is part of a whole loan (the “601 Lexington Avenue Whole Loan”) that is evidenced by 23 pari passu senior promissory notes in the aggregate original principal amount of $723,300,000 (collectively, the “601 Lexington Avenue Senior Loan”) and four pari passu subordinate promissory notes in the aggregate original principal amount of $276,700,000 (collectively, the “601 Lexington Avenue Subordinate Companion Loan”). The 601 Lexington Avenue Whole Loan was co-originated on December 10, 2021, by Wells Fargo Bank, National Association (“WFB”), DBR Investments Co. Limited (“DBRI”), Morgan Stanley Bank, N.A. (“MSBNA”) and Citi Real Estate Funding Inc. (“CREFI”). The 601 Lexington Avenue Whole Loan is secured by a first priority mortgage on the borrowers’ fee simple interest in three condominium units and a leasehold interest in a portion of a fourth condominium unit relating to an office building located in New York, New York (the “601 Lexington Avenue Property”). The 601 Lexington Avenue Mortgage Loan is evidenced by the $11,000,000 non-controlling promissory Note A-3-C1, and the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #4	Cut-off Date Balance:	$41,213,720
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		UW NCF DSCR:	4.50x
		UW NOI Debt Yield:	13.2%

$30,213,720 non-controlling promissory Note A-3-C4, contributed by MSMCH, in the aggregate original principal amount of $41,213,720. As shown in the “601 Lexington Avenue Whole Loan Summary” table below, eight promissory notes in the original aggregate principal amount of $426,700,000 were contributed to the BXP 2021-601L securitization trust. The 601 Lexington Avenue Whole Loan is being serviced pursuant to the trust and servicing agreement for the BXP 2021-601L securitization trust. The 601 Lexington Avenue Senior Loan pari passu notes other than those evidencing the 601 Lexington Avenue Mortgage Loan are referred to herein as the “601 Lexington Avenue Non-Serviced Pari Passu Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced A/B Whole Loans—The 601 Lexington Avenue Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

601 Lexington Avenue Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
601 Lexington Avenue Senior Loan
A-1-S1	$52,500,000	$52,500,000	BXP 2021-601L	No
A-2-S1, A-3-S1, A-4-S1	$97,500,000	$97,500,000	BXP 2021-601L	No
A-1-C2, A-3-C2	$110,000,000	$110,000,000	BANK 2022-BNK39	No
A-1-C3, A-3-C3	$110,000,000	$110,000,000	BANK 2022-BNK40	No
A-2-C2-2, A-4-C2-2	$25,000,000	$25,000,000	BMARK 2022-B32	No
A-2-C3-1	$40,000,000	$40,000,000	BMO 2022-C1	No
A-2-C1, A-2-C3-2, A-2-C4, A-4-C3	$80,000,000	$80,000,000	BMARK 2022-B33	No
A-3-C1, A-3-C4	$41,213,720	$41,213,720	BANK 2022-L8	No
A-1-C1, A-1-C4	$65,567,280	$65,567,280	WFB	No
A-2-C2-1	$43,479,070	$43,479,070	DBRI	No
A-4-C1, A-4-C2-1, A-4-C4	$58,039,930	$58,039,930	CREFI	No
Total (Senior Loan)	$723,300,000	$723,300,000
601 Lexington Avenue Subordinate Companion Loan
B-1, B-2, B-3, B-4	$276,700,000	$276,700,000	BXP 2021-601L	Yes
Total (Whole Loan)	$1,000,000,000	$1,000,000,000

The Borrowers and the Borrower Sponsor. The borrowers are BP/CGCenter I LLC and BP/CGCenter II LLC, each a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor is BP/CG Center MM LLC, an indirectly owned subsidiary of Boston Properties Limited Partnership and of Norges Bank Investment Management (“Norges”). There is no separate environmental indemnitor or non-recourse carveout guarantor with respect to the 601 Lexington Avenue Whole Loan. Boston Properties Limited Partnership, a Delaware Limited partnership (“Boston Properties” or “BPLP”) has executed a Guaranty of Reserve Funds in place of posting certain reserves.

Boston Properties (NYSE: BXP) is the largest publicly traded developer, owner, and manager of Class A office properties in the United States, concentrated in five markets: Boston, Los Angeles, New York, San Francisco and Washington, DC. The company was founded in 1970 and became a public company in 1997. The company is a fully integrated real estate company, organized as a real estate investment trust (REIT), that develops, manages, operates, acquires and owns a diverse portfolio of primarily Class A office space. The company’s portfolio totals 52.5 million SF and 202 properties, including nine properties under construction or redevelopment. Boston Properties has held an ownership in interest in the 601 Lexington Avenue Property since 2001 and also controls property and leasing management.

Norges manages the Norwegian Government Pension Fund Global, often referred to as the Norwegian oil fund. Norges manages assets worth more than 11,000 billion kroner, or about $1.3 trillion dollars. The fund is invested in international equity and fixed-income markets and in real estate.

The Property. The 601 Lexington Avenue Property is comprised of the borrowers’ fee and leasehold interests in certain condominium units within a 59-story, Class A, office tower located in Midtown Manhattan at East 53rd Street and Lexington Avenue. Situated on a 1.6-acre site, the property comprises approximately 1.7 million SF of office and retail space, which includes a high-rise office tower as well as a six-story office and retail building totaling 227,276 SF situated at the base (the “Low Rise Building”). The building, with a 45° angled top and a stilt-style base, was designated as a landmark by the New York City Landmarks Preservation Commission in September 2016. As of November 1, 2021, the property was 96.3% leased. Investment grade tenants and other tenants included in a legal industry magazine listing of the largest global 200 law firms by gross revenue represent 83.6% of the NRA and 85.7% of underwritten gross rent. Further, the top four tenants represent 71.6% of underwritten gross rent and have a weighted average remaining lease term of 12.3 years.

Originally built in 1977, the 601 Lexington Avenue Property underwent renovations totaling approximately $283 million in 2021, which included repositioning the Low Rise Building as well as the redevelopment of the ground and lower level space into a food hall. Following the repositioning, the Low Rise Building includes 195,326 SF of office space, 31,950 SF of retail space and a public marketplace and a new dedicated street-level entrance and lobby for low-rise office floors. The food hall (known as The Hugh) contains a collection of 15 restaurants, bars and food retailers and is directly connected to a public plaza that provides access to the East 53rd Street subway stop. Additional amenities of the Low Rise Building include a succession of rooftop terraces on each floor as well as a fitness center. The Low Rise Building office space is fully leased to NYU, which utilizes the space to house NYU Langone Health. In addition, NYU is occupying a portion of the land owned by the adjoining St. Peter’s Church (see “Ground Lease” section below).

Condominium Regime. The 601 Lexington Avenue Property is comprised of (a) the borrowers’ fee simple interest in three condominium units within the four unit Condominium known as 601 Lexington Avenue Condominium (the “Condominium”) and (b) the borrowers’ leasehold interest in a portion of a fourth condominium unit, commonly known as the “Church Unit”, within the Condominium. The borrower-owned units include 94.4% of the common elements, which entitles the borrowers to 94 of the 100 votes in the condominium regime (together with the right to appoint 6 of 7 board members). The loan documents provide that it is an event of default if, without the prior written consent of the lender, the borrowers vote for or otherwise consent to, any modification or amendment to any of the terms or provisions of the condominium documents in violation of the terms of the loan agreement. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Condominium and Other Shared Interests” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #4	Cut-off Date Balance:	$41,213,720
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		UW NCF DSCR:	4.50x
		UW NOI Debt Yield:	13.2%

Major Tenants.

Kirkland & Ellis (616,139 SF, 36.8% NRA, 39.4% underwritten gross rent, 2/28/2039 expiration). Kirkland & Ellis (“K&E”) was founded in 1909 in Chicago, Illinois and is the largest law firm in the world by revenue and the fifth-largest by number of attorneys. K&E is a long-term tenant at the property having been in occupancy since 1993. K&E signed an early renewal in 2014 to extend its lease through 2039 and expanded its space again in 2019. As the 601 Lexington Avenue Property’s largest tenant, K&E occupies the majority of the upper floors of the building (32-47, 49-52). For floor 32 only, K&E has a termination option on June 30, 2027 with 18 months’ notice and the payment of unamortized leasing costs. Additionally, as of February 28, 2034, K&E can terminate either its highest or lowest floor (one floor only). K&E has $4,062,504 of outstanding free rent.

Citibank (216,256 SF, 12.9% of NRA; 12.3% of underwritten gross rent, various expirations). Citibank, N.A. (“Citibank”) an affiliate of CREFI, one of the originators of the 601 Lexington Avenue Whole Loan, is a multinational consumer and investment bank, with core activities that include safeguarding assets, lending money, making payments and accessing the capital markets on behalf of its clients. The 601 Lexington Avenue Property was originally developed as Citicorp’s headquarters and the bank was previously an owner of the property. Citibank is on various leases expiring in December 2022 (3.6% of NRA, 3.4% of underwritten gross rent), August 2023 (3.6% of NRA, 3.4% of underwritten gross rent), April 2027 (1.8% NRA, 1.8% of underwritten gross rent), and April 2032 (4.0% NRA, 3.7% of underwritten gross rent). Citibank has four, 5-year renewal options and does not have any termination options.

NYU (195,326 SF; 11.7% of NRA; 10.1% of underwritten gross rent, 10/31/2049 expiration). New York University (“NYU”) is a new tenant to the 601 Lexington Avenue Property with a lease commencing in 2020 of the newly redeveloped atrium building. NYU will use the space to house NYU Langone Health. NYU took occupancy of the 4th floor and is expected to take occupancy of the remaining space in April to May 2022. NYU structured a leasehold condominium for a period of approximately 30 years through October 2049. The leasehold condominium is structured as a standard lease, and is operated as a leasehold condominium to allow the tenant to benefit from its tax exempt entity status. NYU has one, 10-year renewal option, and one, 7-year renewal option and does not have any termination options.

Freshfields Bruckhaus Deringer (139,243 SF; 8.3% of NRA; 9.8% of underwritten gross rent; 6/30/2026 expiration). Freshfields Bruckhaus Deringer (“Freshfields”) is one of the largest multinational law firms in the world, headquartered in London. Tracing its roots back to the 18th century, it is also among the world’s oldest law firms. Freshfields has been a tenant at the property since 2010, expanded in 2017, and is on a lease expiring in 2026 with two, 5-year renewal options and no termination options.

Blackstone (89,967 SF; 5.4% of NRA; 5.2% of underwritten gross rent, 12/31/2027 expiration). Blackstone is an investment firm with total assets under management of $730.7 billion as of October 21, 2021. Blackstone’s asset management businesses include investment vehicles focused on real estate, private equity, public debt and equity, growth equity, opportunistic, non-investment grade credit, real assets and secondary funds, all on a global basis. Blackstone has been a tenant at the property since 2015, expanded in 2017 and is on a lease expiring in 2027 with two, 5-year renewal options or one, 10-year renewal option and no termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #4	Cut-off Date Balance:	$41,213,720
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		UW NCF DSCR:	4.50x
		UW NOI Debt Yield:	13.2%

The following table presents certain information relating to the major tenants at the 601 Lexington Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)(2)	Tenant SF		Approx. % of Total SF	Annual UW Gross Rent(3)(4)	% of Total Annual UW Gross Rent(3)	Annual UW Gross Rent PSF(3)(4)	Lease Expiration	Renewal Options	Termination Option (Y/N)
K&E	NR/NR/NR	616,139	(5)	36.8%	$61,225,450	39.4%	$99.37	2/28/2039	None	Y(6)
Citibank	Aa3/A+/A+	216,256	(7)(8)	12.9%	$19,030,810	12.3%	$88.00	Various(9)	4x5 yr	N
NYU	Aa2/NR/AA-	195,326		11.7%	$15,697,290	10.1%	$80.36	10/31/2049	1x10 yr and 1x7 yr	N
Freshfields	NR/NR/NR	139,243	(10)	8.3%	$15,272,330	9.8%	$109.68	6/30/2026	2x5 yr	N
Citadel	Ba1/NR/BBB-	144,193		8.6%	$13,771,418	8.9%	$95.51	8/31/2022(11)	None	N
Blackstone	NR/A+/A+	89,967		5.4%	$8,067,806	5.2%	$89.68	12/31/2027	2x5 yr or 1x10 yr	N
BTG	NR/NR/NR	31,401		1.9%	$4,747,674	3.1%	$151.19	3/31/2028	1x5 yr	N
Apax	NR/NR/NR	31,401		1.9%	$4,093,254	2.6%	$130.35	7/31/2026	1x5 yr	N
OrbiMed	NR/NR/NR	31,401		1.9%	$3,543,036	2.3%	$112.83	3/31/2033	2x5 yr	N
Siris Capital Group	NR/NR/NR	18,928		1.1%	$2,331,624	1.5%	$123.18	9/30/2030	None	Y(12)
Subtotal/Wtd. Avg.		1,514,255		90.4%	$147,780,691	95.2%	$97.59

Other Tenants		99,343		5.9%	$7,530,269	4.8%	$75.80
Vacant Space		62,061		3.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,675,659		100.0%	$155,310,960	100.0%	$96.25(13)

(1)	Information based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	The Annual UW Gross Rent, % of Total Annual UW Gross Rent and Annual UW Gross Rent PSF are based on the underwritten gross rent based on the underwritten rent roll.

(4)	The Annual UW Gross Rent and Annual Gross UW Rent PSF shown above include contractual rent steps through September 2022 totaling $128,513. The lender’s underwriting gives separate credit for straight-line rent averaging for an investment grade tenant (NYU) and tenants included in a legal industry magazine listing of the largest global 200 law firms by gross revenue (K&E and Freshfields) through loan maturity. The total implied underwritten rental rate for K&E, NYU, and Freshfields, inclusive of the straight line credit, is approximately $108.46, $85.17 and $111.22 PSF, respectively. See “Underwritten Net Cash Flow” below.

(5)	Includes 600 SF of storage space.

(6)	For floor 32 only, K&E has a June 30, 2027 termination option with 18 months’ notice and the payment of unamortized leasing costs. Additionally, as of February 28, 2034, K&E can terminate either its highest or lowest floor (one floor only).

(7)	Includes 6,333 SF of storage space.

(8)	Citibank is currently subleasing Suites 1900 and 2100 totaling 59,978 SF (3.6% of NRA).

(9)	Leases on Floors 18 and 20 (59,978 SF) expire in December 2022, on Floors 19 and 21 (59,978 SF) expire in August 2023, on Floor 23 (29,989 SF) expires in April 2027, and on Floors 24 and 25 (66,311 SF) expire in April 2032. Citibank is expected to vacate the space expiring in December 2022 and August 2023.

(10)	Freshfields is currently subleasing Suite 5510 totaling 15,932 SF (1.0% of NRA). As of the origination date, Freshfields was also publicly marketing the remainder of their leased space for sublet.

(11)	Citadel has provided notice it intends to vacate at its lease expiration in August 2022.

(12)	Siris Capital Group has the option to terminate all its space on September 30, 2027 with notice by September 30, 2026 (12 months) and the payment of unamortized leasing costs.

(13)	Total/Wtd. Avg. Annual UW Gross Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #4	Cut-off Date Balance:	$41,213,720
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		UW NCF DSCR:	4.50x
		UW NOI Debt Yield:	13.2%

The following table presents certain information relating to the lease rollover schedule at the 601 Lexington Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Gross Rent PSF Rolling(3)	Total UW Gross Rent Rolling(3)	Approx. % of Total Gross Rent Rolling(3)	Approx. Cumulative % of Total Gross Rent Rolling(3)
2022	10	204,171	12.2%	12.2%	$93.23	$19,035,831	12.3%	12.3%
2023	2	59,978	3.6%	15.8%	$87.77	$5,264,413	3.4%	15.6%
2024	1	5,724	0.3%	16.1%	$115.00	$658,260	0.4%	16.1%
2025	0	0	0.0%	16.1%	$0.00	$0	0.0%	16.1%
2026	7	170,645	10.2%	26.3%	$113.48	$19,365,584	12.5%	28.5%
2027	4	119,956	7.2%	33.4%	$90.20	$10,820,276	7.0%	35.5%
2028	1	31,401	1.9%	35.3%	$151.19	$4,747,674	3.1%	38.6%
2029	0	0	0.0%	35.3%	$0.00	$0	0.0%	38.6%
2030	4	18,928	1.1%	36.5%	$123.18	$2,331,624	1.5%	40.1%
2031	2	37,789	2.3%	38.7%	$80.72	$3,050,214	2.0%	42.0%
2032	8	73,873	4.4%	43.1%	$88.37	$6,528,398	4.2%	46.2%
Thereafter	33	891,133	53.2%	96.3%	$93.71	$83,508,684	53.8%	100.0%
Vacant	0	62,061	3.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	72	1,675,659	100.0%		$96.25(4)	$155,310,960	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	The UW Gross Rent PSF Rolling, Total UW Gross Rent Rolling, Approx. % of Total UW Gross Rent Rolling and Approx. Cumulative % of Total UW Gross Rent Rolling are based on the underwritten gross rent based on the underwritten rent roll.

(4)	Total/Wtd. Avg. Gross UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. As of January 5, 2022, the 601 Lexington Avenue Property was open and operating. The borrower sponsor reported that the only tenant with outstanding rent relief is Hillstone (7,800 SF, 0.5% of NRA, 0.9% of underwritten gross rent), which received an abatement of 50% of six months rent (approximately $168,000 from September 1, 2020 to February 28, 2021), which it is expected to repay over the course of 2022 and 2023.

The Market. The 601 Lexington Avenue Property is located in Midtown Manhattan at East 53rd Street and Lexington Avenue in New York, New York. The 601 Lexington Avenue Property, which takes up the majority of a city block bounded clockwise from the west by Lexington Avenue, 54th Street, benefits from its proximity to Central Park, access to the luxury shopping corridor along Fifth and Madison Avenues, and available mass transit including the 4, 5, 6, E, M, N, R, and W subway lines. The property sits on top of a public plaza (directly connected to The Hugh food hall) that provides access to the East 53rd Street subway stop.

According to a third party market research report, the 601 Lexington Avenue Property is situated within the Plaza District Office submarket of the New York City Office Market. The Plaza District is not only the largest office submarket in New York City, with 91 million SF of inventory, but in the United States as well. As of October 2021, the Plaza District submarket reported a 14.4% vacancy rate (and a 17.4% availability rate) and average asking rents of $86.73 PSF, gross. The appraisal identified nine directly competitive buildings totaling 10.5 million SF with a 7.0% vacancy rate and average asking rents of $102.14 PSF. The appraisal concluded to market rents ranging from $80.00 to $115.00 PSF, modified gross, for the various floors of office space at the 601 Lexington Avenue Property (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the 601 Lexington Avenue Property:

Market Rent Summary
	Office Floors 2-22	Office Floors 23-31	Office Floors 32-42	Office Floors 43-54	East Building 55-59
Market Rent (PSF)	$80.00	$85.00	$95.00	$105.00	$115.00
Lease Term (Years)	10	10	10	15	15
Lease Type (Reimbursements)	MG	MG	MG	MG	MG
Rent Increase Projection	$10.00 PSF in year 6	$10.00 PSF in year 6	$10.00 PSF in year 6	$10.00 PSF in year 6	$10.00 PSF in year 6

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #4	Cut-off Date Balance:	$41,213,720
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		UW NCF DSCR:	4.50x
		UW NOI Debt Yield:	13.2%

The following table presents information relating to comparable office property sales for the 601 Lexington Avenue Property:

Comparable Property Sale Summary
Property Name/Location	Sale Date	Year Built/Renovated	Total NRA (SF)	Occupancy	Sale Price	Sale Price PSF
601 Lexington Avenue Property New York, NY		1977/2021	1,675,659(1)	96.3%(1)
Confidential Park Ave New York, NY	Nov-2021	1994/2021	765,000	91.0%	$750,000,000	$980.39
51 West 52nd Street New York, NY	Nov-2021	1963/NAP	872,593	100.0%	$960,000,000	$1,100.17
1177 Avenue of the Americas New York, NY	Nov-2021	1987/2013	1,024,733	81.0%	$858,500,000	$837.78
550 Washington Street New York, NY	Sep-2021	1934/2022	1,257,529	100.0%	$2,020,800,000	$1,606.96
220 East 42nd Street New York, NY	Jul-2021	1930/2015	1,224,755	93.0%	$790,100,000	$645.11
One Park Avenue New York, NY	Jul-2021	1926/2000	947,894	99.0%	$875,000,000	$923.10
410 Tenth Avenue New York, NY	Dec-2020	1927/2021	634,359	98.0%	$952,840,000	$1,502.05
1633 Broadway New York, NY	May-2020	1972/2013	2,561,512	98.0%	$2,400,000,000	$936.95

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from the underwritten rent roll.

The following table presents information with respect to comparable office properties to the 601 Lexington Avenue Property:

Comparable Office Supply Summary
Property Name/Location	Office Area	Year Built/Renovated	Stories	Sublease SF Available	% Occupied (Direct)	Average Asking Rent
601 Lexington Avenue Property New York, NY	1,675,659(1)	1977/2021	59	-	96.3%(1)	$96.25(1)(2)
599 Lexington Avenue New York, NY(3)	1,058,805	1986/NAP	50	0	100.0%	NAP
600 Lexington Avenue New York, NY	305,472	1983/NAP	36	34,922	87.8%	$90.00
55 East 52nd Street New York, NY	1,518,210	1981/NAP	49	0	97.6%	$95.00
65 East 55th Street New York, NY	619,631	1986/NAP	38	23,708	92.9%	$155.00
237 Park Avenue New York, NY	1,243,384	1915/NAP	21	220,823	98.6%	$75.00
245 Park Avenue New York, NY	1,787,000	1966/NAP	45	93,108	89.5%	$110.00
875 Third Avenue New York, NY	750,000	1982/NAP	29	0	87.3%	$80.00
277 Park Avenue New York, NY	1,850,000	1964/NAP	51	23,163	83.2%	$110.00
280 Park Avenue New York NY	1,320,211	1968/NAP	43	27,407	100.0%	NAP

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from the underwritten rent roll.
(2)	Represents Annual UW Gross Rent PSF.

(3)	Owned by the borrower sponsor.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #4	Cut-off Date Balance:	$41,213,720
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		UW NCF DSCR:	4.50x
		UW NOI Debt Yield:	13.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 601 Lexington Avenue Property:

Cash Flow Analysis
	2018	2019	2020	9/30/2021 TTM	UW	UW PSF
Base Rent	$133,149,752	$135,562,062	$ 143,558,635	$144,061,141	$145,905,931	$87.07
Contractual Rent Steps(1)	$0	$0	$0	$0	$128,513	$0.08
Rent Average Benefit(2)	$0	$0	$0	$0	$6,752,020	$4.03
Grossed Up Vacant Space	$0	$0	$0	$0	$5,489,750	$3.28
Total Recoveries	$13,799,300	$10,210,032	$9,414,939	$9,538,732	$10,422,946	$6.22
Other Income	$1,616,466	$1,730,575	$2,517,181	$1,475,308	$1,452,145	$0.87
Less Vacancy & Credit Loss(3)	$0	$0	$0	$0	($10,444,971)	($6.23)
Effective Gross Income	$148,565,518	$147,502,669	$155,490,755	$155,075,181	$159,706,334	$95.31

Real Estate Taxes	$39,670,091	$42,193,437	$43,060,793	$41,588,994	$40,950,953	$24.44
Insurance	$569,495	$ 612,718	$732,213	$892,330	$1,375,389	$0.82
Management Fee	$3,006,130	$3,265,479	$3,235,326	$3,218,199	$1,000,000	$0.60
Other Operating Expenses	$18,195,642	$18,914,423	$19,523,204	$19,827,849	$21,106,886	$12.60
Total Expenses	$61,441,358	$64,986,057	$66,551,536	$65,527,372	$64,433,228	$38.45

Net Operating Income	$87,124,160	$82,516,612	$88,939,219	$89,547,809	$95,273,106	$56.86
Capital Expenditures	$0	$0	$0	$0	$418,915	$0.25
TI/LC	$0	$0	$0	$0	$2,743,708	$1.64
Net Cash Flow	$87,124,160	$82,516,612	$88,939,219	$89,547,809	$92,110,483	$54.97

Occupancy%	99.3%	100.0%	97.6%	96.3%	93.5%
NOI DSCR(4)	4.26x	4.03x	4.34x	4.37x	4.65x
NCF DSCR(4)	4.26x	4.03x	4.34x	4.37x	4.50x
NOI Debt Yield(4)	12.0%	11.4%	12.3%	12.4%	13.2%
NCF Debt Yield(4)	12.0%	11.4%	12.3%	12.4%	12.7%

(1)	Represents contractual rent steps through September 2022.

(2)	Represents straight-line rent averaging for an investment grade tenant (NYU) and tenants included in a legal industry magazine listing of the largest global 200 law firms by gross revenue (K&E and Freshfields).

(3)	The underwritten economic vacancy is 6.5%. The 601 Lexington Avenue Property was 96.3% leased as of November 1, 2021.

(4)	The debt service coverage ratios and debt yields are based on the 601 Lexington Avenue Senior Loan, and exclude the 601 Lexington Avenue Subordinate Companion Loan.

Escrows and Reserves.

Real Estate Taxes - Upon the occurrence and continuance of a Cash Trap Event Period (as defined below under “Lockbox and Cash Management”), the 601 Lexington Avenue Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12 of the real estate taxes that the lender reasonably estimates will be payable during the next 12 months. In lieu of making the monthly payments, the borrowers have the right to deliver to the lender a guaranty from BPLP (as described below under “BPLP Guaranty”) so long as BPLP’s senior unsecured credit rating is at least “BBB” by S&P and “Baa3” by Moody’s (the “BPLP Guarantor Required Rating”).

Insurance - Upon the occurrence and continuance of a Cash Trap Event Period, the 601 Lexington Avenue Whole Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months; provided, however, notwithstanding any Cash Trap Event Period, the reserve will not be required if the borrowers maintain a blanket insurance policy reasonably acceptable to the lender. In lieu of making the monthly payments, the borrowers have the right to deliver to the lender a guaranty from BPLP (as described below under “BPLP Guaranty”) so long as BPLP’s senior unsecured credit rating satisfies the BPLP Guarantor Required Rating.

Replacement Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 601 Lexington Avenue Whole Loan documents require ongoing monthly replacement reserves of $34,910, subject to a cap of $837,829. In lieu of making the monthly payments, the borrowers have the right to deliver to the lender a guaranty from BPLP (as described below under “BPLP Guaranty”) so long as BPLP’s senior unsecured credit rating satisfies the BPLP Guarantor Required Rating.

TI/LC Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 601 Lexington Avenue Whole Loan documents require ongoing monthly TI/LC reserves of $418,915, subject to a cap of $10,053,948. In lieu of making the monthly payments, the borrowers have the right to deliver to the lender a guaranty from BPLP (as described below under “BPLP Guaranty”) so long as BPLP’s senior unsecured credit rating satisfies the BPLP Guarantor Required Rating.

Tenant Specific TI/LC Reserve – BPLP provided a payment guaranty in lieu of depositing $52,315,328 at closing for approved leasing expenses outstanding at the time of origination of the 601 Lexington Avenue Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #4	Cut-off Date Balance:	$41,213,720
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		UW NCF DSCR:	4.50x
		UW NOI Debt Yield:	13.2%

Free Rent Reserve – BPLP provided a payment guaranty in lieu of depositing $8,974,469 at closing for the free rent and gap rent outstanding for six tenants at the time of origination of the 601 Lexington Avenue Whole Loan.

Lockbox and Cash Management. The 601 Lexington Avenue Whole Loan documents require that the borrowers establish and maintain a lender-controlled lockbox account, which is already in-place, and direct all tenants to pay rent directly into such lockbox account. The 601 Lexington Avenue Whole Loan documents also require that all rents received by the borrowers be deposited into the lockbox account within five business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds on deposit in the lockbox account will be disbursed to the borrowers’ operating account. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 601 Lexington Avenue Whole Loan documents to make required deposits (if any) into the real estate tax and insurance reserves, to pay debt service on the 601 Lexington Avenue Whole Loan, to make required deposits (if any) into the replacement and TI/LC reserves, and to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Trap Event Period). During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the foregoing items is required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the 601 Lexington Avenue Whole Loan; provided, however, so long as no event of default exists under the 601 Lexington Avenue Whole Loan, if amounts on deposit in the TI/LC Reserve are not sufficient to pay approved leasing expenses, then upon request of the borrowers, funds in the excess cash flow subaccount are required to be disbursed for approved leasing expenses.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or

(ii)	the net operating income debt service coverage ratio (“NOI DSCR”) for the 601 Lexington Avenue Whole Loan falling below 1.20x at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of such event of default; or

(ii)	with regard to clause (ii) above:

(a)	the NOI DSCR for the 601 Lexington Avenue Whole Loan being greater than or equal to 1.20x for one calendar quarter; or

(b)	the borrowers delivering to the lender as additional collateral and security for the payment of the debt, (x) cash to be held as an additional reserve fund that, if applied as a prepayment of the outstanding principal balance of the 601 Lexington Avenue Whole Loan, would cause the NOI DSCR to be at least 1.20x (the “Cash Management Sweep Cure Amount”), (y) a letter of credit having an aggregate notional amount in the amount of the Cash Management Sweep Cure Amount, or (z) so long as BPLP’s senior unsecured credit rating satisfies the BPLP Guarantor Required Rating, a guaranty by BPLP in the amount of the Cash Management Sweep Cure Amount.

BPLP Guaranty. The borrowers have the right to deliver to the lender a guaranty (a “BPLP Guaranty”) from BPLP (in the context of the BPLP Guaranty, the “BPLP Guarantor”), in lieu of making the payments to any of the reserve accounts and in lieu of making any cash deposits as alteration security, net proceeds deficiency with respect to the restoration after a casualty or condemnation or Cash Sweep Management Sweep Cure Amount, so long as BPLP’s senior unsecured credit rating meets the BPLP Guarantor Required Rating. Additionally, the borrowers have the right to deliver to the lender a BPLP Guaranty in lieu of deposits previously made for any such purpose (whereupon, the amount so replaced would then be returned to the borrowers). The aggregate amount guaranteed under any such BPLP Guaranty (together with any cash delivered by the borrowers to the lender and/or any letter of credit delivered by the borrowers to the lender) related to any such purpose, must at all times be at least equal to the aggregate amount which the borrowers are required to have on deposit for such purpose. The aggregate amount guaranteed under any BPLP Guaranty (when aggregated with the full amount of any letter of credit and/or cash on deposit) will be reduced as the borrowers expend funds for the purposes which such funds would have otherwise been deposited in the applicable reserve account. The aggregate amount of any BPLP Guaranty (and the full amount of any letter of credit obtained by BPLP) will not at any time exceed 10.0% of the outstanding principal balance of the Whole Loan, unless the borrowers deliver a new non-consolidation opinion which takes into account such BPLP guarantees and letters of credit.

In the event of any downgrade, withdrawal or qualification of the rating of the BPLP Guarantor by any rating agency such that the BPLP Guarantor no longer satisfies the BPLP Guarantor Required Rating, within 10 business days of such downgrade, withdrawal or qualification, the borrowers are required to either (i) deposit with the lender cash in the amount of the guaranteed obligations under each BPLP Guaranty then outstanding, and/or (ii) provide the lender with a letter of credit with a face amount equal to the guaranteed obligations under each BPLP Guaranty then outstanding.

Additional Secured Indebtedness (not including trade debts). The 601 Lexington Avenue Property also secures the 601 Lexington Avenue Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $682,086,280 and the 601 Lexington Avenue Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $276,700,000. The 601 Lexington Avenue Non-Serviced Pari Passu Companion Loans and the 601 Lexington Avenue Subordinate Companion Loan are coterminous with the 601 Lexington Avenue Mortgage Loan. The 601 Lexington Avenue Non-Serviced Pari Passu Companion Loans and 601 Lexington Avenue Subordinate Companion Loan accrue interest at the same rate as the 601 Lexington Avenue Mortgage Loan. The 601 Lexington Avenue Mortgage Loan and the 601 Lexington Avenue Non-Serviced Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the 601 Lexington Avenue Subordinate Companion Loan. The holders of the 601 Lexington Avenue Mortgage Loan, the 601 Lexington Avenue Non-Serviced Pari Passu Companion Loans and the 601 Lexington Avenue Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 601 Lexington Avenue Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced A/B Whole Loans—The 601 Lexington Avenue Pari Passu-A/B Whole Loan”.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
601 Lexington Avenue Subordinate Companion Loan	$276,700,000	2.79196%	120	0	120	3.25x	9.5%	58.8%

Mezzanine Loan and Preferred Equity. Not permitted.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #4	Cut-off Date Balance:	$41,213,720
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		UW NCF DSCR:	4.50x
		UW NOI Debt Yield:	13.2%

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. The borrowers have an approximately 18,000 SF ground lease from the abutting St. Peter’s Lutheran Church of Manhattan (“St. Peter’s Church”), that is in turn sub-leased to NYU. The office space (floors 2-6) is 100% leased by NYU and is being used to house NYU Langone Health. NYU is occupying a portion of the “Church Unit” condominium unit owned by St. Peter’s Church. Such portion of the condominium unit is incorporated into the office building. The borrowers are required to pay ground rent ($49.96 PSF with annual escalations of 1.5%) to St. Peter’s Church. The borrowers are required to purchase the ground leased space in 2036 for a fixed price of approximately $23.3 million.

Letter of Credit. None; however, a letter of credit may be provided to avoid or terminate a Cash Trap Event Period due to clause (ii) as described above under “Lockbox and Cash Management” or in place of any amount reserved under the loan documents provided the aggregate amount of any letters of credit (together with any BPLP Guaranties) do not at any time exceed 10.0% of the outstanding principal balance of the 601 Lexington Avenue Whole Loan, unless the borrowers deliver a new non-consolidation opinion which takes into account such BPLP Guaranties and letters of credit.

Terrorism Insurance. The 601 Lexington Avenue Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers, in an amount equal to the full replacement cost of the 601 Lexington Avenue Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 24 months and a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage)).

The 601 Lexington Avenue Whole Loan documents provide that required terrorism insurance may be written by a non-rated captive insurer owned by BPLP subject to certain conditions, including, among other things: (i) TRIPRA is in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer are reinsured with a cut-through endorsement by an insurance company rated S&P “A”/Moody’s “A2” or better; (iv) all reinsurance agreements between the captive insurer and other reinsurance providers are reasonably acceptable to the lender; (v) such captive insurer shall not be subject to a bankruptcy or similar insolvency proceeding; (vi) such captive insurer is licensed in the State of Vermont or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements; and (vii) the related policy will not contain a provision that terrorism coverage will expire or be excluded or limited in the event TRIPRA expires or is no longer in effect, so long as an insurance policy that does not contain such a provision is commercially available. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$33,900,000
26 Broadway	26 Broadway	Cut-off Date LTV:	24.3%
New York, NY 10004		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	18.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$33,900,000
26 Broadway	26 Broadway	Cut-off Date LTV:	24.3%
New York, NY 10004		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	18.2%

MANHATTAN
Tribeca
West St
Hubert St
Greenwich St
388 Greenwich Street
HUDSON RIVER GREENWAY
Pier 25
9A
Franklin St
BMCC Tribeca Performing Arts Center
Borough of Manhattan Comm. College
St. John's Park
Walker St
White St
Church St
Canal St
Leonard St
33 Thomas Street
Broadway
West Broadway
Centre St
Duane St
Reade St
Chambers St
Ted Weiss Federal Bldg.
NYC Mun. Building
NY Public Library
Tweed Courthouse
NYC City Hall
City Hall Park
Park Row
Gov. Nelson A. Rockefeller Park
St. Johns University-Manhattan Campus
Park Pl
Woolworth Building
200 West Street
7 World Trade Ctr./ Westfield WTC
250 Vesey Street
200 Vesey Street
1 World Trade Ctr.
2 World Trade Ctr.
BROOKFIELD PLACE
North Pool
National September 11 Memorial
South Pool
3 World Trade Ctr.
North Cove Marina
225 Liberty St
200 Liberty Street
5 World Trade Ctr.
50 West Street
Battery Park City
Pace University
Schimmel Center
New York by Gehry
New York Downtown Hospital
Ann St
Fulton St
55 John Street
John St
Platt St
Federal Reserve Bank
Maiden Ln
Pearl St
Water St
Front St
Fulton Market
SOUTH STREET SEAPORT
South St
Financial District
Pine St
80 Pine Street
Continental Tower
NY Stock Exchange
Wall St
120 Wall Street
20 Exchange Place
1 Financial Square
FDR Drive
Brooklyn Bridge
East River
26 Broadway
26 Broadway
New York, NY 10004
60 Broad Street
85 Broad Street
7 Hanover Square
Nyack College NYC Campus
Double Tree NYC - Financial Dist.
The Dead Rabbit
The Skyscraper Museum
The Whitehall Building
2 & 4 New York Plaza
Museum of Jewish Heritage
Battery Park
One New York Plaza
Downtown Manhattan Heliport
Castle Clinton Natl. Monument
Statue of Liberty Vista Point
Maritime Battery Building
Whitehall Terminal (South Ferry)
Hudson River
Brooklyn Battery Tunnel
Upper West Side
Upper East Side
Astoria
Central Park
West New York
North Bergen
QUEENS
Long Island City
Weehawken
Midtown
Union City
Greenpoint
Chelsea
MANHATTAN
Williamsburg
Hoboken
Greenwich Village
NEW JERSEY
SoHo
Tribeca
Lower East Side
Chinatown
BROOKLYN
JERSEY CITY
Downtown Brooklyn
Brooklyn Heights
Park Slope

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 5 – 26 Broadway

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/BBB-sf/AA			Location:	New York, NY 10004
Original Balance(1):	$33,900,000			General Property Type:	Office
Cut-off Date Balance(1):	$33,900,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	4.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1885-1926/NAP
Borrower Sponsors:	Meyer Chetrit and Jacob Chetrit			Size:	839,712 SF
Guarantors:	Meyer Chetrit and Jacob Chetrit			Cut-off Date Balance Per SF(1):	$135
Mortgage Rate:	4.9100%			Maturity Date Balance Per SF(1):	$135
Note Date:	2/4/2022			Property Manager:	JMS Management LLC
First Payment Date:	3/6/2022				(borrower-related)
Maturity Date:	2/6/2032
Original Term to Maturity:	120 months			Underwriting and Financial Information(6)
Original Amortization Term:	0 months			UW NOI(7):	$20,532,786
IO Period:	120 months			UW NOI Debt Yield(1):	18.2%
Seasoning:	2 months			UW NOI Debt Yield at Maturity(1):	18.2%
Prepayment Provisions(2):	L(26),D(89),O(5)			UW NCF DSCR(1):	3.43x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI(7):	$16,131,665 (10/31/2021 TTM)
Additional Debt Type(1)(3):	Pari Passu/B-Notes/Mezzanine			2nd Most Recent NOI:	$21,164,917 (12/31/2020)
Additional Debt Balance(1)(3):	$79,100,000/$177,000,000/$40,000,000			3rd Most Recent NOI:	$20,387,313 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	82.2% (1/1/2022)
Reserves(4)				2nd Most Recent Occupancy:	83.1% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	92.2% (12/31/2019)
Tax:	$1,311,712	$582,236	NAP	Appraised Value (as of):	$465,000,000 (11/3/2021)
Insurance:	$468,282	$46,828	NAP	Appraised Value Per SF:	$554
Replacement Reserve:	$1,500,000	$13,995	NAP	Cut-off Date LTV Ratio(1):	24.3%
Rollover Reserve:	$0	$89,974	$5,250,000	Maturity Date LTV Ratio(1):	24.3%
Deferred Maintenance:	$5,000	$0	NAP
Other Reserve:(5)	$34,596,450	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes(1):	$113,000,000	34.2%	Loan Payoff:	$272,048,075	82.4%
Subordinate Notes(1):	$177,000,000	53.6%	Reserves:	$37,881,444	11.5%
Mezzanine Loan(1):	$40,000,000	12.1%	Closing Costs:	$18,947,266	5.7%
			Return of Equity:	$1,123,215	0.3%
Total Sources:	$330,000,000	100.0%	Total Uses:	$330,000,000	100.0%

(1)	The 26 Broadway Mortgage Loan (as defined below) is part of the 26 Broadway Whole Loan (as defined below), which is comprised of six pari passu senior promissory notes with an aggregate original principal balance of $113,000,000 (collectively, the “26 Broadway Senior Notes”) and two pari passu promissory notes that are subordinate to the 26 Broadway Senior Notes with an aggregate original principal balance of $177,000,000 (collectively, the “26 Broadway Subordinate Notes”, and together with the 26 Broadway Senior Notes, the “26 Broadway Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate Cut-off Date principal balance of the 26 Broadway Senior Notes, without regard to the 26 Broadway Subordinate Notes or the 26 Broadway Mezzanine Loan (as defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire 26 Broadway Whole Loan are $345.36, $345.36, 7.1%, 7.1%, 1.34x, 62.4% and 62.4%, respectively. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the 26 Broadway Whole Loan and the 26 Broadway Mezzanine Loan (the “26 Broadway Total Debt”) are $392.99, $392.99, 6.2%, 6.2%, 1.07x, 71.0% and 71.0%, respectively.

(2)	Defeasance of the 26 Broadway Whole Loan is permitted at any time after the earlier to occur of (a) March 6, 2025, and (b) the end of the second anniversary of the closing date of the securitization of the last portion of the 26 Broadway Whole Loan to be securitized. The assumed lockout period of 26 payments is based on the closing date of this transaction in April 2022.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below, for a discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Includes $31,000,000 reserve (the “Court of Claims Reserve”) related to a lease with the People of the State of New York (Court of Claims), representing primarily unpaid tenant improvement and leasing commission obligations and rent abatement amounts. The borrower delivered an executed copy of the Court of Claims lease on January 31, 2022, among other release conditions that were satisfied, resulting in approximately $28,629,179 of the Court of Claims Reserve being released to the borrower in accordance with the terms of the 26 Broadway Whole Loan documents. The remaining amount in the Court of Claims Reserve (approximately $2,370,821) is required to be released to the borrower to replicate full contractual rents under the lease of approximately $838,906 through July 2022 and to pay certain tenant improvement and leasing commission expenses of approximately $1,531,915 in accordance with the terms of the 26 Broadway Whole Loan documents.

(6)	The novel coronavirus pandemic is an evolving situation and could impact the 26 Broadway Whole Loan more severely than assumed in the underwriting of the 26 Broadway Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(7)	The increase in UW NOI over Most Recent NOI is primarily due to rent steps taken through April 2023 of approximately $1,961,440 and straight line rent through the shorter of the loan term and the lease term for investment grade tenants of approximately $1,299,936.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$33,900,000
26 Broadway	26 Broadway	Cut-off Date LTV:	24.3%
New York, NY 10004		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	18.2%

The Mortgage Loan. The fifth largest mortgage loan (the “26 Broadway Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in an 839,712 SF office property located in New York, New York (the “26 Broadway Property”). The 26 Broadway Whole Loan was co-originated by Bank of Montreal (“BMO”) and Starwood Mortgage Capital LLC (“SMC”). The 26 Broadway Mortgage Loan is part of the 26 Broadway Whole Loan with an aggregate outstanding principal balance as of the Cut-off Date of $290,000,000 consisting of the six senior pari passu 26 Broadway Senior Notes with an aggregate outstanding principal balance as of the Cut-off Date of $113,000,000 and the two 26 Broadway Subordinate Notes, which are subordinate to the 26 Broadway Senior Notes and pari passu with each other, with an aggregate outstanding principal balance as of the Cut-off Date of $177,000,000. The 26 Broadway Mortgage Loan is evidenced by the non-controlling Notes A-4 and A-6, with an aggregate outstanding principal balance as of the Cut-off Date of $33,900,000. The 26 Broadway Senior Notes that are not to be included in the MSC 2022-L8 securitization are referred to as the “26 Broadway Non-Serviced Pari Passu Companion Loans.” The 26 Broadway Whole Loan is serviced pursuant to the trust and servicing agreement for the BWAY 2022-26BW securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The 26 Broadway Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Note Summary
Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$22,600,000	$22,600,000	BWAY 2022-26BW	No
A-2	$22,600,000	$22,600,000	BWAY 2022-26BW	No
A-3	$20,000,000	$20,000,000	BMO(1)	No
A-4	$20,000,000	$20,000,000	MSC 2022-L8(2)	No
A-5	$13,900,000	$13,900,000	BMO(1)	No
A-6	$13,900,000	$13,900,000	MSC 2022-L8(2)	No
Total Senior Notes	$113,000,000	$113,000,000
B-1	$88,500,000	$88,500,000	BWAY 2022-26BW	Yes
B-2	$88,500,000	$88,500,000	BWAY 2022-26BW	No
Whole Loan	$290,000,000	$290,000,000

(1)	Held by BMO and expected to be contributed to one or more future securitization transactions.

(2)	To be contributed by SMC.

The Borrower and the Borrower Sponsor. The borrower is Broadway 26 Waterview LLC, a recycled, singled-purpose Delaware limited liability company with at least two independent directors. The borrower sponsors and the non-recourse carveout guarantors are Meyer Chetrit and Jacob Chetrit. The Chetrit Group, LLC (the “Chetrit Group”) is an experienced privately held New York City real estate development firm controlled by four brothers: two of which are the guarantors. Meyer Chetrit is a principal and the president of the Chetrit Group. Jacob Chetrit is among the principals of The Chetrit Group.

The Property. The 26 Broadway Property comprises a Class A office building in the Financial District of Manhattan with 29 stories and 839,712 SF of office space. The 26 Broadway Property was built between 1885 and 1926 as the headquarters for John D. Rockefeller’s Standard Oil Company and has remained a fixture of the Lower Manhattan skyline known for its curved, limestone façade that wraps around adjacent Broadway. In 1995, the New York City Landmarks Preservation Commission designated the 26 Broadway Property as an official New York City landmark. Standard Oil Company, its successor companies and related firms in the oil, pipeline, and drilling industry were the sole tenants at the 26 Broadway Property until 1956, and the 26 Broadway Property has since housed a diverse roster of tenants.

The 26 Broadway Property is surrounded by a number of restaurants and attractions. Additionally, the 26 Broadway Property is in close proximity to several subway stations providing tenants access throughout Manhattan and Greater New York City via the 2, 3, 5, J, R, W and Z trains. Further accessibility is provided by the South Ferry Station, which provides access to Brooklyn, New Jersey and Staten Island via the NY Waterway ferry system.

The 26 Broadway Property has three arched entranceways along Broadway. The 26 Broadway Property also features a historic 40-foot high lobby which is clad in gray stone and adorned with numerous pediments and clocks with 21 passenger elevators and three freight elevators. In addition to spacious office floorplans with high ceiling heights of 12 feet, the 26 Broadway Property also features a bike room for an alternative means of transportation to and from work.

As of January 1, 2022, the 26 Broadway Property is 82.2% leased to 44 tenants, including education organizations, media companies, law firms, and one co-working tenant.

Major Tenants.

New York City Department of Education (Construction Authority) (288,090 SF, 34.3% of NRA, 40.8% of underwritten rent). The New York City Department of Education (Construction Authority) (“New York City Department of Education”) is the largest system of public schools in the United States, serving approximately 1.1 million students each year. According to the company website, the New York City Department of Education operates over 1,800 schools and has an annual budget of $38.0 billion for the 2021-2022 school year. New York City Department of Education’s network of schools also includes approximately 77,000 teachers. The New York City Department of Education has expanded since its initial lease in 2008. The New York City Department of Education leases 288,090 SF at the 26 Broadway Property pursuant to two separate leases with a weighted average lease term (“WALT”) of approximately 18 years. The leases include (i) a 106,431 SF lease (Suite 100), which expires on March 14, 2041, as to which the tenant has a termination option effective March 15, 2031, with 12-months’ notice and no termination fee and (ii) a 181,659 SF lease (Suites 400 through 700), which expires on January 26, 2039, as to which the tenant has an ongoing termination option after December 31, 2029, with 15-months’ notice and no termination fee. The New York Department of Education has no lease renewal options.

Live Primary, LLC (73,565 SF, 8.8% of NRA, 7.7% of underwritten rent). Live Primary, LLC (“Live Primary”) is a co-working tenant occupying the entire 3rd floor as well as a portion of the 8th floor of the 26 Broadway Property. Live Primary offers 24/7 access with numerous fitness studio classes, Peloton bicycles, and concierge services. Live Primary has a lease expiration of December 31, 2027, with one five-year lease renewal option and no unilateral termination options. Live Primary has a partial rent abatement through March, 2023.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$33,900,000
26 Broadway	26 Broadway	Cut-off Date LTV:	24.3%
New York, NY 10004		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	18.2%

NYFA 26 Broadway LLC (New York Film Academy) (43,865 SF, 5.2% of NRA, 5.9% of underwritten rent). The New York Film Academy (“NYFA”) is an acting and film school based in New York City. NYFA is currently subleasing its space to two separate tenants, (i) New York City Charter School of the Arts (26,208 SF) through June 2028 at a higher contractual rent ($44.44 per SF) than is due from NYFA ($41.48 per SF), and (ii) Empire Education d/b/a Mildred Elley College (17,657 SF), which has been a subtenant since 2016 and most recently renewed for a three year term in September 2020 at a contractual rent of $43.82 per SF. Underwritten rent for NYFA is based on the original lease rent of $41.48 per SF. NYFA has a lease expiration of June 28, 2030, with no lease renewal options and no unilateral termination options.

People of the State of New York (Court of Claims) (43,769 SF, 5.2% of NRA, 7.2% of underwritten rent). People of the State of New York (Court of Claims) (“Court of Claims”) is the exclusive forum for civil litigation that seeks damages against the State of New York or certain other State-related entities. The court is part of the New York State Unified Court System and is governed by judges appointed by both the Governor and State Senate of New York. Court of Claims has a lease expiration of January 31, 2032, with no lease renewal options and no unilateral termination options. The lease has a rent abatement period which ends July 31, 2022.

Jigsaw Productions LLC (29,590 SF, 3.5% of NRA, 4.4% of underwritten rent). Jigsaw Productions LLC (“Jigsaw”) is a production studio helmed by Academy Award-winning filmmaker Alex Gibney, a documentary filmmaker. Founded in 1978, the company acts as an incubator for diverse filmmakers. Through a partnership with Imagine Entertainment, a global entertainment corporation, Jigsaw has further expanded into feature films and television series. Jigsaw signed an initial lease at the 26 Broadway Property in 2016 and has since expanded three separate times on the 13th floor. Jigsaw leases 29,590 SF at the 26 Broadway Property pursuant to three separate leases with a WALT of approximately five years. The leases include (i) a 23,640 SF lease (Suites 76, 1300 and 1301), which expires on May 1, 2027, as to which the tenant has no termination option and no lease renewal option, (ii) a 3,250 SF lease (Suite 1307) which expires January 31, 2023, as to which the tenant has no termination option and one, five-year lease renewal option and (iii) 2,700 SF leased on a month to month basis (1,400 SF of which has successive one-year renewal options through the expiration date of the tenant’s lease for Suites 76, 1300 and 1301).

The following table presents a summary regarding the major tenants at the 26 Broadway Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	Annual UW Rent PSF	App. % of Total Annual UW Rent	Lease Expiration	Renewal Options	Term. Option
New York City Department of Education (Construction Authority)	AA- / Aa2 / AA	288,090	34.3%	$12,802,572	$44.44	40.8%	Various(3)	NAP	Y
Live Primary, LLC(4)	NR / NR / NR	73,565	8.8%	$2,427,645	$33.00	7.7%	12/31/2027	1 x 5 Yrs	N
NYFA 26 Broadway LLC (New York Film Academy)(5)	NR / NR / NR	43,865	5.2%	$1,864,989	$42.52	5.9%	6/28/2030	NAP	N
People of the State of New York (Court of Claims)(6)	AA+ / Aa2 / AA+	43,769	5.2%	$2,260,362	$51.64	7.2%	1/31/2032	NAP	N
Jigsaw Productions LLC	NR / NR / NR	29,590	3.5%	$1,388,228	$46.92	4.4%	Various(7)	Various(7)	N

Subtotal/Wtd. Avg.		478,879	57.0%	$20,743,796	$43.32	66.1%

Other Tenants		211,586	25.2%	$10,655,264	$50.36	33.9%
Vacant Space		149,247	17.8%	$0	$0	0.0%
Total/Wtd. Avg.		839,712	100.0%	$31,399,060	$45.48	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2022 with rent steps of approximately $1,961,440 through April 2023 and straight-lined rent through the shorter of the loan term and the lease term of approximately $1,299,936 for investment grade tenants.

(2)	Certain ratings are those of the parent entity or related government entity whether or not the parent entity or the government entity guarantees the lease.

(3)	New York City Department of Education leases space at the 26 Broadway Property under two leases: (i) a 106,431 SF lease (Suite 100), which expires on March 14, 2041, as to which the tenant has a termination option effective March 15, 2031, with 12-months’ notice and (ii) a 181,659 SF lease (Suites 400 through 700), which expires on January 26, 2039, as to which the tenant has an ongoing termination option after December 31, 2029, with 15-months’ notice and no termination fee.

(4)	Live Primary has a partial rent abatement through March, 2023.

(5)	NYFA is currently subleasing its space to two separate tenants, (i) New York City Charter School of the Arts (26,210 SF) through June 2028 at a higher contractual rent ($44.44 per SF) than is due from NYFA ($41.48 per SF), and (ii) Empire Education d/b/a Mildred Elley College (17,655 SF), which has been a subtenant since 2016 and most recently renewed for a three year term in September 2020 at a contractual rent of $43.83 per SF. Underwritten rent for NYFA is based on the original lease rent of $41.48 per SF.

(6)	The Court of Claims lease is subject to a rent abatement period which ends July 31, 2022. At origination, approximately $838,906 was reserved to replicate full contractual rents under the lease during the abatement period.

(7)	Jigsaw Productions LLC leases space at the 26 Broadway Property under three leases: (i) 23,640 SF expiring May 1, 2027, (ii) 3,250 SF expiring January 31, 2023 (with a renewal option through May 1, 2027), and (iii) 2,700 SF leased on a month-to-month basis (1,400 SF of which has successive one-year renewal options through the expiration date of the tenant’s lease for Suites 76, 1300 and 1301).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$33,900,000
26 Broadway	26 Broadway	Cut-off Date LTV:	24.3%
New York, NY 10004		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	18.2%

The following table presents certain information relating to the lease rollover at the 26 Broadway Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(4)	UW Total Rent PSF Rolling(4)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	11	4,084	0.5%	0.5%	$114,540	$28.05	0.4%	0.4%
2022	3	12,219	1.5%	1.9%	$1,028,150	$84.14	3.3%	3.6%
2023	3	19,336	2.3%	4.2%	$1,003,747	$51.91	3.2%	6.8%
2024	7	35,361	4.2%	8.5%	$1,656,379	$46.84	5.3%	12.1%
2025	4	32,306	3.8%	12.3%	$1,555,879	$48.16	5.0%	17.1%
2026	3	18,333	2.2%	14.5%	$940,369	$51.29	3.0%	20.1%
2027	5	101,834	12.1%	26.6%	$3,806,308	$37.38	12.1%	32.2%
2028	2	13,537	1.6%	28.2%	$725,343	$53.58	2.3%	34.5%
2029	1	18,000	2.1%	30.4%	$758,700	$42.15	2.4%	36.9%
2030	2	53,355	6.4%	36.7%	$2,262,797	$42.41	7.2%	44.1%
2031	3	15,212	1.8%	38.5%	$1,172,408	$77.07	3.7%	47.9%
2032	2	61,481	7.3%	45.9%	$3,004,246	$48.86	9.6%	57.4%
Thereafter	3	305,407	36.4%	82.2%	$13,370,194	$43.78	42.6%	100.0%
Vacant	NAP	149,247	17.8%	100.0%	$0	$0.00	0.0%
Total/Wtd. Avg.	49	839,712	100.0%		$31,399,060	$45.48	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2022.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Information includes leased storage space.

(4)	Total UW Rent Rolling and Annual UW Rent PSF Rolling are based on the underwritten rent roll dated January 1, 2022, with rent steps of approximately $1,961,440 through April 2023 and straight-lined rent of approximately $1,299,936 for investment grade tenants.

COVID-19 Update. As of March 6, 2022, the 26 Broadway Property was open and operating. Throughout the pandemic, no tenants requested or received rent relief or lease modifications, and as of March 6, 2022, all tenants are current on their lease obligations. As of March 6, 2022, the 26 Broadway Whole Loan is not subject to any modification or forbearance request. Tenants representing approximately 100.0% of the occupied SF at the 26 Broadway Property and approximately 100.0% of the underwritten base rent made their January 2022 and February 2022 rental payments.

Market Overview. The 26 Broadway Property is situated on the southern tip of Manhattan, in the Financial District, which serves as a leading global financial center with several financial exchanges headquartered in the area, including the New York Mercantile Exchange, the New York Board of Trade, NASDAQ and the New York Stock Exchange. Manhattan’s Financial District benefits from access to public transportation with 2, 3, 5, J, R, W and Z trains servicing numerous subway stations in the area. Additionally, the Financial District is serviced by several ferry stops and a Port Authority Trans-Hudson station which provide connectivity to nearby New Jersey. Access to the 26 Broadway Property is also provided by Franklin D. Roosevelt East River Drive and the Joe DiMaggio Highway which intersect and run along the perimeter of the Financial District.

According to a third-party report dated as of January 3, 2022, the Downtown office submarket, in which the 26 Broadway Property is located, is the second largest of the seven distinct New York Metropolitan (“NY Metro”) submarkets with 73.1 million SF, amounting to 19.7% of the total NY Metro inventory, surpassed only by the Grand Central submarket. In the ten-year period beginning with the fourth quarter of 2011, new additions to the submarket totaled 8.1 million SF, while 1.4 million SF were removed by developer activity. The net total gain of 6.7 million SF equates to an annualized inventory growth rate of 1.0%, exceeding the NY Metro growth rate by 0.5 percentage points over the same period. Additionally, as of the third quarter of 2021, the Downtown office submarket reported average asking rents of approximately $60.05 and a vacancy rate of 10.4%.

The appraisal identified six directly competitive comparable office buildings. The comparable buildings were built between 1927 and 1973 and range in size from 372,225 SF to 870,000 SF. Annual base rent per SF ranged from $45.00 to $57.00 per SF at these buildings.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$33,900,000
26 Broadway	26 Broadway	Cut-off Date LTV:	24.3%
New York, NY 10004		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	18.2%

The following table presents the appraisal’s market rent conclusions:

Market Rent Summary
	Floors 2-8	9M Floor	Floors 9-16	Retail	Storage	Side Street Retail	Floors 17-28
Market Rent (PSF)	$47.50	$40.00	$50.00	$125.00	$25.00	$85.00	$55.00
Lease Term (Years)	10.0	5.0	10.0	10.0	5.0	10.0	10.0
Lease Type (Reimbursements)	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross
Rent Increase Projection	10.0% Incr. Yr 6	2.5% per annum	Various	3.0% per annum	2.5% per annum	3.0% per annum	10.0% Incr. Yr 6
Tenant Improvements (New Tenant) (PSF)	$50.00	$0.00	$50.00	$50.00	$0.00	$50.00	$50.00
Tenant Improvements (Renewal) (PSF)	$15.00	$0.00	$15.00	$25.00	$0.00	$25.00	$15.00

Source: Appraisal.

The following table presents certain information relating to comparable office leases for the 26 Broadway Property:

Comparable Leases Summary
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occ. %	Distance from Subject	Tenant Name	Lease Date/Term (Year)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
26 Broadway New York, NY	1885-1926 / NAP	839,712(1)	82.2%(1)	-	-	-	-	-	-
77 Water Street 77 Water Street, New York, NY	1969 / 2008	546,803	76.3%	0.3 miles	Impendi Analytics	Jul-21 / 5.5	7,354	$51.00	Modified Gross
Wall Street Plaza 88 Pine Street, New York, NY	1973 / 2007	624,000	97.7%	0.4 miles	Land Bank of Taiwan	Jun-21 / 11.8	10,923	$47.00	Modified Gross
50 Broadway 50 Broadway, New York, NY	1927 / 2003	372,225	100.0%	0.1 miles	National Center for Law and Economic Justice	May-21 / 10.4	6,048	$45.00	Modified Gross
120 Wall Street 120 Wall Street, New York, NY	1929 / 2013	618,801	94.1%	0.4 miles	Urban Homesteading Assistance Board	Mar-21 / 15.1	8,099	$51.00	Modified Gross
1 Battery Park Plaza 24 State Street, New York, NY	1971 / NAP	870,000	89.2%	0.1 miles	TMP Worldwide (Radancy)	Feb-21 / 5.3	15,622	$53.00	Modified Gross
One State Street Plaza 34 Whitehall Street, New York, NY	1970 / 2002	705,782	85.2%	0.2 miles	IPC Systems, Inc.	Feb-21 / 5.8	26,652	$57.00	Modified Gross

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated January 1, 2022.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$33,900,000
26 Broadway	26 Broadway	Cut-off Date LTV:	24.3%
New York, NY 10004		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	18.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 26 Broadway Property:

Cash Flow Analysis
	2019	2020	10/31/2021 TTM	UW	UW PSF
Gross Potential Rent(1)	$31,101,158	$30,220,538	$26,039,156	$34,984,948	$41.66
Contractual Rent Steps(2)	$0	$0	$0	$1,961,440	$2.34
Straight Line Rent	$0	$0	$0	$1,299,936	$1.55
Reimbursement Income	$3,379,561	$3,239,469	$2,857,517	$2,316,385	$2.76
Other Income	$363,900	$467,111	$379,314	$379,314	$0.45
Less Vacancy(3)	$0	$0	$0	($6,847,265)	($8.15)
Effective Gross Income	$34,844,620	$33,927,118	$29,275,988	$34,094,760	$40.60

Real Estate Taxes	$6,090,185	$6,300,749	$6,569,469	$6,242,119	$7.43
Insurance	$379,114	$430,437	$486,905	$530,366	$0.63
Management Fee	$90,000	$52,500	$112,500	$681,895	$0.81
Other Expenses	$7,898,008	$5,978,515	$5,975,448	$6,107,594	$7.27
Total Expenses	$14,457,307	$12,762,201	$13,144,323	$13,561,974	$16.15

Net Operating Income(4)	$20,387,313	$21,164,917	$16,131,665	$20,532,786	$24.45
Replacement Reserves	$0	$0	$0	$167,942	$0.20
TI/LC	$0	$0	$0	$1,067,669	$1.27
Net Cash Flow	$20,387,313	$21,164,917	$16,131,665	$19,297,174	$22.98

Occupancy %	92.2%	83.1%	82.2%	83.1%
NOI DSCR(5)	3.62x	3.76x	2.87x	3.65x
NCF DSCR(5)	3.62x	3.76x	2.87x	3.43x
NOI Debt Yield(5)	18.0%	18.7%	14.3%	18.2%
NCF Debt Yield(5)	18.0%	18.7%	14.3%	17.1%

(1)	UW Gross Potential Rent is based on the in-place rent roll as of January 1, 2022.

(2)	UW Contractual Rent Steps through April 2023.

(3)	UW Vacancy is based on 16.9% in-place vacancy according to the in-place rent roll.

(4)	The increase in UW Net Operating Income over 10/31/2021 TTM Net Operating Income is primarily due to rent steps taken through April 2023 of approximately $1,961,440 and straight line rent for investment grade tenants of approximately $1,299,936.

(5)	The debt service coverage ratios and debt yields are based solely on the 26 Broadway Senior Notes and exclude the 26 Broadway Subordinate Notes.

Escrows and Reserves.

The borrower deposited at origination approximately (i) $1,311,712 for taxes, (ii) $468,282 for insurance, (iii) $5,000 for required repairs (representing 110% of the estimated costs for required repairs to the 26 Broadway Property, consisting primarily of curing outstanding building code violations and correcting floor door opening for the Downtown Music LLC tenant on the 29th floor), (iv) $878,236 for tenant improvements and leasing commissions, (v) $1,500,000 for replacements, (vi) $1,699,032 for free rent, (vii) $1,019,182 for a Live Primary rent replication reserve on account of reduced monthly rent to be paid by Live Primary through March 2023, which reserve is required to be disbursed to the borrower on each payment date in accordance with the schedule attached to the 26 Broadway Whole Loan documents, provided there is no continuing event of default or Cash Trap Period (as defined below), and (viii) $31,000,000 for a Court of Claims Lease (as defined below) reserve (representing primarily unpaid tenant improvement and leasing commission (“TI/LC”) obligations and rent abatement amounts), which reserve will be periodically disbursed to the borrower upon the lender’s receipt of proof of payment of TI/LC obligations and proof that the Court of Claims Tenant (as defined below) has commenced paying full contractual rent, provided there is no continuing event of default under the 26 Broadway Whole Loan documents. The borrower delivered an executed copy of the Court of Claims Lease on January 31, 2022, among other release conditions that were satisfied, resulting in approximately $28,629,179 of the Court of Claims Reserve being released to the borrower in accordance with the terms of the 26 Broadway Whole Loan documents. The remaining amount in the Court of Claims Reserve (approximately $2,370,821) is required to be released to the borrower to replicate full contractual rents under the lease of approximately $838,906 through July 2022 and to pay certain tenant improvement and leasing commission expenses of approximately $1,531,915 in accordance with the terms of the 26 Broadway Whole Loan documents.

Tax Reserve: The borrower is required to make ongoing monthly deposits of 1/12th of the amount the lender estimates will be payable for taxes during the next ensuing 12 months (exclusive of any taxes payable by tenants) into a real estate tax reserve in order to accumulate with the lender sufficient funds to pay all such taxes at least 30 days prior to their respective due dates (initially, $582,236).

Insurance Reserve: The borrower is required to make ongoing monthly deposits of 1/12th of the amount the lender reasonably estimates will be payable for the renewal of the coverage afforded by the insurance policies required under the mortgage loan agreement upon the expiration of such policies into an insurance premium reserve, in order to accumulate sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of the policies (initially, $46,828).

Replacement Reserve: The borrower is required to make ongoing monthly deposits of approximately $13,995 in respect of replacements and repairs to the 26 Broadway Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$33,900,000
26 Broadway	26 Broadway	Cut-off Date LTV:	24.3%
New York, NY 10004		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	18.2%

Rollover Reserve: The borrower is required to make ongoing monthly deposits of $89,974 into a reserve for leasing costs. The borrower’s obligation to make the monthly deposits will be suspended if and for so long as the balance of funds then on deposit in such reserve equals or exceeds $5,250,000 (the “Rollover Reserve Cap”); provided, however, that if the balance on deposit in such reserve at any time thereafter falls below the Rollover Reserve Cap, the borrower’s obligation to make the monthly deposits will thereafter recommence until the balance of funds on deposit once again equals or exceeds the Rollover Reserve Cap.

Lockbox and Cash Management. The 26 Broadway Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the 26 Broadway Property and all other money received by the borrower or the 26 Broadway Property manager with respect to the 26 Broadway Property (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account within three business day of receipt. If no Cash Trap Period is in effect, all funds in the lockbox account will be transferred to the borrower each day. During the continuance of a Cash Trap Period, all funds in the lockbox account are required to be swept each day into a lender-controlled cash management account.

On each due date during the continuance of a Cash Trap Period, all funds on deposit in the cash management account are required to be applied to tax reserves, insurance premium reserves, debt service on the 26 Broadway Whole Loan, operating expenses set forth in the lender-approved annual budget, rollover reserve, replacement reserve, lender-approved extraordinary expenses, and mezzanine monthly debt service, in accordance with the payment priorities in the 26 Broadway Whole Loan documents and any excess funds are required to be deposited (i) if a Primary Tenant Cash Trap Period (as defined below) exists, and no other Cash Trap Period exists, into a primary tenant reserve until the Primary Tenant Cash Trap Period is cured, and (ii) if any other Cash Trap Period exists, into an excess cash flow reserve account as additional collateral for the 26 Broadway Whole Loan.

“Cash Trap Period” means a period commencing upon the earliest of:

(i)	an event of default under the 26 Broadway Whole Loan documents;

(ii)	any bankruptcy action by or against the borrower, the guarantor, principal, or the manager;

(iii)	the commencement of a Primary Tenant Cash Trap Period (as defined below);

(iv)	the failure by the borrower, after the end of a calendar quarter, to maintain a debt yield of at least 5.00% (calculated with respect to the 26 Broadway Whole Loan); or

(v)	the occurrence of a mezzanine loan default.

A Cash Trap Period will terminate, if ever: (i) in the case of clause (i) of the preceding paragraph, the lender accepts a cure of the mortgage loan event of default giving rise to such Cash Trap Period; (ii) (x) in the case of a bankruptcy action by or against borrower, principal, or guarantor, such bankruptcy action no longer exists and there has been no material adverse change as a result thereof, and (y) in the case of a bankruptcy action by or against the manager only, if the borrower replaces the manager with a manager satisfying the requirements set forth in the 26 Broadway Whole Loan documents; (iii) in the case of clause (iii) of the preceding paragraph, such Primary Tenant Cash Trap Period has terminated; (iv) in the case of clause (iv) of the preceding paragraph, for two consecutive calendar quarters since the commencement of the existing Cash Trap Period, the debt yield for the 26 Broadway Whole Loan is greater than 5.00% (tested as of the last day of each such calendar quarter); or (v) in the case of clause (v) of the preceding paragraph, upon receipt of a notice from the mezzanine lender to the effect that such mezzanine loan default has been cured or waived.

A “Primary Tenant Cash Trap Period” will be deemed to (i) commence upon the occurrence of (A) a Primary Tenant Trigger Event, and (ii) end, if ever, upon the occurrence of (B) a Primary Tenant Trigger Cure Event.

(A)	A “Primary Tenant Trigger Event” means the occurrence of any of the following:

(i)	the earlier to occur of (a) 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Primary Tenant Lease or (b) upon the date required under a Primary Tenant Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal option has not been so exercised);

(ii)	the receipt by the borrower or the manager of notice from any tenant under a Primary Tenant Lease exercising its right to terminate its Primary Tenant Lease;

(iii)	the date that a Primary Tenant Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or the manager of written notice from any tenant under a Primary Tenant Lease of its intent to surrender, cancel or terminate the Primary Tenant Lease (or any material portion thereof) prior to its then current expiration date;

(iv)	the date that any tenant under a Primary Tenant Lease discontinues its business (i.e., “goes dark”) at its Primary Tenant Space at the 26 Broadway Property (or any material portion thereof) or gives written notice that it intends to discontinue its business at its Primary Tenant Space at the 26 Broadway Property (or any material portion thereof);

(v)	upon a monetary or material non-monetary default under a Primary Tenant Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or

(vi)	the occurrence of certain insolvency or bankruptcy events with respect to a Primary Tenant or its direct or indirect parent.

(B)	A “Primary Tenant Trigger Cure Event” means the occurrence of any of the following:

(i)	with respect to clauses (A) (i), (ii), (iii), and (iv) above, the entirety (or substantially the entirety) of the Primary Tenant Space is leased pursuant to one or more Primary Tenant Qualified Leases and, (x) the debt service coverage ratio is at least 1.15x for the 26 Broadway Whole Loan and (y) sufficient funds have been accumulated in the Primary Tenant reserve account to cover all anticipated expenses to unaffiliated third-parties (except with respect to expenses to affiliates of the borrower or guarantor to the extent such expenses have been expressly approved by the lender) incurred by the borrower in leasing Primary Tenant Space at the 26 Broadway Property, including brokerage commissions and tenant improvements, free rent periods, and/or rent abatement periods set forth in all such Primary Tenant Qualified Leases and any shortfalls in required debt service payments or operating expenses as a result of any anticipated down time prior to the commencement of payments under such Primary Tenant Qualified Leases;

(ii)	with respect to (A) (i) above, the date on which the tenant under the Primary Tenant Lease irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and reasonably acceptable to the lender) with respect to all of its Primary Tenant Space, and in the lender’s reasonable judgment, sufficient funds have been accumulated in the Primary Tenant reserve account (during the continuance of the subject Primary Tenant Cash Trap Period) to cover all anticipated expenses to unaffiliated third-parties (except with

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$33,900,000
26 Broadway	26 Broadway	Cut-off Date LTV:	24.3%
New York, NY 10004		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	18.2%

respect to expenses to affiliates of the borrower or the guarantor to the extent such expenses have been expressly approved by the lender) incurred by the borrower in leasing Primary Tenant Space at the 26 Broadway Property, including brokerage commissions and tenant improvements, free rent periods and/or rent abatement periods in connection with such renewal or extension;

(iii)	with respect to (A) (ii) above, if such termination option is not validly exercised by the tenant under the applicable Primary Tenant Lease by the latest exercise date specified in such Primary Tenant Lease or is otherwise validly and irrevocably waived in writing by the related tenant;

(iv)	with respect to (A) (v) above, the date on which the subject default has been cured, and no other default under such Primary Tenant Lease occurs for a period of six consecutive months following such cure;

(v)	with respect to (A) (vi) above, either (a) the bankruptcy action related to the subject insolvency or bankruptcy events with respect to a Primary Tenant or its direct or indirect parent has terminated or been dismissed and the applicable Primary Tenant Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Primary Tenant Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender;

(vi)	with respect to (A) (i), (ii), (iii), (iv), (v) and (vi) above, provided that no event of default is then continuing, the date on which the Primary Tenant reserve funds in the Primary Tenant reserve account collected with respect to the Primary Tenant Lease in question (including any Primary Tenant Lease termination payments with respect to such Primary Tenant Lease deposited into the Primary Tenant reserve account) is an amount equal to at least $50.00 PSF of the applicable Primary Tenant Space at the 26 Broadway Property which is the subject of the applicable Primary Tenant Cash Trap Period (provided, however, that if an event of default is then continuing, in no event will this clause (vi) apply); and

(vii)	with respect to (A) (i), (ii), (iii) and (iv) above, the date on which the borrower has deposited with the lender, from its own funds, or from any Primary Tenant Lease termination payment paid by Primary Tenant, an amount determined by the lender in good faith that, together with the funds then on deposit in the Primary Tenant reserve account, would be sufficient to cover all anticipated approved Primary Tenant Space leasing expenses, free rent periods, and/or rent abatement periods set forth in all such Primary Tenant Qualified Leases and any shortfalls in required payments under the 26 Broadway Whole Loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such Primary Tenant Qualified Leases, which amount will be held and disbursed in accordance with the provisions of the loan agreement.

A “Primary Tenant” means the tenant under a Primary Tenant Lease.

A “Primary Tenant Lease” means (i) the Court of Claims Lease and (ii) any lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, either (i) constitutes 10% or more of the total annual rents applicable to the 26 Broadway Property or (ii) demises in excess of 84,000 SF in the improvements, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the 26 Broadway Whole Loan documents.

“Primary Tenant Space” means that portion of the 26 Broadway Property demised to the Primary Tenant under the applicable Primary Tenant Lease.

A “Primary Tenant Qualified Lease” means either: (A) the original Primary Tenant Lease, as extended in accordance with (i) the express renewal option set forth in such Primary Tenant Lease and, with respect to which, the terms of such renewal are on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances or (ii) a modification of the Primary Tenant Lease reasonably approved by the lender, or (B) one or more replacement leases with a term of not less than five years, at a net effective rental rate reasonably acceptable to the lender (but in no event less than a net effective rental rate that (together with all other replacement Primary Tenant Leases and other leases at the 26 Broadway Property that are not the subject of a Primary Tenant Cash Trap Period) would result in a debt service coverage ratio of at least 1.15x for the 26 Broadway Whole Loan), and otherwise in form and substance and upon terms reasonably acceptable to the lender.

“Court of Claims Lease” means (i) that certain agreement of lease entered into on January 31, 2022 between the borrower, as landlord, and the Court of Claims Tenant, as tenant, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the loan agreement or (ii) any replacement lease entered into in accordance with the terms of the loan agreement that (i) covers a portion of or the entirety of the Court of Claims space, (ii) has a term of not less than five years (unless the lender reasonably approves a shorter lease term in writing) and (iii) has a net effective rental rate reasonably acceptable to the lender (which rate will be deemed reasonable to the extent comparable to existing local market rates (a “Replacement Court of Claims Lease”).

“Court of Claims Tenant” means (i) The People of the State of New York, acting by and through the Commissioner of General Services, pursuant to Article 2, Section 3(12) of the New York State Public Buildings Law, or (ii) any tenant under a Replacement Court of Claims Lease.

Additional Secured Indebtedness (not including trade debts). In addition to the 26 Broadway Mortgage Loan, the 26 Broadway Property also secures the 26 Broadway Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $79,100,000, and the 26 Broadway Subordinate Notes, which have an aggregate Cut-off Date principal balance of $177,000,000. The 26 Broadway Non-Serviced Pari Passu Companion Loans and the 26 Broadway Subordinate Notes bear interest at the same rate as the 26 Broadway Mortgage Loan. The 26 Broadway Mortgage Loan and the 26 Broadway Non-Serviced Pari Passu Companion Loans are pari passu in right of payment and together are senior in right of payment to the 26 Broadway Subordinate Notes. The holders of the 26 Broadway Mortgage Loan, the 26 Broadway Non-Serviced Pari Passu Companion Loans and the 26 Broadway Subordinate Notes have entered into a co-lender agreement which sets forth the allocation of collections on the 26 Broadway Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The 26 Broadway Whole Loan” in the prospectus.

Mezzanine Loan and Preferred Equity. Concurrently with the funding of the 26 Broadway Whole Loan, HPS SIP V Real Asset REIT, LLC, a Delaware limited liability company, as agent for itself and for the other mezzanine lenders from time to time party to the mezzanine loan agreement (in such capacity, the “Mezzanine Agent”), together with the other lenders funded a mezzanine loan in the amount of $40,000,000 (the “26 Broadway Mezzanine Loan”). The 26 Broadway Mezzanine Loan is secured by the pledge of the direct equity interest in the borrower and is coterminous with the 26 Broadway Whole Loan. The 26 Broadway Mezzanine Loan accrues interest at a rate of 8.75000% per annum and requires interest-only payments until its maturity date. The 26 Broadway Mezzanine Loan is currently still being held by the Mezzanine Agent and the other lenders party to the loan agreement evidencing the 26 Broadway Mezzanine Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$33,900,000
26 Broadway	26 Broadway	Cut-off Date LTV:	24.3%
New York, NY 10004		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	18.2%

The 26 Broadway Total Debt as of the origination date is summarized in the following table:

26 Broadway Total Debt Summary
Note	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Senior Notes	$113,000,000	4.9100%	3.43x	18.2%	24.3%
Subordinate Notes	$177,000,000	4.9100%	1.34x	7.1%	62.4%
Mezzanine Loan	$40,000,000	8.7500%	1.07x	6.2%	71.0%
Total Debt	$330,000,000	5.3755%	1.07x	6.2%	71.0%

Permitted Future Mezzanine or Subordinate Secured Indebtedness. Not permitted.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 26 Broadway Property together with 24 months of business interruption insurance; provided, however, that the borrower is not required to spend on terrorism insurance coverage more than two times the amount of the then-current insurance premium that is payable with respect to the required amount of property and rental loss and/or business income interruption insurance (without giving effect to the cost of terrorism coverage) required to be maintained under the 26 Broadway Whole Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$33,000,000
7815-8015 Blue Diamond Road	Mountain’s Edge Marketplace	Cut-off Date LTV:	71.0%
Las Vegas, NV 89178		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$33,000,000
7815-8015 Blue Diamond Road	Mountain’s Edge Marketplace	Cut-off Date LTV:	71.0%
Las Vegas, NV 89178		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$33,000,000
7815-8015 Blue Diamond Road	Mountain’s Edge Marketplace	Cut-off Date LTV:	71.0%
Las Vegas, NV 89178		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.2%

Mountains Edge Marketplace
7815-8015 Blue Diamond Road
Las Vegas, NV 89178
Flamingo Rd
Grand Canyon Parkway
Spring Valley Town Center
Montevista Hospital
Palms Casino Resort
Rio
Pearl Concert Theater
Bellagio
Las Vegas Strip
City Center
Harmon Ave
The Orleans
New York New York
MGM Grand
Excalibur
Luxor
Mandalay Bay
Tropicana Ave
LAS VEGAS
Durango Dr
Buffalo Dr
Jones Blvd
Decatur Blvd
Fort Apache Blvd
Spanish Trail Country Club
Spring Valley
Spring Valley Hospital Medical Center
Hacienda Ave
Allegiant Stadium
Tropicana Beltway Center
Russell Rd
Harry Reid International Airport
Medical Pavilion at Southern Palms
Valley View Blvd
Sunset Rd
The Arroyo Buffalo Plaza
Town Square Las Vegas
Bruce Woodbury Beltway
The Arroyo Market Square
The Arroyo Corporate Center
Wet'n'Wild Las Vegas
St. Rose Dominican Hosp. San Martin Campus
Warm Springs Rd
Las Vegas Premium Outlets South
Robindale Rd
Rainbow Blvd
Rhodes Ranch Country Club
Southwest Marketplace
Windmill Ln
Blue Diamond Crossing
Silverton Casino
Enterprise
Blue Diamond Rd
Las Vegas Frwy
Dean Martin Dr
Las Vegas Blvd
Gillespie St
Cimarron Square
Mountain's Edge Marketplace
CLARK COUNTY
Silverado Ranch Blvd
South Point Hotel Casino & Spa
S. El Capitan Way
Mountains Edge Pkwy
SPRING MOUNTAINS
15
215
160
593
595
604
SPRING MTS.
North Las Vegas
Summerlin
LAS VEGAS
Downtown
Winchester
Sunrise Manor
MUDDY MTS.
Spring Valley
LV Strip
CLARK COUNTY
Enterprise
Henderson

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 6 – Mountain’s Edge Marketplace

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location:	Las Vegas, NV 89178
Original Balance:	$33,000,000			General Property Type:	Retail
Cut-off Date Balance:	$33,000,000			Detailed Property Type:	Shadow Anchored
% of Initial Pool Balance:	4.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2017-2021/NAP
Borrower Sponsor:	David DelZotto			Size:	115,051 SF
Guarantor:	David DelZotto			Cut-off Date Balance Per SF:	$287
Mortgage Rate:	4.5100%			Maturity Date Balance Per SF:	$263
Note Date:	2/28/2022			Property Manager:	MDL Group, LLC
First Payment Date:	4/1/2022
Maturity Date:	3/1/2032
Original Term to Maturity:	120 months			3)
Original Amortization Term:	360 months
IO Period:	60 months
Seasoning:	1 month
Prepayment Provisions:	L(23),YM1(93),O(4)
Lockbox/Cash Mgmt Status:	Hard/Springing
Additional Debt Type:	NAP			Underwriting and Financial Information(2)
Additional Debt Balance:	NAP			UW NOI(3):	$3,040,407
Future Debt Permitted (Type):	No (NAP)			UW NOI Debt Yield:	9.2%
Reserves(1)				UW NOI Debt Yield at Maturity:	10.0%
Type	Initial	Monthly	Cap	UW NCF DSCR:	1.38x (P&I) 1.83x (IO)
RE Tax:	$16,872	16,872	NAP	Most Recent NOI(3):	$1,801,098 (12/31/2021)
Insurance:	$28,181	$2,349	NAP	2nd Most Recent NOI:	$1,762,369 (12/31/2020)
Deferred Maintenance:	$61,375	$0	NAP	3rd Most Recent NOI:	$956,706 (12/31/2019)
Replacement Reserves:	$0	$1,918	$69,031	Most Recent Occupancy:	98.9% (12/1/2021)
TI/LC Reserves:	$0	$11,984	$431,441	2nd Most Recent Occupancy(4):	93.6% (12/31/2020)
CC&Rs Reserve:	$182,367	$0	NAP	3rd Most Recent Occupancy(5):	82.4% (12/31/2019)
Free Rent/Gap Rent Reserve:	$82,310	$0	NAP	Appraised Value (as of):	$46,500,000 (12/17/2021)
Lease Expiration Reserve:	$0	Springing	$720,000	Appraised Value Per SF:	$404
Existing TI/LC Reserve:	$834,208	$0	NAP	Cut-off Date LTV Ratio:	71.0%
White Box Reserve:	$83,780	$0	NAP	Maturity Date LTV Ratio:	65.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$33,000,000	100.0%	Loan Payoff:	$27,871,118	84.5%
			Return of Equity:	$2,840,708	8.6%
			Reserves:	$1,289,093	3.9%
			Closing Costs:	$999,081	3.0%
Total Sources:	$33,000,000	100.0%	Total Uses:	$33,000,000	100.0%

(1)	See “Escrows and Reserves” section below for further discussion of reserve requirements.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Mountain’s Edge Marketplace Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Mountain’s Edge Marketplace Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(3)	The increases in NOI from Most Recent NOI to UW NOI are primarily due to new leases to tenants: Meraki Greek Grill, SOS Waxing, Yoga 6, Kumon Math & Reading Center of Las Vegas – Mountain’s Edge, Jersey Mikes, LongMi Lash, Edge Dentistry and Natural Blum (12.3% of NRA, 14.5% of UW Gross Potential Rent), which moved in to the Mountain’s Edge Marketplace Property (as defined below) as part of the lease-up in 2022, with lease commencement dates between February and May, 2022.

(4)	In 2020, the borrower sponsor was still in the process of building out the Mountain’s Edge Marketplace Property, and the total SF was 111,985.

(5)	In 2019, the borrower sponsor was still in the process of building out the Mountain’s Edge Marketplace Property, and the total SF was 93,028.

The Mortgage Loan. The sixth largest mortgage loan (the “Mountain’s Edge Marketplace Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $33,000,000 and secured by a first priority fee mortgage encumbering a 115,051 SF shadow anchored retail shopping center located in Las Vegas, Nevada (the “Mountain’s Edge Marketplace Property”).

The Borrower and the Borrower Sponsor. The borrower for the Mountain’s Edge Marketplace Mortgage Loan is M-E Retail, LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The non-recourse carveout guarantor and the borrower sponsor is David DelZotto. David DelZotto has over 30 years of real estate experience and founded Remington Homes in 1992, which is involved in the development and construction of single-family homes, subdivisions, and custom homes. Remington Homes has developed approximately 1,500 homes in Arizona, California and Nevada. David DelZotto has ownership interests in five retail properties located in the Las Vegas, Nevada and Phoenix, Arizona MSAs.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$33,000,000
7815-8015 Blue Diamond Road	Mountain’s Edge Marketplace	Cut-off Date LTV:	71.0%
Las Vegas, NV 89178		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.2%

The Property. The Mountain’s Edge Marketplace Property is comprised of a fee interest in a 115,051 SF retail shopping center on an approximately 14.8 acre site in Las Vegas Nevada. The Mountain’s Edge Marketplace Property is comprised of eight buildings with 698 parking spaces (6.1 spaces per 1,000 SF). The borrower sponsor purchased the Mountain’s Edge Marketplace Property as a vacant site for approximately $6.4 million in 2015. The borrower sponsor invested approximately $36.4 million to develop and lease-up the Mountain’s Edge Marketplace Property in a multiphase construction between 2017 and 2021. The Mountain’s Edge Marketplace Property is shadow anchored by Albertsons, which occupies approximately 50,000 SF and is not part of the collateral. The Mountain’s Edge Marketplace is junior-anchored by Ross Dress for Less (19.1% of NRA) and Planet Fitness (16.5% of NRA). As of December 1, 2021, the Mountain’s Edge Marketplace Property was 98.9% leased to 39 tenants, and other than Ross Dress for Less and Planet Fitness, no tenant occupies over 5.8% of NRA. As of March 1, 2022, there are seven tenants (10.9% of NRA, 12.6% of underwritten rent) that have not yet opened for business, and have all executed leases that commence between March and May 2022 with no outs. The Mountain’s Edge Marketplace Property is positioned within Mountain’s Edge, a master-planned community in Las Vegas, and is subject to a Mountain’s Edge Homeowner’s Association declaration as well as various other declarations, which provide for maintenance obligations (the lien for which has priority over the mortgage), design standards and certain use restrictions.

Major Tenants.

Ross Dress for Less (22,000 SF, 19.1% of NRA, 10.7% of underwritten rent). Ross Dress for Less is a chain of off-price department stores that offers a selection of women’s and men’s apparel, accessories, footwear and furniture. Ross Dress for Less has more than 100,000 employees and 1,585 stores in 40 states, District of Columbia and Guam. Ross Dress for Less has been a tenant at the Mountain’s Edge Marketplace since 2020, and currently has an annual base rent of $15.75 PSF, which increases to $16.25 PSF in February 2026. Ross Dress for Less has a lease expiration date of January 31, 2031, and has four 5-year renewal options remaining.

Planet Fitness (18,957 SF, 16.5% of NRA, 8.8% of underwritten rent). Planet Fitness (NYSE: PLNT) is a franchisor and operator of fitness centers in the United States. As of March 2021, Planet Fitness has approximately 14.1 million members and 2,146 stores in all 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico and Australia. Planet Fitness has been a tenant at the Mountain’s Edge Marketplace since 2021, and currently has an annual base rent of $15.00 PSF, which increases to $16.50 PSF in April 2026. Planet Fitness has a lease expiration date of April 30, 2031, and has three 5-year renewal options remaining.

Mountain’s Edge HOA Office (6,618 SF, 5.8% of NRA, 6.8% of underwritten rent). Mountain’s Edge HOA Office serves as the business offices for Mountain’s Edge Master Association, a master-planned community comprised of over fifty neighborhoods that are managed by secondary sub-association management teams. The community of Mountain’s Edge is made up of over 12,000 households. Mountain’s Edge HOA Office has been a tenant at the Mountain’s Edge Marketplace since 2021, and currently has an annual base rent of $33.00 PSF, which increases to $36.60 in October 2026. Mountain’s Edge HOA Office has a lease expiration date of October 31, 2031, and has three 5-year renewal options remaining.

ProCare Medical – Mountain’s Edge (4,235 SF, 3.7% of NRA, 4.7% of underwritten rent). ProCare Medical is a provider of healthcare services, including primary care, urgent care, diagnostic testing, and surgical or non-surgical common procedures in the Las Vegas area. ProCare Medical – Mountain’s Edge has been a tenant at the Mountain’s Edge Marketplace since 2019, and currently has an annual base rent of $34.92 PSF, which increases to $36.00 PSF in May 2022. ProCare Medical – Mountain’s Edge has a lease expiration date of May 31, 2029, and has two 5-year renewal options remaining.

Meraki Greek Grill (4,000 SF, 3.5% of NRA, 3.9% of underwritten rent). Meraki Greek Grill is a locally owned restaurant that has signed a lease at the Mountain’s Edge Marketplace that will begin in May 1, 2022 and has a lease expiration date of April 30, 2032, with two 5-year renewal options remaining.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$33,000,000
7815-8015 Blue Diamond Road	Mountain’s Edge Marketplace	Cut-off Date LTV:	71.0%
Las Vegas, NV 89178		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.2%

The following table presents a summary regarding the major tenants at the Mountain’s Edge Marketplace Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	Annual UW Rent PSF(3)	App. % of Total Annual UW Rent
							Term. Option	Renewal Options	Lease Expiration
Ross Dress for Less	NR/A2/BBB+	22,000	19.1%	$346,500	$15.75	10.7%	N	4 x 5 yr	1/31/2031
Planet Fitness	NR/NR/NR	18,957	16.5%	$284,355	$15.00	8.8%	N	3 x 5 yr	4/30/2031
Mountain’s Edge HOA Office	NR/NR/NR	6,618	5.8%	$218,394	$33.00	6.8%	N	3 x 5 yr	10/31/2031
ProCare Medical – Mountain’s Edge	NR/NR/NR	4,235	3.7%	$152,460	$36.00	4.7%	N	2 x 5 yr	5/31/2029
Meraki Greek Grill	NR/NR/NR	4,000	3.5%	$124,800	$31.20	3.9%	N	2 x 5 yr	4/30/2032
Subtotal/Wtd. Avg.		55,810	48.5%	$1,126,509	$20.18	34.9%

Other Tenants		58,001	50.4%	$2,105,003	$36.29	65.1%
Vacant Space		1,240	1.1%	$0	$0.00	0.0%
Total/Wtd. Avg.		115,051	100.0%	$3,231,512	$28.39	100.0%

(1)	Information is based on the underwritten rent roll as of December 1, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Total Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover at the Mountain’s Edge Marketplace Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	3	4,225	$37.20	3.7%	3.7%	$157,170	4.9%	4.9%
2023	2	3,903	$37.08	3.4%	7.1%	$144,723	4.5%	9.3%
2024	3	4,057	$37.73	3.5%	10.6%	$153,062	4.7%	14.1%
2025	1	3,602	$36.00	3.1%	13.7%	$129,672	4.0%	18.1%
2026	4	4,660	$34.05	4.1%	17.8%	$158,683	4.9%	23.0%
2027	2	2,838	$33.93	2.5%	20.2%	$96,288	3.0%	26.0%
2028	2	3,900	$33.40	3.4%	23.6%	$130,248	4.0%	30.0%
2029	9	21,195	$38.36	18.4%	42.1%	$813,064	25.2%	55.2%
2030	2	3,638	$34.98	3.2%	45.2%	$127,254	3.9%	59.1%
2031	5	50,454	$18.83	43.9%	89.1%	$950,016	29.4%	88.5%
2032 & Beyond	6	11,339	$32.75	9.9%	98.9%	$371,332	11.5%	100.0%
Vacant	0	1,240	$0.00	1.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	39	115,051	$28.39	100.0%		$3,231,512	100.0%

(1)	Information is based on the underwritten rent roll as of December 1, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. The Mountain’s Edge Marketplace Plaza Mortgage Loan has a first payment date of April 1, 2022. As of March 1, 2022, the borrower sponsor has reported that the Mountain’s Edge Marketplace Property is open and operating with no outstanding tenant rent relief agreements. All tenants have been reported to have been paying full rent.

The Market. The Mountain’s Edge Marketplace Property is located in Las Vegas, Nevada, in the Southwest Las Vegas submarket within the Las Vegas Retail market. According to the appraisal, as of the third quarter of 2021, the Southwest Las Vegas submarket has approximately 11.0 million SF of retail space inventory, overall vacancy in the submarket was approximately 5.4% and asking rent was $28.64 PSF. The Mountain’s Edge Marketplace Property is located along Blue Diamond Road, with primary access to the area provided by Interstate 15, a major freeway that extends north/south through the Las Vegas metro area. Additional access is provided by Interstate 215, a major freeway that encircles the Las Vegas metro area in a southeast to northwest direction. The McCarran International Airport is located approximately 11 miles from the Mountain’s Edge Marketplace Property. The Las Vegas Strip, regarded as one of the top tourist destinations in the United States, is approximately 9 miles from the Mountain’s Edge Marketplace Property. Major employers in the area include South /Point Hotel and Casino, Silverton Casino, M Resort and Casino, Southern Hills Hospital and Medical Center, Ikea, Switch Data Center, and Credit One Bank, along with several automotive dealerships located along the Interstate 215 freeway. According to the appraisal, the 2021 estimated population within a one-, three- and five-mile radius of the Mountain’s Edge Marketplace Property was 12,879, 122,099 and 222,394, respectively. The 2021 estimated average household income within a one-, three-, and five-mile radius of the Mountain’s Edge Marketplace Property was $111,737, $105,458 and $101,438, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$33,000,000
7815-8015 Blue Diamond Road	Mountain’s Edge Marketplace	Cut-off Date LTV:	71.0%
Las Vegas, NV 89178		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.2%

The following table presents recent leasing data for small retail tenants at comparable retail properties with respect to the Mountain’s Edge Marketplace Property:

Comparable Small Retail Lease Summary
Subject/Location	Tenant Name	Size (SF)	Lease Size (SF)	Lease Date	Rent PSF	Lease Term (Mos.)
Mountain’s Edge Marketplace (subject)(1) Las Vegas, NV	Meraki Greek Grill	115,051	4,000	May 2022	$31.20	120
Rainbow Commons – Building A Las Vegas, NV	Glitz & Glam Nails Spa, LLC	4,665	1,780	Jan. 2021	$36.00	120
Rainbow Commons – Building B Las Vegas, NV	Greek Chicken	9,760	3,500	Aug. 2020	$39.00	180
Crossroad Commons Las Vegas, NV	Mastrionni’s Fashions	173,249	5,005	Oct. 2020	$36.00	60
Retail Property Las Vegas, NV	Thai Express	4,026	1,500	June 2020	$40.80	120
Retail Property Las Vegas, NV	MD Nail Spa	4,000	2,000	Dec. 2020	$43.20	186

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of December 1, 2021.

The following table presents recent leasing data for large retail tenants at comparable retail properties with respect to the Mountain’s Edge Marketplace Property:

Comparable Large Retail Lease Summary
Subject/Location	Tenant Name	Size (SF)	Lease Size (SF)	Lease Date	Rent PSF	Lease Term (Mos.)
Mountain’s Edge Marketplace (subject)(1) Las Vegas, NV	Ross Dress for Less	115,051	22,000	June 2020	$15.75	128
Sahara Center Las Vegas, NV	Burlington Stores	223,016	48,929	Dec. 2017	$22.00	120
Crossroad Commons Las Vegas, NV	Planet Fitness	173,249	20,100	Jan. 2021	$16.50	120
The Arroyo Market Square Las Vegas, NV	Listing	35,328	35,328	Dec. 2021	$18.00	60

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of December 1, 2021.

The following table presents recent leasing data for coffee shop tenants at comparable retail properties with respect to the Mountain’s Edge Marketplace Property:

Comparable Coffee Shop Lease Summary
Subject/Location	Tenant Name	Size (SF)	Lease Size (SF)	Lease Date	Rent PSF	Lease Term (Mos.)
Mountain’s Edge Marketplace (subject)(1) Las Vegas, NV	Starbucks	115,051	2,119	May 2019	$51.48	120
Dutch Bros. Las Vegas, NV	Dutch Bros.	825	825	Jan. 2020	$60.59	120
Black Rock Coffee – 7565 South Rainbow Boulevard Las Vegas, NV	Black Rock Coffee	1,365	1,365	Dec. 2019	$87.91	180
Adobe Springs Plaza Henderson, NV	Starbucks	17,990	1,600	July 2020	$33.00	120

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of December 1, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$33,000,000
7815-8015 Blue Diamond Road	Mountain’s Edge Marketplace	Cut-off Date LTV:	71.0%
Las Vegas, NV 89178		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.2%

The following table presents information relating to sales of comparable properties to the Mountain’s Edge Marketplace Property identified by the appraisal:

Comparable Sales
Location	Rentable Area (SF)	Year Built/ Renovated	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Mountain’s Edge Marketplace (subject) 7815-8015 Blue Diamond Road Las Vegas, NV	115,051(1)	2017-2021 / NAP	98.9%(1)	2015(2)	$42,770,056(2)	$371.75
Fort Apache Commons 1215-1225 South Fort Apache Road Las Vegas, NV	50,746	2005 / NAP	93.0%	Oct-2019	$21,100,000	$415.80
Crossroads Commons 8825-8975 West Charleston Boulevard Las Vegas, NV	173,249	2003 / 2020	78.0%	Dec-2020	$50,753,082	$292.95
Sunrise Marketplace 450-570 North Nellis Boulevard Las Vegas, NV	191,345	1988 / 2017	98.0%	Dec-2020	$32,660,000	$170.69
Rainbow Promenade 2021-2251 North Rainbow Road Las Vegas, NV	174,927	1997 / 2017	96.0%	May-2021	$25,500,000	$145.78
Beltway Plaza 9310 South Eastern Avenue Henderson, NV	85,845	1999 / NAP	90.0%	July-2021	$29,400,000	$342.48
Rainbow Springs 3501-3615 South Rainbow Boulevard Las Vegas, NV	364,195	1993 / NAP	92.0%	Nov-2021	$42,500,000	$116.70

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of December 1, 2021.

(2)	The borrower sponsor acquired the vacant site in 2015 for $6,398,640. Between 2017 and 2021, the borrower sponsor invested $36,371,416 to develop and lease-up the Mountain’s Edge Marketplace Property in a multi-phased construction.

The following table presents information relating to the appraisal’s market rent conclusion for the Mountain’s Edge Marketplace Property:

Market Rent Summary
	Small Retail	Large Retail	Coffee Shop
Market Rent	$33.00	$16.00	$60.00
Lease Term (Years)	5	10	10
Lease Type	NNN	NNN	NNN
Rent Increases Projection	3.00% per annum	10% / 5 years	10% / 5 years
Tenant Improvements (New)	$50.00	$25.00	$100.00
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%
Free Rent	3 months	6 months	3 months

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$33,000,000
7815-8015 Blue Diamond Road	Mountain’s Edge Marketplace	Cut-off Date LTV:	71.0%
Las Vegas, NV 89178		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Mountain’s Edge Marketplace Property:

Cash Flow Analysis(1)
	2018(2)	2019(2)	2020(2)	2021(2)(3)	UW(3)	UW PSF
Gross Potential Rent	$424,090	$891,405	$1,860,812	$2,090,197	$3,272,432	$28.44
Reimbursements	$218,578	$423,773	$494,850	$455,183	$800,450	$6.96
Other Income	$15,373	$105,262	$16,484	$49,047	$0	$0.00
Discounts Concessions	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($203,644)	($1.77)
Effective Gross Income	$658,041	$1,420,440	$2,372,146	$2,594,427	$3,869,238	$33.63

Real Estate Taxes	$0	$0	$100,341	$146,487	$206,502	$1.79
Insurance	$0	$0	$0	$24,734	$26,839	$0.23
Other Expenses	$257,512	$463,734	$509,435	$622,108	$595,490	$5.18
Total Expenses	$257,512	$463,734	$609,776	$793,329	$828,831	$7.20

Net Operating Income	$400,529	$956,706	$1,762,369	$1,801,098	$3,040,407	$26.43
Capital Expenditures	$0	$0	$0	$0	$23,010	$0.20
TI/LC	$0	$0	$0	$0	$249,881	$2.17
Net Cash Flow	$400,529	$956,706	$1,762,369	$1,801,098	$2,767,516	$24.05

Occupancy %	84.8%(4)	82.4%(5)	93.6%(6)	98.9%(7)	95.0%(8)
NOI DSCR	0.20x	0.48x	0.88x	0.90x	1.51x
NCF DSCR	0.20x	0.48x	0.88x	0.90x	1.38x
NOI Debt Yield	1.2%	2.9%	5.3%	5.5%	9.2%
NCF Debt Yield	1.2%	2.9%	5.3%	5.5%	8.4%

(1)	The borrower sponsor acquired the vacant site in 2016 for $6,398,640. Between 2017 and 2021, the borrower sponsor invested $36,371,416 to develop and lease-up the Mountain’s Edge Marketplace Property in a multi-phased construction.

(2)	Includes operations of the entire center, which includes non-collateral portions.

(3)	Increases in Gross Potential Rent from 2021 to UW are primarily due to new leases to tenants: Meraki Greek Grill, SOS Waxing, Yoga 6, Kumon Math & Reading Center of Las Vegas – Mountain’s Edge (“Kumon”), Jersey Mikes, LongMi Lash, Edge Dentistry and Natural Blum (12.3% of NRA, 14.5% of UW Gross Potential Rent), which have moved in to the Mountain’s Edge Marketplace Property as part of the lease-up in 2022, with lease commencement dates between February and May, 2022. Except for Kumon, such tenants have not yet opened for business.

(4)	In 2018, the borrower sponsor was still in the process of building out the Mountain’s Edge Marketplace Property, and the total SF was 77,760.

(5)	In 2019, the borrower sponsor was still in the process of building out the Mountain’s Edge Marketplace Property, and the total SF was 93,028.

(6)	In 2020, the borrower sponsor was still in the process of building out the Mountain’s Edge Marketplace Property, and the total SF was 111,985.

(7)	2021 Occupancy is based off the December 1, 2021 underwritten rent roll.

(8)	Based on economic vacancy.

Escrows and Reserves.

The Mountain’s Edge Marketplace Mortgage Loan documents require upfront reserves of (i) $61,375 for required repairs, (ii) $16,872 for real estate taxes, (iii) $28,181 for insurance premiums, (iv) $82,310 for free and gap rent for eight new tenants, (v) $834,208 for outstanding tenant improvements and leasing commissions for nine tenants, (vi) $83,780 for capital improvements to bring a specified suite at the Mountain’s Edge Marketplace Property into “white box” condition, and (vii) $182,367 for assessments under various declarations applicable to the Mountain’s Edge Marketplace Property.

Real Estate Taxes – The borrower is required to make ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Mountain’s Edge Marketplace Property (currently, $16,872).

Insurance – The borrower is required to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (currently, $2,349). Notwithstanding the foregoing, the borrower is not required to reserve for insurance premiums, provided that (i) no event of default is continuing under the Mountain’s Edge Marketplace Mortgage Loan, (ii) the liability and casualty insurance coverage for the Mountain’s Edge Marketplace Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with paid receipts for payment of the insurance premiums and provides evidence of renewals of the insurance policies, no later than ten days prior to the expiration of the current policy.

Replacement Reserve –The borrower is required to make ongoing monthly deposits of approximately $1,918 into a capital expenditure reserve, provided that the borrower is not required to make such deposits at any time that the amount in such reserve equals or exceeds approximately $69,031.

TI/LC Reserve – The borrower is required to make ongoing monthly deposits of approximately $11,984 into a reserve for tenant improvements and leasing commissions, provided that the borrower is not required to make such deposits at any time that the amount in such reserve equals or exceeds approximately $431,441.

Lease Expiration Reserve – Upon the earlier of (i) a Major Tenant (as defined below) giving notice that it is not renewing its lease and/or will vacate its premises upon expiration of its lease, or actually vacating its premises in connection with the expiration of its lease or (ii) nine months prior to the expiration date of a Major Tenant’s lease, the borrower is required to make ongoing monthly deposits of $60,000 into a reserve for tenant improvements and leasing commissions, provided that the borrower is not required to make such deposits at any time that (i) the amount in such reserve equals or exceeds $720,000 or (ii) each Major Tenant lease has been renewed in accordance with the terms of the loan documents.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$33,000,000
7815-8015 Blue Diamond Road	Mountain’s Edge Marketplace	Cut-off Date LTV:	71.0%
Las Vegas, NV 89178		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.2%

Lockbox and Cash Management. The Mountain’s Edge Marketplace Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants to deposit rents directly into the lockbox account, and each of the borrower and property manager are required to deposit any rents received by it despite such direction into the lockbox account within one business day of receipt. If no Cash Sweep Event Period (as defined below) exists, funds in the lockbox account will be swept into the borrower’s operating account. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited, so long as the Cash Sweep Event Period is continuing, and applied on each monthly payment date, provided no event of default is continuing: (i) to make the monthly deposits into the real estate tax and insurance reserves, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Mountain’s Edge Marketplace Mortgage Loan, (iii) to make the monthly deposits into the replacement reserve and TI/LC Reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, (v) to make monthly payments into the lease expiration reserve, if any, as described under “Escrows and Reserves”, and (vi) to transfer any remainder into an excess cash flow reserve to be held as additional security for the Mountain’s Edge Marketplace Mortgage Loan during the continuance of such Cash Sweep Event Period.

A “Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the Mountain’s Edge Marketplace Mortgage Loan documents and ending upon the cure of such event of default;

(ii)	commencing upon the debt service coverage ratio (assuming a 30 year amortization schedule and based on the current rent roll and trailing six months’ operating statements) for the Mountain’s Edge Marketplace Mortgage Loan being less than 1.15x at the end of any two calendar quarters and ending upon the debt service coverage ratio (assuming a 30 year amortization schedule and based on the current rent roll and trailing six months’ operating statements) being at least 1.20x for the immediately preceding two consecutive calendar quarters; or

(iii)	commencing upon a Tenant Credit Event (as defined below) and ending upon the cure of such Tenant Credit Event (as set forth in the definition of such term); or

(iv)	commencing upon Ross Dress for Less, Inc. (“Ross”) (and/or any rated parent company, guarantor or successor by merger of Ross) failing to maintain a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each of the other rating agencies which rate such entity and ending at such time as Ross attains a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each of the other rating agencies which rate such entity.

A “Tenant Credit Event” means an event:

(i)	commencing upon the occurrence of a bankruptcy event with respect to any Major Tenant (as defined below) and/or guarantor under any Major Tenant’s lease (as applicable) and ending upon the applicable Major Tenant’s lease being affirmed in connection with such bankruptcy event;

(ii)	commencing upon any Major Tenant or Albertson’s (or any replacement store or stores for Albertsons permitted under the co-tenancy provisions of the Ross lease (“Albertson’s and any such replacement store(s), collectively, the “Required Co-tenant”)failing to operate its business at the premises leased by the Major Tenant or Albertsons pursuant to its lease or “going dark” and ending upon the applicable Major Tenant or Albertson’s, as applicable, being open for business and in occupancy of all its leased premises;

(iii)	commencing upon any Major Tenant or the Required Co-Tenant giving notice to the borrower of its intent to vacate the premises leased by the Major Tenant or the Required Co-Tenant, as applicable, pursuant to its lease, or actually vacating such premises (other than as a result of the expiration of its lease) or any Major Tenant giving notice to the borrower of its intent to terminate its lease prior to the stated expiration date thereof, or actually terminating its lease prior to the stated expiration date thereof, and ending upon the premises formerly occupied by the Major Tenant or the Required Co-Tenant, as applicable, being re-leased in full to a new tenant on terms and conditions acceptable to the lender in its sole discretion, and the new tenant delivering to the lender an estoppel certificate certifying that such new tenant is in occupancy of the space previously occupied by the applicable Major Tenant or the Required Co-Tenant, as applicable, is open for business, and is paying full, unabated rent, with no outstanding landlord obligations under its lease; or

(iv)	commencing upon the occurrence of a Reduced Occupancy Period (as defined below) and ending upon the expiration of the Reduced Occupancy Period, as evidenced by the borrower’s delivery to the lender of an estoppel certificate executed by Ross acceptable to the lender in its sole discretion in which Ross certifies that (a) Ross is in occupancy of the entire space demised to Ross under its lease, (b) Ross is open for business, and paying full, unabated rent, (c) no Reduced Occupancy Period is then in effect, and (d) Ross does not have any right to terminate its lease as a result of any Reduced Occupancy Period.

“Major Tenant” means: (i) Ross; (ii) Planet Fitness; and (iii) any subsequent occupant(s) of the premises leased by Ross and/or Planet Fitness at the Mountain’s Edge Marketplace Property as of the origination date.

“Reduced Occupancy Period” has the meaning set forth in the Ross lease, and generally occurs if (i) Albertsons (or certain permitted substitute tenant(s) therefor) is not operating every day (except public holidays) at least from 10:00 a.m. to 6:00 p.m. under a lease with a minimum three years of duration in a minimum floor area of 59,000 SF or (ii) retail tenants of the shopping center of which the Mountain’s Edge Marketplace Property is a part, including Albertson’s, are not open and operating under leases with a minimum three years duration in at least 70% of the leasable floor area of the shopping center (excluding the floor area of the Ross store and certain other parcels).

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Real Estate Substitution. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$33,000,000
7815-8015 Blue Diamond Road	Mountain’s Edge Marketplace	Cut-off Date LTV:	71.0%
Las Vegas, NV 89178		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.2%

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers acts of terrorism in an amount equal to the “full replacement cost” of the Mountain’s Edge Marketplace Property, together with business income insurance covering the 18-month period commencing at the time of loss. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$30,430,000
1237 Coolidge Highway	Midtown Square	Cut-off Date LTV:	62.9%
Troy, MI 48084		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	9.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$30,430,000
1237 Coolidge Highway	Midtown Square	Cut-off Date LTV:	62.9%
Troy, MI 48084		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	9.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$30,430,000
1237 Coolidge Highway	Midtown Square	Cut-off Date LTV:	62.9%
Troy, MI 48084		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	9.3%

Midtown Square
1237 Coolidge Highway
Troy, MI 48084
Rochester Hills
Shelby
Troy
Bloomfield Hills
Bloomfield Township
Birmingham
DOWNTOWN BIRMINGHAM
Sterling Heights
MACOMB COUNTY
Clawson
OAKLAND COUNTY
Beverly Hills
Royal Oak
DOWNTOWN ROYAL OAK
Madison Heights
Berkley
Lathrup Village
Huntington Woods
Warren
Southfield
Oak Park
Hazel Park
Ferndale
DETROIT
WAYNE COUNTY
Auburn Rd
South Blvd
Square Lake Rd
Long Lake Rd
Wattles Rd
Big Beaver Rd
Kirts Blvd
Maple Rd
14 Mile Rd
13 Mile Rd
12 Mile Rd
11 Mile Rd
10 Mile Rd
9 Mile Rd
8 Mile Rd
Oak Park Blvd
Walter P. Reuther Frwy
John C. Lodge Frwy
Chrysler Frwy
Woodward Ave
Coolidge Hwy
Crooks Rd
Rochester Rd
John R. Rd
Dequindre Rd
Livernois Rd
Stephenson Hwy
Main St
Hilton Rd
Greenfield Rd
Southfield Rd
Evergreen Rd
Lahser Rd
Berg Rd
Wyoming Ave
AMTRAK
TROY AMTRAK
ROYAL OAK AMTRAK
Hampton Village Centre
Rochester Golf and Country Club
Beaumont Hospital-Troy Campus
Firefighters Park
Sylvan Glen GC
Joseph Delia Jr. Park
Walsh College
Raintree Park
Phillip J. Huber Park
Troy Commons Shopping Center
Troy Marketplace
Somerset Collection
Oakland Hills CC
Oakland County Troy Airport
Birmingham Golf Course
Oakland Mall
Madison Place
Beaumont Hospital, Royal Oak
Red Run Golf Club
Universal Shopping Center
Lincoln Shopping Center
Detroit Zoo
Civic Ctr. Park
HED
Yahoo
CDW
Southfield Civic Ctr. Arena
Lawrence Technological University
Oakland Comm. College-Southfield
Ascension Providence Park Hospital, Southfield Campus
Detroit Metro-Wayne County Airport 20 miles
Michigan State Fairgrounds
Downtown Detroit 8 miles
75
59
150
696
10
39
102
1
Waterford
Pontiac
Rochester
Rochester Hills
Shelby
West Bloomfield
Troy
Sterling Heights
Clinton
Farmington Hills
Warren
St. Clair Shores
Novi
Southfield
Livonia
WAYNE COUNTY
DETROIT
Canton
Westland
Dearborn
WINDSOR
Taylor
ONTARIO
Lake St. Clair
OAKLAND COUNTY
MACOMB COUNTY
WASHTENAW COUNTY
U.S. CANADA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 7 – Midtown Square

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location:	Troy, MI 48084
Original Balance(1):	$30,430,000			General Property Type:	Retail
Cut-off Date Balance(1):	$30,430,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	4.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2000/NAP
Borrower Sponsor:	Grand Sakwa Properties LLC			Size(4):	580,251 SF
Guarantor(2):	NAP			Cut-off Date Balance Per SF(1):	$139
Mortgage Rate:	4.0000%			Maturity Date Balance Per SF(1):	$117
Note Date:	2/14/2022			Property Manager:	Grand/Sakwa Management, LLC
First Payment Date:	4/1/2022				(borrower-related)
Maturity Date:	3/1/2032
Original Term to Maturity:	120 months			Underwriting and Financial Information(5)
Original Amortization Term:	360 months			UW NOI:	$7,470,294
IO Period:	24 months			UW NOI Debt Yield(1):	9.3%
Seasoning:	1 month			UW NOI Debt Yield at Maturity(1):	11.0%
Prepayment Provisions:	L(25),D(90),O(5)			UW NCF DSCR(1):	1.55x (P&I) 2.19x (IO)
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$8,420,989 (12/31/2021)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI:	$7,252,892 (12/31/2020)
Additional Debt Balance(1):	$50,000,000			3rd Most Recent NOI:	$7,661,257 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	99.4% (1/28/2022)
Reserves(3)				2nd Most Recent Occupancy:	99.4% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2019)
RE Taxes:	$88,352	$22,088	NAP	Appraised Value (as of):	$127,800,000 (12/2/2021)
Insurance:	$0	Springing	NAP	Appraised Value Per SF:	$220
Capital Expenditures:	$0	$2,568	NAP	Cut-off Date LTV Ratio(1):	62.9%
TI/LC:	$500,000	$21,136	$1,250,000	Maturity Date LTV Ratio(1):	53.1%
Guarantor Reserve:	$19,335,811	$0	NAP
Dunham’s Litigation Fees Reserve:	$71,500	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$80,430,000	100.0%	Loan Payoff:	$59,654,968	74.2%
			Reserves:	$19,995,663	24.8%
			Closing Costs:	$779,369	1.0%
Total Sources:	$80,430,000	100.0%	Total Uses:	$80,430,000	100.0%

(1)	The Midtown Square Mortgage Loan (as defined below) is part of the Midtown Square Whole Loan (as defined below), with an aggregate original principal amount of $80,430,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Midtown Square Whole Loan.

(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Midtown Square Whole Loan. See “Escrows and Reserves—Guarantor Reserve” below.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Size includes square feet of improvements on parcels ground leased to Home Depot, Target, and Kohl’s, which own their improvements during the term of the ground lease. The net rentable area of the Midtown Square Property excluding such tenants is 193,310 square feet.

(5)	The novel coronavirus pandemic is an evolving situation and could impact the Midtown Square Whole Loan more severely than assumed in the underwriting of the Midtown Square Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The seventh largest mortgage loan (the “Midtown Square Mortgage Loan”) is part of a whole loan (the “Midtown Square Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $80,430,000. The Midtown Square Whole Loan is secured by a first priority fee mortgage encumbering a 580,251 SF retail property located in Troy, Michigan (the “Midtown Square Property”). The Midtown Square Mortgage Loan is evidenced by the non-controlling Note A-2 with an original principal balance of $30,430,000. The controlling Note A-1 in the original principal amount of $50,000,000 (the “Midtown Square Non-Serviced Pari Passu Companion Loan”) has been contributed to the BANK 2022-BNK40 securitization trust. The Midtown Square Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2022-BNK40 securitization trust. See “Description of the Mortgage Pool-The Whole Loans-The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$30,430,000
1237 Coolidge Highway	Midtown Square	Cut-off Date LTV:	62.9%
Troy, MI 48084		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	9.3%

Midtown Square Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$50,000,000	$50,000,000	BANK 2022-BNK40	Yes
A-2	$30,430,000	$30,430,000	MSC 2022-L8	No
Total	$80,430,000	$80,430,000

The Borrower and the Borrower Sponsor. The borrower is Grand/Sakwa New Holland Shopping Center, L.L.C., a single-purpose, Delaware limited liability company with one independent director in its organizational structure. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Midtown Square Whole Loan. See “Escrows and Reserves—Guarantor Reserve” below. The borrower sponsor is Grand Sakwa Properties LLC, which has developed millions of square feet of retail, mixed-use and residential properties. Grand Sakwa Properties LLC is one of the largest private real estate developers in the Midwest. Grand Sakwa Properties LLC is 60.5% owned by Stephen Grand Trust under Agreement dated September 15, 1988, 29.3% owned by Gary Sakwa, and 10.3% owned by Ted Simon, Gary Cooper, Sakwa Legacy, LLC, and Bro. Investments, LLC. Gary Sakwa is the co-founder and managing partner of Grand Sakwa Properties LLC, and has over 35 years of experience in the residential and commercial real estate industry. Gary Sakwa has developed over 10,000 residential lots and through joint ventures has constructed over 3,000 homes, along with developing and/or acquiring over five million square feet of commercial property.

The Property. The Midtown Square Property is an anchored retail property totaling 580,251 square feet located in Troy, Michigan. The Midtown Square Property was built in 2000 on a 57.45 acre site. The Midtown Square Property is anchored by Home Depot, Target, Kohl’s, and Kroger, and is shadow anchored by Whole Foods Market and LA Fitness. The Home Depot, Target and Kohl’s stores are ground lease tenants which own their improvements. The net rentable area of the Midtown Square Property excluding such tenants is 193,310 square feet. The Midtown Square Property is 99.4% leased to 17 tenants as of January 28, 2022, with a diverse tenant mix including Michael’s, Old Navy, Famous Footwear, Panera Bread, Five Guys, and Petco. The Midtown Square Property offers 3,250 parking spaces, resulting in a parking ratio of 5.6 spaces per 1,000 square feet of net rentable area

Major Tenants.

Home Depot (149,088 square feet, 25.7% of net rentable area, 28.4% of underwritten rent). Home Depot is a large home improvement retailer in the United States, supplying tools, construction products, appliances, and services, operating mostly as big box stores. Founded in 1978, Home Depot operates 2,300 stores across North America employing approximately 500,000 employees. The Home Depot lease is a ground lease and Home Depot owns its improvements during the term of the lease. Home Depot has anchored the Midtown Square Property since 2001, has a lease expiration date of January 31, 2026, and has three, ten-year extension options remaining.

Target (148,200 square feet, 25.5% of net rentable area, 12.1% of underwritten rent). Target is a big box department store chain, with stores in all 50 states and the District of Columbia. Employing over 350,000 employees, Target operates 1,926 stores in the United States. The Target lease is a ground lease and Target owns its improvements during the term of the lease. Target has anchored the Midtown Square Property since 2001, has a lease expiration date of January 31, 2026, and has five, ten-year extension options remaining.

Kohl’s (89,653 square feet, 15.5% of net rentable area, 7.9% of underwritten rent). Kohl’s is a retail chain of family oriented department stores. Kohl’s stores feature apparel, footwear accessories, and soft home products. Kohl’s operates more than 1,100 stores in 49 states, while also offering online shopping. The Kohl’s lease is a ground lease and Kohl’s owns its improvements during the term of the lease. Kohl’s has anchored the Midtown Square Property since 2001, has a lease expiration date of January 30, 2027 and has five, five-year extension options remaining.

Kroger (58,505 square feet, 10.1% of net rentable area, 13.8% of underwritten rent). The Kroger Co. (NYSE: KR), operates a combination of food and drug stores, multi-department stores, marketplace stores, and price impact warehouses. Through 17 subsidiaries, The Kroger Co. operates over 2,700 retail food stores in 35 states and the District of Columbia, as well as an online retail store. Kroger has anchored the Midtown Square Property since 2007, has a lease expiration date of September 30, 2031, and has four, five-year extension options remaining.

Dunham’s Sports (24,026 square feet, 4.1% of net rentable area, 5.9% of underwritten rent). Dunham’s Sports is a regional sporting goods chain, with stores located in the Midwest and Southeast United States. The chain of stores specializes in athletic equipment, clothing, guns, and other sports-related items. Founded in 1937, Dunham’s Sports operates 235 stores across 23 states. Dunham’s Sports has occupied the Midtown Square Property since 2001, and has a lease expiration date of January 31, 2027.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$30,430,000
1237 Coolidge Highway	Midtown Square	Cut-off Date LTV:	62.9%
Troy, MI 48084		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	9.3%

The following table presents a summary regarding the major tenants at the Midtown Square Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF(3)	Approx.% of SF(3)	Annual UW Rent	Annual UW Rent PSF(3)(4)	App. % of Total Annual UW Rent
							Term. Option	Extension Options	Lease Expiration
Home Depot	A/A2/A	149,088	25.7%	$2,323,296	$15.58	28.4%	N	3 x 10 yr	1/31/2026
Target	A/A2/A	148,200	25.5%	$990,000	$6.68	12.1%	N	5 x 10 yr	1/31/2026
Kohl’s	BBB-/Baa2/BBB-	89,653	15.5%	$648,588	$7.23	7.9%	N	5 x 5 yr	1/30/2027
Kroger	NR/Baa1/BBB	58,505	10.1%	$1,125,048	$19.23	13.8%	N	4 x 5 yr	9/30/2031
Dunham’s Sports	NR/NR/NR	24,026	4.1%	$480,520	$20.00	5.9%	N	NAP	1/31/2027
Subtotal/Wtd. Avg.		469,472	80.9%	$5,567,452	$11.86	68.1%

Other Tenants		107,063	18.5%	$2,606,296	$24.34	31.9%
Vacant Space		3,716	0.6%	$0	$0.00	0.0%
Total/Wtd. Avg.		580,251	100.0%	$8,173,748	$14.18	100.0%

(1)	Information is based on the underwritten rent roll as of January 28, 2022.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	SF includes square feet of improvements on parcels ground leased to Home Depot, Target and Kohl’s.

(4)	Total Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover at the Midtown Square Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling(3)	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0.00	0.0%	0.0%
2022	1	5,259	$33.21	0.9%	0.9%	$174,651	2.1%	2.1%
2023	1	2,251	$29.00	0.4%	1.3%	$65,279	0.8%	2.9%
2024	1	3,299	$32.00	0.6%	1.9%	$105,564	1.3%	4.2%
2025	0	0	$0.00	0.0%	1.9%	$0.00	0.0%	4.2%
2026	5	311,545	$11.65	53.7%	55.6%	$3,629,165	44.4%	48.6%
2027	5	175,017	$14.21	30.2%	85.7%	$2,486,592	30.4%	79.0%
2028	1	7,000	$28.29	1.2%	86.9%	$198,000	2.4%	81.5%
2029	1	10,163	$28.00	1.8%	88.7%	$284,568	3.5%	85.0%
2030	1	3,496	$30.00	0.6%	89.3%	$104,880	1.3%	86.2%
2031	1	58,505	$19.23	10.1%	99.4%	$1,125,048	13.8%	100.0%
2032	0	0	$0.00	0.0%	99.4%	$0.00	0.0%	100.0%
2033 & Beyond	0	0	$0.00	0.0%	99.4%	$0.00	0.0%	100.0%
Vacant	0	3,716	$0.00	0.6%	100.0%	$0.00	0.0%	100.0%
Total/Wtd. Avg.(4)	17	580,251	$14.18	100.0%		$8,173,748	100.0%

(1)	Information is based on the underwritten rent roll as of January 28, 2022.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	SF includes square feet of improvements on parcels ground leased to Home Depot, Target and Kohl’s.

(4)	Total Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. As of February 14, 2022, the Midtown Square Property is open and operating. Three tenants (Michaels, Old Navy, and Dunham’s) each received 2 months of rent relief due to the COVID-19 pandemic. The tenants have made all rent payments as of March 2022, and there are no ongoing rental deferments.

The Market. The Midtown Square Property is located in Troy, Michigan, within the Birmingham Retail submarket of the Detroit Retail market. The Midtown Square Property is located at the northwest corner of Coolidge Highway and Doyle Drive, approximately 19 miles northwest of the Detroit CBD. Troy has a population of 87,294 according to the 2020 census, making it the 11th largest city in Michigan. Primary access to the neighborhood is provided by Interstates 75 and 696, and State Route 59. According to the appraisal, as of the third quarter of 2021, the vacancy rate in the Birmingham Retail submarket was approximately 1.9%, with average asking rents of $30.38 per SF and inventory of approximately 3.2 million square feet. According to the appraisal, as of the third quarter of 2021, the vacancy rate in the Detroit Retail market was approximately 5.3%, with average asking rents of $14.15 per SF and inventory of approximately 314.4 million square feet. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Midtown Square Property was 12,263, 102,681 and 250,268, respectively. The 2021 average household income within the same one-, three- and five- mile radius was $112,065, $127,580 and $124,566, respectively.

The following table presents recent leasing data for anchor tenants at comparable retail properties with respect to the Midtown Square Property:

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$30,430,000
1237 Coolidge Highway	Midtown Square	Cut-off Date LTV:	62.9%
Troy, MI 48084		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	9.3%

Comparable Anchor Retail Lease Summary
Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF
Midtown Square (subject) Troy, MI	2000	580,251	Home Depot	149,088(1)	Feb. 2001(2)	$15.58(2)
2400 Miamisburg Centerville Road Dayton, OH	1974	126,402	Big Sandy Superstore	57,500	March 2021	$11.00
Freestanding Retail Hartland, MI	2009	176,311	Noble Appliance	76,000	Feb. 2019	$8.50
Valley Center Saginaw, MI	1995	409,000	Dicks Sporting Goods	60,000	May 2021	$8.00
Airport Square Toledo, OH	1986	187,252	Urban Air Adventure Park	66,258	Oct. 2020	$7.45
Walmart Howell, MI	2001	214,172	Walmart	214,172	Jan. 2020	$6.39

Source: Appraisal, unless otherwise noted.

(1)	Represents square feet of improvements on parcel ground leased to Home Depot.

(2)	Information based on the underwritten rent roll as of January 28, 2022.

The following table presents comparable junior anchor leases with respect to the Midtown Square Property:

Comparable Junior Anchor Lease Summary
Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Midtown Square (subject)(1) Troy, MI	2000 n.	580,251	Kroger	58,505	Oct. 2021	$19.23	NNN
Canton Center Crossing Canton, MI	2003	49,981	Listing	15,861	April 2021	$15.00	NNN
Millennium Park Livonia, MI	2000	273,029	Bob’s Discount Furniture	35,040	May 2019	$13.50	Absolute Net
Tractor Supply Company Canton, MI	2019	19,560	Tractor Supply Company	19,560	May 2019	$17.42	NNN
ABC Appliance Bloomfield Hills, MI	2004	46,388	ABC Appliance	46,388	Oct. 2020	$12.54	NNN
Planet Fitness Taylor, MI	1960	136,903	Planet Fitness	33,000	July 2021	$16.00	NNN

Source: Appraisal, unless otherwise noted.

(1)	Information based on the underwritten rent roll as of January 28, 2022.

The following table presents recent leasing data for in line retail tenants at comparable retail properties with respect to the Midtown Square Property:

Comparable In Line Retail Lease Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF
Midtown Square (subject)(1) Troy, MI	2000 / NAP	580,251	Ulta Salon	10,163	July 2019	$28.00
BofA Plaza Southfield, MI	2017 / NAP	9,439	Bank of America	2,500	March 2019	$32.00
Storefront Retail Birmingham, MI	1900 / 1984	7,400	State & Liberty Clothing	1,700	Oct. 2021	$40.00
Strip Center West Bloomfield, MI	2016 / NAP	14,740	T-Mobile	3,025	May 2021	$35.00
Henry Ford Center Bloomfield Hills, MI	2020 / NAP	79,884	Beyond Juice	1,304	May 2021	$35.00
West Bloomfield Plaza West Bloomfield, MI	1970 / 2018	79,354	American Gift Baskets	4,971	Jan. 2020	$26.50

Source: Appraisal, unless otherwise noted.

(1)	Information based on the underwritten rent roll as of January 28, 2022.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$30,430,000
1237 Coolidge Highway	Midtown Square	Cut-off Date LTV:	62.9%
Troy, MI 48084		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	9.3%

The following table presents information relating to sales of comparable properties to the Midtown Square Property identified by the appraisal:

Comparable Sales
Property Location	Rentable Area (SF)	Year Built/ Renovated	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Midtown Square (subject) 1237 Coolidge Highway Troy, MI	580,251	2000 / NAP	99.4%(1)	NAV	$127,800,000(2)	$220(2)
Naperville Plaza Shopping Center 8-192 West Gartner Road Naperville, IL	115,147	1961 / 1989	96.6%	Dec-2020	$36,500,000	$317
Baederwood Shopping Center 1537-1639 The Fairway Valley Jenkintown, PA	117,560	1961 / 2013	94.0%	Dec-2019	$43,500,000	$370
Market at Stelzer 2900 Stelzer Road Columbus, OH	116,707	2008 / NAP	100.0%	Dec-2021	$26,515,568	$227
West Point Marketplace 1711 West Market Street Akron, OH	50,026	2017 / NAP	92.4%	Nov-2020	$18,075,000	$361
Village at Pittsburgh Mills 1000-1040 Village Center Drive Tarentum, PA	110,908	2007 / NAP	93.0%	Dec-2021	$29,350,000	$265
Pick ‘n Save N77W14435 West Appleton Ave Menomonee, Falls, WI	103,611	2011 / NAP	100.0%	May-2020	$28,428,268	$274

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll dated January 28, 2022.

(2)	Sale Price is based on “as-is” appraisal value of $127,800,000 as of December 2, 2021.

The following table presents information relating to the appraisal’s market rent conclusion for the Midtown Square Property:

	Market Rent Summary
Category	Anchor	Junior Anchor	In-Line Retail	Restaurant
Market Rent (PSF)	$7.50	$19.00	$33.00	$30.00
Lease Term (Years)	10	7	5	7
Lease Type (Reimbursements)	NNN	NNN + 7.5%	NNN + 7.5%	NNN + 10.0%
Rent Escalations	2.0% per annum	2.5% per annum	2.5% per annum	2.5% per annum

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$30,430,000
1237 Coolidge Highway	Midtown Square	Cut-off Date LTV:	62.9%
Troy, MI 48084		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	9.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Midtown Square Property:

Cash Flow Analysis
	2018	2019	2020	2021	UW	UW PSF(1)
Gross Potential Rent	$7,608,131	$7,773,763	$7,397,803	$8,329,886	$8,296,376	$14.30
Reimbursements	$2,071,481	$2,074,129	$2,080,771	$2,388,540	$2,095,028	$3.61
Less Vacancy & Credit Loss	$0	$0	$0	$0	($519,570)	($0.90)
Effective Gross Income	$9,679,612	$9,847,892	$9,478,574	$10,718,426	$9,871,834	$17.01

Real Estate Taxes	$259,703	$268,101	$269,988	$256,176	$309,205	$0.53
Insurance	$31,550	$30,816	$37,955	$42,127	$42,127	$0.07
Other Operating Expenses	$1,970,201	$1,887,718	$1,917,739	$1,999,134	$2,050,207	$3.53
Total Operating Expenses	$2,261,454	$2,186,635	$2,225,682	$2,297,437	$2,401,539	$4.14

Net Operating Income	$7,418,158	$7,661,257	$7,252,892	$8,420,989	$7,470,294	$12.87
Replacement Reserves	$0	$0	$0	$0	$30,819	$0.05
TI/LC	$0	$0	$0	$0	$302,491	$0.52
Net Cash Flow	$7,418,158	$7,661,257	$7,252,892	$8,420,989	$7,136,984	$12.30

Occupancy %	98.3%	100.0%	99.4%	99.4%	95.0%
NOI DSCR(2)	1.61x	1.66x	1.57x	1.83x	1.62x
NCF DSCR(2)	1.61x	1.66x	1.57x	1.83x	1.55x
NOI Debt Yield(2)	9.2%	9.5%	9.0%	10.5%	9.3%
NCF Debt Yield(2)	9.2%	9.5%	9.0%	10.5%	8.9%

(1)	Includes square feet of improvements on parcels ground leased to Home Depot, Target, and Kohl’s.

(2)	The debt service coverage ratios and debt yields are based on the Midtown Square Whole Loan.

Escrows and Reserves.

Real Estate Taxes – At origination, the borrower was required to deposit $88,352 into an upfront reserve for real estate taxes, and the borrower is required to make ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Midtown Square Property (currently, $22,088). Notwithstanding the foregoing, the borrower will not be required to make monthly deposits into the real estate tax reserve for any taxes which are being paid directly to the applicable taxing authority by tenants so long as (i) such tenants remain obligated under their leases to pay such taxes directly to the applicable taxing authority, (ii) such tenants timely pay all such taxes, (iii) the borrower provides the lender with reasonably satisfactory evidence that such taxes have been so paid before they become delinquent, and (iv) no event of default is continuing under the Midtown Square Whole Loan.

Insurance –The borrower is required to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the borrower is not required to reserve for insurance premiums, provided that (i) no event of default is continuing under the Midtown Square Whole Loan, (ii) the liability and casualty insurance coverage for the Midtown Square Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with paid receipts for payment of the insurance premiums and provides evidence of renewals of the insurance policies, no later than ten days prior to the expiration of the current policy.

Capital Expenditures Reserve – The borrower is required to make ongoing monthly deposits of approximately $2,568 into a capital expenditure reserve.

TI/LC Reserve — The borrower (i) was required to deposit with the lender on the origination date the sum of $500,000 and (ii) is required on each monthly payment date to deposit approximately $21,136, in each case into a reserve for tenant improvements and leasing commissions (the “TI/LC Reserve”); provided that, except as described below, the borrower will not be required to make such monthly deposits at any time that the amount of funds then on deposit in the TI/LC Reserve (after deduction of any pending disbursement requests) equals or exceeds $1,250,000 (the “Rollover Cap”). Notwithstanding the foregoing, during the continuance of a Rollover Bump Trigger (as defined below), the required monthly deposits into the TI/LC Reserve will increase to $275,000 and the Rollover Cap will be removed. Upon the cessation of a Rollover Bump Trigger with respect to each applicable Rollover Bump Lease (as defined below), the required monthly deposit into the TI/LC Reserve will be restored to approximately $21,136 and the Rollover Cap will be restored, with any funds on deposit in the TI/LC Reserve in excess of the Rollover Cap required to be promptly returned to the borrower, provided no event of default is then continuing.

“Rollover Bump Lease” means individually or collectively as the context may require, (i) the Home Depot lease, (ii) the Target lease, and/or (iii) any Qualified Lease (as defined below) that is a replacement lease pursuant to clause (B) in the definition of Qualified Lease with respect to any space at the Midtown Square Property demised pursuant to the leases identified in subclauses (i), (ii) or (iii) above.

A “Rollover Bump Trigger” means a period:

(i)	Commencing upon a default under a Rollover Bump Lease by the tenant that continues beyond any applicable notice and/or cure periods and ending upon either (x) the tenant curing all defaults under such lease or (y) the entirety of the Rollover Bump Lease space being leased pursuant to one or more Qualified Leases and all Occupancy Conditions (as defined below) with respect thereto have been satisfied (a “Reletting Cure”);

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$30,430,000
1237 Coolidge Highway	Midtown Square	Cut-off Date LTV:	62.9%
Troy, MI 48084		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	9.3%

(ii)	Commencing upon any tenant under a Rollover Bump Lease reducing or vacating its leased premises, and/or going dark in its space (or any substantial portion thereof) and ending upon either (x) the tenant being in actual physical possession of its space, open for business, and no longer dark in all or any material portion of its space, and paying full unabated rent or (y) a Reletting Cure;

(iii)	Commencing upon the date that a Rollover Bump Lease is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or its agents of written notice from any tenant under a Rollover Bump Lease of its intent to do so or to vacate its premises and ending upon either (x) the tenant having irrevocably revoked or rescinded all vacating, termination or cancellation notices, paying full unabated rent and being open for business or (y) a Reletting Cure;

(iv)	Commencing upon any voluntary or involuntary insolvency or bankruptcy action of any tenant or its guarantor under a Rollover Bump Lease and ending upon either (x) the tenant no longer being insolvent or subject to any bankruptcy or insolvency proceedings and the applicable Rollover Bump Lease having been affirmed pursuant to a final, non-appealable order of a court of competent jurisdiction or such bankruptcy or insolvency proceedings having been dismissed or withdrawn or (y) a Reletting Cure; or

(v)	Commencing upon the date that is 12 months prior to the earliest stated expiration date set forth in the Rollover Bump Lease (it being acknowledged that the earliest stated expiration date set forth in the Home Depot lease and the Target lease, in each case, as of the origination date, is January 31, 2026) and ending upon either (x) the date the tenant under the applicable Rollover Bump Lease has renewed or extended such lease and all Occupancy Conditions are satisfied or (y) a Reletting Cure.

“Qualified Lease” means either (A) the original Rollover Bump Lease as extended pursuant to the express renewal option in such lease or a modification of such lease reasonably approved by the lender or (B) a replacement lease that is reasonably acceptable to the lender, that has an initial term of at least ten years, and has market terms.

“Occupancy Conditions” means the delivery by the borrower to the lender of reasonably satisfactory evidence (which for clauses (B), (C) and (E) below, may consist of a tenant estoppel) that (A) the Rollover Bump Lease space is tenanted under one or more Qualified Leases and there are no defaults thereunder, (B) the applicable tenant has taken occupancy of the entire Rollover Bump Lease space demised to such tenant, (C) the applicable lease is in full force and effect, (D) all leasing commissions payable in connection with any such lease have been paid and all tenant improvement obligations or other landlord obligations of an inducement nature have been completed and paid in full or, alternatively, sufficient funds will be deposited by borrower in the TI/LC Reserve for such purposes, and (E) all such tenants have begun to pay full contractual rent under their respective Rollover Bump Leases and all rent abatements or free rent periods have expired.

Dunham’s Litigation Fees Reserve—At origination the borrower was required to deposit into a Dunham’s Litigation Reserve the amount of $71,500, which is equal to 110% of estimated attorneys’ fees that the tenant Dunham’s Sports alleged in its estoppel certificate that it incurred in connection with certain litigation filed by the borrower against the tenant (the “Dunham’s Litigation”). See “Description of the Mortgage Pool—Litigation and Other Considerations” in the prospectus. Provided no event of default exists, the lender is required to disburse such funds to the borrower on the earliest of (i) the borrower’s provision to the lender of reasonably satisfactory evidence that the borrower has paid all amounts required to be paid by it pursuant to any final judgement in favor of Dunham’s Sports or settlement with Dunham’s Sports, (ii) the borrower provides the lender with reasonably satisfactory evidence that Dunham’s Sports is not entitled to recoupment of attorneys’ fees in connection with the Dunham’s Litigation and (iii) December 6, 2027.

Guarantor Reserve—At origination, the borrower deposited approximately $19,335,811, representing the remaining proceeds of the Midtown Square Whole Loan after refinancing costs, closing costs and other required reserves, into a guarantor reserve fund. The lender is required to disburse the funds in such reserve to the borrower (in whole only) upon the occurrence of an Acceptable Initial Guarantor Implementation Event (as defined below). Until such time as the funds are disbursed to the borrower, the lender may apply such funds to pay certain recourse obligations of the single purpose entity borrower under the loan documents.

An “Acceptable Initial Guarantor Implementation Event” means that either (a) Gary Sakwa, or (b) an Acceptable Initial Guarantor (as defined below), executes a non-recourse carveout guaranty and environmental indemnity for the Midtown Square Whole Loan in the form specified in the loan documents, in accordance with the requirements of the loan documents. Such requirements include receipt by the lender of such information, searches, documentation and opinions as are reasonably required by it; provided that if Gary Sakwa is installed as guarantor and indemnitor on or prior to February 14, 2023, a statement that he meets the Minimum Financial Criteria (as defined below) may be provided in lieu of the foregoing items, other than searches and opinions reasonably required by the lender, and if Gary Sakwa is installed on or prior to August 11, 2022, no such requirements will apply. An “Acceptable Initial Guarantor” means either (a) a person or entity that (i) satisfies a net worth of not less than $30.0 million and a liquidity of not less than $3.0 million (the “Minimum Financial Criteria”), (ii) is reasonably acceptable to the lender, provided that such approval may include (pursuant to the Prudent Lender Standard (as defined below)) a rating agency confirmation, (iii) is, if permitted by REMIC requirements, reasonably acceptable to the lender and if lender discretion is not permitted by REMIC requirements, would be acceptable to a prudent lender of securitized commercial mortgage loans (in either case, the “Prudent Lender Standard”), and (iv) is an affiliate of the borrower, or (b) on or after February 15, 2023, Gary Sakwa, provided that Gary Sakwa satisfies the requirements set forth in clauses (a)(i) through (iv) above. The borrower is not required to effect an Acceptable Initial Guarantor Implementation Event.

Lockbox and Cash Management. The Midtown Square Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the borrower is required to enter into a lockbox agreement with Wells Fargo Bank, National Association, or another bank that is an eligible institution and reasonably acceptable to the lender, and establish and maintain a lockbox account for the benefit of the lender, and the borrower and the property manager are required to deposit all rents received by them into the lockbox account within two business days of receipt. In addition, the borrower is required to cause each commercial or retail tenant to deposit rents directly into the lockbox account (and in connection therewith, was required to deliver to the lender, on the origination date and upon the execution of each new lease, partially completed tenant direction letters, together with authorization to the lender to complete and deliver such letters upon the first occurrence of a Cash Sweep Event Period). Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited, so long as the Cash Sweep Event Period is continuing, and applied on each monthly payment date, provided no event of default is continuing: (i) to make the monthly deposits into the real estate tax and insurance reserves, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Midtown Square Whole Loan, (iii) to make the monthly deposit into the capital expenditures reserve and TI/LC Reserve as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses and (v) to transfer any remainder into an excess cash flow reserve to be held as additional security for the Midtown Square Whole Loan during the continuance of such Cash Sweep Event Period.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$30,430,000
1237 Coolidge Highway	Midtown Square	Cut-off Date LTV:	62.9%
Troy, MI 48084		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	9.3%

A “Cash Sweep Event Period” means a period (i) commencing upon an event of default under the Midtown Square Whole Loan documents and ending upon the cure, if applicable, of such event of default or (ii) commencing upon the debt service coverage ratio (assuming a 30 year amortization schedule) for the Midtown Square Whole Loan being less than 1.20x at the end of any calendar quarter and ending upon the debt service coverage ratio (assuming a 30 year amortization schedule) being at least 1.20x for the immediately preceding two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The Midtown Square Property also secures the Midtown Square Non-Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $50,000,000. The Midtown Square Non-Serviced Pari Passu Companion Loan accrues interest at the same rate as the Midtown Square Mortgage Loan. The Midtown Square Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Midtown Square Non-Serviced Pari Passu Companion Loan. The holders of the Midtown Square Mortgage Loan and the Midtown Square Non-Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Midtown Square Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans.”

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers acts of terrorism in an amount equal to the “full replacement cost” of the Midtown Square Property, together with business income insurance covering the 18-month period commencing at the time of loss. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #8	Cut-off Date Balance:	$30,000,000
1189, 1193 and 1199 Coleman Avenue	Coleman Highline Phase IV	Cut-off Date LTV:	31.0%
San Jose, CA 95110		U/W NCF DSCR:	5.54x
		U/W NOI Debt Yield:	14.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #8	Cut-off Date Balance:	$30,000,000
1189, 1193 and 1199 Coleman Avenue	Coleman Highline Phase IV	Cut-off Date LTV:	31.0%
San Jose, CA 95110		U/W NCF DSCR:	5.54x
		U/W NOI Debt Yield:	14.1%

Santa Clara
San Francisco Intl. Airport 31 miles
North San Jose
Verizon Development Center
eBay
Google Express
Lumileds Corporate Office
Cavium
PayPal
Bayshore Fwy
101
Central Expwy.
Hitachi Vantara
Digital Realty Data Ctr.
Walsh at Lafayette Industrial Park
Walsh Ave.
SMK Electronics Corporation, USA
uSens, Inc.
Sony
Quantumscape Corporation
California Paperboard Corporation
Golden State Brewery
San Jose International Airport
SAE Engineering
USCIS Application Support Ctr.
Guadalupe Fwy
Gish Rd.
880
Northside
CALTRAIN
El Camino Real
Coleman Ave.
BART Extension (Future Phase)
PayPal Park
SAN JOSE
Harrison St.
University Stadium
Santa Clara University
Leavey Event Center
Franklin Square
Jackson University Plaza
Downtown Santa Clara
Newhall
Nimitz Fwy
Santa Clara County Offices
Columbus Park
Guadalupe River Park
Coleman Highline Phase IV
1189, 1193, and 1199 Coleman Avenue
San Jose, CA 95110
College Park
Cory
SANTA CLARA COUNTY
Rose Garden
San Jose Market Center
Santa Clara County Counsel
Santa Clara Superior Court
SAN PEDRO SQUARE
Zoom Video Communications
The Alameda
Adobe
Downtown San Jose
McEnery Conv. Ctr.
Pruneridge Ave.
The Villas
O'Connor Hospital
Buena Vista
Park Ave.
Musik Ink Studios
Children's Discovery Museum
Winchester Shopping Center
Westfield Valley Fair
Stevens Creek Blvd.
San Carlos St.
Santana Row
Burbank
280
Fremont
Newark
Palo Alto
Mountain View
Sunnyvale
Milpitas
Cupertino
Saratoga
Campbell
Los Gatos

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 8 – Coleman Highline Phase IV

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BMO			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/BBBsf/AA			Location:	San Jose, CA 95110
Original Balance(1):	$30,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$30,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	4.4%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2021/NAP
Borrower Sponsor:	AGC Equity Partners Investments Ltd.			Size:	657,934 SF
Guarantor(2):	NAP			Cut-off Date Balance per SF(1):	$372
Mortgage Rate(3):	2.4945%			Maturity Date or ARD Balance per SF(1)(3):	$372
Note Date:	12/1/2021			Property Manager:	RiverRock Real Estate
First Payment Date:	1/6/2022				Group, Inc.
Anticipated Repayment Date (ARD)(3):	12/6/2026
Final Maturity Date:	4/6/2032
Original Term to ARD(3):	60 months
Original Amortization Term(3):	0 months			Underwriting and Financial Information(6)
IO Period(3):	60 months			UW NOI:	$34,461,379
Seasoning:	4 months			UW NOI Debt Yield(1):	14.1%
Prepayment Provisions(4):	L(28),DorYM1(27),O(5)			UW NOI Debt Yield at Maturity or ARD(1)(3):	14.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	5.54x
Additional Debt Type(1):	Pari Passu/Subordinate			Most Recent NOI(7):	NAP
Additional Debt Balance(1):	$215,000,000 / $268,500,000			2nd Most Recent NOI(7):	NAP
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(7):	NAP
Reserves(5)				Most Recent Occupancy:	100.0% (4/6/2022)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(7):	NAP
RE Tax:	$0	Springing	NAP	3rd Most Recent Occupancy(7):	NAP
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$790,000,000 (11/8/2021)
Recurring Replacements:	$0	Springing	$263,174	Appraised Value Per SF:	$1,201
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	31.0%
Other Reserves:	$10,790,118	$0	NAP	Maturity Date or ARD LTV Ratio(1):	31.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes(1):	$245,000,000	30.5%	Purchase Price:	$780,000,000	96.9%
Subordinate Notes(1):	$268,500,000	33.4%	Closing Costs:	$13,749,008	1.7%
Borrower Sponsor Equity:	$291,039,125	36.2%	Reserves:	$10,790,118	1.3%
Total Sources:	$804,539,125	100.0%	Total Uses:	$804,539,125	100.0%

(1)	The Coleman Highline Phase IV Mortgage Loan (as defined below) is part of the Coleman Highline Phase IV Whole Loan (as defined below), which is comprised of nine pari passu senior promissory notes with an aggregate original principal balance of $245,000,000 (collectively, the “Coleman Highline Phase IV Senior Notes”) and two pari passu promissory notes that are subordinate to the Coleman Highline Phase IV Senior Notes with an aggregate original principal balance of $268,500,000 (collectively, the “Coleman Highline Phase IV Subordinate Notes”, and together with the Coleman Highline Phase IV Senior Notes, the “Coleman Highline Phase IV Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date or ARD Balance Per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity or ARD, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio numbers presented above are based on the aggregate Cut-off Date principal balance of the Coleman Highline Phase IV Senior Notes, without regard to the Coleman Highline Phase IV Subordinate Notes. The Cut-off Date Balance Per SF, Maturity Date or ARD Balance Per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity or ARD, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio numbers based on the entire Coleman Highline Phase IV Whole Loan are $780, $780, 6.7%, 6.7%, 2.64x, 65.0% and 65.0%, respectively.

(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Coleman Highline Phase IV Loan. See “The Borrower and the Borrower Sponsor” below.

(3)	The Coleman Highline Phase IV Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of December 6, 2026 and a final maturity date of April 6, 2032. Prior to the ARD, the Coleman Highline Phase IV Whole Loan will accrue interest at a rate equal to the Initial Interest Rate (as defined below). From and after the ARD, until the outstanding principal balance of the Coleman Highline Phase IV Whole Loan and all accrued interest has been paid in full, or until the final maturity date of April 6, 2032, whichever event occurs first, the Coleman Highline Phase IV Whole Loan will accrue interest at a rate equal to the Adjusted Interest Rate (as defined below). See “The Mortgage Loan” below.

(4)	The borrower has the option to prepay (with the payment of a yield maintenance premium) or defease the Coleman Highline Phase IV Whole Loan in full after the first payment date following the earlier to occur of (a) the end of the second anniversary of the closing date of the securitization of the last portion of the Coleman Highline Phase IV Whole Loan to be securitized and (b) December 1, 2024. The assumed lockout period of 28 payments is based on the closing date of this transaction in April 2022.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The novel coronavirus pandemic is an evolving situation and could impact the Coleman Highline Phase IV Whole Loan more severely than assumed in the underwriting of the Coleman Highline Phase IV Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(7)	Historical NOI and occupancy information is not available as the Coleman Highline Phase IV Property was built in 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #8	Cut-off Date Balance:	$30,000,000
1189, 1193 and 1199 Coleman Avenue	Coleman Highline Phase IV	Cut-off Date LTV:	31.0%
San Jose, CA 95110		U/W NCF DSCR:	5.54x
		U/W NOI Debt Yield:	14.1%

The Mortgage Loan. The eighth largest mortgage loan (the “Coleman Highline Phase IV Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 657,934 SF office property located in San Jose, California (the “Coleman Highline Phase IV Property”). The Coleman Highline Phase IV Whole Loan was co-originated by Bank of Montreal (“BMO”) and Barclays Capital Real Estate Inc. (“Barclays”). The Coleman Highline Phase IV Mortgage Loan is part of the Coleman Highline Phase IV Whole Loan with an aggregate outstanding principal balance as of the Cut-off Date of $513,500,000 consisting of the nine senior pari passu Coleman Highline Phase IV Senior Notes with an aggregate outstanding principal balance as of the Cut-off Date of $245,000,000 and the two Coleman Highline Phase IV Subordinate Notes, which are subordinate to the Coleman Highline Phase IV Senior Notes and pari passu with each other, with an aggregate outstanding principal balance as of the Cut-off Date of $268,500,000. The Coleman Highline Phase IV Mortgage Loan is evidenced by the non-controlling Note A-7, with an outstanding principal balance as of the Cut-off Date of approximately $30,000,000. The Coleman Highline Phase IV Senior Notes that are not to be included in the MSC 2022-L8 securitization are referred to as the “Coleman Highline Phase IV Non-Serviced Pari Passu Companion Loans,” and if not already securitized, are expected to be contributed to future securitization transactions. The Coleman Highline Phase IV Whole Loan is currently being serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C14 securitization trust until Note A-1 is securitized, whereupon the Coleman Highline Phase IV Whole Loan will be serviced pursuant to the servicing agreement for such future securitization, which is expected to be the COLEM 2022-HLNE securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The Coleman Highline Phase IV Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The Coleman Highline Phase IV Whole Loan has a five-year term to the ARD. The Coleman Highline Phase IV Whole Loan requires interest only payments on each due date at an initial interest rate of 2.4945% per annum (the “Initial Interest Rate”) up to but not including the ARD. From and after the ARD, (i) interest will accrue on the outstanding principal amount of the Coleman Highline Phase IV Whole Loan at the rate of 4.9945% per annum (the “Adjusted Interest Rate”), provided that interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (“Excess Interest”) will be deferred until the earlier of the maturity date and the payment in full of the principal balance of the Coleman Highline Phase IV Whole Loan. After the ARD, all excess cash flow available from the Coleman Highline Phase IV Property after payment of interest at the Initial Interest Rate and any applicable reserves and expenses in accordance with the Coleman Highline Phase IV Whole Loan documents, will be applied (i) first to reduce (without payment of any yield maintenance premium or prepayment charge) the principal balance of the Coleman Highline Phase IV Whole Loan until the entire outstanding principal balance is paid in full (with such funds being applied first to the aggregate principal balance of the Coleman Highline Phase IV Senior Notes until they are paid in full before being applied to the Coleman Highline Phase IV Subordinate Notes) and (ii) second, to pay Excess Interest (with such funds being applied first to Excess Interest accrued in respect of the Coleman Highline Phase IV Senior Notes before being applied to Excess Interest accrued in respect of the Coleman Highline Phase IV Subordinate Notes).

Note Summary
Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$26,650,000	$26,650,000	COLEM 2022-HLNE(1)	No
A-2	$14,350,000	$14,350,000	COLEM 2022-HLNE(1)	No
A-3	$40,000,000	$40,000,000	BBCMS 2022-C14	No
A-4	$30,000,000	$30,000,000	BBCMS 2022-C14	No
A-5	$35,000,000	$35,000,000	Barclays(2)	No
A-6	$27,600,000	$27,600,000	Barclays(2)	No
A-7	$30,000,000	$30,000,000	MSC 2022-L8(3)	No
A-8	$25,000,000	$25,000,000	BMO 2022-C1	No
A-9	$16,400,000	$16,400,000	BMO 2022-C1	No
Total Senior Notes	$245,000,000	$245,000,000
B-1	$174,525,000	$174,525,000	COLEM 2022-HLNE(1)	Yes
B-2	$93,975,000	$93,975,000	COLEM 2022-HLNE(1)	No
Whole Loan	$513,500,000	$513,500,000

(1)	The COLEM 2022-HLNE securitization transaction is expected to close prior to the closing date of the MSC 2022-L8 transaction.

(2)	Held by Barclays and expected to be contributed to one or more future securitization transactions.

(3)	To be contributed by BMO.

The Borrower and the Borrower Sponsor. The borrower is SJCCRE1 LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Coleman Highline Phase IV Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Coleman Highline Phase IV Whole Loan. The borrower sponsor is AGC Equity Partners Investments Ltd., which is an affiliate of AGC Equity Partners (“AGC”). AGC is a London-based global alternative asset manager established in 2009 to invest in a wide range of real assets, private equity opportunities and liquid strategies through its balance sheet and investment funds, which currently has approximately $6.3 billion of assets under management. AGC transactions include commercial assets leased to tenants, including L’Oréal, PricewaterhouseCoopers, Hilton Hotels Corporation, Lufthansa, Michelin, KPMG International Limited, Schroders plc, Hewlett Packard Enterprise, GEFCO S.A., Vodafone Group and BP plc. AGC has also completed transactions in the logistics and student housing sectors with approximately 2.8 million SF of logistics assets and approximately 3,000 student beds under management.

The Property. The Coleman Highline Phase IV Property is a 2021-vintage, 657,934 SF office property which is part of a multiphase, mixed-use development located on the Santa Clara/San Jose border in California (the “Coleman Highline Development”). The 657,934 SF of space consists of an eight-story, 603,363 SF, Class A office building designed to meet LEED Silver specifications, Gensler architecture, 78,000 SF floor plates and 14-20 foot floor-to-floor heights as well as a two-story, 52,214 SF amenity building, which includes a dining hall, gym and health center, a 2,357 SF welcome pavilion and a five-story, approximately 2,166 space parking garage (approximately 3.3 spaces per 1,000 SF).

The Coleman Highline Phase IV Property was built to suit for Yahoo (formerly Verizon Media) to serve as its West Coast headquarters and Silicon Valley innovation hub and includes a data center on the ground floor and a broadcast lab and voiceover room aimed at content creation on the third floor. The amenity building includes a fitness center, locker rooms, a dining hall, and a health center that operates in partnership with Stanford Health. As of April 6,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #8	Cut-off Date Balance:	$30,000,000
1189, 1193 and 1199 Coleman Avenue	Coleman Highline Phase IV	Cut-off Date LTV:	31.0%
San Jose, CA 95110		U/W NCF DSCR:	5.54x
		U/W NOI Debt Yield:	14.1%

2022, the Coleman Highline Phase IV Property was 100.0% leased to Oath Holdings Inc., an affiliate of Yahoo and guaranteed (up to $690,199,049) by Verizon Communications Inc. (NYSE: VZ; BBB+/Baa1/A- by S&P/Moody’s/Fitch), pursuant to a 657,934 SF modified triple-net lease through April 30, 2037, with two seven-year extension options and no early termination rights (other than material casualty or condemnation). Verizon Communications Inc. invested approximately $125 per SF over and above the tenant’s $100 per SF tenant improvement allowance on areas including $20 million of additional base building work, data center space, a broadcast studio on the third floor, and interconnection between the office building and amenity building. Additionally, Oath Holdings Inc. is approximately 55% through the process of installing a new solar array on top of the parking garage at its own expense, for an estimated total cost of approximately $10.0 million in addition to the $225 per SF investment mentioned above.

Major Tenants.

Oath Holdings Inc. (657,934 SF; 100.0% of NRA; 100.0% of underwritten base rent): Oath Holdings Inc. is an affiliate of Yahoo that was assigned the lease following Apollo’s acquisition of Yahoo (formerly Verizon Media) in September 2021. Verizon Communications Inc. retained a 10% stake in Yahoo (formerly Verizon Media) and remained as the guarantor on the lease. Yahoo is a global media and technology company with brands that include Yahoo sites such as Yahoo Sports, Yahoo Fantasy, Yahoo Finance and Yahoo Sportsbook among others, in addition to other brands such as AOL, TechCrunch, Autoblog and Engadget. In addition to its brands, Yahoo is also a leading advertising technology and media platform business, with approximately 240 million unique user profiles across 200 global partners and a network capacity of approximately 135 terabytes per second. Verizon Communications Inc. (NYSE: VZ; BBB+/Baa1/A- by S&P/Moody’s/Fitch), the lease guarantor, is one of the largest providers of technology and communication services, serving 99% of Fortune 500 Companies and 95 million retail connections in over 150 countries. Ranked 20th in the Fortune 500, Verizon Communications Inc. generated $128.3 billion in revenues in 2020 and reported $32.1 billion in net cash from operating activities and $4.21 in earnings per share through September 30, 2021.

Yahoo (formerly Verizon Media) executed its lease at the Coleman Highline Phase IV Property in July 2019, the lease commenced at the end of October 2021 and expires at the end of April 2037. The tenant received a six-month rent abatement and is required to commence paying rent in May 2022. The lease is modified triple-net with the tenant responsible for reimbursing all operating expenses including management fees (subject to a cap of 2.0% of base rent and other conditions summarized below), includes two, seven-year extension options to renew the entire premises at market rent with 12-15 months’ notice and no termination options (other than with respect to material casualty or condemnation). The tenant is responsible for 100% of operating expenses subject to a management fee cap of 2% of base rent and a 4% cap on increases in controllable operating expenses, which controllable operating expenses are capped following the second full calendar year after the lease commencement date on a non-cumulative but compounding basis. Controllable operating expenses include all operating expenses except (i) utility charges, (ii) cost of union labor, (iii) market wide labor rate increases due to extraordinary circumstances, (iv) costs arising due to force majeure, including costs arising due to extraordinary weather, (v) landlord’s insurance costs, (vi) costs related to compliance with government mandated transportation management programs, (vii) certain amortized capital expenses and (viii) tax expenses. Beginning in September 2021, Oath Holdings Inc. began marketing floors five through eight (approximately 245,000 SF or 37% of NRA) for sublease. The sublease would not impact the Verizon Communications Inc.’s guarantee. The landlord has sublease consent rights (not to be unreasonably withheld, conditioned or delayed) for any sublease larger than 150,000 SF and 50% of any subtenant rent or consideration in excess of the tenant’s contractual rent must be shared with the landlord.

The following table presents the annual base rent under the lease and the corresponding Verizon Communications Inc. guarantee:

Tenant Rent Schedule and Verizon Communications Inc. Guarantee
Months(1)	Annualized Base Rent	PSF	Remaining Lease Obligation	Verizon Communications Inc. Guarantee(2)
May 2022 - April 2023	$32,370,353	$49.20	$602,053,403	$690,200,000
May 2023 - April 2024	$33,341,463	$50.68	$569,683,050	$668,100,000
May 2024 - April 2025	$34,341,707	$52.20	$536,341,587	$629,500,000
May 2025 - April 2026	$35,371,959	$53.76	$501,999,880	$589,700,000
May 2026 - April 2027	$36,433,117	$55.38	$466,627,921	$548,600,000
May 2027 - April 2028	$37,526,111	$57.04	$430,194,804	$506,200,000
May 2028 - April 2029	$38,651,894	$58.75	$392,668,693	$462,400,000
May 2029 - April 2030	$39,811,451	$60.51	$354,016,799	$417,200,000
May 2030 - April 2031	$41,005,794	$62.33	$314,205,348	$370,600,000
May 2031 - April 2032	$42,235,968	$64.19	$273,199,554	$322,500,000
May 2032 - April 2033	$43,503,047	$66.12	$230,963,586	$272,900,000
May 2033 - April 2034	$44,808,139	$68.10	$187,460,539	$221,700,000
May 2034 - April 2035	$46,152,383	$70.15	$142,652,400	$168,900,000
May 2035 - April 2036	$47,536,954	$72.25	$96,500,017	$114,300,000
May 2036 - April 2037	$48,963,063	$74.42	$48,963,063	$58,100,000

(1)	Does not include the base rent abatement period, which covers the first six months, commencing on the first full month following the lease commencement date.

(2)	Verizon Communications Inc. Guarantee amount is rounded to the nearest hundred thousand.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #8	Cut-off Date Balance:	$30,000,000
1189, 1193 and 1199 Coleman Avenue	Coleman Highline Phase IV	Cut-off Date LTV:	31.0%
San Jose, CA 95110		U/W NCF DSCR:	5.54x
		U/W NOI Debt Yield:	14.1%

The following table presents a summary regarding the major tenants at the Coleman Highline Phase IV Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant SF	Approx.% of SF	Annual UW Rent(2)	Annual UW Rent PSF(2)	App. % of Total Annual UW Rent(2)	Lease Expiration	Renewal Options	Term. Option
Oath Holdings Inc.	Baa1/BBB+/A-	657,934	100.0%	$32,370,353	$49.20	100.0%	4/30/2037	2 x 7 Yrs	N
Subtotal/Wtd. Avg.		657,934	100.0%	$32,370,353	$49.20	100.0%

Vacant Space		0	0.0%	$0	$0.00	0.0%
Total/Wtd. Avg.		657,934	100.0%	$32,370,353	$49.20	100.0%

(1)	Ratings are of Verizon Communications Inc., which guarantees the lease through the initial term plus extension options.

(2)	Annual UW Rent, and Annual UW Rent PSF are based on the underwritten rent roll dated April 6, 2022. The tenant received a six-month rent abatement and is required to commence paying rent in May 2022. The tenant is required to reimburse for common area maintenance (“CAM”) charges during the rent abatement period, and the outstanding rent abatement of $10,790,117.60 was reserved at loan origination.

The following table presents certain information relating to the lease rollover at the Coleman Highline Phase IV Property:)

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Annual UW Rent PSF Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2028	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2029	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2030	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2031	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2032	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2033 & Thereafter	1	657,934	100.0%	100.0%	$32,370,353	$49.20	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	1	657,934	100.0%		$32,370,353	$49.20	100.0%

(1)	Based on the underwritten rent roll dated as of April 6, 2022.

(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

(3)	The tenant received a six-month rent abatement and will commence paying rent in May 2022. The tenant is required to reimburse for CAM charges during the rent abatement period, and the outstanding rent abatement of $10,790,117.60 was reserved at closing.

COVID-19 Update. As of April 6, 2022, the Coleman Highline Phase IV Whole Loan is not subject to any modification or forbearance request and is current on debt service.

Market Overview. The Coleman Highline Phase IV Property is part of the Coleman Highline Development, a transit oriented, mixed-use development located near several major highways, public transportation options and Mineta San Jose International Airport offering access to the Coleman Highline Phase IV Property via planes, trains and automobiles. Direct access to US Highway 101 and California State Route 82 and close proximity to Interstate 280 provide tenants access to San Francisco as well as affluent suburbs such as Cupertino, Palo Alto and Mountain View. Public transportation access is provided via pedestrian walkway to Santa Clara Station which serves Amtrak and Caltrain lines and is also the planned terminal station for the Silicon Valley BART extension, which would make it one of three Bay Area stations where BART and Caltrain meet. When completed, the Coleman Highline Development is expected to contain seven office buildings, four amenity buildings, a hotel and retail space.

The Coleman Highline Development and Coleman Highline Phase IV Property are located in the San Jose-Sunnyvale-Santa Clara, California Metropolitan Statistical Area (the “San Jose MSA”), which is the 36th largest MSA in the country by population with an estimated population of 1,992,544 in 2021. Total employment in the San Jose MSA grew by 20.3% since 2011 (a total of 182,267 jobs) significantly outpacing the state of California, which grew by only 11.8% over that same period. Top employers in the San Jose MSA include Apple Inc., Alphabet Inc., Cisco Systems Inc. and Intel Corp. Within the San Jose MSA, the Coleman Highline Phase IV Property is located within the North San Jose office submarket, as defined by a third-party marketing report. The North San Jose Submarket has added an average of 327,185 SF per year over the last 11 years, but deliveries have been sporadic, with five of the last 11 years having no new deliveries. Vacancy in the submarket is above the market average at 15.1%, but that number is below the annual average of 17.9% over the last 11 years.

According to the appraisal, as of 2021, the population within a 1-mile, 3-mile and 5-mile radius totaled 10,373, 171,409 and 627,229 people, respectively, and median household income for the same radii was $91,615, $109,707 and $114,059, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #8	Cut-off Date Balance:	$30,000,000
1189, 1193 and 1199 Coleman Avenue	Coleman Highline Phase IV	Cut-off Date LTV:	31.0%
San Jose, CA 95110		U/W NCF DSCR:	5.54x
		U/W NOI Debt Yield:	14.1%

The following table presents certain information relating to a third-party marketing report’s statistics for the San Jose MSA office market and North San Jose office submarket as of the third quarter of 2021:

Availability			Inventory			Sales
	Submarket	Market		Submarket	Market		Submarket	Market
Market Rent/SF	$51.16	$61.59	Buildings	226	4,648	YTD Properties Sold	15	161
Vacancy Rate	15.10%	12.70%	Inventory (mm SF)	16.9	136.4	Average Sale Price (mm)	$79.5	$31.80
Vacant (mm SF)	2.6	17.3	Average Building (SF)	74,963	29,346	Average Price/SF	$639	$731
Availability Rate	19.9%	15.90%	Under Construction (SF)	622,142	7,788,118	Average Cap Rate	5.4%	4.80%
Available (mm SF)	3.4	21.7	12 Mo. Delivered (SF)	655,000	3,200,000

The following table presents certain information relating to comparable office leases for the Coleman Highline Phase IV Property:

Comparable Office Leases
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term	Lease Type
Coleman Highline Phase IV San Jose, CA	657,934(1)	2021 / NAP	Oath Holdings Inc.	$49.20(1)	Oct-2021(1)	186(1)	Triple Net
Nokia Sunnyvale, CA	231,000	2021 / NAV	Nokia	$52.80	Oct-2021	128	Triple Net
100 Winchester Cir Los Gatos, CA	81,330	2005 / NAV	Netflix	$48.00	Jan-2021	120	Triple Net
Coleman Highline Phase I San Jose, CA	162,557	2017 / NAV	Roku	$44.52	Apr-2020	117	Triple Net
Great American Corporate Center Santa Clara, CA	301,437	1984 / NAV	AirBnB	$45.00	Jan-2020	133	Triple Net
The Offices at Santana Row San Jose, CA	301,000	2019 / NAV	Splunk	$45.60	Mar-2019	130	Triple Net

Source: Appraisal, unless indicated otherwise.

(1)	Based on underwritten rent roll dated as of April 6, 2022.

The following table presents certain information relating to comparable office sales for the Coleman Highline Phase IV Property:

Comparable Office Sales
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Price PSF
Coleman Highline Phase IV San Jose, CA	657,934(1)	2021 / NAP	100.0%(1)
HQ@First San Jose, CA	603,666	2010 / 2018	100.0%	Jul-2021	$535,000,000	$886	$1,072
Nokia Sunnyvale, CA	231,000	2021 / NAP	100.0%	Jul-2021	$254,000,000	$1,100	$1,220
750 Moffett Blvd Mountain View, CA	222,000	2021 / NAV	100.0%	Jul-2021	$282,600,000	$1,273	$1,344
2225 Lawson Lane Santa Clara, CA	328,867	2012 / NAV	100.0%	Feb-2020	$276,300,000	$840	$1,017
Koll Center – Sierra Point Brisbane, CA	90,000	1986 / 2017	100.0%	Jun-2019	$77,000,000	$856	$1,009

Source: Appraisal, unless indicated otherwise.

(1)	Based on the underwritten rent roll dated April 6, 2022.

The following table presents the appraisal’s market rent conclusion:

Market Rent Summary
Space Type	Market Rent	Lease Term	Lease Type (Reimbursements)	Rent Increase Projection	Tenant Improvements (New Tenant) (PSF)	Tenant Improvements (Renewal) (PSF)
Office	$51.00	10.0	Triple Net	3.0% per annum	$32.50	$16.25

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #8	Cut-off Date Balance:	$30,000,000
1189, 1193 and 1199 Coleman Avenue	Coleman Highline Phase IV	Cut-off Date LTV:	31.0%
San Jose, CA 95110		U/W NCF DSCR:	5.54x
		U/W NOI Debt Yield:	14.1%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Coleman Highline Phase IV Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent(2)	$32,370,353	$49.20
Straight-Line Rent(3)	$1,772,323	$2.69
Vacant Income	$0	$0.00
Total Recoveries	$14,045,192	$21.35
Less Vacancy & Credit Loss	$0	$0.00
Effective Gross Income	$48,187,868	$73.24

Real Estate Taxes	$9,076,860	$13.80
Insurance	$1,844,244	$2.80
Management Fee	$323,704	$0.49
Other Expenses	$2,481,681	$3.77
Total Expenses	$13,726,489	$20.86

Net Operating Income	$34,461,379	$52.38
Replacement Reserves	$131,587	$0.20
TI/LC	$0	$0.00
Net Cash Flow	$34,329,793	$52.18

Occupancy %(2)	100.0%
NOI DSCR(4)	5.56x
NCF DSCR(4)	5.54x
NOI Debt Yield(4)	14.1%
NCF Debt Yield(4)	14.0%

(1)	Historical financial and occupancy information is not available as the Coleman Highline Phase IV Property was built in 2021.

(2)	Underwritten Base Rent is based on the in-place rent roll as of April 6, 2022.

(3)	Underwritten Straight-Line Rent based on straight-line rents applied through the ARD.

(4)	The debt service coverage ratios and debt yields are based solely on the Coleman Highline Phase IV Senior Notes and exclude the Coleman Highline Phase IV Subordinate Notes.

Escrows and Reserves.

The borrower deposited at origination approximately $10,790,118 for free rent and rent abatements under the Oath Holdings Inc. lease.

Real Estate Taxes – During the continuance of a Trigger Period (as defined below), the borrower is required to deposit monthly 1/12th of the annual estimated real estate taxes.

Insurance – During the continuance of a Trigger Period, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the annual estimated insurance premiums unless the borrower maintains a blanket policy in accordance with the Coleman Highline Phase IV Whole Loan documents.

Replacement Reserve – During the continuation of a Trigger Period, the Coleman Highline Phase IV Whole Loan documents provide for ongoing monthly deposits of approximately $10,966 into a reserve for approved capital expenditures, subject to a cap of $263,174.

Rollover Reserve – During the continuation of a Trigger Period, the Coleman Highline Phase IV Whole Loan documents provide for ongoing monthly deposits of approximately $82,242 into a reserve for tenant improvement and leasing commission obligations.

Operating Expense Reserve – During the continuation of a Trigger Period, the Coleman Highline Phase IV Whole Loan documents require the borrower to deposit an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses to be incurred by the borrower for the then current interest accrual period.

Lockbox and Cash Management. The Coleman Highline Phase IV Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause each tenant at the Coleman Highline Phase IV Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or property manager with respect to the Coleman Highline Phase IV Property to be deposited into such lockbox account within two business days. All amounts in the lockbox account are remitted on each business day to the borrower at any time other than during the continuance of a Trigger Period, and during the continuance of a Trigger Period are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the Coleman Highline Phase IV Whole Loan documents. Upon the occurrence of a Trigger Period all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Coleman Highline Phase IV Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Coleman Highline Phase IV Whole Loan. If the Coleman Highline Phase IV Whole Loan is not repaid in full on the ARD, all funds in the excess cash flow reserve account and all excess cash flow that accrues thereafter will be applied: (i) to the principal balance of the Coleman Highline Phase IV Whole Loan (which sums will be applied first to the aggregate principal balance of the Coleman Highline Phase IV Senior Notes until they are paid in full before being applied to the Coleman Highline Phase IV Subordinate Notes), and (ii) to the payment of Excess Interest in respect of the Coleman Highline Phase IV Whole Loan (which sums will be applied first to Excess Interest accrued in respect of the Coleman Highline Phase IV Senior Notes before being applied to Excess Interest accrued in respect of the Coleman Highline Phase IV Subordinate Notes).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #8	Cut-off Date Balance:	$30,000,000
1189, 1193 and 1199 Coleman Avenue	Coleman Highline Phase IV	Cut-off Date LTV:	31.0%
San Jose, CA 95110		U/W NCF DSCR:	5.54x
		U/W NOI Debt Yield:	14.1%

A “Trigger Period” means the occurrence of (i) an event of default under the Coleman Highline Phase IV Whole Loan, (ii) the debt yield of the Coleman Highline Phase IV Whole Loan falling below 4.5% for one calendar quarter, (iii) a Specified Tenant Trigger Event (as defined below), or (iv) the ARD. A Trigger Period will be cured upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, either (x) the date that the debt yield is equal to or greater than 4.5% for one calendar quarter or (y) the borrower prepays the Coleman Highline Phase IV Whole Loan (which such prepayment will be required to be accompanied by a yield maintenance premium) or deposits funds or a letter of credit in an amount such that, after giving effect to such prepayment, deposit or letter of credit, the debt yield on the Coleman Highline Phase IV Whole Loan would be equal to or greater than 4.5%, or (c) with respect to clause (iii) above, the cure of such Specified Tenant Trigger Event.

A “Specified Tenant Trigger Event” means the occurrence of (i) a material monetary default under the Specified Tenant Lease (as defined below) beyond all applicable notice and cure periods (a “Specified Tenant Default Trigger”), (ii) any bankruptcy or similar insolvency of Specified Tenant (as defined below) or Specified Tenant Lease Guarantor (as defined below) (a “Specified Tenant Bankruptcy Trigger”), (iii) the date on which a Specified Tenant cancels or terminates its Specified Tenant Lease with respect to at least 50% of the Specified Tenant space prior to the then current expiration date under such Specified Tenant Lease, or delivers notice that it is canceling or terminating its Specified Tenant Lease with respect to at least 50% of the Specified Tenant space (other than temporarily as a result of force majeure (including government stay-at-home orders) or during the time when Specified Tenant’s employees are working remotely due to COVID-19 (in each case for not more than 9 months) but Specified Tenant has not ceased business operations, provided that in each case Specified Tenant is paying full unabated rent under its lease (or any free rent is reserved in full with the lender) and is not otherwise in default beyond applicable notice and cure periods under its lease) (a “Specified Tenant Termination Trigger”), or (iv) the date on which Specified Tenant under the Specified Tenant Lease goes dark or ceases business operations at 50% or more of the Specified Tenant space (other than temporarily as a result of casualty, permitted alterations under the Specified Tenant Lease or force majeure (including government stay-at-home orders) or during the time when Specified Tenant’s employees are working remotely due to COVID-19 (in each case for not more than 9 months), provided that in each case Specified Tenant is paying full unabated rent under its Specified Tenant Lease (or any free rent is reserved in full with the lender) and is not otherwise in default beyond applicable notice and cure periods under its Specified Tenant Lease and Specified Tenant resumes operations in the Specified Tenant space within a reasonable amount of time relative to other similarly situated tenants in the geographic area where the Coleman Highline Phase IV Property is located after such government restrictions are lifted) (a “Specified Tenant Go Dark Trigger”); provided, however, that if either (a) the Specified Tenant Lease is guaranteed by Verizon Communications Inc. or a successor guarantor as permitted under the terms of the Specified Tenant Lease in effect as of the origination date, (b) the Specified Tenant or the guarantor of such replacement tenant’s lease has a credit rating of at least an investment grade rating by at least two of S&P, Moody’s or Fitch, or (c) the Specified Tenant has subleased the dark space to a tenant which has (or has a sublease guarantor which has) a credit rating of at least an investment grade rating by at least two of S&P, Moody’s or Fitch which has accepted delivery thereof and is paying unabated rent (or any free rent is reserved in full with the lender) at a rate that is at least equal to the contract rate under the Specified Tenant Lease, such Specified Tenant will not be deemed to have “gone dark” and no Specified Tenant Trigger Event will be deemed to have occurred. A Specified Tenant Trigger Event will be cured upon (i) if the Specified Tenant Trigger Event is caused solely by a Specified Tenant Default Trigger, the first to occur of (a) the cure (if applicable) of such default or (b) the borrower leasing the entire Specified Tenant space in accordance with the applicable terms and conditions under the Coleman Highline Phase IV Whole Loan documents to one or more replacement tenants reasonably acceptable to the lender, and each applicable replacement tenant has accepted the premises demised under its lease and is paying the full amount of the rent due thereunder (unless any such free rent is reserved with the lender); provided that each such replacement lease is a Qualified Lease (as defined below) (a “Reletting Cure”), (ii) if the Specified Tenant Trigger Event is caused solely by a Specified Tenant Bankruptcy Trigger, the first to occur of (a) Specified Tenant and/or Specified Tenant Lease Guarantor, as applicable, is no longer insolvent or subject to any bankruptcy or insolvency proceedings and Specified Tenant has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction or (b) a Reletting Cure occurs with respect to the applicable Specified Tenant space, (iii) if the Specified Tenant Trigger Event is caused solely by a Specified Tenant Termination Trigger, the first to occur of (a) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect or (b) a Reletting Cure occurs with respect to the applicable Specified Tenant space, and the debt yield is equal to or greater than 5.50% (or the borrower prepays the Coleman Highline Phase IV Whole Loan (which such prepayment will be required to be accompanied by a yield maintenance premium) in accordance with the provisions of the Coleman Highline Phase IV Whole Loan documents in an amount that, after giving effect to such prepayment, the debt yield would be equal to or greater than 5.50%), (iv) if the Specified Tenant Trigger Event is caused solely by the occurrence of a Specified Tenant Go Dark Trigger, the first to occur of (I) the applicable Specified Tenant re-commences its operations and the conduct of business in the ordinary course at its Specified Tenant space or a portion thereof, as the case may be, such that it is no longer dark, and has not vacated, ceased to conduct business in the ordinary course at the Coleman Highline Phase IV Property (or the applicable portion thereof), (II) a Reletting Cure occurs with respect to the applicable Specified Tenant space; or (III) the entirety of the dark space has been sublet to an entity or a wholly-owned subsidiary of an entity that has a credit rating of at least an investment grade rating by at least two of S&P, Moody’s or Fitch (or the guarantor of such tenant’s or subtenant’s obligations has a credit rating of at least an investment grade rating by at least two of S&P, Moody’s or Fitch), which entity has accepted delivery thereof and is paying unabated rent (unless any free rent is reserved with the lender) at a rate that is at least equal to the contract rate under the Specified Tenant Lease, and (v) if the Specified Tenant Trigger Event is caused by the occurrence of any of clause (i) through (iv) in the definition of “Specified Tenant Trigger Event”, the borrower delivers to the lender either (a) cash collateral or a letter of credit, (b) a guaranty in form and substance reasonably satisfactory to the lender from up to two entities that (X) each has a credit rating of at least an investment grade rating by at least two of S&P, Moody’s or Fitch, and (Y) collectively have and are obligated to maintain a minimum net worth and liquidity reasonably determined by the lender, or (c) subject to written confirmation from the rating agencies that the following will not result in the downgrade, withdrawal or qualification of the then current ratings or the proposed ratings assigned to any securities issued in connection with a securitization, a guaranty in form and substance reasonably satisfactory to the lender from a guarantor reasonably acceptable to the lender; in the case of each of (a), (b) or (c), in an amount equal to the Specified Tenant Rollover Reserve Cap.

A “Specified Tenant” means, as applicable, (i) Oath Holdings Inc., a Delaware corporation and (ii) any other lessee(s) of any space at the Coleman Highline Phase IV Property under a lease (a) that provides rental income representing 20% or more of the total rental income at the Coleman Highline Phase IV Property, (b) covers 20% or more of the total rentable SF at the Coleman Highline Phase IV Property, (c) provides for a lease term of more than 10 years, or (d) is with an affiliate of the borrower.

A “Specified Tenant Lease” means, collectively and/or individually (as the context requires), the lease at the Coleman Highline Phase IV Property with Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder).

A “Specified Tenant Lease Guarantor” means, as applicable, (i) Verizon Communications Inc., a Delaware corporation and (ii) any other guarantor(s) of the applicable Specified Tenant Lease(s).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #8	Cut-off Date Balance:	$30,000,000
1189, 1193 and 1199 Coleman Avenue	Coleman Highline Phase IV	Cut-off Date LTV:	31.0%
San Jose, CA 95110		U/W NCF DSCR:	5.54x
		U/W NOI Debt Yield:	14.1%

A “Specified Tenant Rollover Reserve Cap” means an amount equal to (x) in the case of a Specified Tenant Default Trigger, a Specified Tenant Bankruptcy Trigger or a Specified Tenant Termination Trigger, $50.00 per SF of any portion of the Specified Tenant space that has not been re-tenanted and (y) in the case of a Specified Tenant Go Dark Trigger, $50.00 per SF of the dark or discontinued portion of the Specified Tenant space that has not been re-tenanted.

A “Qualified Lease” means a lease (a) that (i) is with a replacement tenant that has (or whose obligations under the lease are guaranteed by an entity that has) a credit rating of at least an investment grade rating by at least two of S&P, Moody’s or Fitch or is otherwise reasonably acceptable to the lender, (ii) has a term that extends at least five years beyond the ARD and an initial term of at least five years, and (iii) contains lease terms that are substantially similar to the Specified Tenant Lease in effect at the origination date or (b) that is reasonably acceptable to the lender.

Additional Secured Indebtedness (not including trade debts). In addition to the Coleman Highline Phase IV Mortgage Loan, the Coleman Highline Phase IV Property also secures the Coleman Highline Phase IV Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $215,000,000, and the Coleman Highline Phase IV Subordinate Notes, which have an aggregate Cut-off Date principal balance of $268,500,000. The Coleman Highline Phase IV Non-Serviced Pari Passu Companion Loans and the Coleman Highline Phase IV Subordinate Notes bear interest at the same rate as the Coleman Highline Phase IV Mortgage Loan. The Coleman Highline Phase IV Mortgage Loan and the Coleman Highline Phase IV Non-Serviced Pari Passu Companion Loans are pari passu in right of payment and together are senior in right of payment to the Coleman Highline Phase IV Subordinate Notes. The holders of the Coleman Highline Phase IV Mortgage Loan, the Coleman Highline Phase IV Non-Serviced Pari Passu Companion Loans and the Coleman Highline Phase IV Subordinate Notes have entered into a co-lender agreement which sets forth the allocation of collections on the Coleman Highline Phase IV Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The Coleman Highline Phase IV Whole Loan” in the prospectus.

The Coleman Highline Phase IV Whole Loan as of the origination date is summarized in the following table:

Coleman Highline Phase IV Whole Loan Summary(1)
Note	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Senior Notes	$245,000,000	2.4945%	5.54x	14.1%	31.0%
Subordinate Notes	$268,500,000	2.4945%	2.64x	6.7%	65.0%
Total Debt	$513,500,000	2.4945%	2.64x	6.7%	65.0%
(1)	The Coleman Highline Phase IV Whole Loan is structured with an ARD. See “The Mortgage Loan” above.

Mezzanine Loan and Preferred Equity. None.

Permitted Future Mezzanine or Subordinate Secured Indebtedness. Not permitted.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain “all risk” property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Coleman Highline Phase IV Property and business interruption insurance in an amount equal to 100% of the projected gross revenues from the operation of the property for a period of 24 months with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Various	Loan #9	Cut-off Date Balance:	$28,063,980
Various	Visions Hotel Portfolio III	Cut-off Date LTV:	52.1%
Various		U/W NCF DSCR:	2.44x
		U/W NOI Debt Yield:	15.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Various	Loan #9	Cut-off Date Balance:	$28,063,980
Various	Visions Hotel Portfolio III	Cut-off Date LTV:	52.1%
Various		U/W NCF DSCR:	2.44x
		U/W NOI Debt Yield:	15.7%

Syracuse 33 miles
Homer
Cortland West
Cortland
CORTLAND COUNTY
McGraw
Munsons Corners
Blodgett Mills
SUNY Cortland
Binghamton 43 miles

Rome
Oriskany
ONEIDA COUNTY
NY State Thruway
Whitesboro
Yorkville
New York Mills
UTICA
New Hartford
Washington Mills
HERKIMER COUNTY
Erie Canal

NEW YORK
Rochester
Buffalo
Syracuse
Utica
Albany
Cortland
Binghamton
Fishkill
New York

Albany 72 miles
Milton
Poughkeepsie
Spackenkill
Crown Heights
ULSTER COUNTY
Plattekill
Marlboro
Wappingers Falls
Myers Corner
Hopewell Junction
DUTCHESS COUNTY
East Fishkill
ORANGE COUNTY
Orange Lake
Gardnertown
Brinckerhoff
Fishkill
Beacon
Newburgh
New Windsor
Vails Gate
PUTNAM COUNTY
Cornwall-on-Hudson
Cold Spring
Nelsonville
Tompkins Corners
Garrison
Putnam Valley
Carmel
NY City 57 miles

Visions Portfolio III

1	DoubleTree Utica	Utica, NY
2	TownePlace Suites New Hartford	New Hartford, NY
3	Home2 Suites Utica	Utica, NY
4	Best Western Fishkill	Fishkill, NY
5	Fairfield Inn Cortland	Cortland, NY

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 9 – Visions Hotel Portfolio III

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Portfolio
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location:	Various
Original Balance(1):	$28,100,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$28,063,980			Detailed Property Type:	Various
% of Initial Pool Balance:	4.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsors:	Arun Patel and Hemant Patel			Size:	516 Rooms
Guarantors:	Arun Patel and Hemant Patel			Cut-off Date Balance per Room(1):	$85,356
Mortgage Rate:	4.1700%			Maturity Date Balance per Room(1):	$68,503
Note Date:	3/4/2022			Property Manager:	Visions Hotels LLC
First Payment Date:	4/6/2022				(borrower-related)
Maturity Date:	3/6/2032
Original Term to Maturity:	120 months			Underwriting and Financial Information(5)
Original Amortization Term:	360 months			UW NOI:	$6,934,877
IO Period:	0 months			UW NOI Debt Yield(1):	15.7%
Seasoning:	1 month			UW NOI Debt Yield at Maturity(1):	19.6%
Prepayment Provisions(2):	L(25),D(91),O(4)			UW NCF DSCR(1):	2.44x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$6,857,376 (12/31/2021)
Additional Debt Type(1)(3):	Pari Passu			2nd Most Recent NOI(6):	$3,073,424 (12/31/2020)
Additional Debt Balance(1)(3):	$15,979,490			3rd Most Recent NOI(6):	$4,472,802 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	72.6% (12/31/2021)
Reserves(4)				2nd Most Recent Occupancy:	54.7% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	80.6% (12/31/2019)
RE Tax:	$261,784	$44,077	NAP	Appraised Value (as of)(7):	$84,500,000 (2/1/2022)
Insurance:	$203,957	$20,539	NAP	Appraised Value per Room(7):	$163,760
FF&E:	$0	$37,506	$2,100,000	Cut-off Date LTV Ratio(1)(7):	52.1%
DoubleTree Utica FF&E:	$0	$16,275	NAP	Maturity Date LTV Ratio(1)(7):	41.8%
DoubleTree Utica PIP Reserve:	$0	Springing	NAP
PIP Reserve:	$0	Springing	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$44,100,000	100.0%	Loan Payoff:	$32,060,743	72.7%
			Return of Equity:	$10,754,283	24.4%
			Closing Costs:	$819,233	1.9%
			Reserves:	$465,741	1.1%
Total Sources:	$44,100,000	100.0%	Total Uses:	$44,100,000	100.0%

(1)	The Visions Hotel Portfolio III Mortgage Loan (as defined below) is part of the Visions Hotel Portfolio III Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate original principal balance of $44,100,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Visions Hotel Portfolio III Whole Loan.

(2)	Defeasance of the Visions Hotel Portfolio III Whole Loan is permitted at any time after the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last Visions Hotel Portfolio III Whole Loan promissory note to be securitized or (ii) March 4, 2025. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in April 2022.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The novel coronavirus pandemic is an evolving situation and could impact the Visions Hotel Portfolio III Mortgage Loan more severely than assumed in the underwriting of the Visions Hotel Portfolio III Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and debt yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(6)	The increase in historical NOI is primarily due to the fact that (i) COVID-19 negatively affected the broader hospitality industry, including the Visions Hotel Portfolio Properties (as defined below) and (ii) individual properties representing approximately 59.9% of the room count within the Visions Hotel Portfolio III Properties have either been built or renovated since 2020. Additionally, the borrower sponsors have spent approximately $22.3 million (approximately $43,236 per room) on construction, renovation and re-flagging work at the Visions Hotel Portfolio III Properties since 2019.

(7)	The “as portfolio” Appraised Value of $84.5 million for the Visions Hotel Portfolio III Properties as a whole reflects a 3.0% premium to the aggregate “as is” appraised value of the individual properties. The aggregate “as is” appraised value for the individual properties as of February 1, 2022 is $82.0 million, which results in an Appraised Value per Room of $158,915, a Cut-off Date LTV Ratio of 53.7% and a Maturity Date LTV Ratio of 43.1%.

The Mortgage Loan. The ninth largest mortgage loan (the “Visions Hotel Portfolio III Mortgage Loan”) is part of a whole loan (the “Visions Hotel Portfolio III Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $44,100,000 and secured by first priority fee mortgages encumbering five full service, extended stay and limited service hotels throughout New York state (the “Visions Hotel Portfolio III Properties”). The controlling Note A-1, in the original principal amount of $28,100,000, evidences the Visions Hotel Portfolio III Mortgage Loan and will be contributed to the MSC 2022-L8 transaction. The non-controlling Note A-2, in the original principal amount of $16,000,000 (the “Visions Hotel Portfolio III Serviced Pari Passu Companion Loan”) is expected to be contributed to one or more future commercial mortgage securitization transactions or otherwise transferred at any time. The Visions Hotel Portfolio III Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2022-L8 transaction.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Various	Loan #9	Cut-off Date Balance:	$28,063,980
Various	Visions Hotel Portfolio III	Cut-off Date LTV:	52.1%
Various		U/W NCF DSCR:	2.44x
		U/W NOI Debt Yield:	15.7%

See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The proceeds of the Visions Hotel Portfolio III Whole Loan were primarily used to refinance prior debt, pay closing costs, fund reserves and return equity to the borrower sponsors.

Visions Hotel Portfolio III Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$28,100,000	$28,063,980	MSC 2022-L8	Yes
A-2	$16,000,000	$15,979,490	Starwood Mortgage Funding II LLC(1)	No
Total	$44,100,000	$44,043,471

(1)	Expected to be contributed to one or more future commercial securitizations or otherwise transferred at any time.

The Borrowers and the Borrower Sponsors. The borrowers are Cortland Hotel Group LLC, Lafayette Hotel Associates DEL LLC, Harbor Point Lodging Associates LLC, New Hartford Lodging Group LLC and Poughkeepsie Fishkill Lodging Associates LLC, each a single-purpose New York or Delaware limited liability company with a special purpose entity managing member with two independent directors. The borrower sponsors and non-recourse carve-out guarantors are Arun Patel and Hemant Patel. The borrower sponsors have a total cost basis in the Visions Hotel Portfolio III Properties of approximately $59.85 million.

Arun Patel and Hemant Patel founded their hotel development company, Visions Hotels (“Visions”), in 1996. Visions currently owns and operates over 50 hotels through central and upstate New York and Pennsylvania. Visions’ hotel portfolio is comprised of Hampton Inn, Holiday Inn, Holiday Inn Express, Fairfield Inn, Country Inn & Suites, Best Western, Comfort Inn, Days Inn and Econo Lodge hotels.

The Properties. The Visions Hotel Portfolio III Properties are comprised of five full service, extended stay and limited service hotels offering a range of amenities including meeting space, fitness centers, indoor swimming pools, business centers and event space. The hotels range in size from 81 to 139 rooms, with an average count of 103 rooms. The Visions Hotel Portfolio III Properties benefit from geographic and brand diversity with two Marriott-flagged properties representing 34.1% of the room count, two Hilton-flagged properties representing 39.0% of the room count and one Best Western-flagged property representing 26.9% of the room count. All of the Visions Hotel Portfolio III Properties have franchise expirations beyond the March 2032 maturity date of the Visions Hotel Portfolio III Whole Loan.

A summary of the individual Visions Hotel Portfolio III Properties is provided below:

Visions Hotel Portfolio III Properties Summary
Property Name	City / State	Rooms	Year Built / Renovated	Original Allocated Mortgage Loan Amount	% of Original Allocated Mortgage Loan Amount	Appraised Value(1)	UW NCF	% of UW NCF	TTM Occupancy (2)	TTM RevPAR Penetration(2)	Franchise Expiration Dates
DoubleTree Utica	Utica, NY	112	1912 / 2016-2017	$7,391,383	26.3%	$21,000,000	$1,659,526	26.4%	71.1%	141.8%	Sep. 2032
TownePlace Suites New Hartford	New Hartford, NY	95	2017 / NAP	$6,053,288	21.5%	$17,000,000	$1,494,363	23.8%	87.6%	109.4%	Apr. 2037
Home2 Suites Utica	Utica, NY	89	2020 / NAP	$6,053,288	21.5%	$17,500,000	$1,367,326	21.7%	83.0%	116.8%	Nov. 2037
Best Western Fishkill	Fishkill, NY	139	1985 / 2020-2021	$5,097,506	18.1%	$16,000,000	$1,018,125	16.2%	68.9%	61.2%	Aug. 2036
Fairfield Inn Cortland	Cortland, NY	81	2003 / 2020	$3,504,535	12.5%	$10,500,000	$750,166	11.9%	52.0%	141.3%	Oct. 2040
Total / Weighted Average		516		$28,100,000	100.0%	$82,000,000	$6,289,507	100.0%	72.6%	109.7%
Total with Portfolio Premium						$84,500,000

(1)	The “as portfolio” Appraised Value of $84.5 million for the Visions Hotel Portfolio III Properties as a whole reflects a 3.0% premium to the aggregate “as is” appraised value of the individual properties. The aggregate “as is” appraised value for the individual properties as of February 1, 2022 is $82.0 million.

(2)	TTM Occupancy is based on the trailing 12 months ending December 31, 2021 as provided by the borrowers. TTM RevPAR Penetration is based on a third party industry report and as of December 2021. The Best Western Fishkill was being renovated and converted from a Hawthorn Suites to the Best Western flag from November 2020 through September 2021.

DoubleTree Utica

The DoubleTree Utica property is a full service hotel with 112 rooms located in Utica, New York. Amenities at the DoubleTree Utica property include a business center, meeting rooms, an on-site restaurant, a fitness center and WiFi. Demand drivers for the DoubleTree are a mix of business and leisure. Mohawk Valley Health System is building a new hospital in downtown Utica which is expected to contain 373 beds with delivery anticipated in early 2023. Other demand drivers are Hamilton College, Utica College, SUNY Polytech, Utica School of Commerce and Mohawk and Herkimer Community Colleges, all of which are within 20 miles of the DoubleTree Utica property. Leisure demand generators include Utica Memorial auditorium, and Accelerate and Schuyler sports complexes. Additionally, in nearby Marcy, New York, Wolfspeed is constructing a Silicon Carbide fabrication facility. During the spring and summer months, the hotel is a popular wedding and reception destination. The DoubleTree Utica was converted by the borrower sponsor to a DoubleTree in 2017 with renovation costs of approximately $9.4 million. The DoubleTree Utica property franchise agreement runs until September 2029. The DoubleTree Utica property benefits from a 20-year PILOT program for tax purposes from the City of Utica Industrial Development Agency (“IDA”) that began in 2017/2018 and continues through 2036/2037. This program provides developers with a tax incentive from the city for development. Over the remaining term of the PILOT program, PILOT assessments start at $50,000 per annum and step up incrementally over time before reaching $100,000 per annum in 2032, which PILOT assessments will remain at $100,000 per annum until the program expires. Taxes were underwritten to a 15-year average of $85,667 versus the appraisal’s estimated current total tax liability of $227,132.

TownePlace Suites New Hartford

The TownePlace Suites New Hartford property is an extended stay hotel with 95 rooms located in New Hartford, New York. Amenities at the TownePlace Suites New Hartford property include complimentary breakfast, laundry/valet service, dry cleaning, safety deposit box, picnic area, WiFi, a fitness room and an indoor pool. The TownePlace Suites New Hartford property was built in 2017 and the borrower sponsors report a total cost basis of approximately $11.0 million. The TownePlace Suites New Hartford property draws commercial demand from Air Force Research Laboratory, Eastern Air Defense Sector, St. Elizabeth Medical Center and Faxton St. Luke’s, all of which are within approximately 20 miles of the TownePlace Suites New Hartford property. Also,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Various	Loan #9	Cut-off Date Balance:	$28,063,980
Various	Visions Hotel Portfolio III	Cut-off Date LTV:	52.1%
Various		U/W NCF DSCR:	2.44x
		U/W NOI Debt Yield:	15.7%

higher education drives many of the room nights: Utica College, Mohawk Valley Community College and Hamilton College, all of which are within approximately 20 miles of the TownePlace Suites New Hartford property, attract leisure demand. The TownePlace Suites New Hartford property franchise agreement runs until April 2037.

Home2 Suites Utica

The Home2 Suites Utica property is an extended stay hotel with 89 rooms located in Utica, New York. Amenities at the Home2 Suites Utica property include a business center, meeting rooms, a fitness center, complimentary breakfast, WiFi and an indoor pool. Demand drivers for the Home2 Suites Utica property are a mix of business and leisure. Mohawk Valley Health System is building a new hospital in downtown Utica which is expected to contain 373 beds with delivery anticipated in early 2023. Other demand drivers are Hamilton College, Utica College, SUNY Polytech, Utica School of Commerce and Mohawk and Herkimer Community Colleges, all of which are within 20 miles of the Home2 Suites Utica property. Leisure demand generators include Utica Memorial auditorium, and Accelerate and Schuyler sports complexes. Additionally, in nearby Marcy, New York, Wolfspeed is constructing a Silicon Carbide fabrication facility. The Home2 Suites Utica property was developed by the borrower sponsor in 2020 for a total cost of approximately $13.1 million. The Home2 Suites Utica property franchise agreement runs through November 2037. The Home2 Suites Utica property benefits from a 10-year PILOT program for tax purposes from the City of Utica IDA that began in 2020 and continues through 2029/2030. This program provides developers with a tax incentive from the city for development. Over the remaining term of the PILOT program, PILOT assessments are 15% of assessed value per annum in 2021-2022, which PILOT assessment steps up 10% each year before reaching 85% in years 2028/2029 and 2029/2030. Taxes were underwritten to a 15-year average of $136,150 versus the appraisal’s estimated 2022/2023 total tax liability of $178,661.

Best Western Fishkill

The Best Western Fishkill property is a limited service hotel with 139 rooms located in Fishkill, New York. The amenities at the Best Western Fishkill property include a complimentary breakfast, a business center, meeting rooms, self-serve laundry, outdoor pool, WiFi and a fitness center. Demand drivers in the area include HealthQuest, IBM, Vassar Brothers Medical College, Global Foundries, Mid-Hudson Regional Hospital, Culinary Institute of America, Marist College, Vassar College and Central Hudson, all of which are within 20 miles of the Best Western Fishkill property. The borrower sponsor converted the Best Western Fishkill property into a Best Western in 2021 from a Hawthorn Suites at a cost of approximately $6.1 million. The Best Western Fishkill property franchise agreement runs through August 2036.

Fairfield Inn Cortland

The Fairfield Inn Cortland property is a limited service hotel with 81 rooms located in Cortland, New York. The amenities at the Fairfield Inn Cortland property include complimentary breakfast, laundry/valet service, dry cleaning, safety deposit box, picnic area, WiFi and a fitness room. Demand drives for the Fairfield Inn Cortland property include medical, education, youth sports and outdoor leisure, including SUNY Cortland, Guthrie Cortland Medical Center, Marietta Corporation, Pall Trinity/Danaher and Intertek Testing Services and the new Gutchess Lumber Sports Complex, all of which are within 20 miles of the Fairfield Inn Cortland property. Leisure demand is generated from tourists visiting the area for outdoor activities and fall foliage between September and November. The Fairfield Inn Cortland property underwent a complete renovation and re-flagging (from a Country Inn & Suites) in 2020 at a cost of approximately $3.0 million. The Fairfield Inn Cortland property franchise agreement runs until October 2040.

The below table presents certain information relating to demand analysis with respect to the Visions Hotel Portfolio III Properties as provided in the appraisals:

Visions Hotel Portfolio III 2019 Room Night Demand
Property Name	Commercial	Meeting & Group	Leisure
DoubleTree Utica	40%	25%	35%
TownePlace Suites New Hartford	50%	10%	40%
Home2 Suites Utica	55%	10%	35%
Best Western Fishkill	45%	10%	45%
Fairfield Inn Cortland	50%	20%	30%

Source: Appraisals

Information about the Visions Hotel Portfolio III Properties and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Visions Hotel Portfolio III Properties(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2018(4)	65.1%	$114.68	$74.35	76.7%	$92.01	$70.52	117.8%	80.2%	94.9%
12/31/2019(4)	69.6%	$121.81	$84.89	80.6%	$93.26	$75.15	115.8%	76.6%	88.5%
12/31/2020	48.9%	$101.64	$49.61	54.7%	$93.04	$50.94	111.9%	91.5%	102.7%
12/31/2021	64.8%	$119.15	$77.09	72.6%	$109.39	$79.41	112.0%	91.8%	103.0%

Source: Industry Reports, unless otherwise indicated

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Visions Hotel Portfolio III Properties are attributable to variances in reporting methodologies and/or timing differences.

(2)	Competitive Set data for each individual property is based on a third party industry report and presented on a weighted average basis based on individual property room count.

(3)	Based on operating statements provided by the borrowers.

(4)	12/31/2018 and 12/31/2019 data reflects four out of the five Visions Hotel Portfolio III Properties as the Home2 Suites Utica property did not open for business until August 2020.

COVID-19 Update. As of March 1, 2022, the Visions Hotel Portfolio III Properties are open and operating. The Visions Hotel Portfolio III Properties were negatively affected by COVID-19 as can be seen by the decline in occupancy rate in 2020. As of March 6, 2022, the Visions Hotel Portfolio III Whole Loan is not subject to any modification or forbearance requests. The first payment date of the Visions Hotel Portfolio III Whole Loan is April 6, 2022.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Various	Loan #9	Cut-off Date Balance:	$28,063,980
Various	Visions Hotel Portfolio III	Cut-off Date LTV:	52.1%
Various		U/W NCF DSCR:	2.44x
		U/W NOI Debt Yield:	15.7%

The Markets.

Oneida County

Three of the Visions Hotel Portfolio III Properties, the DoubleTree Utica, TownePlace Suites New Hartford and Home2 Suites Utica (totaling 69.4% of the allocated Visions Hotel Portfolio III Whole Loan amount and 57.4% of the total rooms) are located in Oneida County. Oneida County is situated in the greater Mohawk Valley region of central New York approximately 46 miles east of Syracuse and 110 miles northwest of Albany. Major industries in the local area include distribution, materials processing, industrial machinery and services, agriculture, financial services, information and technology, and semiconductors. Additionally, the area benefits from access to major markets including Canada, Pennsylvania, New York City and Buffalo. Since the economic recession in 2008-2009 the Mohawk Valley EDGE and Oneida County Tourism economic development and marketing agencies have worked to promote the area to a broad variety of industry participants across all segments. A primary demand driver for Utica is the Mohawk Valley Health System hospitals and surgical centers, while Verona’s primary demand generator is the Turning Stone Resort & Casino and a primary demand driver in nearby Rome is the Griffiss Business and Technology Park. In addition to these demand generators, there are a number of secondary business, recreation, and leisure demand generators.

The remaining Visions Hotel Portfolio III Properties (totaling 30.6% of the allocated Visions Hotel Portfolio III Whole Loan amount and 42.6% of the total rooms) are located in diversified markets throughout central and northern New York.

The following tables present certain information relating to the primary competitive properties to the Visions Hotel Portfolio III Properties:

DoubleTree Utica Competitive Summary(1)
Property Name	No. of Rooms	Year Built / Renovated	Estimated 2018 Occupancy	Estimated 2018 ADR	Estimated 2018 RevPAR	Estimated 2019 Occupancy	Estimated 2019 ADR	Estimated 2019 RevPAR
DoubleTree Utica(2)	112	1912 / 2016-2017	63.3%	$134.08	$84.89	71.5%	$134.47	$96.08
Delta Hotels by Marriott Utica	162	1981 / NAV	50%-55%	$110-$120	$55-$65	60%-65%	$100-$110	$60-$70
Burrstone Inn, Ascend Hotel Collection	100	1990 / NAV	60%-65%	$105-$115	$65-$75	65%-70%	$105-$115	$70-$80
Hampton Inn Utica	83	2007 / NAV	70%-75%	$120-$130	$85-$95	70%-75%	$115-$125	$80-$90
Hampton Inn & Suites New Hartford	87	2012 / NAV	80%-85%	$120-$130	$100-$110	75%-80%	$120-$130	$95-$105
Holiday Inn Express & Suites Utica, an IHG Hotel	75	2012 / NAV	70%-75%	$115-$125	$80-$90	70%-75%	$110-$120	$80-$90
Fairfield Inn & Suites Utica	79	2015 / NAV	70%-75%	$120-$130	$90-$100	75%-80%	$115-$125	$85-$95

Source: Appraisal, unless otherwise indicated.

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the DoubleTree Utica property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Based on the operating statements provided by the borrower sponsor.

TownePlace Suites New Hartford Competitive Summary(1)
Property Name	No. of Rooms	Year Built / Renovated	Estimated 2018 Occupancy	Estimated 2018 ADR	Estimated 2018 RevPAR	Estimated 2019 Occupancy	Estimated 2019 ADR	Estimated 2019 RevPAR
TownePlace Suites New Hartford(2)	95	2017 / NAP	65.9%	$112.94	$74.44	75.7%	$109.20	$82.65
Burrstone Inn, Ascend Hotel Collection	100	1990 / NAV	60%-65%	$105-$115	$65-$75	65%-70%	$105-$115	$70-$80
Hampton Inn & Suites New Hartford	87	2012 / NAV	80%-85%	$120-$130	$100-$110	75%-80%	$120-$130	$95-$105
Fairfield Inn & Suites Utica	79	2015 / NAV	70%-75%	$120-$130	$90-$100	75%-80%	$115-$125	$85-$95
Homewood Suites by Hilton New Hartford Utica	85	2017 / NAV	70%-75%	$130-$140	$95-$105	75%-80%	$135-$145	$100-$110

Source: Appraisal, unless otherwise indicated.

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the TownePlace Suites New Hartford property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Based on the operating statements provided by the borrower sponsor.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Various	Loan #9	Cut-off Date Balance:	$28,063,980
Various	Visions Hotel Portfolio III	Cut-off Date LTV:	52.1%
Various		U/W NCF DSCR:	2.44x
		U/W NOI Debt Yield:	15.7%

Home2 Suites Utica Competitive Summary(1)
Property Name	No. of Rooms	Year Built / Renovated	Estimated 2018 Occupancy	Estimated 2018 ADR	Estimated 2018 RevPAR	Estimated 2019 Occupancy	Estimated 2019 ADR	Estimated 2019 RevPAR
Home2 Suites Utica(2)(3)	89	2020 / NAP	NAV	NAV	NAV	NAV	NAV	NAV
Best Western Gateway Adirondack	88	1962 / NAV	65%-70%	$95-$105	$65-$75	60%-65%	$100-$110	$60-$70
Holiday Inn Express & Suites Utica, an IHG Hotel	75	2012 / NAV	70%-75%	$115-$125	$80-$90	70%-75%	$110-$120	$80-$90
Fairfield Inn & Suites Utica	79	2015 / NAV	70%-75%	$120-$130	$90-$100	75%-80%	$115-$125	$85-$95
Homewood Suites by Hilton New Hartford Utica	85	2017 / NAV	70%-75%	$130-$140	$95-$105	75%-80%	$135-$145	$100-$110
TownePlace Suites New Hartford(2)(4)	95	2017 / NAP	65.9%	$112.94	$74.44	75.7%	$109.20	$82.65

Source: Appraisal, unless otherwise indicated.

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Home2 Suites Utica property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Based on the operating statements provided by the borrower sponsor.

(3)	The Home2 Suites Utica property was built in 2020 thus 2018 and 2019 figures are not available.

(4)	TownePlace Suites New Hartford is collateral for the Visions Hotel Portfolio III Loan.

Best Western Fishkill Competitive Summary(1)
Property Name	No. of Rooms	Year Built / Renovated	Estimated 2018 Occupancy	Estimated 2018 ADR	Estimated 2018 RevPAR	Estimated 2019 Occupancy	Estimated 2019 ADR	Estimated 2019 RevPAR
Best Western Suites Fishkill(2)	139	1985 / 2020-2021	78.7%	$78.60	$61.87	71.9%	$83.01	$59.67
Hampton Inn Fishkill	98	1998 / NAV	80%-85%	$115-$125	$95-$105	80%-85%	$115-$125	$90-$100
Hyatt House Fishkill	135	2006 / NAV	80%-85%	$125-$135	$95-$105	75%-80%	$125-$135	$95-$105
Holiday Inn Express Fishkill-Mid Hudson Valley	86	2007 / NAV	80%-85%	$115-$125	$95-$105	80%-85%	$115-$125	$90-$100
Residence Inn Fishkill	91	2016 / NAV	80%-85%	$125-$135	$105-$115	80%-85%	$130-$140	$105-$115

Source: Appraisal, unless otherwise indicated.

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Best Western Fishkill property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Based on the operating statements provided by the borrower sponsor.

Fairfield Inn Cortland Competitive Summary(1)
Property Name	No. of Rooms	Year Built / Renovated	Estimated 2018 Occupancy	Estimated 2018 ADR	Estimated 2018 RevPAR	Estimated 2019 Occupancy	Estimated 2019 ADR	Estimated 2019 RevPAR
Fairfield Inn Cortland(2)	81	2003 / 2020	52.5%	$118.00	$61.94	56.4%	$113.52	$63.97
Clarion Inn & Suites - University Area	66	1988 / NAV	40%-45%	$115-$125	$45-$55	40%-45%	$115-$125	$45-$55
Hampton Inn Cortland	68	2003 / NAV	55%-60%	$125-$135	$65-$75	55%-60%	$125-$135	$70-$80
Holiday Inn Express Cortland, an IHG Hotel	74	2011 / NAV	45%-50%	$115-$125	$50-$60	45%-50%	$115-$125	$55-$65
Best Western Plus Finger Lakes Inn & Suites	64	2014 / NAV	40%-45%	$110-$120	$40-$50	40%-45%	$110-$120	$40-$50

Source: Appraisal, unless otherwise indicated.

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Fairfield Inn Cortland property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Based on the operating statements provided by the borrower sponsor.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Various	Loan #9	Cut-off Date Balance:	$28,063,980
Various	Visions Hotel Portfolio III	Cut-off Date LTV:	52.1%
Various		U/W NCF DSCR:	2.44x
		U/W NOI Debt Yield:	15.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Visions Hotel Portfolio III Properties:

Cash Flow Analysis
	2018(1)	2019(1)	2020(1)	2021(1)	UW	UW per Room
Occupancy	76.7%	80.6%	54.7%	72.6%	72.6%
ADR	$92.01	$93.26	$93.04	$109.39	$109.39
RevPAR	$70.52	$75.15	$50.94	$79.41	$79.41

Room Revenue	$11,021,764	$11,712,467	$8,641,082	$14,956,747	$14,956,747	$28,986
Food & Beverage Revenue	$110,383	$117,106	$48,697	$73,586	$73,586	$143
Other Income	$130,859	$95,504	$109,892	$127,431	$127,431	$247
Total Revenue	$11,263,007	$11,925,077	$8,799,671	$15,157,765	$15,157,765	$29,376

Real Estate Taxes(2)	$458,667	$429,892	$423,693	$440,803	$645,589	$1,251
Insurance	$83,659	$107,473	$125,997	$181,842	$246,469	$478
Other Expenses	$6,425,400	$6,914,910	$5,176,557	$7,677,743	$7,330,830	$14,207
Total Expenses	$6,967,725	$7,452,275	$5,726,247	$8,300,389	$8,222,888	$15,936

Net Operating Income(3)	$4,295,281	$4,472,802	$3,073,424	$6,857,376	$6,934,877	$13,440
FF&E	$486,765	$517,730	$379,309	$645,370	$645,370	$1,251
Net Cash Flow	$3,808,517	$3,955,072	$2,694,114	$6,212,006	$6,289,507	$12,189

NOI DSCR(4)	1.67x	1.73x	1.19x	2.66x	2.69x
NCF DSCR(4)	1.48x	1.53x	1.04x	2.41x	2.44x
NOI Debt Yield(4)	9.8%	10.2%	7.0%	15.6%	15.7%
NCF Debt Yield(4)	8.6%	9.0%	6.1%	14.1%	14.3%

(1)	2018 and 2019 data reflects four out of the five Visions Hotel Portfolio III Properties as the Home2 Suites Utica Property did not open for business until August 2020. Additionally, the Best Western Fishkill property was renovated and converted from a Hawthorn Suites in September 2021, while the Fairfield Inn Cortland was renovated and re-flagged in 2020.

(2)	UW Real Estate Taxes includes a 15-year average for the DoubleTree Utica and Home2 Suites Utica properties due to PILOT programs that are in place.

(3)	The increase in historical NOI is primarily due to the fact that (i) COVID-19 negatively affected the broader hospitality industry, including the Visions Hotel Portfolio III Properties and (ii) individual properties representing approximately 59.9% of the room count within the Visions Hotel Portfolio III Properties have either been built or renovated since 2020. Additionally, ongoing property improvement investments totaling approximately $22.3 million (approximately $43,236 per room) have been completed since 2019.

(4)	The debt service coverage ratios and debt yields are based on the Cut-off Date balance of the Visions Hotel Portfolio III Whole Loan.

Escrows and Reserves.

The borrowers deposited at origination (i) $261,784 for real estate taxes and (ii) $203,957 for insurance.

Real Estate Taxes - The Visions Hotel Portfolio III Whole Loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $44,077).

Insurance - The Visions Hotel Portfolio III Whole Loan documents provide for an ongoing monthly insurance reserve in an amount equal to 1/12th of the annual estimated insurance premiums (initially $20,539).

FF&E Reserve - The Visions Hotel Portfolio III Whole Loan documents provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) for the Visions Hotel Portfolio Properties, excluding the DoubleTree Utica property, in an amount equal to 1/12 of 4.0% of total revenues of the four properties subject to a cap of $2,100,000.

DoubleTree Utica FF&E Reserve - The Visions Hotel Portfolio III Whole Loan documents provide for ongoing monthly reserves for FF&E for the DoubleTree Utica property in an amount equal to 1/12 of 5.0% of total revenues. During the last 12 months of the Visions Hotel Portfolio III Whole Loan term, the borrowers are prohibited from withdrawing funds from the DoubleTree Utica FF&E Reserve except to pay for any property improvement work (“PIP”) work required in connection with a franchise extension.

DoubleTree Utica PIP Reserve - During the last 12 months of the Visions Hotel Portfolio III Whole Loan term, if no release of the DoubleTree Utica property has occurred, a DoubleTree Utica PIP Reserve with monthly deposits in an amount equal to the quotient of (a) $1,680,000 less funds on deposit in the DoubleTree Utica FF&E Reserve divided by (b) 12, will be required unless on or before the date that is 12 months prior the Visions Hotel Portfolio III Whole Loan maturity date, (x) the franchise agreement for the DoubleTree Utica property is extended at least five years beyond the Visions Hotel Portfolio III Whole Loan maturity date pursuant to a franchise extension agreement satisfactory to the lender or (y) funds on deposit in the DoubleTree Utica FF&E Reserve are equal to or above $1,680,000.

PIP Reserve - If, at any time, any additional PIP work is required by any such franchisor, the borrowers are required to deposit 125% of the estimated costs to complete such additional PIP work.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Various	Loan #9	Cut-off Date Balance:	$28,063,980
Various	Visions Hotel Portfolio III	Cut-off Date LTV:	52.1%
Various		U/W NCF DSCR:	2.44x
		U/W NOI Debt Yield:	15.7%

Lockbox and Cash Management. The Visions Hotel Portfolio III Whole Loan is structured with a springing lockbox and springing cash management. Following the occurrence of a Sweep Event (as defined below), the borrowers and the property manager will be required to establish and maintain a restricted account for the benefit of the lender (the “Clearing Account”) for the remaining term of the Visions Hotel Portfolio III Whole Loan and to direct all credit card companies to pay all Visions Hotel Portfolio III Properties receipts directly into the Clearing Account during a Sweep Event. Following the occurrence and during the continuance of a Sweep Event, all sums on deposit in the Clearing Account are required to be transferred on a daily basis to an account designated and controlled by the lender (the “Cash Management Account”), from which the monthly debt service, reserve payments and operating expenses required under the Visions Hotel Portfolio III Whole Loan documents will be made and (i) absent the existence of a Sweep Event, any remaining amounts on deposit in the Cash Management Account, are required to be disbursed to the borrowers and (ii) during the existence of a Sweep Event, any excess cash is required to be held by the lender as additional security for the Visions Hotel Portfolio III Whole Loan.

A “Sweep Event” will commence upon the earlier of:

(i) the occurrence of an event of default under the Visions Hotel Portfolio III Whole Loan, and will continue until the cure (if applicable) of the event of default,

(ii) commencing on September 6, 2022, the debt service coverage ratio on the Visions Hotel Portfolio III Whole Loan, calculated based on the trailing 12 calendar months, being less than 1.35x, and will continue until the debt service coverage ratio, calculated based on the trailing 12 calendar months, for two consecutive calendar quarters thereafter is equal to or greater than 1.40x, or

(iii) the termination or expiration of any franchise agreement for the Visions Hotel Portfolio III Properties (a “Franchise Sweep Event”), and will continue until the lender receives satisfactory evidence that the borrowers have entered into a replacement franchise agreement satisfactory to the lender and the lender has received a satisfactory comfort letter from the applicable franchisor for each applicable Visions Hotel Portfolio III Property.

Additional Secured Indebtedness (not including trade debts). The Visions Hotel Portfolio III Properties also secure the Visions Hotel Portfolio III Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $15,979,490. The Visions Hotel Portfolio III Serviced Pari Passu Companion Loan accrues interest at the same rate as the Visions Hotel Portfolio III Mortgage Loan. The Visions Hotel Portfolio III Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Visions Hotel Portfolio III Serviced Pari Passu Companion Loan. The holders of the Visions Hotel Portfolio III Mortgage Loan and the Visions Hotel Portfolio III Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Visions Hotel Portfolio III Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Following the defeasance lockout period, the Visions Hotel Portfolio III Whole Loan permits individual property releases (each, a “Release Property”) in connection with a partial defeasance of the Visions Hotel Portfolio III Whole Loan, provided that the following conditions, among others, are satisfied: (i) no less than 60 days’ written notice specifying the date the defeasance collateral is to be delivered and the principal amount of the Mortgage Loan to be defeased, (ii) the borrowers partially defease the Visions Hotel Portfolio III Whole Loan in an amount equal to the greatest of: (a) 140% of the allocated whole loan amount for such Release Property, (b) an amount, which after giving effect to the release of the Release Property, would result in the debt service coverage ratio on the then remaining balance of the Visions Hotel Portfolio III Whole Loan for the Visions Hotel Portfolio III Properties remaining being greater than or equal to 2.44x, (c) an amount which, after giving effect to the release of the Release Property, would result in the loan-to-value ratio on the then remaining balance of the Visions Hotel Portfolio III Whole Loan being equal to or less than 53.8%, (d) an amount which, after giving effect to the release of the Release Property, would result in the debt yield on the then remaining balance of the Visions Hotel Portfolio III Whole Loan being equal to or greater than 14.26% and (e) an amount as may be required such that the securitization trust will not fail to maintain its status as a REMIC trust as a result of such release, and (iii) satisfaction of customary REMIC requirements. Additionally, the first Release Property must be the DoubleTree Utica property, and no release of any of the other Visions Hotel Portfolio III Properties is permitted until a release of the DoubleTree Utica property has occurred.

Right of First Offer/Right of First Refusal. Marriott International, Inc. has a right of first refusal (“ROFR”) to acquire the TownePlace Suites New Hartford property and Fairfield Inn Cortland property in the event of a proposed transfer of (i) such Visions Hotel Portfolio III Property, (ii) the related borrower’s ownership interest under the related franchise agreement or (iii) a controlling direct or indirect interest in the related borrower, in each such case to a competitor (generally, a person or entity that has a direct or indirect ownership interest in a hotel brand that is comprised of at least (i) 10 luxury hotels (only pertaining to the Fairfield Inn Cortland property), (ii) 20 full-service hotels, or (iii) 50 limited-service hotels, as more fully defined in the franchise agreement (each, a “Competitor”). The ROFR will apply to any foreclosure or deed-in-lieu thereof that results in a transfer to a Competitor and is not extinguished by a foreclosure or deed-in-lieu thereof.

Ground Leases. None.

Letter of Credit. None.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Visions Hotel Portfolio III Properties and business interruption insurance for 12 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #10	Cut-off Date Balance:	$27,622,500
1300 & 1301 Southeast Kettlestone Boulevard	Fleet Farm - Waukee	Cut-off Date LTV:	63.6%
Waukee, IA 50263		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	9.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #10	Cut-off Date Balance:	$27,622,500
1300 & 1301 Southeast Kettlestone Boulevard	Fleet Farm - Waukee	Cut-off Date LTV:	63.6%
Waukee, IA 50263		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	9.0%

Fleet Farm – Waukee
1300 & 1301 Southeast Kettlestone Boulevard
Waukee, IA 50263
Johnston
Grimes
POLK COUNTY
DALLAS COUNTY
Urbandale
Clive
DES MOINES
Waukee
West Des Moines
MADISON COUNTY
WARREN COUNTY
Cumming
Norwalk
Downtown Des Moines 4 miles
Des Moines Intl. Airport 5 miles
SE 19th St.
Waterford Rd.
Meredith Dr.
Aurora Ave.
Douglas Pkwy.
Hickman Rd.
University Ave.
Ashworth Rd.
Ashworth Dr.
Mills Civic Pkwy.
Fuller Rd.
Grand Ave.
SW 52nd Ave.
SW Army Post Rd.
Cumming Ave.
S. James St.
N. 10th St.
Warrior Ln.
NE Alice's Rd
Ute Ave.
Jordan Creek Pkwy.
60th St
100th St.
86th St.
Aurora Business Park
Murray Conference Center
Merle Hay Mall
Warrior Station
Country Club Square
UnityPoint Health Methodist West Hospital
Shoppes at Three Fountains
West Valley Mall
Des Moines Golf & CC
Woodland Office Park
Jordan Creek Town Center
Jordan Creek Crossing
Grand Junction Shopping Center
Wells Fargo West Des Moines Campus
Galleria Pointe South
Glen Oaks CC
DMACC West Campus
Brown's Wood Forest Preserve
Raccoon River
Dale Maffit Reservoir
Willow Creek GC
MINNEAPOLIS
MINNESOTA
Eau Claire
Rochester
La Crosse
WISC.
Sioux Falls
Sioux City
Mason City
Fort Dodge
Waterloo
Dubuque
IOWA
Ames
Cedar Rapids
Marshalltown
Waukee
DES MOINES
Davenport
OMAHA
Council Bluffs
Lincoln
NEBR.
ILLINOIS
MISSOURI
Ottumwa
Burlington
Keokuk
Iowa City
Newton
Ankeny
Knoxville
Oskaloosa
Muscatine
Albert Lea
Austin
Mankato
Winona
Faribault
Red Wing
Spencer
Algona
Storm Lake
Cedar Falls
Carroll
Clinton
Bettendorf
Rock Island
Marshfield
Brookings
Marshall
Bellevue
Maryville
Kirksville
Quincy
SD

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 10 – Fleet Farm - Waukee

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BMO			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location:	Waukee, IA 50263
Original Balance:	$27,622,500			General Property Type:	Retail
Cut-off Date Balance:	$27,622,500			Detailed Property Type:	Single Tenant
% of Initial Pool Balance:	4.0%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2019/NAP
Borrower Sponsor:	Jeffrey A. Pori			Size:	187,834 SF
Guarantor:	Jeffrey A. Pori			Cut-off Date Balance Per SF:	$147
Mortgage Rate:	4.25000%			Maturity Date Balance Per SF:	$147
Note Date:	3/1/2022			Property Manager:	KB Property Advisors, LLC
First Payment Date:	4/6/2022				(borrower related)
Maturity Date:	3/6/2032
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$2,499,018
IO Period:	120 months			UW NOI Debt Yield:	9.0%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	9.0%
Prepayment Provisions:	L(25),D(88),O(7)			UW NCF DSCR:	2.10x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI(2):	NAP
Additional Debt Type:	NAP			2nd Most Recent NOI(2):	NAP
Additional Debt Balance:	NAP			3rd Most Recent NOI(2):	NAP
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	100.0% (4/6/2022)
Reserves(1)				2nd Most Recent Occupancy:	100% (12/31/2021)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100% (12/31/2020)
Tax:	$0	Springing	NAP	Appraised Value (as of):	$43,400,000 (2/2/2022)
Insurance:	$0	Springing	NAP	Appraised Value Per SF:	$231
Replacement Reserve:	$90,000	Springing	$45,000	Cut-off Date LTV Ratio:	63.6%
TI/LC Reserve:	$910,000	Springing	$525,000	Maturity Date LTV Ratio:	63.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,622,500	60.1%	Purchase Price:	$43,500,000	94.7%
Borrower Equity:	$18,311,484	39.9%	Closing Costs:	$1,433,984	3.1%
			Reserves:	$1,000,000	2.2%
Total Sources:	$45,933,984	100.0%	Total Uses:	$45,933,984	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	Historical NOI information is not available due to the nature of Fleet Farm - Waukee Property being leased by a single tenant under a triple net lease.

The Mortgage Loan. The tenth largest mortgage loan (the “Fleet Farm - Waukee Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $27,622,500, which is secured by a first priority fee mortgage encumbering a retail property located in Waukee, Iowa (the “Fleet Farm - Waukee Property”). Proceeds of the Fleet Farm - Waukee Mortgage Loan were used to acquire the Fleet Farm - Waukee Property, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is KB Waukee, DST a newly formed, single purpose Delaware statutory trust (“DST”) that is structured to be bankruptcy-remote with at least one independent trustee. The borrower has leased the Fleet Farm – Waukee Property to a master tenant, KB Waukee MT, LLC (“Master Tenant”) and the signatory trustee is Signatory Trustee KB Waukee ST, LLC, a Delaware limited liability company (“Signatory Trustee”). See “Delaware Statutory Trust Structure” below. As long as the borrower is a qualified Delaware statutory trust, as defined in the mortgage loan documents, the owner of the borrower may, within the first 24 months of the loan term, transfer its beneficial interest in the borrower to no more than 499 holders of beneficial interest. The guarantor is not required to maintain an ownership interest in the borrower, but the guarantor is required under the Fleet Farm - Waukee Mortgage Loan documents to continue to control the borrower.

The borrower sponsor and non-recourse carveout guarantor is Jeffrey A. Pori. Jeffrey A. Pori is the chief executive officer of Kingsbarn Realty Capital (“Kingsbarn”). Kingsbarn is a private equity firm based in Las Vegas, Nevada that provides direct and indirect structured real estate investments to high-net-worth individuals, family trusts, foundations and institutional investors through private placements including DST syndications. Kingsbarn’s portfolio spans across the United States with the largest holdings located in the Los Angeles metro area and Sacramento, California. Kingsbarn primarily invests in the office sector, particularly in medical office properties. The borrower sponsor and non-recourse carveout guarantor is also the borrower sponsor and non-recourse carveout guarantor under the Stadium Crossings mortgage loan, and the Murray Road Industrial Center mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #10	Cut-off Date Balance:	$27,622,500
1300 & 1301 Southeast Kettlestone Boulevard	Fleet Farm - Waukee	Cut-off Date LTV:	63.6%
Waukee, IA 50263		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	9.0%

The Property. The Fleet Farm - Waukee Property comprises a one-story, single-tenant retail property that was constructed in 2019. The Fleet Farm - Waukee Property has a total net rentable area of 187,834 SF and is situated on an approximately 19.84-acre site in Waukee, Iowa. The improvements at the Fleet Farm - Waukee Property include the primary retail building, a freestanding gas station, a freestanding car wash and outside storage canopy areas. The Fleet Farm - Waukee Property has access to 621 surface parking spaces, equating to a parking ratio of approximately 3.3 spaces per 1,000 SF of rentable area.

As of April 6, 2022, Fleet Farm - Waukee is 100.0% leased by Fleet Farm through April 2044 with seven, five-year renewal options and no unilateral termination options.

Major Tenant.

Fleet Farm (187,834 SF; 100.0% of the NRA; 100.0% of underwritten base rent): Fleet Farm is a big box retailer that offers brands across multiple product categories including: outdoors, sporting goods, farming, pet care, hardware, toys, home goods and accessories. Fleet Farm was founded in 1955 and is a wholly-owned subsidiary of KKR & Co. Inc. (“KKR”). Fleet Farm currently has 47 stores spanning the American mid-west, with locations in North Dakota, South Dakota, Minnesota, Iowa and Wisconsin. KKR’s operations include managing multiple alternative asset classes, including private equity, credit, and real estate assets, with strategic partners that manage hedge funds. KKR was founded in 1976 and is headquartered in New York, New York.

The following table presents a summary regarding the sole tenant at the Fleet Farm - Waukee Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent(3)	Annual UW Rent PSF(3)	App. % of Total Annual UW Rent(3)	Lease Expiration	Renewal Options	Term. Option
Fleet Farm	NR/NR/NR	187,834	100.0%	$2,604,756	$13.87	100.0%	4/15/2044	7 x 5 Yrs	N
Subtotal/Wtd. Avg.		187,834	100.0%	$2,604,756	$13.87	100.0%

Vacant Space		0	0.0%	$0	$0.00	0.0%
Total/Wtd. Avg.		187,834	100.0%	$2,604,756	$13.87	100.0%

(1)	Information based on the underwritten rent roll as of April 6, 2022.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Annual UW Rent, Annual UW Rent PSF and App % of Total Annual UW Rent include rent steps of approximately $25,790 through March 2023.

The following table presents certain information relating to the lease rollover at the Fleet Farm - Waukee Property:)

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Annual UW Rent PSF Rolling(2)	Approx. % of Total UW Rent Rolling(2)	Approx. Cumulative % of Total UW Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2028	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2029	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2030	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2031	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2032 & Thereafter	1	187,834	100.0%	100.0%	$2,604,756	$13.87	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	1	187,834	100.0%		$2,604,756	$13.87	100.0%

(1)	Information based on the underwritten rent roll as of April 6, 2022.

(2)	Total UW Rent Rolling, Annual UW Rent PSF Rolling and Approx. % of Total UW Rent Rolling include rent steps of approximately $25,790 through March 2023.

COVID-19 Update. As of April 6, 2022, the Fleet Farm - Waukee Property was open and operating. Throughout the pandemic, the sole tenant did not request or receive rent relief or lease modifications, and as of April 6, 2022, the sole tenant is current on its lease obligations. As of April 6, 2022, the Fleet Farm - Waukee Mortgage Loan is not subject to any modification or forbearance request. The sole tenant made its February 2022 and March 2022 rental payments in full.

Market Overview. The Fleet Farm - Waukee Property is located in Waukee, Iowa within the Western Suburbs retail submarket. The Fleet Farm - Waukee Property is located approximately one-mile west of the Des Moines metropolitan statistical area (“MSA”) premier retail corridor. Development within the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #10	Cut-off Date Balance:	$27,622,500
1300 & 1301 Southeast Kettlestone Boulevard	Fleet Farm - Waukee	Cut-off Date LTV:	63.6%
Waukee, IA 50263		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	9.0%

surrounding area includes a variety of property types. New development is occurring along Grand Prairie Parkway to the north of the Fleet Farm - Waukee Property, including approximately 130,000 SF of office space, an approximately 12,000 SF day care center and a 47-room Sleep Inn hotel.

According to the appraisal, as of the fourth quarter of 2021, the Western Suburbs retail submarket had approximately 19.6 million SF of retail space inventory, overall vacancy in the submarket was approximately 4.1% and asking rent was $15.81 PSF. According to the appraisal, as of the fourth quarter of 2021, the Des Moines retail market had approximately 43.4 million SF of retail space inventory, overall vacancy in the market was approximately 3.5% and asking rent was $14.32 PSF. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Fleet Farm - Waukee Property was 761, 41,889 and 96,522 respectively. The 2021 median household income within a one-, three- and five-mile radius of the Fleet Farm - Waukee Property was $119,294, $97,006 and $100,261, respectively.

The following table presents comparable retail leases with respect to the Fleet Farm - Waukee Property:

Comparable Retail Rent Summary
Property/Location	Tenant Name	Term (Years)	Size (SF)	Lease Date	Rent PSF	Lease Type
Fleet Farm - Waukee(1) 1300 & 1301 Southeast Kettlestone Boulevard Waukee, IA	Fleet Farm	25.0	187,834	April 2019	$14.00	Triple Net
Fleet Farm - Stevens Point 5590 US Highway 10 E Stevens Point, WI	Fleet Farm	20.0	170,642	December 2021	$11.89	Absolute Net
Fleet Farm - Brooklyn Park MN 8400 Lakeland Avenue North Brooklyn Park, MN	Fleet Farm Group, LLC	20.0	246,891	November 2021	$10.29	Absolute Net
Tractor Supply Company 2238 Westgate Drive Bloomington, IL	Tractor Supply	5.0	21,671	March 2021	$14.44	Triple Net
Loves Furniture 8300 North Wayne Road Westland, MI	Loves Furniture	20.0	80,257	November 2020	$16.47	Absolute Net
Goodwill 114 South Main Street Verona, WI	Goodwill	10.0	13,455	June 2020	$14.65	Triple Net
Fleet Farm - Lakeville MN 17070 Kenrick Avenue Lakeville, MN	Fleet Farm	22.1	202,669	November 2019	$11.73	Absolute Net

Source: Appraisal, unless indicated otherwise.

(1)	Information based on Underwritten Rent Roll as of April 6, 2022.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #10	Cut-off Date Balance:	$27,622,500
1300 & 1301 Southeast Kettlestone Boulevard	Fleet Farm - Waukee	Cut-off Date LTV:	63.6%
Waukee, IA 50263		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	9.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Fleet Farm - Waukee Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent(2)	$2,604,756	$13.87
Contractual Rent Steps(3)	$25,790	$0.14
Reimbursement Income	$0	$0.00
Other Income	$0	$0.00
Less Vacancy	($131,527)	($0.70)
Effective Gross Income	$2,499,018	$13.30

Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Management Fee	$0	$0.00
Other Expenses	$0	$0.00
Total Expenses	$0	$0.00

Net Operating Income	$2,499,018	$13.30
Replacement Reserves	$0	$0.00
TI/LC	$0	$0.00
Net Cash Flow	$2,499,018	$13.30

Occupancy %	95.0%
NOI DSCR	2.10x
NCF DSCR	2.10x
NOI Debt Yield	9.0%
NCF Debt Yield	9.0%

(1)	Historical Net Operating Income and occupancy information is not available due to the nature of the Fleet Farm - Waukee Property being leased by a single tenant under a triple net lease.
(2)	UW Base Rent is based on the in-place rent roll as of April 6, 2022.
(3)	UW Contractual Rent Steps through March 2023.

Delaware Statutory Trust Structure. The borrower has master leased the Fleet Farm - Waukee Property to the Master Tenant, which is ultimately owned by the guarantor. The Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote. The master lease generally imposes responsibility on the Master Tenant for the operation, maintenance and management of the Fleet Farm - Waukee Property and payment of all expenses incurred in the maintenance and repair of the Fleet Farm - Waukee Property, other than capital expenses. The Master Tenant pays the borrower rent in an amount equal to or greater than the interest payments due under the Fleet Farm - Waukee Mortgage Loan documents. The master lease is subordinate to the Fleet Farm - Waukee Mortgage Loan and, upon an event of default under the Fleet Farm - Waukee Mortgage Loan documents, the lender has the right to require termination of the master lease.

Upon the occurrence of (a) any event that causes the Signatory Trustee to cease to be the Signatory Trustee of the borrower (other than in the event of a replacement with lender’s express consent), (b) any event resulting in the dissolution of the borrower, (c) an event of default (or if the lender determines that an event of default is imminent, under the Fleet Farm – Waukee Mortgage Loan), (d) the borrower’s failure to deliver to the lender a commitment to refinance the Fleet Farm - Waukee Mortgage Loan within 90 days prior to the stated maturity date, or (e) the borrower, because it is a Delaware statutory trust, being unable to make any material decision or take any material action (including, without limitation, property restoration following a casualty, or renewal of a tenant lease or material property agreement), the borrower (either by the action of the Signatory Trustee or the independent trustee of the borrower) is required to terminate the trust agreement by converting the borrower into a Delaware limited liability company (i) in accordance with the terms of the borrower’s trust agreement, (ii) under the control of guarantor, (iii) having organizational documents in form and substance satisfactory to the lender, and (iv) meeting all the requirements of a special purpose bankruptcy remote entity (including, without limitation, the requirements of a single member limited liability company that complies with the requirements set forth in the Fleet Farm - Waukee Mortgage Loan documents). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the prospectus.

Escrows and Reserves.

The borrower deposited at origination (i) $910,000 into a reserve for future tenant improvements and leasing commissions and (ii) $90,000 into a reserve for replacements.

Real Estate Taxes – The Fleet Farm - Waukee Mortgage Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months for the Fleet Farm - Waukee Property; provided that such monthly deposits are not required so long as the Tax Reserve Waiver Conditions (as defined below) remain satisfied.

Insurance – The Fleet Farm - Waukee Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the annual insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as the Insurance Reserve Waiver Conditions (as defined below) remain satisfied.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #10	Cut-off Date Balance:	$27,622,500
1300 & 1301 Southeast Kettlestone Boulevard	Fleet Farm - Waukee	Cut-off Date LTV:	63.6%
Waukee, IA 50263		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	9.0%

TI/LC Reserve – The borrower will be required to deposit monthly into the tenant improvements and leasing commissions reserve, an amount equal to $15,583 upon the reserve balance falling below $525,000, subject to a cap of $525,000.

Replacement Reserve – The borrower will be required to deposit monthly into the replacement reserve, an amount equal to $1,558 upon the replacement reserve falling below $45,000, subject to cap of $45,000.

The “Tax Reserve Waiver Conditions” mean, among other conditions listed in the Fleet Farm - Waukee Mortgage Loan documents, each of the following:

(i)	no Cash Management Period (as defined below) has occurred and is continuing;

(ii)	the Major Lease (as defined below) provides that the Major Tenant (as defined below) is obligated to pay all taxes directly to the applicable government authority;

(iii)	the borrower provides evidence of payment to the lender; and

(iv)	the Major Lease remains in full force and effect.

The “Insurance Reserve Waiver Conditions” mean, among other conditions listed in the Fleet Farm - Waukee Mortgage Loan documents, each of the following:

(i)	no Cash Management Period has occurred and is continuing;

(ii)	the Major Lease provides that the Major Tenant is obligated to pay all premiums for insurance coverages required under the Fleet Farm - Waukee Mortgage Loan documents;

(iii)	the borrower provides evidence of payment to the lender; and

(iv)	the Major Lease remains in full force and effect.

Lockbox and Cash Management. The Fleet Farm - Waukee Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and master tenant are required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrower and master tenant are required to cause all cash revenues relating to the Fleet Farm - Waukee Property and all other money received by the borrower, master tenant or the property manager with respect to the Fleet Farm - Waukee Property (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account within one business day of receipt. The Master Tenant is a party to the lockbox agreement and the lockbox account is in the name of the Master Tenant.

On each due date during the continuance of a Cash Management Period, all funds on deposit in the cash management account will be applied to the tax reserve, insurance premiums reserve, debt service, operating expenses set forth in the lender-approved annual budget, tenant improvement and leasing commission reserves, and replacement reserves, in accordance with the payment priorities in the Fleet Farm - Waukee Mortgage Loan documents and any excess funds are required to be deposited into an excess cash flow reserve account as additional collateral for the Fleet Farm - Waukee Mortgage Loan.

A “Cash Management Period” means a period:

(A) commencing upon any of the following:

(i)	the maturity date;

(ii)	the occurrence of an event of default under the Fleet Farm - Waukee Mortgage Loan documents;

(iii)	if, as of the last day of any calendar quarter during the term of the Fleet Farm - Waukee Mortgage Loan the debt yield is less than 8.0%;

(iv)	a Financial Default (as defined below); or

(v)	the permitted prepayment date.

(B) expiring upon:

(i)	with regard to clause (A)(ii) above, upon the cure of such event of default;

(ii)	with regard to clause (A)(iii) above, when the debt yield is at least 8.0% for two consecutive calendar quarters;

(iii)	with regard to clause (A)(iv) above, when the applicable Financial Default has been cured.

A “Financial Default” means (i) any failure of the borrower or Master Tenant to deliver any of the financial statements required under the Fleet Farm - Waukee Mortgage Loan documents and (ii) any failure of the guarantor to satisfy the net worth and liquidity covenants required under the Fleet Farm - Waukee Mortgage Loan documents.

A “Major Tenant” means: the Fleet Farm tenant or any tenant under a replacement Major Lease.

A “Major Lease” means: the Fleet Farm lease or any replacement lease approved by the lender.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #10	Cut-off Date Balance:	$27,622,500
1300 & 1301 Southeast Kettlestone Boulevard	Fleet Farm - Waukee	Cut-off Date LTV:	63.6%
Waukee, IA 50263		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	9.0%

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Fleet Farm - Waukee Property together with 12 months of business interruption insurance with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 11 – ILPT Logistics Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH, BMO			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	NR/BBB-sf/BBB			Location(3):	Various
Original Balance(1):	$24,229,075			General Property Type(3):	Industrial
Cut-off Date Balance(1):	$24,229,075			Detailed Property Type(3):	Various
% of Initial Pool Balance:	3.5%			Title Vesting:	Various
Loan Purpose:	Refinance			Year Built/Renovated(4):	Various / Various
Borrower Sponsor:	Industrial Logistics Properties Trust			Size:	9,438,321 SF
Guarantor:	Industrial Logistics Properties Trust			Cut-off Date Balance Per SF(1):	$36
Mortgage Rate:	3.86465618%			Maturity Date Balance Per SF(1):	$36
Note Date:	2/25/2022			Property Manager:	The RMR Group LLC
First Payment Date:	4/6/2022				(borrower-related)
Maturity Date:	3/6/2032			Underwriting and Financial Information(4)
Original Term to Maturity:	120 months			UW NOI:	$45,069,593
Original Amortization Term:	0 months			UW NOI Debt Yield(1):	13.2%
IO Period:	120 months			UW NOI Debt Yield at Maturity(1):	13.2%
Seasoning:	1 month			UW NCF DSCR(1):	3.12x
Prepayment Provisions:	YM0.5(113),O(7)			Most Recent NOI:	$41,245,939 (12/31/2021)
Lockbox/Cash Mgmt Status:	Hard/Springing			2nd Most Recent NOI(5):	$37,788,413 (12/31/2020)
Additional Debt Type(1):	Pari Passu/ Subordinate/ Mezzanine			3rd Most Recent NOI(5)(6):	$35,944,346 (12/31/2019)
Additional Debt Balance(1):	$316,910,925 / $103,860,000 /			Most Recent Occupancy:	100.0% (Various)
	$255,000,000			2nd Most Recent Occupancy:	99.3% (12/31/2020)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent Occupancy:	100.0% (12/31/2019)
Reserves(2)				Appraised Value (as of)(7):	$1,175,000,000 (1/3/2022)
Type	Initial	Monthly	Cap	Appraised Value per SF(7):	$124
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(7):	29.0%
Insurance:	$0	Springing	NAP	Maturity Date LTV Ratio(1)(7):	29.0%
Capital Expenditures:	$0	Springing	NAP
TI/LC Reserve:	$0	Springing	NAP
Unfunded Obligations Reserve:	$1,758,645	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$341,140,000	48.7%	Return of Equity(8):	$693,035,177	99.0%
Subordinate Loan Amount:	$103,860,000	14.8%	Closing Costs:	$5,206,178	0.7%
Mezzanine Loan:	$255,000,000	36.4%	Reserves:	$1,758,645	0.3%
Total Sources:	$700,000,000	100.0%	Total Uses:	$700,000,000	100.0%

(1)	The ILPT Logistics Portfolio Mortgage Loan (as defined below) is part of the ILPT Logistics Portfolio Whole Loan (as defined below), which is comprised of 13 senior pari passu notes with an aggregate outstanding principal balance of $341,140,000 collectively, the “ILPT Logistics Portfolio Senior Loans”), five junior pari passu notes with an aggregate outstanding principal balance of $103,860,000 (collectively, the “ILPT Logistics Portfolio Subordinate Loans” and together, with the ILPT Logistics Portfolio Senior Loans, the “ILPT Logistics Portfolio Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate Cut-off Date principal balance of the ILPT Logistics Portfolio Senior Loans, without regard to the ILPT Logistics Portfolio Subordinate Loans or the ILPT Logistics Portfolio Mezzanine Loans (as defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the ILPT Logistics Whole Loan are $47, $47, 2.40x, 10.1%, 10.1%, 37.9%, and 37.9%, respectively. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the ILPT Logistics Portfolio Whole Loan and the ILPT Logistics Portfolio Mezzanine Loans (the “ILPT Logistics Portfolio Total Debt”) are $74, $74, 1.33x, 6.4%, 6.4%, 59.6%, and 59.6%, respectively.

(2)	During a Trigger Period (as defined below), the borrowers are required to deposit monthly (i) into the RE Tax reserve, subject to certain exceptions set forth in the ILPT Logistics Portfolio Whole Loan documents, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period, (ii) into the Insurance reserve 1/12th of the annual amount which would be sufficient to pay the insurance premium due for the renewal of the coverage afforded by the insurance policies; provided, however, such deposits are suspended so long as the borrower maintains a blanket policy meeting the requirements of the ILPT Logistics Portfolio Whole Loan documents, (iii) for the Capital Expenditures reserve, $226,780 and (iv) for the TI/LC Reserve $117,979. A “Trigger Period” is a period (i) commencing upon an event of default under the ILPT Logistics Portfolio Whole Loan and ending upon the cure (if applicable) of such event of default, (ii) commencing upon the mortgage lender receiving notice from a mezzanine lender of a mezzanine loan event of default and ending upon the mortgage lender receiving notice of cure of such mezzanine event of default and (iii) commencing upon the aggregate debt yield of the ILPT Logistics Portfolio Total Debt falling below 5.25% for two consecutive calendar quarters and ending upon such aggregate debt yield being at least 5.25% for two consecutive calendar quarters, or upon the borrowers prepaying (pro rata) the ILPT Logistics Portfolio Whole Loan and the ILPT Logistics Portfolio Mezzanine Loans (including paying a yield maintenance premium) in an amount such that such aggregate debt yield is at least 5.25% or posting cash or a letter of credit, in each case in an amount that, if applied to prepay the ILPT Logistics Portfolio Whole Loan and the ILPT Logistics Portfolio Mezzanine Loans would cause such aggregate debt yield to be 5.25%.

(3)	See “The Properties” section below.

(4)	The novel coronavirus pandemic is an evolving situation and could impact the ILPT Logistics Portfolio Whole Loan more severely than assumed in the underwriting of the ILPT Logistics Portfolio Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(5)	Excludes historical financials from the 7303 Rickenbacker Parkway West property, which was built in 2020.

(6)	Excludes historical financials from the 17001 West Mercury Street property, which was built in 2018.

(7)	Based on the “As-Portfolio” appraised value of $1,175,000,000 as of January 3, 2022, which is inclusive of an approximately 4.1% portfolio premium and reflects the “as-is” value of the Properties as a whole if sold in their entirety to a single buyer. The aggregate total of the “as-is” appraised values of the individual properties (exclusive of the portfolio premium) is $1,128,300,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the aggregate “as-is” appraised value are 30.2% and 30.2%, respectively for the ILPT Logistics Portfolio Senior Loans, 39.4% and 39.4%, respectively, for the ILPT Logistics Portfolio Whole Loan and 62.0% and 62.0%, respectively, for the ILPT Logistics Portfolio Total Debt.

(8)	The return of equity was used to facilitate Industrial Logistics Property Trust’s acquisition of Monmouth Real Estate Investment Corporation.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Various	Loan #11	Cut-off Date Balance:	$24,229,075
Property Addresses – Various	ILPT Logistics Portfolio	Cut-off Date LTV:	29.0%
		UW NCF DSCR:	3.12x
		UW NOI Debt Yield:	13.2%

The Mortgage Loan. The eleventh largest mortgage loan (the “ILPT Logistics Portfolio Mortgage Loan”) is part of the ILPT Logistics Portfolio Whole Loan with an original principal balance of $445,000,000. The ILPT Logistics Portfolio Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”), UBS AG, Bank of America, N.A. (“BANA”), Bank of Montreal (“BMO”) and Morgan Stanley Bank, N.A. The ILPT Logistics Portfolio Whole Loan is secured by first mortgage liens on the borrowers’ fee simple interest in 16 industrial properties and leasehold (PILOT) interest in one industrial property (each a “ILPT Logistics Portfolio Property” and, collectively, the “ILPT Logistics Portfolio Properties” or the “ILPT Logistics Portfolio”). The ILPT Logistics Portfolio Whole Loan is comprised of the ILPT Logistics Portfolio Senior Loans, consisting of 13 pari passu senior promissory notes in the aggregate original principal balance of $341,140,000, and the ILPT Logistics Portfolio Subordinate Loans, consisting of five subordinate promissory notes in the aggregate original principal balance of $103,860,000. The non-controlling senior note A-2-D, in the original principal balance of $12,114,537.60, which is being contributed by BMO, and the non-controlling senior note A-2-E with an original principal balance of $12,114,537.60, which is being contributed by MSMCH, together represent the ILPT Logistics Portfolio Mortgage Loan that will be included in the MSC 2022-L8 securitization trust. The controlling senior Notes A-1-A, A-1-B, A-1-C, A-1-D and A-1-E along with the non-controlling subordinate Notes B-1, B-2, B-3, B-4 and B-5 have been contributed to the ILPT 2022-LPFX securitization trust. The ILPT Logistics Portfolio Whole Loan will be serviced under the trust and servicing agreement for the ILPT 2022-LPFX securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The ILPT Logistics Portfolio Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus. The lenders also originated the ILPT Logistics Portfolio Mezzanine Loans with an original aggregate principal amount of $255,000,000.

ILPT Logistics Portfolio Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-A, A-1-B, A-1-C, A-1-D, A-1-E	$176,140,000	$176,140,000	ILPT 2022-LPFX	Yes
A-2-A-1, A-2-A-2	$73,656,388	$73,656,388	CREFI	No
A-2-B-1, A-2-B-2, A-2-B-3	$54,999,999	$54,999,999	UBS AG	No
A-2-C	$12,114,538	$12,114,538	BANA	No
A-2-D, A-2-E	$24,229,075	$24,229,075	MSC 2022-L8	No
B-1, B-2, B-3, B-4, B-5	$103,860,000	$103,860,000	ILPT 2022-LPFX	No
Total	$445,000,000	$445,000,000

The Borrower and the Borrower Sponsor. The borrowers are 13 special-purpose, bankruptcy-remote Delaware limited liability companies which are affiliates of Industrial Logistics Property Trust (“ILPT”). ILPT is a publicly traded REIT formed to own and lease industrial and logistics properties throughout the United States. As of September 30, 2021, ILPT owned 294 industrial and logistics properties with 36.5 million rentable SF which are approximately 99.0% leased to 261 different tenants with a weighted average lease term (“WALT”) of approximately 9.0 years. ILPT is focused on acquiring properties that are of strategic importance to their tenant’s businesses, such as build to suit properties, strategic distribution hubs or other properties in which tenants have invested significant amounts of capital. ILPT targets occupied properties, where tenants are financially responsible for all, or substantially all, increases in property level operating expenses. Additionally, ILPT intends to expand its business by focusing on properties that may benefit from the growth of e-commerce.

The Properties. The ILPT Logistics Portfolio is comprised of 17 properties totaling approximately 9.4 million SF, and consists of primarily single-tenant industrial properties generally located in core distribution regions and heavily populated markets, as evidenced by the portfolio’s weighted average population density within a 15-mile radius of approximately 674,996 (sourced from a third party data provider and weighted based on UW NOI). The ILPT Logistics Portfolio consists of the following property sub-types: Warehouse/Distribution (92.2% of UW NOI) and Manufacturing/Distribution (7.8% of UW NOI). Based on SF, the ILPT Logistics Portfolio has a weighted average year built of 2008, average size of 555,195 SF and weighted average clear heights of approximately 31.9 feet. The ILPT Logistics Portfolio is located across 12 states and 13 different markets, with the largest state concentrations in Tennessee (2 properties, 17.6% of NRA, 13.5% of UW NOI), Maryland (1 property, 12.7% of NRA, 11.9% of UW NOI), Virginia (1 property, 10.8% of NRA, 11.4% of UW NOI) and South Carolina (10.8% of NRA, 10.2% of UW NOI). The largest market concentrations are in the Philadelphia (2 properties, 19.6% of UW NOI), Richmond (1 property, 11.4% of UW NOI), Nashville (1 property, 10.7% of UW NOI), Spartanburg (1 property, 10.2% of UW NOI), and Columbus (2 properties, 9.3% of UW NOI) markets, among others.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Various	Loan #11	Cut-off Date Balance:	$24,229,075
Property Addresses – Various	ILPT Logistics Portfolio	Cut-off Date LTV:	29.0%
		UW NCF DSCR:	3.12x
		UW NOI Debt Yield:	13.2%

The following table presents certain information relating to the state locations of the ILPT Logistics Portfolio Properties:

Geographic Summary
State	Number of Properties	Property SF	% of Collateral SF	Annual UW	Annual UW Gross Rent PSF(1)	% of Annual UW Gross Rent(1)
				Gross Rent(1)
TN	2	1,662,441	17.6%	$6,844,569	$4.12	12.4%
MD	1	1,194,744	12.7%	$6,501,553	$5.44	11.8%
VA	1	1,016,281	10.8%	$6,711,851	$6.60	12.2%
SC	1	1,015,740	10.8%	$5,001,109	$4.92	9.1%
IN	3	962,341	10.2%	$5,248,547	$5.45	9.5%
OH	2	938,846	9.9%	$4,804,961	$5.12	8.7%
NJ	2	801,260	8.5%	$6,524,599	$8.14	11.8%
KS	1	645,462	6.8%	$3,046,813	$4.72	5.5%
NH	1	614,240	6.5%	$5,099,301	$8.30	9.2%
MN	1	319,062	3.4%	$2,867,390	$8.99	5.2%
IA	1	171,951	1.8%	$1,128,453	$6.56	2.0%
NV	1	95,953	1.0%	$1,399,009	$14.58	2.5%
Total/Wtd. Avg.	17	9,438,321	100.0%	$55,178,154	$5.85	100.0%

Source: Appraisals & Underwritten Rent Roll

(1)	Annual UW Gross Rent, Annual UW Gross Rent PSF and % of Annual UW Gross Rent include (i) reimbursements, (ii) contractual rent steps through March 1, 2023 ($784,006) and (iii) the straight-line average rent steps for investment grade tenants ($1,425,124) over the shorter of (x) the respective tenant’s lease term and (y) the maturity date of the ILPT Logistics Portfolio Whole Loan.

No single ILPT Logistics Portfolio Property contributes more than 11.9% of UW NOI and, aside from Amazon (32.3% of SF and 30.9% of UW Gross Rent), no individual tenant represents more than 11.8% of UW Gross Rent. Based on the underwritten rent roll dated February 1, 2022, the ILPT Logistics Portfolio was 100.0% occupied by 19 tenants, with a weighted average remaining lease term based on UW Gross Rent of approximately 7.1 years and only 10.8% of UW Gross Rent expiring prior to 2027. Approximately 63.7% of UW Gross Rent (58.8% of portfolio SF) comes from nine tenants that have (or have parent companies that have) investment grade ratings, including, but not limited to, Amazon (32.3% of portfolio SF; 30.9% of UW Gross Rent; rated A1/AA/AA- by Moody’s/S&P/Fitch; Lease Expiration (“LXP”) of September 2027), UPS (6.5% of portfolio SF; 9.2% of UW Gross Rent; rated A2/A-/NR by Moody’s/S&P/Fitch; LXP of May 2030), Avnet, Inc. (6.2% of portfolio SF; 5.8% of UW Gross Rent; rated Baa3/BBB-/BBB- by Moody’s/S&P/Fitch; LXP of September 2026), YNAP Corporation (parent company Compagnie Financiere Richemont SA) (1.8% of portfolio SF; 5.2% of UW Gross Rent; rated NR/A+/NR by Moody’s/S&P/Fitch; LXP of August 2035) and Amcor Rigid Plastics USA, Inc. (4.5% of portfolio SF; 3.1% of UW Gross Rent; rated Baa2/BBB/NR by Moody’s/S&P/Fitch; LXP of June 2029).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Various	Loan #11	Cut-off Date Balance:	$24,229,075
Property Addresses – Various	ILPT Logistics Portfolio	Cut-off Date LTV:	29.0%
		UW NCF DSCR:	3.12x
		UW NOI Debt Yield:	13.2%

The following table presents certain information relating to the ILPT Logistics Portfolio Properties:

Property Name	ALA	Year Built/ Renovated	Property Subtype	Property SF	% of Portfolio SF	Appraised Value	% of Portfolio Appraised Value	Annual UW Gross Rent(1)	Annual UW Gross Rent PSF(1)	% of Annual UW Gross Rent(1)
4000 Principio Parkway	$2,990,560	2006-2012 / NAP	Warehouse/ Distribution	1,194,744	12.7%	$140,000,000	12.4%	$6,501,553	$5.44	11.8%
2020 Joe B. Jackson Parkway	$2,682,159	2012/ NAP	Warehouse/ Distribution	1,016,281	10.8%	$132,100,000	11.7%	$5,326,380	$5.24	9.7%
1901 Meadowville Technology Parkway	$2,596,318	2012/ NAP	Warehouse/ Distribution	1,016,281	10.8%	$115,400,000	10.2%	$6,711,851	$6.60	12.2%
52 Pettengill Road	$2,511,171	2015/ NAP	Warehouse/ Distribution	614,240	6.5%	$123,000,000	10.9%	$5,099,301	$8.30	9.2%
510 John Dodd Road	$2,495,595	2012/ NAP	Warehouse/ Distribution	1,015,740	10.8%	$112,500,000	10.0%	$5,001,109	$4.92	9.1%
309 Dulty’s Lane	$2,235,305	2001/ NAP	Warehouse/ Distribution	633,836	6.7%	$107,900,000	9.6%	$3,660,336	$5.77	6.6%
5300 Centerpoint Parkway	$1,295,909	2014/ NAP	Warehouse/ Distribution	581,342	6.2%	$57,600,000	5.1%	$3,214,617	$5.53	5.8%
17001 West Mercury Street	$1,133,921	2018/ NAP	Warehouse/ Distribution	645,462	6.8%	$50,400,000	4.5%	$3,046,813	$4.72	5.5%
725 Darlington Avenue	$1,038,389	1999/ 2010	Warehouse/ Distribution	167,424	1.8%	$51,400,000	4.6%	$2,864,263	$17.11	5.2%
10100 89th Avenue N	$888,861	2015/ NAP	Warehouse/ Distribution	319,062	3.4%	$39,500,000	3.5%	$2,867,390	$8.99	5.2%
7303 Rickenbacker Parkway West	$751,447	2020/ NAP	Warehouse/ Distribution	357,504	3.8%	$33,400,000	3.0%	$1,590,343	$4.45	2.9%
4836 Hickory Hill Road	$737,602	1984-1987/ NAP	Warehouse/ Distribution	646,160	6.8%	$35,500,000	3.1%	$1,518,188	$2.35	2.8%
7000 West Post Road	$683,952	2011/ NAP	Warehouse/ Distribution	95,953	1.0%	$30,400,000	2.7%	$1,399,009	$14.58	2.5%
3201 Bearing Drive	$670,453	1974/ 2006	Manufacturing/ Distribution	422,912	4.5%	$29,800,000	2.6%	$1,717,992	$4.06	3.1%
900 Commerce Parkway West Drive	$574,575	2008/ 2020	Manufacturing/ Distribution	294,388	3.1%	$27,500,000	2.4%	$1,739,623	$5.91	3.2%
6825 West County Road 400 North	$546,885	2008/ 2020	Warehouse/ Distribution	245,041	2.6%	$24,300,000	2.2%	$1,790,931	$7.31	3.2%
951 Trails Road	$395,972	1997/ 2001	Manufacturing/ Distribution	171,951	1.8%	$17,600,000	1.6%	$1,128,453	$6.56	2.0%
Total/Wtd. Avg.	$24,229,075			9,438,321	100.0%	$1,128,300,000(2)	100.0%	$55,178,154	$5.85	100.0%

(1)	Annual UW Gross Rent, Annual UW Gross Rent PSF and % of Annual UW Gross Rent include (i) reimbursements, (ii) contractual rent steps through March 1, 2023 ($784,006) and (iii) the straight-line average rent steps for investment grade tenants ($1,425,124) over the shorter of (x) the respective tenant’s lease term and (y) the maturity date of the ILPT Logistics Portfolio Whole Loan.

(2)	Represents the aggregate of the individual “as is” appraised values of the ILPT Portfolio Properties. The “As-Portfolio” appraised value was $1,175,000,000 as of January 3, 2022,

Major Tenants:

Amazon (3,048,302 SF, 32.2% of NRA, 30.9% of underwritten gross rent). Amazon.com Services, Inc. (“Amazon”) occupies 3,048,302 SF across three ILPT Logistics Portfolio Properties. Amazon is an American multinational technology company that focuses on e-commerce, cloud computing, digital streaming, and artificial intelligence. Amazon is one of the Big Five U.S. information technology companies along with Google, Apple, Microsoft, and Facebook. The Amazon leases at the 1901 Meadowville Technology Parkway, 2020 Joe B. Jackson Parkway and 510 John Dodd Road properties are guaranteed by Amazon.com, Inc. and each include four, five-year renewal options at fair market rent with no unilateral termination or contraction options.

Restoration Hardware, Inc. (1,194,744 SF, 12.7% of NRA, 11.8% of underwritten gross rent). Restoration Hardware, Inc. (“RH”) occupies 1,194,744 SF at the 4000 Principio Parkway property. RH is an upscale American home-furnishings company headquartered in Corte Madera, California. RH offers products such as furniture, lighting, textiles, bathware, décor, outdoor, and garden, as well as baby and child products. RH distributes its products through retail stores, catalogs, and websites. RH operates 82 retail locations including 38 outlet stores throughout the United States, Canada and the United Kingdom. RH has three, five-year renewal options and no unilateral termination or contraction options remaining under its lease.

UPS (614,240 SF, 6.5% of NRA, 9.2% of underwritten gross rent). UPS Supply Chain Solutions, Inc. (“UPS”) occupies 614,240 SF at the 52 Pettengill Road property. UPS is the world’s largest package deliverer, transporting nearly 25 million packages and documents per business day throughout the United States and in over 220 countries and territories. UPS deploys a fleet of approximately 127,000 cars, vans, tractors, and motorcycles, and roughly 600 aircraft for pickups and deliveries. Headquartered in Atlanta, Georgia, United States, UPS has over 1,000 package operating facilities and serves approximately 1.7 million shipping customers and approximately 11.8 million delivery customers daily. The UPS lease is guaranteed by United Parcel Service of America, Inc. and includes two, five-year renewal options at the greater of (i) last payable base rent or (ii) fair market rent, with no unilateral termination or contraction options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Various	Loan #11	Cut-off Date Balance:	$24,229,075
Property Addresses – Various	ILPT Logistics Portfolio	Cut-off Date LTV:	29.0%
		UW NCF DSCR:	3.12x
		UW NOI Debt Yield:	13.2%

The following table presents a summary regarding the tenants at the ILPT Logistics Portfolio Properties:

Tenant Summary(1)(2)
Tenant Name	Credit Ratings (Moody’s/S&P/ Fitch)(3)	Tenant SF	Approx. % of SF	Annual UW Gross Rent(4)	% of Total Annual UW Gross Rent(4)	Annual UW Gross Rent PSF(4)	Lease Expiration	Renewal Options
Amazon(5)	A1/AA/AA-	3,048,302	32.3%	$17,039,340	30.9%	$5.59	9/30/2027	4 x 5 yr
RH(6)	NR/BB/NR	1,194,744	12.7%	$6,501,553	11.8%	$5.44	2/29/2028	3 x 5 yr
UPS(7)	A2/A-/NR	614,240	6.5%	$5,099,301	9.2%	$8.30	5/31/2030	2 x 5 yr
BJ’s Wholesale Club, Inc.(8)	NR/BB/NR	633,836	6.7%	$3,660,336	6.6%	$5.77	7/31/2033	4 x 5 yr
Avnet, Inc.(9)	Baa3/BBB-/BBB-	581,342	6.2%	$3,214,617	5.8%	$5.53	9/30/2026	1 x 3 yr & 1 x 5 yr
ELC Distribution Center LLC(10)	NR/NR/NR	645,462	6.8%	$3,046,813	5.5%	$4.72	8/31/2032	3 x 5 yr
YNAP Corporation(11)	NR/A+/NR	167,424	1.8%	$2,864,263	5.2%	$17.11	8/31/2035	None
BlueTriton Brands, Inc.	NR/NR/NR	294,388	3.1%	$1,739,623	3.2%	$5.91	7/31/2031	None
Amcor Rigid Plastics USA, Inc.	Baa2/BBB/NR	422,912	4.5%	$1,717,992	3.1%	$4.06	6/30/2029	None
SYNNEX Corporation	Baa3/BBB-/BBB-	357,504	3.8%	$1,590,343	2.9%	$4.45	4/30/2028	None
Subtotal/Wtd. Avg.		7,960,154	84.3%	$46,474,182	84.2%	$5.84

Other Tenants		1,478,167	15.7%	$8,703,972	15.8%	$5.89
Total/Wtd. Avg.		9,438,321	100.0%	$55,178,154	100.0%	$5.85

(1)	Based on the underwritten rent roll dated February 1, 2022, which has been adjusted for known vacates and new executed leases.

(2)	Certain tenants reflected in the chart above and other tenants throughout the ILPT Logistics Portfolio although paying rent, may not be in occupancy with respect to all or a portion of their leased space, and/or under certain conditions may have the option to terminate all or a portion of their leased space prior to the lease expiration date.

(3)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(4)	Annual UW Gross Rent, % of Total Annual UW Gross Rent and Annual UW Gross Rent PSF include (i) reimbursements, (ii) contractual rent steps through March 1, 2023 ($784,006) and (iii) the straight-line average rent steps for investment grade tenants ($1,425,124) over the shorter of (x) the respective tenant’s lease term and (y) the maturity date of the ILPT Logistics Portfolio Whole Loan.

(5)	The Amazon leases at the 1901 Meadowville Technology Parkway property, 2020 Joe B. Jackson Parkway property and 510 John Dodd Road property are guaranteed by Amazon.com, Inc. and each include four, five-year renewal options at fair market rent with no unilateral termination or contraction options.

(6)	RH has (i) three, five-year renewal options and (ii) no unilateral termination or contraction options remaining under its lease.

(7)	The UPS lease is guaranteed by United Parcel Service of America, Inc. and includes two, five-year renewal options at the greater of (i) last payable base rent or (ii) fair market rent, with no unilateral termination or contraction options.

(8)	BJ’s Wholesale Club, Inc. has (i) four, five-year renewal options and (ii) no unilateral termination or contraction options remaining under its lease.

(9)	Avnet, Inc. has (i) two consecutive renewal options (one three-year renewal and one five-year renewal) and (ii) no unilateral termination or contraction options remaining under its lease.

(10)	ELC Distribution Center LLC has (i) three, five-year renewal options and (ii) no unilateral termination or contraction options remaining under its lease.

(11)	YNAP Corporation has the option to terminate its lease effective April 30, 2030 with notice to landlord by October 31, 2028 and payment of a termination fee.

The following table presents certain information with respect to the lease rollover at the ILPT Logistics Portfolio Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Gross Rent PSF Rolling(3)	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Gross Rent Rolling(3)	% of Annual UW Gross Rent Rolling(3)	Cumulative % of Annual UW Gross Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	2	123,548	$7.97	1.3%	1.3%	$984,369	1.8%	1.8%
2024	0	0	$0.00	0.0%	1.3%	$0	0.0%	1.8%
2025	1	95,953	$14.58	1.0%	2.3%	$1,399,009	2.5%	4.3%
2026	2	640,875	$5.59	6.8%	9.1%	$3,580,823	6.5%	10.8%
2027(4)	5	3,802,929	$5.09	40.3%	49.4%	$19,355,297	35.1%	45.9%
2028	2	1,552,248	$5.21	16.4%	65.9%	$8,091,897	14.7%	60.6%
2029	2	578,225	$5.39	6.1%	72.0%	$3,118,833	5.7%	66.2%
2030	1	614,240	$8.30	6.5%	78.5%	$5,099,301	9.2%	75.4%
2031	2	411,630	$6.92	4.4%	82.8%	$2,848,762	5.2%	80.6%
2032	1	645,462	$4.72	6.8%	89.7%	$3,046,813	5.5%	86.1%
2033 & Beyond	3	973,211	$7.86	10.3%	100.0%	$7,653,052	13.9%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	21	9,438,321	$5.85			$55,178,154	100.0%

(1)	Based on the underwritten rent roll dated February 1, 2022, which has been adjusted for known vacates and new executed leases.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	Annual UW Gross Rent Rolling, % of Annual UW Gross Rent Rolling and Annual UW Gross Rent PSF Rolling are inclusive of (i) reimbursements, (ii) contractual rent steps through March 1, 2023 ($784,006) and (iii) the straight-line average rent steps for investment grade tenants ($1,425,124) over the shorter of (x) the respective tenant’s lease term and (y) the maturity date of the ILPT Logistics Portfolio Whole Loan.

(4)	Approximately 30.9% of the UW Gross Rent can be attributed to three Amazon leases, which expire in 2027. Amazon has been at each of the three spaces since October 2012 and maintains four, five-year renewal options at each of its spaces.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Various	Loan #11	Cut-off Date Balance:	$24,229,075
Property Addresses – Various	ILPT Logistics Portfolio	Cut-off Date LTV:	29.0%
		UW NCF DSCR:	3.12x
		UW NOI Debt Yield:	13.2%

COVID-19 Update. As of March 1, 2022, the ILPT Logistics Portfolio Properties are open and operational. However, YNAP Corporation (representing approximately 5.2% of UW Gross Rent for the entire portfolio), the sole tenant at the 725 Darlington Avenue Property, requested rent relief for four months from April 2020 through July 2020. The rent for those months was deferred and paid back by that tenant in 12 equal payments for the period beginning in August 2020 through July 2021 (in addition to monthly base rent per the lease). All deferred rent has been paid and the tenant remains current on rental obligations as of the Origination Date. As of March 1, 2022, the ILPT Logistics Portfolio Whole Loan is not subject to any modifications or forbearance requests.

The Market. According to the appraisal, the United States industrial market absorbed 133.8 million SF of industrial space in the third quarter of 2021 and had a total inventory of approximately 15.7 billion SF. As of the third quarter of 2021, the United States industrial market had a national vacancy rate of 4.6% and average triple-net asking rents of $8.62 PSF (which represents a 12.4% increase compared to the third quarter of 2020). The ILPT Logistics Portfolio, which is primarily comprised of large Warehouse/Distribution properties (with an average property size of 555,195 SF) has a weighted average UW Gross Rent of $5.85 PSF (weighted by individual tenant SF) which is below the appraiser’s weighted average concluded industrial market rents of $6.99 PSF (based on concluded market rents for each individual ILPT Logistics Portfolio Property weighted based on SF).

The ILPT Logistics Portfolio is located across 12 states and 13 different markets. The largest market concentrations are in the Philadelphia (2 properties; approximately 19.6% of UW NOI), Richmond (1 property; approximately 11.4% of UW NOI), and Nashville (1 property; approximately 10.7% of UW NOI) markets.

According to a third party market report, the Philadelphia market reported a vacancy rate of 4.4% as of February 2022 with 12-month rent growth of 12.7% and asking rents of $8.86 PSF. The Philadelphia market has seen average rent growth of 8.0% annually over the past three years and continues to benefit from its location between New York City and Washington, D.C. Over the past 12 months, Southern New Jersey has garnered approximately 60.0% of the Philadelphia market’s leasing by SF.

According to a third party market report, the Richmond market reported a 3.0% vacancy rate and asking rents of $7.33 PSF as of February 2022. The Richmond industrial market has seen commitment from several nationally-recognized tenants, such as Amazon (2.6 million SF lease signed in April 2021), Lowe’s (1.2 million SF lease signed in October 2021) and Wegmans (plans to construct a 1.1 million SF facility).

According to a third party market report, the Nashville market reported a 4.1% vacancy rate, 12-month rent growth of 12.6% and asking rents of $9.31 PSF as of February 2022. The Nashville market benefits from its centralized location, allowing industrial users in the market to reach over half of the United States population in roughly one day’s drive.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Various	Loan #11	Cut-off Date Balance:	$24,229,075
Property Addresses – Various	ILPT Logistics Portfolio	Cut-off Date LTV:	29.0%
		UW NCF DSCR:	3.12x
		UW NOI Debt Yield:	13.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the ILPT Logistics Portfolio Properties:

Cash Flow Analysis(1)
	2019(2)(3)	2020(2)(3)	2021(3)	UW	UW PSF
Base Rent	$36,799,811	$39,088,922	$42,733,390	$44,510,611	$4.72
Straight-Lined Rent Steps(4)	$0	$0	$0	$1,425,124	$0.15
Rent Steps(5)	$0	$0	$0	$784,006	$0.08
Recoveries	$6,366,966	$7,084,453	$8,487,015	$8,458,413	$0.90
Effective Gross Income	$43,166,777	$46,173,375	$51,220,405	$55,178,154	$5.85

Real Estate Taxes(6)	$3,389,300	$3,934,541	$4,318,006	$4,384,171	$0.46
Insurance	$415,553	$714,622	$902,985	$27,801	$0.00
Management Fee	$1,289,041	$1,371,282	$1,565,541	$1,655,345	$0.18
Other Operating Expenses(7)	$2,128,537	$2,364,516	$3,187,934	$4,041,244	$0.43
Total Operating Expenses	$7,222,431	$8,384,962	$9,974,466	$10,108,560	$1.07

Net Operating Income	$35,944,346	$37,788,413	$41,245,939	$45,069,593	$4.78
Replacement Reserves	$0	$0	$0	$1,887,664	$0.20
TI/LC	$0	$0	$0	$1,415,748	$0.15
Net Cash Flow	$35,944,346	$37,788,413	$41,245,939	$41,766,181	$4.43

Occupancy %	100.0%	99.3%	100.0%	100.0%(8)
NOI DSCR(9)	2.69x	2.83x	3.09x	3.37x
NCF DSCR(9)	2.69x	2.83x	3.09x	3.12x
NOI Debt Yield(9)	10.5%	11.1%	12.1%	13.2%
NCF Debt Yield(9)	10.5%	11.1%	12.1%	12.2%

(1)	Based on the underwritten rent roll dated February 1, 2022, which has been adjusted for known vacates and new executed leases.

(2)	Excludes historical financials from the 17001 West Mercury Street property, which was built in 2018.

(3)	Excludes historical financials from the 7303 Rickenbacker Parkway West property, which was built in 2020.

(4)	Straight-lined Rent Steps are underwritten based on the straight-line average rent steps for investment grade tenants over the shorter of (i) the respective tenant’s lease term and (ii) the maturity date of the ILPT Logistics Portfolio Whole Loan.

(5)	Rent Steps are underwritten based on contractual increases through March 1, 2023.

(6)	Three of the ILPT Logistics Portfolio Properties, the 2020 Joe B. Jackson Parkway property, the 17001 West Mercury Street property, and the 5300 Centerpoint Parkway property are subject to payment in lieu of taxes (“PILOT”) arrangements. With respect to such properties, real estate taxes were underwritten based on the PILOT agreements. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus.

(7)	Other Operating Expenses include utilities, operating expenses, general and administrative, cleaning, salaries and non-recoverable expenses.

(8)	UW Occupancy is based on the economic occupancy.

(9)	The debt service coverage ratios and debt yields are calculated based on the ILPT Logistics Portfolio Senior Loans, and exclude the ILPT Logistics Portfolio Subordinate Loans.

Mezzanine Loans. At origination of the ILPT Portfolio Logistics Whole Loan, Citigroup Global Markets Realty Corp., UBS AG, BANA, BMO and Morgan Stanley Mortgage Capital Holdings LLC also originated a $175,000,000 Mezzanine A Loan (the “ILPT Logistics Portfolio Mezzanine A Loan”) secured by equity interests in the borrowers, and an $80,000,000 Mezzanine B Loan secured by equity interests in the borrowers under the ILPT Logistics Portfolio Mezzanine A Loan (the “ILPT Logistics Portfolio Mezzanine B Loan,” and, together with the ILPT Logistics Portfolio Mezzanine A Loan, the “ILPT Logistics Portfolio Mezzanine Loans”). The ILPT Logistics Portfolio Mezzanine Loans are coterminous with the ILPT Logistics Portfolio Whole Loan. The ILPT Logistics Portfolio Mezzanine Loans have been sold to third parties.

The ILPT Logistics Portfolio Total Debt as of the origination date is summarized in the following table:

ILPT Logistics Portfolio Total Debt Summary
Note	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Senior Notes	$341,140,000	3.86465618%	3.12x	13.2%	29.0%
Subordinate Notes	$103,860,000	3.86465618%	2.40x	10.1%	37.9%
Mezzanine A Loan	$175,000,000	5.14560%	1.33x	6.4%	59.6%
Mezzanine B Loan	$80,000,000	5.89560%
Total Debt	$700,000,000

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Various	Loan #11	Cut-off Date Balance:	$24,229,075
Property Addresses – Various	ILPT Logistics Portfolio	Cut-off Date LTV:	29.0%
		UW NCF DSCR:	3.12x
		UW NOI Debt Yield:	13.2%

Release of Property. The borrowers may obtain the release of any individual ILPT Logistics Portfolio Property upon prepayment of a release price equal to 115% of the allocated loan amount of such ILPT Logistics Portfolio Property, together with, if prior to the open period, payment of a prepayment fee equal to the greater of 0.5% and a yield maintenance premium, and satisfaction of certain conditions, including among others (i) no event of default exists, (ii) after giving effect to the release, the aggregate debt yield on the ILPT Logistics Portfolio Total Debt based on the remaining ILPT Logistics Properties is no less than the greater of such aggregate debt yield immediately preceding such release and 6.24% and (iii) satisfaction of REMIC related conditions.

In addition, the borrowers may obtain the release of any individual ILPT Logistics Portfolio Property to cure a default or event of default related to such ILPT Logistics Portfolio Property, but only if (i) (a) prior to obtaining such release, the borrowers use commercially reasonable efforts to cure such default or event of default (which efforts will not require any capital contributions to be made to the borrowers or guarantor or the use of any operating income or rents from any other ILPT Logistics Portfolio Property to effectuate such cure) or (b) such event of default related to an environmental condition at any ILPT Logistics Portfolio Property and (ii) such default or event of default was not caused by the borrowers or any of their affiliates in bad faith to circumvent the foregoing release requirements. Such a release will be subject to the same requirements for partial release as set forth above, except that the conditions relating to lack of an event of default and the required debt yield for such release will not apply.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 12 – 1021-1023 38th Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Brooklyn, NY 11219
Original Balance:	$21,000,000			General Property Type:	Office
Cut-off Date Balance:	$21,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2019-2021/NAP
Borrower Sponsor:	Binyamin Beitel			Size:	56,512 SF
Guarantor:	Binyamin Beitel			Cut-off Date Balance per SF:	$372
Mortgage Rate:	3.7500%			Maturity Date Balance per SF:	$372
Note Date:	12/22/2021			Property Manager:	Self-managed
First Payment Date:	2/6/2022
Maturity Date:	1/6/2032
Original Term to Maturity:	120 months			Underwriting and Financial Information(1)
Original Amortization Term:	0 months			UW NOI:	$1,730,120
IO Period:	120 months			UW NOI Debt Yield:	8.2%
Seasoning:	3 months			UW NOI Debt Yield at Maturity:	8.2%
Prepayment Provisions:	L(27),D(89),O(4)			UW NCF DSCR:	2.08x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI(2):	NAP
Additional Debt Type:	NAP			2nd Most Recent NOI(2):	NAP
Additional Debt Balance:	NAP			3rd Most Recent NOI(2):	NAP
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	100.0% (12/20/2021)
Reserves				2nd Most Recent Occupancy(2):	NAP
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	NAP
RE Tax:	$2,479	$1,240	NAP	Appraised Value (as of):	$32,900,000 (11/1/2021)
Insurance:	$14,998	$3,499	NAP	Appraised Value per SF:	$582
Recurring Replacements:	$0	$942	NAP	Cut-off Date LTV Ratio:	63.8%
TI/LC:	$0	$4,709	$282,560	Maturity Date LTV Ratio:	63.8%
HCS Occupancy Reserve(3):	$640,382	$0	NAP
WGF Occupancy Reserve(4):	$257,139	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,000,000	100.0%	Loan Payoff:	$14,368,932	68.4%
			Return of Equity:	$5,090,242	24.2%
			Reserves:	$914,998	4.4%
			Closing Costs:	$625,828	3.0%
Total Sources:	$21,000,000	100.0%	Total Uses:	$21,000,000	100.0%

(1)	The novel coronavirus pandemic is an evolving situation and could impact the 1021-1023 38th Street Loan (as defined below) more severely than assumed in the underwriting of the 1021-1023 38th Street Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and debt yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(2)	Construction commenced on the 1021-1023 38th Street Property (as defined below) in 2019 and lease-up was completed in October 2021. As such, historical NOI and occupancy is not available.

(3)	Human Care Services (“HCS”) recently signed a lease in November 2021, took possession of and commenced paying rent on its leased space. HCS is currently utilizing its ground floor space while it completes the build-out of its basement space. At closing, the borrower deposited $640,382 which equates to approximately 12 months of underwritten rent and reimbursements. See “Major Tenants” below for more information.

(4)	World Global Funding, LLC (“WGF”) recently signed a lease in February 2022, took possession of and commenced paying rent on its leased space. WGF has recently commenced operating in its lease space. At closing, the borrower deposited $257,139 which equates to approximately 12 months of underwritten rent and reimbursements. See “Major Tenants” below for more information.

The Mortgage Loan. The twelfth largest mortgage loan (the “1021-1023 38th Street Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $21,000,000 and secured by a first priority fee mortgage on a 56,512 SF office property located in Brooklyn, New York (the “1021-1023 38th Street Property”). The proceeds of the 1021-1023 38th Street Mortgage Loan were used to pay off an existing loan encumbering the 1021-1023 38th Street Property, return equity to the borrower sponsor, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is 1021-1023 38th Street Development LLC, a New York limited liability company, structured to be bankruptcy-remote with one independent director. The borrower sponsor and non-recourse carveout guarantor of the 1021-1023 38th Street Mortgage Loan is Binyamin Beitel, chief executive officer of Beitel Group. Beitel Group is a single-family office focused on acquiring multifamily, retail, development and mixed-used properties. Together with its strategic partners, Beitel Group has acquired over $1.5 billion of equity interests in real estate properties throughout the United States comprised of multifamily, retail and mixed-use properties across all asset classes.

The Property. The 1021-1023 38th Street Property is located in Brooklyn, New York. The 1021-1023 38th Street Property is improved with a seven-story office building containing approximately 56,512 SF with a parking garage on the second floor. Construction on the 1021-1023 38th Street Property started in 2019 and the borrower sponsor completed the project in October 2021. The 1021-1023 38th Street Property features modern suite finishes, balconies, and over-sized windows, in addition to a 42-stall parking garage located on the second floor. The 1021-1023 38th Street Property is located in the Borough Park neighborhood of Brooklyn.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #12	Cut-off Date Balance:	$21,000,000
1021-1023 38th Street	1021-1023 38th Street	Cut-off Date LTV:	63.8%
Brooklyn, NY 11219		U/W NCF DSCR:	2.08x
		U/W NOI Debt Yield:	8.2%

Borough Park is accessible via public transit, and its central location in Brooklyn facilitates connectivity with Manhattan for commuters. Access to the Belt Parkway (I-278) is approximately three miles northwest of the 1021-1023 38th Street Property and Prospect Expressway two miles north of the 1021-1023 38th Street Property. Local transportation near the 1021-1023 38th Street Property includes the 9th Avenue D-line subway stop which is located one block north of the 1021-1023 38th Street Property and the Church Avenue ‘F’ line located five blocks east of the 1021-1023 38th Street Property.

The 1021-1023 38th Street Property benefits from a 25-year ICAP tax exemption. The ICAP tax exemption provides 100% tax abatement until June 2037, with a 10% phase-in of taxes running from July 2037 through June 2046. If the ICAP tax abatement is not maintained for the 1021-1023 38th Street Property, the 1021-1023 38th Street Mortgage Loan will become fully recourse to the borrower and the borrower sponsor. Taxes were underwritten to the appraisal’s estimated abated amount of $31,342 for 2022, while full taxes are estimated to be $399,214.

As of December 20, 2021, the 1021-1023 38th Street Property was 100.0% leased by eight tenants, two of which are the borrower sponsor’s development team and management team (Beitel Corp. and Beitel Property Management). The borrower sponsor personally guarantees the two borrower sponsor-affiliated tenant leases, which run through November 2036, for the duration of the lease term. Additionally, a borrower sponsor-affiliate signed a 15-year lease for the parking spaces at 1021-1023 38th Street Property, which is also personally guaranteed by the borrower sponsor, for the duration of the lease term. The 1021-1023 38th Street Property contains 42 parking spaces which equates to a parking ratio of approximately 0.7 spaces per 1,000 SF.

Major Tenants.

HCS (14,961 SF, 26.5% of NRA, 30.8% of underwritten base rent). HCS is a not-for-profit agency that provides a full range of services for individuals with disabilities. Established in 1997 as a small grassroots organization, HCS has since grown to serve hundreds of individuals and families in Brooklyn. HCS’s lease commenced in November 2021 and runs through October 2036. HCS has commenced paying rent and utilizing its ground floor space but has not yet completed build-out of its basement space. At origination, the borrower deposited $640,382 which equates to approximately 12 months of underwritten base rent and reimbursements. In addition, the borrower sponsor is fully guaranteeing the HCS lease until satisfactory evidence is provided that HCS is open for business. HCS has one four-year lease renewal option and no unilateral termination options.

Beitel Corp. (8,435 SF, 14.9% of NRA, 15.2% of underwritten base rent). Beitel Corp. (“Beitel Group”) is a single-family office focused on acquiring multifamily, retail, development and mixed-used properties. Together with its strategic partners, Beitel Group has acquired over $1.5 billion of equity interests in real estate properties throughout the United States comprised of multifamily, retail and mixed-use properties across all asset classes. Beitel Group signed a lease at the 1021-1023 38th Street Property in November 2020 with a lease expiration in November 2036. Beitel Group is an affiliate of the borrower sponsor and its lease is personally guaranteed by the borrower sponsor for the duration of the lease term. Beitel Group has one four-year lease renewal option and no unilateral termination options.

Beitel Property Management (8,435 SF, 14.9% of NRA, 15.2% of underwritten base rent). Beitel Property Management is the borrower sponsor’s property management company. Beitel Property Management signed a lease at the 1021-1023 38th Street Property in November 2020 with a lease expiration in November 2036. Beitel Property Management’s lease is personally guaranteed by the borrower sponsor for the duration of the lease term. Beitel Property Management has one four-year lease renewal option and no unilateral termination options.

Parking (8,022 SF, 14.2% of NRA, 7.7% of underwritten base rent). A borrower sponsor-affiliate signed a 15-year lease for the second floor parking garage, which provides for 42 parking spaces (the “Parking Lease”). The Parking Lease has a current lease expiration in November 2036 and is personally guaranteed by the borrower sponsor for the duration of the lease term. The Parking Lease has no lease renewal options remaining and no unilateral termination options.

WGF (6,802 SF, 12.0% of NRA, 12.3% of underwritten base rent). WGF is a small business lender. WGF’s lease commenced in February 2022 and runs through January 2032. WGF has commenced paying rent and has recently taken occupancy of its leased space. At origination, the borrower deposited $257,139 which equates to approximately 12 months of underwritten base rent and reimbursements. In addition, the borrower sponsor is fully guaranteeing the WGF lease until satisfactory evidence is provided that WGF is open for business for six months. WGF has one four-year lease renewal option and no unilateral termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #12	Cut-off Date Balance:	$21,000,000
1021-1023 38th Street	1021-1023 38th Street	Cut-off Date LTV:	63.8%
Brooklyn, NY 11219		U/W NCF DSCR:	2.08x
		U/W NOI Debt Yield:	8.2%

The following table presents certain information relating to the tenants at the 1021-1023 38th Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Options
HCS(3)	NR/NR/NR	14,961	26.5%	$598,440	30.8%	$40.00	10/31/2036	1 x 4 Yr	N
Beitel Group(4)	NR/NR/NR	8,435	14.9%	$295,225	15.2%	$35.00	11/30/2036	1 x 4 Yr	N
Beitel Property Management(4)	NR/NR/NR	8,435	14.9%	$295,225	15.2%	$35.00	11/30/2036	1 x 4 Yr	N
Parking Lease(4)	NR/NR/NR	8,022	14.2%	$150,000	7.7%	$18.70	11/30/2036	NAP	N
WGF(5)	NR/NR/NR	6,802	12.0%	$238,070	12.3%	$35.00	1/31/2032	1 x 4 Yr	N
Subtotal/Wtd. Avg.		46,655	82.6%	$1,576,960	81.3%	$33.80

Other Tenants		9,857	17.4%	$362,999	18.7%	$36.83
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		56,512	100.0%	$1,939,959	100.0%	$34.33

(1)	Information is based on the underwritten rent roll dated December 20, 2021.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	HCS has commenced paying rent, has taken occupancy of its ground floor leased space and is completing build-out of its basement space. At origination, the borrower deposited $640,382 which equates to approximately 12 months of underwritten base rent and reimbursements. In addition, the borrower sponsor is fully guaranteeing the HCS lease until satisfactory evidence is provided that HCS is open for business.

(4)	Borrower sponsor-affiliated tenant. The affiliated leases are personally guaranteed by the borrower sponsor for the respective lease terms.

(5)	WGF has commenced paying rent and recently taken occupancy of its leased space. At origination, the borrower deposited $257,139 which equates to approximately 12 months of underwritten base rent and reimbursements. In addition, the borrower sponsor is fully guaranteeing the WGF lease until satisfactory evidence is provided that WGF is open for business for six months.

The following table presents certain information relating to the lease rollover schedule at the 1021-1023 38th Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	2	9,857	$35.00	17.4%	17.4%	$344,999	17.8%	17.8%
2028	0	0	$0.00	0.0%	17.4%	$0	0.0%	17.8%
2029	0	0	$0.00	0.0%	17.4%	$0	0.0%	17.8%
2030	0	0	$0.00	0.0%	17.4%	$0	0.0%	17.8%
2031(3)	1	0	$0.00	0.0%	17.4%	$18,000	0.9%	18.7%
2032	1	6,802	$35.00	12.0%	29.5%	$238,070	12.3%	31.0%
2033 & Beyond	4	39,853	$33.60	70.5%	100.0%	$1,338,890	69.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	8	56,512	$34.33	100.0%		$1,939,959	100.0%

(1)	Information is based on the underwritten rent roll dated December 20, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Includes a cell tower lease located on the roof that represents 0 SF and $18,000 in UW Rent.

COVID-19 Update. As of February 10, 2022, the borrower has reported that there has been no material disruption at the 1021-1023 38th Street Property. There has been no tenant rent deferment or lease modification requests. As of February 10, 2022, the 1021-1023 38th Street Mortgage Loan is not subject to any modification or forbearance requests. The 1021-1023 38th Street Loan is current and the first payment date of the 1021-1023 38th Street was February 6, 2022.

The Market. The 1021-1023 38th Street Property is located in Brooklyn, New York. According to the appraisal, the 1021-1023 38th Street Property is located in the New York office market. As of the second quarter of 2021, for the New York office market, average asking rent was $56.34 PSF, vacancy was 11.7% and inventory totaled approximately 957.9 million SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #12	Cut-off Date Balance:	$21,000,000
1021-1023 38th Street	1021-1023 38th Street	Cut-off Date LTV:	63.8%
Brooklyn, NY 11219		U/W NCF DSCR:	2.08x
		U/W NOI Debt Yield:	8.2%

The 1021-1023 38th Street Property is located in the South Brooklyn office submarket of the New York office market. For the second quarter of 2021, that submarket had total inventory of approximately 18.6 million SF with a vacancy rate of 10.6% and average asking rents of $34.97 PSF.

According to the appraisal, the estimated 2021 population within the zip code and the county of the 1021-1023 38th Street Property was 90,794 and 2,552,105, respectively. The estimated 2021 average household income within the same parameters was $74,563 and $105,417, respectively.

The following table presents the appraisal’s market rent conclusions:

Market Rent Summary
	Office	Parking
Property SF	48,490	8,022
Market Rent (PSF)	$36.00	$18.70
Lease Term (Years)	10	15
Lease Type (Reimbursements)	NNN	NNN
Rent Increase Projection	3% per annum	None
Tenant Improvements (New Tenant) (PSF)	$20.00	$0.00
Tenant Improvements (Renewal) (PSF)	$0.00	$0.00

Source: Appraisal

The following table presents certain information relating to comparable office leases for the 1021-1023 38th Street Property:

Comparable Leases Summary
Property Name/Location	Year Built / Renovated	Total NRA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Mos.)	Lease Area (SF)	Annual Base Rent PSF(1)	Lease Type
1021-1023 38th Street 1021-1023 38th Street Brooklyn, NY	2019-2021 / NAP	56,512(1)	-	-	-	-	$34.33	NNN
1938 Coney Island Avenue 1938 Coney Island Avenue Brooklyn, NY	2018 / NAP	41,564	3.4 miles	Confidential	Oct. 2021 / 60	4,920	$45.33	Mod. Gross
1523 Avenue M 1523 Avenue M Brooklyn, NY	2009 / NAP	27,980	3.1 miles	Confidential	Jun. 2021 / 60	8,500	$35.00	Mod. Gross
644 Parkside Avenue 644 Parkside Avenue Brooklyn, NY	2018 / NAP	44,775	2.4 miles	Confidential	Apr. 2021 / 60	4,798	$35.00	Mod. Gross
8904 5th Avenue 8904 5th Avenue Brooklyn, NY	2021 / NAP	51,130	3.1 miles	The Learning Experience	Aug. 2020 / 60	12,092	$45.00	Mod. Gross

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated December 20, 2021. Annual Base Rent PSF represents the weighted average annual base rent per SF at the 1021-1023 38th Street Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #12	Cut-off Date Balance:	$21,000,000
1021-1023 38th Street	1021-1023 38th Street	Cut-off Date LTV:	63.8%
Brooklyn, NY 11219		U/W NCF DSCR:	2.08x
		U/W NOI Debt Yield:	8.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 1021-1023 38th Street Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent(2)	$1,939,959	$34.33
Reimbursements	158,428	2.80
Other Income	0	0.00
Vacancy and Concessions	(209,839)	(3.71)
Effective Gross Income	$1,888,548	$33.42

Taxes(4)	31,342	0.55
Insurance	41,993	0.74
Other Operating Expenses	85,093	1.51
Total Operating Expenses	$158,428	$2.80

Net Operating Income	$1,730,120	$30.62
TI/LC	56,512	1.00
Capital Expenditures	11,302	0.20
Net Cash Flow	$1,662,305	$29.42

Occupancy %(3)	90.0%
NOI DSCR	2.17x
NCF DSCR	2.08x
NOI Debt Yield	8.2%
NCF Debt Yield	7.9%

(1)	Due to the recent construction and lease-up of the 1021-1023 38th Street Property, historical financial and occupancy information is not available.

(2)	UW Gross Potential Rent is based on the underwritten rent roll dated December 20, 2021.

(3)	UW Occupancy % represents underwritten economic occupancy.

(4)	Taxes are underwritten to the appraisal’s projected ICAP conclusion.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 13 – Bedrock Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Detroit, MI Various
Original Balance(1):	$20,000,000			General Property Type(3):	Various
Cut-off Date Balance(1):	$20,000,000			Detailed Property Type(3):	Various
% of Initial Pool Balance:	2.9%			Title Vesting(4):	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated(3):	Various/Various
Borrower Sponsor:	Bedrock Detroit			Size(3):	2,694,627 SF
Guarantor:	Rock Backer LLC			Cut-off Date Balance per SF(1):	$160
Mortgage Rate:	3.7780%			Maturity Date Balance per SF(1):	$160
Note Date:	12/28/2021			Property Manager:	Bedrock Management Services LLC
First Payment Date:	2/1/2022				(borrower-related)
Maturity Date:	1/1/2029
Original Term to Maturity:	84 months
Original Amortization Term:	0 months			Underwriting and Financial Information(5)
IO Period:	84 months			UW NOI:	$58,423,999
Seasoning:	3 months			UW NOI Debt Yield(1):	13.6%
Prepayment Provisions:	L(25),YM1(55),O(4)			UW NOI Debt Yield at Maturity(1):	13.6%
Lockbox/Cash Mgmt Status:	Hard (Commercial); Springing			UW NCF DSCR(1):	3.30x
	(Residential)/Springing			Most Recent NOI:	$55,595,704 (9/30/2021 TTM)
Additional Debt Type(1)(2):	Pari Passu			2nd Most Recent NOI:	$54,095,059 (12/31/2020)
Additional Debt Balance(1)(2):	$410,000,000			3rd Most Recent NOI:	$47,208,742 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy(6):	88.7% (Various)
Reserves				2nd Most Recent Occupancy(6):	92.4% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(6):	88.9% (12/31/2019)
RE Tax:	$1,696,002	$424,000	NAP	Appraised Value (as of):	$724,300,000 (Various)
Insurance:	$0	Springing	NAP	Appraised Value per SF:	$269
Recurring Replacements:	$62,336	$62,336	$1,469,568	Cut-off Date LTV Ratio(1):	59.4%
TI/LC:	$280,690	$280,690	$5,000,000	Maturity Date LTV Ratio(1):	59.4%
Deferred Maintenance:	$241,558	$0	NAP
Outstanding TI/LC Reserve:	$8,392,690	$0	NAP
Outstanding Free Rent Reserve:	$477,905	$0	NAP
Environmental Reserve:	$250,000	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$430,000,000	100.0%	Loan Payoff:	$331,057,990	77.0%
			Return of Equity:	$83,185,780	19.3%
			Reserves:	$11,401,181	2.7%
			Closing Costs:	$4,355,049	1.0%
Total Sources:	$430,000,000	100.0%	Total Uses:	$430,000,000	100.0%

(1)	The Bedrock Portfolio Mortgage Loan (as defined below) is part of the Bedrock Portfolio Whole Loan (as defined below), which is evidenced by ten pari passu promissory notes with an aggregate original principal balance of $430,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Bedrock Portfolio Whole Loan.
(2)	See “The Mortgage Loan” for further discussion of additional debt.
(3)	The Bedrock Portfolio Whole Loan is secured by the borrowers’ fee or leasehold interests in seven office buildings with ground floor retail (2,529,041 SF; 80.7% of underwritten net cash flow), five parking garages (5,036 stalls; 16.1% of underwritten net cash flow) and two mixed-use multifamily buildings (53 units; 3.1% of underwritten net cash flow) that were built between 1913 and 2013. Each Mortgaged Property within the portfolio was renovated between 2010 and 2019. See “Portfolio Summary” table herein.
(4)	The property located at 1 Woodard Avenue (the “One Woodward Property”) is comprised in part of ground lease interests. See “Ground Leases” below.
(5)	The novel coronavirus pandemic is an evolving situation and could impact the Bedrock Portfolio Mortgage Loan more severely than assumed in the underwriting of the Bedrock Portfolio Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and debt yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.
(6)	Occupancy represents occupancy for office and retail space in the Bedrock Portfolio Properties (as defined below).

The Mortgage Loan. The thirteenth largest mortgage loan (the “Bedrock Portfolio Mortgage Loan”) is part of a whole loan (the “Bedrock Portfolio Whole Loan”) evidenced by ten pari passu promissory notes in the aggregate original principal amount of $430,000,000, secured by a first priority fee mortgage lien on the borrowers’ fee or leasehold (with respect to the One Woodward Property) interests in a portfolio of office, mixed use and parking garage properties located in the Detroit, Michigan central business district (the “Bedrock Portfolio Properties”). The Bedrock Portfolio Whole Loan was co-originated by Starwood Mortgage Capital LLC (“SMC”) and JPMorgan Chase Bank, National Association (“JPM”). The non-controlling Notes A-2-3 and A-2-4, in the aggregate original principal amount of $20,000,000, evidence the Bedrock Portfolio Mortgage Loan and will be contributed to the MSC 2022-L8 transaction. The controlling Note A-1-1 was securitized in the BMARK 2022-B32 transaction, while the remaining non-controlling notes (the “Bedrock Portfolio Non-Serviced Pari Passu Companion Loans”) have been securitized or are expected to be contributed to one or more future commercial mortgage securitization transactions or otherwise transferred at any time. The Bedrock Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement of

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #13	Cut-off Date Balance:	$20,000,000
Various	Bedrock Portfolio	Cut-off Date LTV:	59.4%
Detroit, Michigan Various		U/W NCF DSCR:	3.30x
		U/W NOI Debt Yield:	13.6%

the Benchmark 2022-B32 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The proceeds of the Bedrock Portfolio Whole Loan were primarily used to repay prior debt, pay closing costs, fund reserves and return equity to the borrower sponsor.

Bedrock Portfolio Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$125,000,000	$125,000,000	Benchmark 2022-B32	Yes
A-1-2	$50,000,000	$50,000,000	JPM	No
A-1-3	$50,000,000	$50,000,000	JPM	No
A-1-4	$50,000,000	$50,000,000	Benchmark 2022-B33	No
A-1-5	$30,000,000	$30,000,000	Benchmark 2022-B33	No
A-1-6	$39,000,000	$39,000,000	JPM	No
A-2-1	$40,000,000	$40,000,000	BMO 2022-C1	No
A-2-2	$26,000,000	$26,000,000	Starwood Mortgage Funding II LLC(1)	No
A-2-3	$10,000,000	$10,000,000	MSC 2022-L8	No
A-2-4	$10,000,000	$10,000,000	MSC 2022-L8	No
Total	$430,000,000	$430,000,000

(1)	Expected to be contributed to one or more future commercial securitizations or otherwise transferred at any time

The Borrowers and the Borrower Sponsor. The borrowers are Michigan Parking Co LLC, 419 Fort Street LLC, 1001 Brush Street LLC, 1001 Webward LLC, One Webward Avenue LLC, 719 Griswold Associates LLC, 660 Woodward Associates LLC, 1234 Library LLC, 600 Webward Avenue LLC, 611 Webward Avenue LLC, 1505 Webward LLC, 1520 Webward Avenue LLC, Corktown Lofts LLC and WWA Parking LLC, each a Delaware limited liability company structured to be single purpose bankruptcy-remote entity having at least two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Bedrock Portfolio Whole Loan.

The borrower sponsor is Bedrock Detroit and the non-recourse carveout guarantor is Rock Backer LLC, which are owned and controlled by Dan Gilbert and affiliated entities. Founded in 2011, Dan Gilbert’s Bedrock Detroit is a full service commercial real estate firm based in downtown Detroit, specializing in the strategic development of urban cores. With a portfolio of more than 100 properties totaling over 18 million square feet, Bedrock Detroit is one of the largest real estate partners in downtown Detroit. Since its founding, Bedrock Detroit and its affiliates have invested and committed more than $5.6 billion to acquiring and developing more than 100 properties, including new construction of ground up developments in downtown Detroit and Cleveland totaling more than 20 million square feet. Bedrock Detroit’s real estate personnel provide a range of services with in-house teams for each area of expertise, including leasing, acquisition, finance, construction, architecture, historic rehab and property management. Bedrock Detroit’s tenants include technology companies and startups, restaurants and national retailers, as well as Detroit locals. Bedrock Detroit also leases mixed-income residential properties to individuals, and acquires and renovates properties for new development.

The borrower sponsor acquired the Bedrock Portfolio Properties for an aggregate purchase price of approximately $191.2 million and has since invested approximately $464.9 million across the Bedrock Portfolio Properties, resulting in a total cost basis of approximately $656.1 million.

The Properties. The Bedrock Portfolio Properties consist of seven office buildings with ground floor retail (2,529,041 square feet; 80.7% of underwritten net cash flow), five parking garages (5,036 stalls; 16.1% of underwritten net cash flow) and two mixed-use multifamily buildings (53 units; 3.1% of underwritten net cash flow). The Bedrock Portfolio Properties are located in Downtown Detroit and are accessible via the I-75, I-94 and I-96 expressways in addition to other major roadways. The Bedrock Portfolio Properties are a cross-collateralized portfolio encompassing several commercial and residential uses, with a tenant mix representing a wide array of industries. The office assets among the Bedrock Portfolio Properties include historic rehabilitations of landmark buildings, as well as ground up construction. The Bedrock Portfolio Properties represent a critical mass of central business district (“CBD”) Class A office inventory, comprising a large share of the overall submarket.

As of November 10, 2021, the Bedrock Portfolio office and retail properties were 88.7% leased to a diverse array of tenants, including several borrower-sponsor affiliated publicly traded entities. Dan Gilbert-affiliated and/or controlled entities including Quicken Loans, Amrock, Inc. and Bedrock Management Services LLC, account for approximately 58.0% of underwritten base rent.

Collectively, the five parking garages contribute approximately 16.1% of underwritten net cash flow. The parking garage component features a combination of long-term parking leases (37.8% of total parking garage revenue), month-to-month leases (22.6% of total parking garage revenue), transient parking (9.4% of total parking garage revenue), as well as contractual parking leases associated with on-site parking at the office properties (30.2% of total parking garage revenue). The parking garages benefit from high demand for parking in the Detroit CBD, with an average monthly utilization (occupancy) of 124.5% on leased and month-to-month parking spaces (not including transient parking) as of the third quarter of 2021. Utilization has averaged 122.8% since the first quarter of 2019. Due to the lack of available public transportation historically driven in part by resistance from the motor vehicle industry, Detroit has functioned primarily on personal car transportation which continues to benefit the garages in the Bedrock Portfolio Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #13	Cut-off Date Balance:	$20,000,000
Various	Bedrock Portfolio	Cut-off Date LTV:	59.4%
Detroit, Michigan Various		U/W NCF DSCR:	3.30x
		U/W NOI Debt Yield:	13.6%

Portfolio Summary
Property Name	Property Type / Subtype	Year Built / Renovated	SF / Stalls / Units	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value	% of Appraised Value	UW NCF	% of UW NCF
First National Building	Office / CBD	1921 / 2010	800,119 / 427 / -	99,140,800	23.1%	$162,000,000	22.4%	$14,276,324	26.2%
The Qube	Office / CBD	1958 / 2011	522,702 / - / -	63,038,000	14.7%	103,000,000	14.2%	$8,693,152	16.0%
Chrysler House	Office / CBD	1919 / 2013	343,488 / 924 / -	49,278,000	11.5%	83,000,000	11.5%	$6,142,746	11.3%
1001 Woodward	Office / CBD	1965 / 2013	319,039 / 731 / -	48,959,800	11.4%	80,000,000	11.0%	$6,887,443	12.7%
One Woodward	Office / CBD	1962 / 2013	370,257 / 90 / -	35,492,200	8.3%	58,000,000	8.0%	$5,096,070	9.4%
The Z Garage	Other / Parking Garage	2013 / 2015-2016	40,227 / 1,351 / -	29,007,800	6.7%	53,000,000	7.3%	$2,078,882	3.8%
Two Detroit Garage	Other / Parking Garage	2002 / 2015-2016	- / 1,106 / -	21,955,800	5.1%	37,000,000	5.1%	$2,928,886	5.4%
1505 & 1515 Woodward	Office / CBD	1925 / 2018	141,741 / - / -	20,777,600	4.8%	35,000,000	4.8%	$2,454,589	4.5%
1001 Brush Street	Other / Parking Garage	1993 / 2015-2016	38,519 / 1,309 / -	17,535,400	4.1%	32,000,000	4.4%	$1,683,875	3.1%
The Assembly	Mixed Use / Multifamily / Office / Retail	1913 / 2019	81,147 / 50 / 32	13,717,000	3.2%	23,100,000	3.2%	$1,334,926	2.5%
419 Fort Street Garage	Other / Parking Garage	2005 / 2015-2016	- / 637 / -	12,470,000	2.9%	21,000,000	2.9%	$1,584,990	2.9%
Vinton	Mixed Use / Multifamily / Retail	1917 / 2018	5,693 / - / 21	7,525,000	1.8%	17,500,000	2.4%	$377,823	0.7%
1401 First Street	Other / Parking Garage	1976 / 2017	- / 633 / -	7,421,800	1.7%	13,500,000	1.9%	$502,080	0.9%
Lane Bryant Building	Office / CBD	1917 / 2018	31,695 / - / -	3,680,800	0.9%	6,200,000	0.9%	$367,719	0.7%
Total			2,694,627 / 7,258 / 53	$430,000,000	100.0%	$724,300,000	100.0%	$54,409,505	100.0%

Historical Parking Utilization(1)
Parking Garages	Stalls	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Average
1001 Brush Street	1,309	119.3%	118.6%	120.8%	119.0%	131.5%	127.1%	129.3%	122.7%	116.7%	91.5%	129.3%	120.5%
1401 First Street	633	147.9%	131.3%	130.3%	133.3%	107.7%	92.1%	80.9%	79.8%	76.8%	78.5%	80.9%	103.6%
419 Fort Street Garage	637	106.4%	109.6%	122.8%	120.1%	152.9%	163.7%	167.7%	153.4%	146.2%	142.1%	167.7%	141.1%
The Z Garage	1,351	119.3%	119.0%	120.0%	117.6%	125.7%	119.0%	112.2%	107.8%	101.1%	115.2%	112.2%	115.4%
Two Detroit Garage	1,106	119.0%	119.9%	120.8%	120.2%	122.9%	127.3%	134.2%	146.8%	162.6%	177.3%	134.2%	135.0%
Total / Wtd. Avg.	5,036	121.2%	119.4%	122.0%	120.8%	127.8%	125.2%	124.5%	122.5%	121.3%	121.4%	124.5%	122.8%

(1)	Historical parking utilization above 100% is attributable to transient parking allowing for a single space to be occupied by multiple users in a given day.

Major Tenants.

Quicken Loans Inc. (905,935 square feet; 33.6% of portfolio NRA; 39.5% of underwritten base rent). Quicken Loans Inc. (“Quicken Loans”) was founded in 1985 and markets conventional, government insured and sub-prime debt consolidation and home financing loans, secured primarily by first or second mortgages on one-to-four family, owner-occupied residences. Quicken Loans originates loans through 18 stores and branches, one call center and an Internet site. During the third quarter of 2021, Quicken Loans originated approximately $88 billion of mortgage loans and generated net income of approximately $1.4 billion. Quicken Loans rebranded in July 2021 and is now known as Rocket Mortgage. Quicken Loans leases space in five buildings with staggered lease expiration dates, including (i) 183,664 square feet expiring in August 2023 for which it has two, five-year renewal options, (ii) 122,475 square feet expiring in April 2024 for which it has two, three-year renewal options, (iii) 15,602 square feet expiring in October 2025 for which it has no renewal options, (iv) 407,050 square feet expiring in July 2028 for which it has two, five-year renewal options, (v) 21,124 square feet expiring in January 2030 for which it has two, five-year renewal options and (vi) 156,020 square feet expiring in March 2032 for which it has, two, five-year renewal options. Quicken Loans has no remaining termination options. Dan Gilbert, an affiliate of the borrower sponsor, has voting control in the parent company of Rocket Mortgage as a preferred shareholder.

Amrock, Inc (424,486 square feet; 15.8% of portfolio NRA; 16.7% of underwritten base rent). Amrock, Inc (“Amrock”) was founded in 1997 and provides title insurance, property valuations, and settlement services in the United States. Amrock offers residential solutions for a range of settlement services and products, including defined process work flows and data integrations; commercial title insurance coverages; valuation products and services through a network of residential real estate appraisers; title and settlement services in the state of Connecticut; escrow and closing services in the state of Washington; and ATLAS, a technology platform that supports title and settlement service platform, as well as allows a client to manage preferences, prioritize orders, and work flows. Amrock serves Fortune 100 companies and residential mortgage lenders, as well as residential lending institutions and smaller community-based lenders. Amrock has two, five-year renewal options and no termination options. Amrock is affiliated with Dan Gilbert and the borrower sponsor.

Quicken Loans and Amrock are subsidiaries of Rocket Mortgage Companies (NYSE:RKT) (“Rocket Mortgage”), founded and controlled by Dan Gilbert, which announced its IPO in the summer of 2020. Rocket Mortgage engages in the tech-driven real estate, mortgage and eCommerce businesses in the United States and Canada. As of January 12, 2022, Rocket Mortgage had a market capitalization of approximately $28.1 billion and approximately 24,000 employees.

Honigman Miller Schwartz and Cohn LLP (150,786 square feet; 5.6% of portfolio NRA; 6.7% of underwritten base rent). Honigman Miller Schwartz and Cohn LLP (“Honigman”) was founded in 1948 and is a law firm that employs over 350 attorneys and 350 staff and operates a local, national, and international practice from its Michigan offices in Detroit, Bloomfield Hills, Lansing, Ann Arbor, Kalamazoo, and Grand Rapids, its Illinois office in Chicago and its office in Washington, DC. Honigman’s attorneys practice in more than 60 different areas of business law. Honigman has two, five-year renewal options and no termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #13	Cut-off Date Balance:	$20,000,000
Various	Bedrock Portfolio	Cut-off Date LTV:	59.4%
Detroit, Michigan Various		U/W NCF DSCR:	3.30x
		U/W NOI Debt Yield:	13.6%

The following table presents certain information relating to the office and retail tenants at the Bedrock Portfolio Properties:

Office and Retail Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Options (Y/N)
Quicken Loans Inc.(3)(4)	NR/NR/NR	905,935	33.6%	$23,593,245	39.5%	$26.04	Various	Various	N
Amrock, Inc(4)	NR/NR/NR	424,486	15.8%	$9,975,421	16.7%	$23.50	1/31/2032	2 x 5 yrs	N
Honigman Miller Schwartz and Cohn LLP	NR/NR/NR	150,786	5.6%	$3,995,829	6.7%	$26.50	11/30/2025	2 x 5 yrs	N
LinkedIn Corporation	AAA/Aaa/AAA	74,497	2.8%	$2,348,957	3.9%	$31.53	7/31/2026	1 x 5 yrs	N
Coyote Logistics(5)	NR/A2/A-	58,192	2.2%	$1,702,116	2.9%	$29.25	10/31/2030	1 x 5 yrs	Y
Subtotal/Wtd. Avg.		1,613,896	59.9%	$41,615,568	69.8%	$25.79

Other Office Tenants		666,927	24.8%	$16,003,243	26.8%	$24.00
Other Retail Tenants		110,225	4.1%	$2,037,496	3.4%	$18.48
Vacant Space		303,579	11.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		2,694,627	100.0%	$59,656,307	100.0%	$24.95

(1)	Information is based on the underwritten rent roll dated November 10, 2021.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	Quicken Loans Inc. has various lease expiration dates, including (i) 183,664 square feet expiring in August 2023 for which it has two, five-year renewal options, (ii) 122,475 square feet expiring in April 2024 for which it has three, three-year renewal options, (iii) 15,602 square feet expiring in October 2025 for which it has no renewal options, (iv) 407,050 square feet expiring in July 2028 for which it has two, five-year renewal options, (v) 21,124 square feet expiring in January 2030 for which it has two, five-year renewal options and (vi) 156,020 square feet expiring in March 2032 for which it has, two, five-year renewal options. Quicken Loans Inc. has no remaining termination options.
(4)	Quicken Loans Inc. and Amrock, Inc each is affiliated with the borrower sponsor and the guarantor.
(5)	Coyote Logistics, has a one-time right to terminate its lease, effective August 2025, with at least nine months’ prior written notice and the payment of a termination fee in an amount equal to the sum of (i) the then unamortized brokerage commissions, tenant improvement allowance, the abatement of base rental and attorneys’ fees incurred by landlord in negotiating the lease, amortized on a straight-line basis over the initial term of the lease with interest on the unamortized balance at a rate of 6% per annum, plus (ii) an amount equal to three full calendar months’ rent at the then existing rates.

The following table presents certain information relating to the office and retail lease rollover schedule at the Bedrock Portfolio Properties:

Office and Retail Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	22	69,447	$19.44	2.6%	2.6%	$1,349,746	2.3%	2.3%
2022	22	77,243	$24.55	2.9%	5.4%	$1,896,570	3.2%	5.4%
2023	16	304,272	$23.83	11.3%	16.7%	$7,252,186	12.2%	17.6%
2024	18	200,069	$28.91	7.4%	24.2%	$5,784,259	9.7%	27.3%
2025	15	258,173	$25.90	9.6%	33.7%	$6,687,343	11.2%	38.5%
2026	11	142,573	$29.96	5.3%	39.0%	$4,271,955	7.2%	45.7%
2027	7	76,383	$19.55	2.8%	41.9%	$1,493,570	2.5%	48.2%
2028	3	463,315	$27.06	17.2%	59.1%	$12,537,526	21.0%	69.2%
2029	1	3,536	$27.50	0.1%	59.2%	$97,240	0.2%	69.3%
2030	2	79,316	$29.37	2.9%	62.1%	$2,329,710	3.9%	73.3%
2031	1	46,598	$28.84	1.7%	63.9%	$1,343,886	2.3%	75.5%
2032	3	613,771	$23.81	22.8%	86.6%	$14,612,316	24.5%	100.0%
2033 & Beyond	1	56,352	$0.00	2.1%	88.7%	$0	0.0%	100.0%
Vacant	0	303,579	$0.00	11.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	122	2,694,627	$24.95	100.0%		$59,656,307	100.0%

(1)	Information is based on the underwritten rent roll dated November 10, 2021.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

COVID-19 Update. As of January 1, 2022, the Bedrock Portfolio Properties are open and operating with most tenants working remotely. No tenants are currently subject to rent abatements in connection with COVID-19 and no material tenants were provided deferrals or rent abatements. As of January 1, 2022, the Bedrock Portfolio Mortgage Loan is not subject to any modification or forbearance requests, and is current on its debt service payments as of March 6, 2022.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #13	Cut-off Date Balance:	$20,000,000
Various	Bedrock Portfolio	Cut-off Date LTV:	59.4%
Detroit, Michigan Various		U/W NCF DSCR:	3.30x
		U/W NOI Debt Yield:	13.6%

The Market. The Bedrock Portfolio Properties are located in downtown Detroit, Michigan, which, according to the appraisal, remains the economic and entertainment focal point of southeast Michigan and serves as a major international crossing with Canada. The Bedrock Portfolio Properties benefit from Detroit’s hub layout that results in many roadways emanating from the central business district into the surrounding communities. Detroit is serviced by the Detroit-Metropolitan Wayne County Airport situated approximately 15 miles southwest in the City of Romulus. This international airport serves as the mid-western hub of operation for Delta Airlines, as well as servicing other commercial airlines. Passenger rail service to other cities is provided by Amtrak with the central station located in the New Center area immediately north of the central business district.

According to the appraisal, the primary demand generator in Downtown Detroit has been the growing employment base. A number of large employers have anchored the central business district including Quicken Loans, TitleSource, Blue Cross/Blue Shield, MSX International, Rossetti and Campbell Ewald. Downtown Detroit offers a number of entertainment districts including Foxtown, the sports venues (Ford Field, home to the NFL’s Detroit Lions, Comerica Park, home to MLB’s Detroit Tigers, and Little Caesars Arena, home to the NBA’s Detroit Pistons and the NHL’s Detroit Red Wings) and three casinos. There are a growing number of restaurants and bars throughout the Downtown area.

According to the appraisal, there have been several recent developments in Downtown Detroit that are expected to have a positive long-term impact on the Downtown market, including Ford’s acquisition of Michigan Central Station in Corktown. Ford is in the process of developing a multi-billion dollar walkable mobility innovation district for autonomous-vehicle development in Corktown, which is expected to open in the summer of 2022. Additionally, TCF Bank, formerly Chemical Bank, is constructing a new 20-story building downtown that is projected to add an additional 500 workers.

The appraisal identified four comparable office leases with rents ranging from $24.50 to $29.75 per square foot. Based on the identified lease comparables, the appraisal concluded market rents ranging between $26.50 and $29.50 per square foot for the seven office properties in the Bedrock Portfolio, generally in-line with underwritten base rents across the office component of the Bedrock Portfolio.

Office Lease Comparables(1)
Property	Address	Year Built	Building Size (SF)	Tenant Name	Size (SF)	Lease Start Date	Lease Term	Rent PSF
Bedrock Portfolio Office Tenants		Various	2,694,627					$25.26
One Detroit Center	500 Woodward Ave.	1992	979,477	DT Midstream	22,727	Nov-21	126	$29.75
Renaissance Center	400 E. Jefferson Ave.	1980	7,123,170	Consulate of Italy	4,133	Mar-21	110	$26.00
Fisher Building	3011 W. Grand Blvd.	1928	634,819	Strategic Staffing	57,000	Jan-21	120	$24.50
Hemmeter Building	230 E. Grand River Ave.	1913	56,203	UHY	7,156	Sep-20	60	$25.00
Total / Wtd. Avg.		1945	2,198,417		22,754	Mar-21	116	$25.92

Source: Appraisals.

(1)	Bedrock Portfolio Office Tenants Rent PSF is based on the underwritten rent roll dated November 10, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #13	Cut-off Date Balance:	$20,000,000
Various	Bedrock Portfolio	Cut-off Date LTV:	59.4%
Detroit, Michigan Various		U/W NCF DSCR:	3.30x
		U/W NOI Debt Yield:	13.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Bedrock Portfolio Properties:

Cash Flow Analysis
	2018	2019	2020	9/30/2021 TTM	UW	UW PSF
Rents In Place(1)	$49,546,085	$52,751,303	$57,994,616	$60,138,958	$59,656,311	$22.14
Vacant Income	$0	$0	$0	$0	$7,501,625	$2.78
Gross Potential Rents	$49,546,085	$52,751,303	$57,994,616	$60,138,958	$67,157,936	$24.92
Reimbursements	$8,517,719	$9,107,253	$8,931,194	$7,857,374	$12,024,156	$4.46
Percentage Rent	$2,421,923	$2,615,463	$1,377,500	$1,277,610	$2,991,501	$1.11
Other Rental Storage(2)	$1,978,084	$2,343,354	$2,799,699	$2,808,240	$2,544,077	$0.94
Gross Potential Rent	$62,463,811	$66,817,372	$71,103,009	$72,082,182	$84,717,669	$31.44
Vacancy/Credit Loss	($1,100,662)	($1,099,639)	($1,694,177)	($2,030,041)	($10,418,183)	($3.87)
Concessions	($89,423)	($49,389)	($45,615)	($44,800)	$0	$0.00
Parking (Contractual)	$19,565,127	$20,062,906	$20,373,075	$20,247,590	$19,321,511	$7.17
Parking (Transient)	$4,382,014	$5,250,614	$1,860,131	$2,231,702	$2,004,714	$0.74
Other Income	$1,423,306	$2,619,763	$1,723,795	$1,925,200	$1,934,739	$0.72
Effective Gross Income	$86,644,173	$93,601,628	$93,320,219	$94,411,832	$97,560,449	$36.21

Total Operating Expenses	$44,502,438	$46,392,886	$39,225,160	$38,816,129	$39,136,450	$14.52

Net Operating Income	$42,141,735	$47,208,742	$54,095,059	$55,595,704	$58,423,999	$21.68
TI/LC	$0	$0	$0	$0	$3,353,632	$1.24
Capital Expenditures	$0	$0	$0	$0	$660,862	$0.25
Net Cash Flow	$42,141,735	$47,208,742	$54,095,059	$55,595,704	$54,409,505	$20.19

Occupancy %(3)	85.0%	88.9%	92.4%	88.7%	87.7%
NOI DSCR(4)	2.56x	2.87x	3.28x	3.38x	3.55x
NCF DSCR(4)	2.56x	2.87x	3.28x	3.38x	3.30x
NOI Debt Yield(4)	9.8%	11.0%	12.6%	12.9%	13.6%
NCF Debt Yield(4)	9.8%	11.0%	12.6%	12.9%	12.7%

(1)	UW Rents In Place is based on the underwritten rent roll dated November 10, 2021 with (i) contractual rent steps though December 2022 totaling $1,006,658 and (ii) straight-line average rent over the lease term for investment grade rated tenants totaling approximately $147,485.
(2)	Other Rental Storage includes grossed up multifamily income and other storage income.
(3)	Occupancy % is shown as of December 31 of the corresponding year, unless otherwise indicated. 9/30/2021 TTM Occupancy % represents occupancy as of September 3, 2021 and November 10, 2021. UW Occupancy % represents underwritten economic occupancy.
(4)	Debt service coverage ratios and debt yields are based on the Bedrock Portfolio Whole Loan.

Release of Property. The Bedrock Portfolio Whole Loan documents permit the release of an individual property (each, an “Individual Property”) from the lien of the mortgage, provided no event of default has occurred and is continuing and upon satisfaction of certain conditions set forth in the Bedrock Portfolio Whole Loan documents, including, without limitation, the following: (a) the amount of the outstanding principal balance of the Bedrock Portfolio Whole Loan to be prepaid must equal or exceed 115% of the allocated loan amount for such applicable Individual Property, (b) the resulting debt service coverage ratio for the remaining Bedrock Portfolio Properties is equal to or greater than 3.10x, (c) unless the Individual Property to be released is subject to a non-monetary event of default that relates solely to such Individual Property and the borrowers have demonstrated in good faith that they have pursued a cure of the event of default, the Individual Property to be released is conveyed in an arm’s length transfer to a person other than the applicable individual borrower or any of its affiliates, and (d) upon release of the Individual Property, the customary REMIC rules are satisfied.

Ground Leases. Portions of the One Woodward Property are comprised of ground leasehold interests under two ground leases. The first ground lease (the “Parcel B Ground Lease”) comprises a portion of the One Woodward Property, including a portion of the building and patio. The borrower assumed the Parcel B Ground Lease in 2012, which expires in April 2040 and has five, 25-year remaining extension options. The current rent is approximately $43,775 per annum. The ground lessee’s interest in the Parcel B Ground Lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor. The second ground lease (the “Parcel C Ground Lease”) is with the City of Detroit and pertains to the sidewalk area around the building, including the ramp to the underground parking at the One Woodward Property. The Parcel C Ground Lease is silent with respect to (i) any restrictions on the identity of the mortgagee, (ii) whether the ground lease is assignable to the holder of the Bedrock Portfolio Whole Loan and its successors and assigns without the consent of the lessor thereunder, (iii) in the event it is so assigned, whether it is further assignable by the holder of the Bedrock Portfolio Whole Loan and its successors and assigns without the consent of the lessor; and (iv) whether the leasehold interest of the lessee is permitted to be encumbered by the Bedrock Portfolio Whole Loan. Furthermore, the Parcel C Ground Lease does not require the lessor to give the lender written notice of any default. Each of the Parcel B Ground Lease and the Parcel C Ground Lease (i) are silent on whether (a) the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender, (b) any related insurance proceeds or the portion of the condemnation award allocable to the related ground lessee’s interest will be applied either to the repair or restoration of the One Woodward Property or to the payment of the outstanding principal balance of the Bedrock Portfolio Whole Loan, and (c) any related insurance proceeds or the portion of the condemnation award allocable to the related ground lessee’s interest will be applied first to the payment of the outstanding principal balance of the Bedrock Portfolio Whole Loan in the event of a total or substantially total taking or loss, and (ii) do not expressly provide the lender a reasonable opportunity to cure any default under the related ground lease.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #13	Cut-off Date Balance:	$20,000,000
Various	Bedrock Portfolio	Cut-off Date LTV:	59.4%
Detroit, Michigan Various		U/W NCF DSCR:	3.30x
		U/W NOI Debt Yield:	13.6%

In addition, the Parcel C Ground Lease does not expressly provide that a new ground lease is required in connection with the termination of such ground lease for any reason. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Fee & Leasehold Estates: Ground Leases” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 14 – Pacific Castle Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/S&P/Fitch):	NR/NR/NR			Location:	Various
Original Balance(1):	$20,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$20,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.9%			Title Vesting:	Fee
Loan Purpose(2):	Acquisition/Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsors:	Wayne Cheng and Cheng Family Trust,			Size:	465,115 SF
	dated December 21, 2001			Cut-off Date Balance Per SF(1):	$139
Guarantors:	Wayne Cheng and Cheng Family Trust,			Maturity Date Balance Per SF(1):	$139
	dated December 21, 2001			Property Manager:	Pacific Castle Management, Inc.
Mortgage Rate:	3.8850%				(borrower-related)
Note Date:	2/2/2022
First Payment Date:	3/6/2022
Maturity Date:	2/6/2032
Original Term to Maturity:	120 months			Underwriting and Financial Information(1)
Original Amortization Term:	0 months			UW NOI(3):	$6,581,596
IO Period:	120 months			UW NOI Debt Yield(1):	10.2%
Seasoning:	2 months			UW NOI Debt Yield at Maturity(1):	10.2%
Prepayment Provisions:	L(26),D(89),O(5)			UW NCF DSCR(1):	2.43x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI(3):	$5,675,258 (9/30/2021 TTM)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI:	$5,089,684 (12/31/2020)
Additional Debt Balance(1):	$44,700,000			3rd Most Recent NOI(4):	$5,607,506 (Various)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	92.0% (1/1/2022)
Reserves				2nd Most Recent Occupancy:	86.0% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(5):	89.1% (12/31/2019)
RE Tax:	$373,548	$74,710	NAP	Appraised Value (as of)(6):	$107,800,000 (12/28/2021)
Insurance:	$106,062	$11,785	NAP	Appraised Value Per SF(6):	$232
Deferred Maintenance:	$40,063	$0	NAP	Cut-off Date LTV Ratio(1)(6):	60.0%
Recurring Replacements:	$0	$5,814	$348,836	Maturity Date LTV Ratio(1)(6):	60.0%
TI/LC:	$300,000	$29,070	$1,046,509

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$64,700,000	83.6%	Purchase Price(2):	$50,847,934	65.7%
Borrower Equity:	$12,719,130	16.4%	Loan Payoff(2):	$24,582,758	31.8%
			Closing Costs:	$1,168,766	1.5%
			Reserves:	$819,673	1.1%
Total Sources:	$77,419,130	100.0%	Total Uses:	$77,419,130	100.0%

(1)	The Pacific Castle Portfolio Mortgage Loan (as defined below) is part of the Pacific Castle Portfolio Whole Loan (as defined below) with an original aggregate principal balance of $64,700,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Pacific Castle Portfolio Whole Loan.

(2)	The Pacific Castle Portfolio Whole Loan facilitated the acquisition of the Sandstone Village Property (as defined below) for approximately $18.3 million and the Rancho Cordova Town Center Property (as defined below) for $32.5 million, and the refinance of the Prune Tree Center Property (as defined below) and Rimrock Plaza Property (as defined below).

(3)	The difference between UW NOI and Most Recent NOI is primarily attributed to (i) $124,146 of rent steps, (ii) an increase in recoveries, and (iii) recent leasing resulting in an increase in occupancy from 87.2% as of September 30, 2021 to 92.0% as of January 1, 2022.

(4)	Represents 2019 NOI for the Sandstone Village Property, Rancho Cordova Town Center Property, and Prune Tree Center Property. Represents the 6/30/2019 T6 annualized NOI for the Rimrock Plaza Property. The Rimrock Plaza Property was acquired in 2020 and the prior owner did not provide full year 2019 operating statements.

(5)	The 3rd Most Recent Occupancy does not include the Rimrock Plaza Property as it was acquired in 2020 and the prior owner did not provide historical occupancy statistics.

(6)	The Appraised Value represents the portfolio market value of the Pacific Castle Portfolio Properties (as defined below) as of December 28, 2021, if the entire property portfolio is marketed to a single purchaser. Based on the sum of the appraised values of the individual properties which equals $101,350,000, the Appraised Value Per SF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are $217.90, 63.8% and 63.8%, respectively.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Pacific Castle Portfolio Mortgage Loan”) is part of a whole loan (the “Pacific Castle Portfolio Whole Loan”) that is evidenced by four promissory notes in the aggregate principal amount of $64,700,000 and secured by a first priority fee mortgage encumbering a 465,115 SF portfolio of four anchored retail properties located in California and Utah (the “Rancho Cordova Town Center Property”, “Prune Tree Center Property”, “Rimrock Plaza Property”, and “Sandstone Village Property”, and collectively, the “Pacific Castle Portfolio Properties”). Proceeds from the Pacific Castle Portfolio Whole Loan were used to facilitate the refinance and acquisition of the Pacific Castle Portfolio Properties, fund reserve accounts, and pay closing costs. The non-controlling Note A-2, in the original principal amount of $20,000,000, evidences the Pacific Castle Portfolio Mortgage Loan and will be contributed to the MSC 2022-L8 transaction. The remaining notes are expected to be contributed to one or more future commercial mortgage securitization transactions or otherwise transferred at any time. The Pacific Castle Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2022-L8 securitization trust until the securitization of the controlling Note A-1, at which point it will be serviced pursuant to the pooling and servicing agreement for the securitization to which the controlling Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #14	Cut-off Date Balance:	$20,000,000
Property Addresses - Various	Pacific Castle Portfolio	Cut-off Date LTV:	60.0%
		UW NCF DSCR:	2.43x
		UW NOI Debt Yield:	10.2%

Note Summary
Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$30,000,000	$30,000,000	AREF(1)	Yes
A-2	$20,000,000	$20,000,000	MSC 2022-L8	No
A-3	$10,000,000	$10,000,000	AREF(1)	No
A-4	$4,700,000	$4,700,000	AREF(1)	No
Total	$64,700,000	$64,700,000

(1)	Held by AREF and expected to be contributed to one or more future securitization transactions.

The Borrowers and the Borrower Sponsors. The borrowers are PC Prunetree, LLC, Pacific Castle Rimrock, LLC, Pacific Castle Sandstone, LLC, and Pacific Castle Rancho, LLC, each a Delaware limited liability company and single purpose entity with one independent director. Each borrower owns one individual Pacific Castle Portfolio Property. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Pacific Castle Portfolio Whole Loan.

The borrower sponsors and non-recourse carveout guarantors of the Pacific Castle Portfolio Whole Loan are Wayne Cheng and the Cheng Family Trust, dated December 21, 2001. Wayne Cheng is the founder and CEO of Pacific Castle, a real estate investment company founded in 1993 that has executed over $1.0 billion in transactions since its founding. Affiliates of Pacific Castle currently own and/or manage a portfolio of shopping centers in the western United States. The total portfolio is comprised of nearly 2.0 million SF.

The Properties. The Pacific Castle Portfolio Whole Loan is secured by four anchored retail properties totaling 465,115 SF located in California (81.0% of NRA) and Utah (19.0% of NRA). The Pacific Castle Portfolio Properties were 92.0% occupied by 85 tenants as of January 1, 2022. Ten tenants occupying approximately 31.3% of the NRA are investment grade tenants. Thirty-nine tenants occupying approximately 61.6% of the NRA have renewed their respective leases one or more times.

The following table presents certain information relating to the Pacific Castle Portfolio Properties:

Pacific Castle Portfolio Properties Summary
Property Name / Location(1)	Property Subtype(1)	Year Built(1)	SF(2)	Occupancy %(2)	Allocated Whole Loan Amount (“ALA”)(3)	% of ALA	UW NOI	Appraised Value(1)
Rancho Cordova Town Center Rancho Cordova, CA	Anchored	1988	148,656	94.2%	$21,704,983	33.5%	$2,716,563	$34,000,000
Prune Tree Center Prunedale, CA	Anchored	1989	131,655	93.7%	$17,906,611	27.7%	$1,747,746	$28,050,000
Rimrock Plaza Palm Springs, CA	Anchored	1982	96,348	81.0%	$13,086,828	20.2%	$1,015,438	$20,500,000
Sandstone Village St. George, UT	Anchored	2004-2005	88,456	97.7%	$12,001,579	18.5%	$1,101,848	$18,800,000
Total / Wtd. Avg.			465,115	92.0%	$64,700,000	100.0%	$6,581,596	$107,800,000(4)

(1)	Information obtained from the appraisals.

(2)	Information obtained from the underwritten rent roll as of January 1, 2022.

(3)	Based on the Pacific Castle Portfolio Whole Loan.

(4)	The Total As-Is Appraised Value represents the portfolio market value of the Pacific Castle Portfolio Properties as of December 28, 2021, if the entire property portfolio is marketed to a single purchaser. The sum of the appraised values of the individual properties equals $101,350,000.

Rancho Cordova Town Center Property (32.0% of NRA; 33.5% of ALA): The Rancho Cordova Town Center Property is a 148,656 SF anchored retail shopping center located in a commercial hub in Rancho Cordova, California, north of Highway 50. The improvements were constructed in 1988 and are situated on an approximately 12.2-acre site. The Rancho Cordova Town Center Property is anchored by Ross, Marshall’s, and Michael’s Stores, Inc. Both Ross and Marshall’s have been in occupancy since 2012 and have a lease expiration in January 2027 with three, five-year renewals remaining and August 2027 with three, five year renewals remaining, respectively. Marshall’s recently executed a five-year extension in February 2022. Michael’s Stores, Inc has been in occupancy since 1988 and has a lease expiration in June 2024. The Rancho Cordova Town Center Property is also shadow anchored by a Super Target store which is not part of the collateral for the Pacific Castle Portfolio Whole Loan. As of January 1, 2022, the Rancho Cordova Town Center Property was 94.2% occupied by 30 tenants. The Rancho Cordova Town Center Property features 690 surface parking spaces (4.6 per 1,000 SF).

Prune Tree Center Property (28.3% of NRA; 27.7% of ALA): The Prune Tree Center Property is a 131,655 SF anchored retail shopping center located in Prunedale, California, about five miles north of Salinas. The improvements consist of five retail buildings situated on an 18.85-acre site and were constructed in 1989 and most recently renovated in 2016. The Prune Tree Center Property contains 121,849 SF of retail space and 9,806 SF of office space (on the second floor of one of the five buildings). The Prune Tree Center Property also features 561 surface parking spaces (4.3 per 1,000 SF). The Prune Tree Center Property is anchored by Safeway and CVS. Safeway has been in occupancy since 1989 and has a lease expiration in May 2024 with six, five-year renewal options remaining. CVS has been in occupancy since 1989 and has a lease expiration in June 2024 with five, five-year renewal options remaining. Three of the five buildings are pad buildings that are currently ground leased to McDonald’s, Starbucks, and Taco Bell. As of January 1, 2022, the Prune Tree Center Property was 93.7% occupied by 29 tenants

Rimrock Plaza Property (20.7% of NRA; 20.2% of ALA): The Rimrock Plaza Property is a 96,348 SF anchored retail shopping center located in Palm Springs, California, on the southeast corner of East Palm Canyon Drive and Matthew drive. The improvements consist of four buildings that were constructed in 1982. The Rimrock Plaza Property is situated on an approximately 9.4-acre site with 437 surface parking spaces (4.5 per 1,000 SF). The Rimrock Plaza Property is anchored by Vons supermarket. Vons has been in occupancy since 1981 and has a lease expiration in May 2026 with one, five-year renewal option remaining. As of January 1, 2022, the Rimrock Plaza Property was 81.0% occupied by 18 tenants.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #14	Cut-off Date Balance:	$20,000,000
Property Addresses - Various	Pacific Castle Portfolio	Cut-off Date LTV:	60.0%
		UW NCF DSCR:	2.43x
		UW NOI Debt Yield:	10.2%

Sandstone Village Property (19.0% of NRA; 18.5% of ALA): The Sandstone Village Property is an 88,456 SF anchored retail shopping center located in St. George, Utah, at the southeast quadrant of the St. George Boulevard exit on Interstate 15. The improvements consist of three buildings that were constructed in 2004-2005. The Sandstone Village Property is situated on a 6.8-acre site with 365 surface parking spaces (4.1 per 1,000 SF). The Sandstone Village Property is anchored by TJ Maxx. TJ Maxx has been in occupancy since 2004 and has a lease expiration in May 2024 with two, five-year renewal options remaining. As of January 1, 2022, the Sandstone Village Property was 97.7% occupied by nine tenants.

The following table presents a summary regarding the major tenants at the Pacific Castle Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent(3)	Annual UW Rent PSF(4)	Approx. % of Total Annual UW Rent	Most Recent Sales
							$(5)	PSF(5)	Occ. Cost %(6)	Term. Option	Renewal Options	Lease Expiration
TJ Maxx	NR/A2/A	48,067	10.3%	$576,804	$12.00	8.3%	$15,913,982	$331	4.2%	N(7)	2 x 5 year	5/31/2024
Vons	NR/Ba3/BB	41,330	8.9%	$318,260	$7.70	4.6%	$28,969,652	$701	1.9%	N	1 x 5 year	5/31/2026
Safeway	NR/Ba3/BB	35,722	7.7%	$328,296	$9.19	4.7%	$29,543,068	$827	1.4%	N	6 x 5 year	5/31/2024
CVS	NR/Baa2/BBB	31,472	6.8%	$238,558	$7.58	3.4%	$8,729,047	$277	3.3%	N	5 x 5 year	6/30/2024
Ross(8)	NR/A2/BBB+	26,968	5.8%	$304,202	$11.28	4.4%	$9,100,000	$337(9)	4.2%	N(8)	3 x 5 year	1/31/2027
Subtotal/Wtd. Avg.		183,559	39.5%	$1,766,119	$9.62	25.4%

Other Tenants		244,432	52.6%	$5,182,356	$21.20	74.6%
Vacant Space		37,124	8.0%	$0	$0.00	0.0%
Total/Wtd. Avg.		465,115	100.0%	$6,948,475	$16.24	100.0%

(1)	Information is based on the underwritten rent roll as of January 1, 2022.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Includes rent steps through November 2022.

(4)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	Represents sales for the 2021 calendar year for Vons, Safeway, CVS, and Ross. Represents sales for the 2020 calendar year for TJ Maxx.

(6)	Represents the occupancy cost of latest available sales figures to underwritten gross rents which include any applicable rent increases occurring through November 2022.

(7)	No unilateral termination options; however, TJ Maxx has the right to terminate its lease if occupancy at the other retail spaces at the Sandstone Village Property stays below 22,000 SF for 180 consecutive days.

(8)	No unilateral termination options; however, Ross has the right to terminate its lease if, for 12 consecutive months, (i) the required co-tenants (defined as Target, Michael’s Stores, Inc and (i) one anchor tenant (greater than or equal to 20,000 SF) or, (ii) two soft goods anchor tenants (greater than or equal to 20,000 SF)) are not open and operating for business, or (ii) the retail tenants, including the required co-tenants, are not open and operating in at least 70% of the leasable floor area of the Rancho Cordova Town Center Property.

(9)	Represents estimated sales as per third party market reports.

The following table presents certain information relating to the lease rollover at the Pacific Castle Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(4)	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM	2	4,060	$23.09	0.9%	0.9%	$93,734	1.3%	1.3%
2022	11	16,183	$19.97	3.5%	4.4%	$323,246	4.7%	6.0%
2023	10	15,217	$26.43	3.3%	7.6%	$402,244	5.8%	11.8%
2024	20	165,404	$13.42	35.6%	43.2%	$2,220,309	32.0%	43.7%
2025	12	48,223	$20.81	10.4%	53.6%	$1,003,519	14.4%	58.2%
2026	10	55,951	$12.42	12.0%	65.6%	$694,632	10.0%	68.2%
2027	9	77,081	$13.84	16.6%	82.2%	$1,066,444	15.3%	83.5%
2028	4	8,118	$27.24	1.7%	83.9%	$221,164	3.2%	86.7%
2029	3	7,700	$22.96	1.7%	85.6%	$176,760	2.5%	89.3%
2030	1	2,044	$21.63	0.4%	86.0%	$44,212	0.6%	89.9%
2031	3	16,744	$20.98	3.6%	89.6%	$351,225	5.1%	94.9%
2032	0	0	$0.00	0.0%	89.6%	$0	0.0%	94.9%
2033 & Beyond	4	11,266	$31.15	2.4%	92.0%	$350,986	5.1%	100.0%
Vacant	0	37,124	$0.00	8.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	89	465,115	$16.24	100.0%		$6,948,475	100.0%

(1)	Information is based on the underwritten rent roll as of January 1, 2022.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	Includes contractual rent steps through November 2022.

COVID-19 Update. As of March 9, 2022, the Pacific Castle Portfolio Properties were open and operating. The borrower sponsor reported that 11 tenants representing 29.3% of the total NRA across the Pacific Castle Portfolio Properties received rent relief as a result of the pandemic. The rent relief provided came in the form of partial rent abatements and rent deferrals. All deferred rents have since been paid back. Based on an account receivables report

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #14	Cut-off Date Balance:	$20,000,000
Property Addresses - Various	Pacific Castle Portfolio	Cut-off Date LTV:	60.0%
		UW NCF DSCR:	2.43x
		UW NOI Debt Yield:	10.2%

dated March 9, 2022, approximately $46,129 consisting primarily of CAM reimbursements were over 30 days delinquent and $8,526 of accounts receivables were over 60 days delinquent, representing a collection rate of underwritten in-place gross rent of 93.9% and 98.9% for February and January 2022, respectively. As of March 9, 2022, the Pacific Castle Portfolio Whole Loan is current on its debt service payment and is not subject to any modification or forbearance request.

The Market. The Pacific Castle Portfolio Properties are located in California (81.5% of ALA) and Utah (18.5% of ALA).

The table below presents certain market information with respect to the Pacific Castle Portfolio Properties:

Market Overview
Property	City, State	Estimated 2021 Population (5-mile Radius)	Estimated 2021 Average Household Income (5-mile Radius)	Submarket Inventory (SF)(2)	Submarket Vacancy(1)	Appraisal Concluded Stabilized Vacancy	Appraisal Market Rent PSF - Anchor	Appraisal Market Rent PSF – Inline
Rancho Cordova Town Center	Rancho Cordova, CA	220,273	$106,692	5,638,213	9.7%	10.0%	$11.40	$27.00
Prune Tree Center	Prunedale, CA	135,187	$82,874	3,692,087	2.9%	7.0%	$10.80	$12.00 - $21.00
Rimrock Plaza	Palm Springs, CA	105,259	$94,358	26,927,952	9.2%	7.5%	$15.00	$12.00 - $30.00
Sandstone Village	St. George, UT	116,424	$85,132	8,927,867	2.6%	5.0%	$12.00	$18.00
Weighted Average(2)		152,614	$93,295		6.3%	7.7%

Source: Appraisal, unless otherwise indicated.

(1)	Information as of third quarter 2021 for the Rancho Cordova Town Center Property and Prune Tree Center Property and as of second quarter 2021 for the Rimrock Plaza Property and Sandstone Village Property.

(2)	Weighted Averages are based on NRA.

Rancho Cordova Town Center (32.0% of NRA; 33.5% of ALA): The Rancho Cordova Town Center Property is located approximately 13.7 miles east of downtown Sacramento, California. Primary access to the area is provided by US Highway 50 and Folsom Boulevard, which are both approximately 0.5 miles from the Rancho Cordova Town Center Property. According to the appraisal, the Rancho Cordova Town Center Property is located in the Highway 50 Corridor Retail submarket within the Sacramento Metropolitan Statistical Area (“MSA”). The Sacramento MSA is representative of a typical state capital economy with high levels of government employment and healthcare workers. The top three employers in the greater Sacramento area are the University of California Davis Health System, Sutter/California Health Services, and Dignity/Mercy Healthcare. As of the third quarter of 2021, the Highway 50 Corridor Retail submarket had approximately 5.6 million SF of inventory and a vacancy rate of 9.7% with an average asking rent of $16.08 PSF. The appraisal concluded to market rents of $11.40 PSF, $27.00 PSF, $33.00 PSF, $21.00 PSF and $24.00 PSF for the anchor, inline retail, pad, junior anchor, and large inline retail on a triple-net basis, respectively.

Rancho Cordova Town Center – Comparable Leases Summary
Property Name	Location	Market Rent (PSF/Yr)	Square Footage	Lease Term (Years)	Lease Type	Rent Increase Projection	Tenant Name	Type of Space
Zinfandel Place	Rancho Cordova, CA	$28.20	3,685	9	NNN	3.0% per annum	CDC Dental Management Co, LLC	Inline
Manzanita Plaza	Carmichael, CA	$29.88	1,166	5	NNN	3.0% per annum	Halal Pizza	Inline
Commercial Retail Property	Elk Grove, CA	$34.80	1,636	7	NNN	3.0% per annum	Nash and Proper	Inline
Antique Plaza	Rancho Cordova, CA	$10.20	20,088	5	NNN	3.0% per annum	Cali Quilt Co	Anchor
Florin Square	Sacramento, CA	$10.32	12,329	7	NNN	2.0% per annum	Bargain World	Anchor
Walerga Plaza	Antelope, CA	$11.40	54,502	15	NNN	2.0% per annum	California Family Fitness	Anchor

Source: Appraisal.

Rancho Cordova Town Center – Comparable Sales Summary
Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sales Price (PSF)	Cap Rate
Town & Country Village	Sacramento, CA	216,320	Nov-21	$62,150,000	$287.31	6.3%
Mitchell Plaza	Ceres, CA	43,200	Apr-21	$9,650,000	$223.38	6.9%
Promenade at Sacramento Gateway	Sacramento, CA	283,341	Oct-19	$56,042,000	$197.79	7.3%
Nut Tree Plaza	Vacaville, CA	241,452	Nov-21	$69,116,000	$286.25	6.7%
Summerhill Plaza	Citrus Heights, CA	108,081	Dec-21	$18,750,000	$173.48	5.8%
Rio Linda Plaza	Rio Linda, CA	77,080	Jun-20	$15,515,000	$201.28	7.4%

Source: Appraisal.

Prune Tree Center (28.3% of NRA; 27.7% of ALA): The Prune Tree Center Property is located in northeast Monterey County, California, approximately five miles north of Salinas. Primary access to the area is provided by US Highway 101, a major north-south route connecting San Francisco with Los Angeles. The surrounding neighborhood consists primarily of residential properties, with commercial uses located near Highway 101. According to the appraisal, the Prune Tree Center Property is located in the North Monterey County retail submarket within the Salinas Metropolitan Statistical Area. The top three industries within the area are Agric/Forestry/Fishing/Hunting, Health Care/Social Assistance and Retail Trade, which represent a combined total of 39% of the population. As of the third quarter of 2021, the North Monterey County retail submarket had approximately 3.7 million SF of inventory and a vacancy rate of 2.9%, with an average asking rent of $20.37 PSF. The appraisal concluded to market rents of $10.80 PSF, $21.00 PSF, $18.00 PSF, $33.00 PSF, and $12.00 PSF for anchor, high end retail, low end retail, ground lease pad, and office space, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #14	Cut-off Date Balance:	$20,000,000
Property Addresses - Various	Pacific Castle Portfolio	Cut-off Date LTV:	60.0%
		UW NCF DSCR:	2.43x
		UW NOI Debt Yield:	10.2%

The following tables present certain information relating to retail rental and sales comparables to the Prune Tree Center Property:

Prune Tree Center – Comparable Leases Summary
Property Name	Location	Market Rent (PSF/Yr)	Square Footage	Lease Term (Yrs)	Lease Type	Rent Increase Projection	Tenant Name	Type of Space
Westgate Shopping Center	Woodland, CA	$7.56	60,115	10	NNN	None	Raley’s	Anchor
Pacific Town Center	Stockton, CA	$12.00	30,037	10	NNN	10% / Yr. 5	Smart & Final	Anchor
99 Cents Only and Smart & Final Extra Stores	Hanford, CA	$11.04	23,154	9	NNN	10% / Yr. 6	99 Cents Only Stores	Anchor
Cypress Plaza	Marina, CA	$21.00	1,500	2	NNN	3.0% per annum	Doctor (Family Practice)	Inline
Pajaro Hills Retail Center	Watsonville, CA	$23.40	6,559	10	NNN	3.0% per annum	Confidential	Inline
Mountain Valley Center	Salinas, CA	$24.00	1,500	5	NNN	None	Piara Pizza	Inline

Source: Appraisal.

Prune Tree Center – Comparable Sales Summary
Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sales Price (PSF)	Cap Rate
Rio Linda Plaza	Rio Linda, CA	77,080	Jun-20	$15,515,000	$201.28	8.2%
Pacheco Pass Center	Gilroy, CA	78,215	Nov-19	$22,000,000	$281.28	5.5%
Antioch Crossings	Antioch, CA	120,667	Sep-19	$25,983,207	$215.33	6.6%
Morada Ranch	Stockton, CA	101,842	Apr-19	$30,000,000	$294.57	6.8%
The Dunes at Monterey Bay	Marina, CA	233,892	Sep-18	$45,000,000	$192.40	7.1%

Source: Appraisal.

Rimrock Plaza (20.7% of NRA; 20.2% of ALA): The Rimrock Plaza Property is located in the Coachella Valley region of Riverside County, California, approximately 61 miles east of San Bernardino. Primary access to the area is provided by the 10 Freeway, which is located approximately five miles north of the Rimrock Plaza Property. The surrounding neighborhood consists primarily of resort residential developments and country club/golf course facilities. The Coachella Valley’s largest industry is tourism, which generates approximately $1 billion in revenue annually. There are over 100 golf courses in the Coachella Valley, with several major tournaments being hosted at these courses each year. According to the appraisal, the Rimrock Plaza Property is located in the Coachella Valley Retail Submarket within the broader Inland Empire Market. The Coachella Valley Retail Submarket had approximately 26.9 million SF of inventory and a vacancy rate of 9.2% as of the second quarter of 2021, with an average asking rent of $23.04 PSF annually. The appraisal concluded to market rents of $15.00 PSF and $12.00 PSF to $30.00 PSF for grocery and shop spaces, respectively.

The following tables present certain information relating to retail rental and sales comparables to the Rimrock Plaza Property:

Rimrock Plaza – Comparable Leases Summary
Property Name	Location	Market Rent (PSF/Yr)	Square Footage	Lease Term (Years)	Lease Type	Rent Increase Projection	Tenant Name	Type of Space
Smoke Tree Village	Palm Springs, CA	$17.40	906	3	NNN	NAV	Palm Springs Holistic	Inline
Gene Autry Plaza	Palm Springs, CA	$36.00	1,508	5	NNN	NAV	Retail Tenant	Inline
Sun Center	Palm Springs, CA	$9.96	6,000	5	NNN	NAV	Desert Rose Playhouse	Inline
Crossley Plaza	Palm Springs, CA	$12.00	1,458	5	NNN	NAV	Retail Tenant	Inline
Shops at Palm Springs Marketplace	Palm Springs, CA	$10.80	2,070	5	NNN	NAV	Bones N Scones	Inline
The Springs	Palm Springs, CA	$32.40	3,360	10	NNN	NAV	America’s Best Eyeglasses	Inline

Source: Appraisal.

Rimrock Plaza – Comparable Sales Summary
Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sales Price (PSF)	Cap Rate
Magnolia Tyler Center	Riverside, CA	182,653	Apr-21	$39,400,000	$215.71	6.5%
Gene Autry Plaza	Palm Springs, CA	69,652	Mar-21	$23,400,000	$335.96	6.8%
Arlington Plaza	Riverside, CA	126,067	Jan-20	$27,100,000	$214.97	6.5%
Menifee Town Center	Menifee, CA	124,431	Jul-19	$25,350,000	$203.73	7.4%
Palms to Pines West	Palm Desert, CA	82,180	May-19	$10,606,500	$129.06	7.5%
Heritage Plaza	Riverside, CA	124,550	Sep-18	$26,250,000	$210.76	7.6%

Source: Appraisal.

Sandstone Village (19.0% of NRA; 18.5% of ALA): The Sandstone Village Property is located in Washington County, Utah, approximately 120 miles northeast of Las Vegas. Primary access to the area is provided by Interstate 15 via the St. George Boulevard exit. The immediate area surrounding the property consists primarily of commercial development centered around Interstate 15. According to the appraisal, the Sandstone Village Property’s neighborhood is heavily influenced by tourism due to its proximity to Zion National Park, Grand Canyon National Park, Bryce Canyon National Park, and Lake Powell National Recreation Area. As of the second quarter of 2021, the St. George retail market had approximately 8.9 million SF of inventory and a

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #14	Cut-off Date Balance:	$20,000,000
Property Addresses - Various	Pacific Castle Portfolio	Cut-off Date LTV:	60.0%
		UW NCF DSCR:	2.43x
		UW NOI Debt Yield:	10.2%

vacancy rate of 2.6% with an average asking rent of $16.62 PSF. The appraisal concluded to market rents of $12.00 PSF, $18.00 PSF, and $36.00 PSF for anchor, inline shops, and pad shop spaces, respectively.

The following tables present certain information relating to retail rental and sales comparables to the Sandstone Village Property:

Sandstone Village – Comparable Leases Summary
Property Name	Location	Market Rent (PSF/Yr)	Square Footage	Lease Term (Years)	Lease Type	Rent Increase Projection	Tenant Name	Type of Space
Dinosaur Crossing	St. George, UT	$33.50	1,500	7	NNN	NAV	Swig	Inline
Lin’s Anchored Retail	St. George, UT	$29.64	1,466	5	NNN	NAV	Fortify Physical Therapy	Inline
Green Springs Shopping Center	Washington, UT	$14.00	2,500	6	NNN	NAV	Desert Haven Spa	Inline
Pineview Plaza	St. George, UT	$14.00	2,208	2	NNN	NAV	Photo Pop	Inline
Cotton Mill Center	Washington, UT	$28.00	2,666	5	NNN	NAV	Red Rock Hot Tubs	Inline
Retail Center	Washington, UT	$19.08	1,400	5	NNN	NAV	The Crepe Station	Inline

Source: Appraisal.

Sandstone Village – Comparable Sales Summary
Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sales Price (PSF)	Cap Rate
Foothill Village	Salt Lake City, UT	271,823	Aug-21	$51,000,000	$187.62	5.5%
Parkway Village	Provo, UT	102,298	Jun-21	$26,200,000	$256.11	5.0%
The Center @ Dinosaur Crossing	St. George, UT	21,403	Mar-20	$4,600,000	$214.92	6.8%
Jordan Square	West Jordan, UT	108,627	Mar-20	$17,000,000	$156.50	7.2%
Interpointe Shopping Center	South Salt Lake, UT	99,809	Feb-20	$20,660,000	$207.00	6.9%
Promenade at Red Cliffs	St. George, UT	95,304	Jan-19	$22,750,000	$238.71	7.5%

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #14	Cut-off Date Balance:	$20,000,000
Property Addresses - Various	Pacific Castle Portfolio	Cut-off Date LTV:	60.0%
		UW NCF DSCR:	2.43x
		UW NOI Debt Yield:	10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the Pacific Castle Portfolio Properties:

Cash Flow Analysis
	2018	2019(1)	2020	9/30/2021 TTM	UW	UW PSF
Gross Potential Rent	$6,021,406	$6,265,442	$5,642,871	$6,346,990	$6,824,329	$14.67
Rent Steps(2)	$0	$0	$0	$0	$124,146	$0.27
Recoveries and Percentage Rent	$1,667,462	$1,787,126	$1,703,113	$1,771,598	$2,227,293	$4.79
Grossed up Vacant Space	$0	$0	$0	$0	$870,959	$1.87
Other Income(3)	$3,366	$146,132	$86,967	$39,436	$39,436	$0.08
Less Vacancy & Credit Loss	$0	$0	$0	$0	($903,265)	($1.94)
Effective Gross Income	$7,692,234	$8,198,699	$7,432,951	$8,158,024	$9,182,898	$19.74

Real Estate Taxes	$693,199	$708,787	$792,827	$809,338	$870,735	$1.87
Insurance	$124,260	$135,393	$116,776	$127,203	$141,417	$0.30
Other Expenses	$1,640,262	$1,747,014	$1,433,665	$1,546,224	$1,589,150	$3.42
Total Expenses	$2,457,721	$2,591,194	$2,343,268	$2,482,766	$2,601,302	$5.59

Net Operating Income(4)	$5,234,513	$5,607,506	$5,089,684	$5,675,258	$6,581,596	$14.15
Capital Expenditures	$0	$0	$0	$12,863	$69,767	$0.15
TI/LC	$0	$0	$0	$0	$318,836	$0.69
Net Cash Flow	$5,234,513	$5,607,506	$5,089,684	$5,662,394	$6,192,992	$13.31

Occupancy %	88.3%(5)	89.1%(5)	86.0%	87.2%	91.0%(6)
NOI DSCR(7)	2.05x	2.20x	2.00x	2.23x	2.58x
NCF DSCR(7)	2.05x	2.20x	2.00x	2.22x	2.43x
NOI Debt Yield(7)	8.1%	8.7%	7.9%	8.8%	10.2%
NCF Debt Yield(7)	8.1%	8.7%	7.9%	8.8%	9.6%

(1)	Based on the full year 2019 operating statements for the Sandstone Village Property, Rancho Cordova Town Center Property, and Prune Tree Center Property. Based on the 6/30/2019 T6 annualized financials for the Rimrock Plaza Property. The Rimrock Plaza Property was acquired in 2020 and the prior owner did not provide full year 2019 operating statements.

(2)	Contractual Rent Steps are through November 2022.

(3)	Other Income consists of miscellaneous charges such as lease termination fees.

(4)	The increase in UW Net Operating Income from 9/30/2021 TTM Net Operating Income is primarily attributed to (i) $124,146 of rent steps, (ii) an increase in recoveries, and (iii) recent leasing resulting in an increase in occupancy from 87.2% as of September 30, 2021 to 92.0% as of January 1, 2022.

(5)	2018 and 2019 occupancy figures do not include the Rimrock Plaza Property as it was acquired in 2020 and the prior owner did not provide historical occupancy statistics.

(6)	The underwritten economic vacancy is 9.0%. The Pacific Castle Portfolio Properties were 92.0% leased as of January 1, 2022.

(7)	The debt service coverage ratios and debt yields are based on the Pacific Castle Portfolio Whole Loan.

Partial Release. At any time after the earlier to occur of (x) February 2, 2025 and (y) the date that is two years from the closing date of the securitization of the last promissory note comprising the Pacific Castle Portfolio Whole Loan, the borrowers may obtain a release of an individual property from the lien of the mortgage, subject to satisfaction of certain conditions including, but not limited to (i) a partial defeasance of the principal of the Pacific Castle Portfolio Whole Loan by an amount equal to the greater of (x) 95% of the net proceeds from such sale, and (y) 125% of the allocated loan amount of the applicable property, (ii) satisfaction of all REMIC requirements, and (iii) a requirement that after giving effect to such release, the debt yield is not less than the greater of (A) the debt yield immediately prior to such release and (B) 9.08%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 15 –Stadium Crossings

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BMO			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/S&P/Fitch):	AA/BBBsf*/A			Location:	Anaheim, CA 92806
Original Balance:	$19,500,000			General Property Type:	Office
Cut-off Date Balance:	$19,500,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.8%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1999 / 2019-2021
Borrower Sponsor:	Jeffrey A. Pori			Size:	106,067 SF
Guarantor:	Jeffrey A. Pori			Cut-off Date Balance per SF:	$184
Mortgage Rate:	4.2050%			Maturity Date Balance per SF:	$184
Note Date:	3/14/2022			Property Manager:	KB Property Advisors, LLC
First Payment Date:	5/6/2022				(borrower-related)
Maturity Date:	4/6/2032
Original Term to Maturity:	120 months			Underwriting and Financial Information(1)
Original Amortization Term:	0 months			UW NOI(2):	$1,933,817
IO Period:	120 months			UW NOI Debt Yield:	9.9%
Seasoning:	0 months			UW NOI Debt Yield at Maturity:	9.9%
Prepayment Provisions:	L(24),D(89),O(7)			UW NCF DSCR:	2.31x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI(2):	$1,694,908 (12/31/2021)
Additional Debt Type:	NAP			2nd Most Recent NOI:	$1,576,195 (12/31/2020)
Additional Debt Balance:	NAP			3rd Most Recent NOI:	$1,540,541 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	93.8% (2/1/2022)
Reserves				2nd Most Recent Occupancy:	86.5% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	NAV
RE Tax:	$133,144	$33,286	NAP	Appraised Value (as of):	$32,500,000 (2/8/2022)
Insurance:	$0	Springing	NAP	Appraised Value Per SF:	$306
Deferred Maintenance:	$129,800	$0	NAP	Cut-off Date LTV Ratio:	60.0%
Recurring Replacements:	$498,150	Springing	$50,000	Maturity Date LTV Ratio:	60.0%
TI/LC Reserve:	$2,500,000	Springing	$1,500,000
Other Reserves(3):	$2,924,809	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,500,000	49.5%	Purchase Price:	$31,500,000	80.0%
Borrower Equity:	$16,643,869	42.3%	Reserves:	$6,185,903	15.7%
Seller Credits:	$3,231,328	8.2%	Closing Costs:	$1,689,294	4.3%
Total Sources:	$39,375,197	100.0%	Total Uses:	$39,375,197	100.0%

(1)	The novel coronavirus pandemic is an evolving situation and could impact the Stadium Crossings Mortgage Loan more severely than assumed in the underwriting of the Stadium Crossings Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(2)	The increase in UW NOI from Most Recent NOI is primarily driven by a recently executed lease to GSA, which accounts for an increase in rent of approximately $807,910 and approximately $58,105 in rent steps taken through March 1, 2023.

(3)	Other reserves are comprised of an Unfunded GSA TI Reserve (approximately $1,266,493), GSA Capital Reserve (approximately $658,576), GSA Rent Reserve (approximately $471,281), GSA Paint Reserve (approximately $254,487), Unfunded GSA Leasing Commission Reserve (approximately $210,648) and Construction Management Fee Reserve (approximately $63,325).

The Mortgage Loan. The fifteenth largest mortgage loan (the “Stadium Crossings Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,500,000. The Stadium Crossings Mortgage Loan is secured by a first priority fee mortgage encumbering a 106,067 SF office property located in Anaheim, Orange County, California (the “Stadium Crossings Property”).

The Borrower and the Borrower Sponsor. The borrower is KB Stadium Crossings, DST, a newly formed, single purpose Delaware statutory trust (“DST”) that is structured to be bankruptcy-remote with at least one independent trustee. The borrower has leased the Stadium Crossings Property to a master tenant, KB Stadium Crossings MT, LLC (“Master Tenant”) and the signatory trustee is KB Stadium Crossings ST, LLC, a Delaware limited liability company (“Signatory Trustee”). See “Delaware Statutory Trust Structure” below. As long as the borrower is a qualified Delaware statutory trust, as defined in the mortgage loan documents, the owner of the borrower may, within the first 24 months of the loan term, transfer its beneficial interest in the borrower to no more than 499 holders of beneficial interest. The guarantor is not required to maintain an ownership interest in the borrower, but the guarantor is required under the Stadium Crossings Mortgage Loan documents to continue to control the borrower.

Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Stadium Crossings Mortgage Loan. Jeffrey A. Pori is the non-recourse carveout guarantor and environmental indemnitor with respect to the Stadium Crossings Mortgage Loan. The borrower sponsor is Jeffrey A. Pori, who is the CEO of Kingsbarn Realty Capital (“Kingsbarn”). Kingsbarn is a private equity firm based in Las Vegas, Nevada that provides direct and indirect structured real estate investments to high-net-worth individuals, family trusts, foundations and institutional investors through private placements including DST syndications. Kingsbarn’s portfolio spans across the United States with the largest holdings located in the Los Angeles metro area and Sacramento, California. Kingsbarn primarily invests in the office sector, particularly in medical office properties. The borrower sponsor and non-recourse carveout guarantor is also the borrower sponsor and non-recourse carveout guarantor under the Fleet Farm - Waukee mortgage loan, and the Murray Road Industrial Center mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #15	Cut-off Date Balance:	$19,500,000
2125 East Katella Avenue	Stadium Crossings	Cut-off Date LTV:	60.0%
Anaheim, CA 92806		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.9%

The Property. The Stadium Crossings Property is a 106,067 square foot, four-story, Class A office property situated on a 3.4-acre site, which was built in 1999 and renovated in phases between 2019 through 2021 and located in Anaheim, California. The Stadium Crossings Property contains a wood frame and concrete and secondary steeling framing members. The renovations featured lobby upgrades, modernized elevators, HVAC, restrooms, corridor, landscaping, and cosmetic improvements. Amenities at the Stadium Crossings Property include a multi-tenant food court and an approximately 488 space parking garage, equating to a parking ratio of approximately 4.6 spaces per 1,000 square feet. As of February 1, 2022 the Stadium Crossings Property was 93.8% leased to five tenants.

Major Tenants.

County of Orange (53,674 square feet; 50.6% of NRA; 49.1% of underwritten base rent): County of Orange is a region in Southern California. County of Orange is a regional service provider and planning agency whose core businesses include public safety, public health, environmental protection, regional planning, public assistance, social services, and aviation. County of Orange has one, five-year renewal option and no unilateral termination options during the initial term of its lease.

GSA (20,828 square feet; 19.6% of NRA; 24.2% of underwritten base rent): General Services Administration (“GSA”) provides workplaces by constructing, managing, and preserving government buildings and by leasing and managing commercial real estate. GSA has one, five-year renewal option and no unilateral termination options during the initial term of its lease.

National Technical Systems (12,108 square feet; 11.4% of NRA; 13.3% of underwritten base rent): Established in 1961, Over the last 60 years, National Technical Systems (“NTS”) has worked on an extensive number of globally recognized complex engineering projects, including Apollo 11, NASA’s Artemis program, the ITER nuclear reactor, and recent electric vehicle projects. With approximately 1,400 employees across the globe, NTS provides services to more than 8,000 customers utilizing renowned experts. With 28 labs in North America, NTS provides customers with best-in-class testing services to serve a wide range of industries, including space, defense, automotive, energy, electronics, telecommunications, medical, IoT, industrial, and aviation. NTS’s lease at the Stadium Crossings Property commenced in August 2018 and expires in February 2026.

NCS Pearson (7,360 square feet; 6.9% of NRA; 7.5% of underwritten rent): NCS Pearson Inc (“NCS Pearson”) is part of the Computer and Peripheral Equipment Manufacturing Industry. NCS Pearson has 6,981 total employees across all its locations. NCS Pearson’s lease commenced in August 2017 and expires in January 2028. NCS Pearson has two five-year renewal options and a one-time early termination option effective July 31, 2024, with nine-months written notice and termination payment equal to the sum of (i) the unamortized amount of the sum of the (a) tenant improvement allowance paid by the landlord to the tenant, (b) free rent and (c) the leasing commissions, which sum will be amortized using straight-line amortization over the term of the lease, if the term had expired on January 31, 2028 and using an 8.0% interest rate, plus (ii) $21,638.40.

Incenter (5,470 square feet; 5.2% of NRA; 5.9% of underwritten rent): Incenter is headquartered in Saint Paul, Minnesota. Incenter provides its lender clients operating in the mortgage and specialty finance markets with access to capital, secondary markets solutions and fulfillment services. Incenter has been a tenant at the Stadium Crossings Property since April 2011, has a lease expiration date of August 31, 2023, and has no renewal options or unilateral termination options.

The following table presents a summary regarding the major tenants at the Stadium Crossings Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approx.% of SF	Annual UW Rent	Annual UW Rent PSF	App. % of Total Annual UW Rent	Lease Expiration	Renewal Options	Term. Option
County of Orange	AAA/Aaa/AAA	53,674	50.6%	$1,642,424	$30.60	49.1%	12/31/2024	1 x 5 Yr	N
GSA	AAA/Aaa/AA+	20,828	19.6%	$807,910	$38.79	24.2%	6/30/2037	1 x 5 Yr	N
National Technical Systems	NR/NR/NR	12,108	11.4%	$446,059	$36.84	13.3%	2/28/2026	NAP	N
NCS Pearson(2)	NR/NR/NR	7,360	6.9%	$250,829	$34.08	7.5%	1/31/2028	2 x 5 Yr	Y
Incenter	NR/NR/NR	5,470	5.2%	$195,607	$35.76	5.9%	8/31/2023	NAP	N
Subtotal/Wtd. Avg.		99,440	93.8%	$3,342,829	$33.62	100.0%

Vacant Space		6,627	6.2%	$0	$0.00	0.0%
Total/Wtd. Avg.		106,067	100.0%	3,342,829	$33.62	100.0%

(1)	Based on the underwritten rent roll dated February 1, 2022.

(2)	NCS Pearson has a one-time early termination option effective July 31, 2024, with nine-months written notice and termination payment equal to the sum of (i) the unamortized amount of the sum of the (a) tenant improvement allowance paid by the landlord to the tenant, (b) free rent and (c) the leasing commissions, which sum will be amortized using straight-line amortization over the term of the lease, if the term had expired on January 31, 2028 and using an 8.0% interest rate, plus (ii) $21,638.40.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #15	Cut-off Date Balance:	$19,500,000
2125 East Katella Avenue	Stadium Crossings	Cut-off Date LTV:	60.0%
Anaheim, CA 92806		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.9%

The following table presents certain information relating to the lease rollover at the Stadium Crossings Property:)

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Annual UW Rent PSF Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2023	1	5,470	5.2%	5.2%	$195,607	$35.76	5.9%	5.9%
2024	1	53,674	50.6%	55.8%	$1,642,424	$30.60	49.1%	55.0%
2025	0	0	0.0%	55.8%	$0	$0.00	0.0%	55.0%
2026	1	12,108	11.4%	67.2%	$446,059	$36.84	13.3%	68.3%
2027	0	0	0.0%	67.2%	$0	$0.00	0.0%	68.3%
2028	1	7,360	6.9%	74.1%	$250,829	$34.08	7.5%	75.8%
2029	0	0	0.0%	74.1%	$0	$0.00	0.0%	75.8%
2030	0	0	0.0%	74.1%	$0	$0.00	0.0%	75.8%
2031	0	0	0.0%	74.1%	$0	$0.00	0.0%	75.8%
2032	0	0	0.0%	74.1%	$0	$0.00	0.0%	75.8%
2033 & Thereafter	1	20,828	19.6%	93.8%	$807,910	$38.79	24.2%	100.0%
Vacant	0	6,627	6.2%	100.0%	$0	$0	0.0%	100.0%
Total/Wtd. Avg.	5	106,067	100.0%		$3,342,829	$33.62	100.0%

(1)	Based on the underwritten rent roll dated as of February 1, 2022.

(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

COVID-19 Update. As of March 14, 2022, the Stadium Crossings Mortgage Loan is not subject to any modification or forbearance request and is current on debt service. As of March 14, 2022, the borrower sponsor has reported that the Stadium Crossings Property is open and operating and no lease modification or rent relief requests have been received and all tenants are current on all rent and lease obligations.

Market Overview. The Stadium Crossings Property is located in Southeast Anaheim, in an area known as the Platinum Triangle, containing businesses, entertainment, and residential neighborhoods. The property is located approximately a mile from Angel Stadium, home of the Los Angeles Angels, less than a mile from the Honda Center, home of the Anaheim Ducks, and 0.1 miles from the City National Grove of Anaheim, a concert hall. The property is located less than 3.0 miles from the Orange Freeway (California State Route 57), connecting the Los Angeles Basin with the Pomona Valley and San Gabriel Valley. The property is also less than a mile from the Anaheim Regional Transportation Intermodal Center (ARTIC), serving Amtrak’s Pacific Surfliner and Metrolink trains. In less than a mile radius of the subject property are several retail shops and roughly 2.0 miles from the property is The Outlets at Orange, a retail mall. The property is less than 4.0 miles from Disneyland Park.

The Stadium Crossings Property is located in the Los Angeles-Long Beach-Anaheim, California Metropolitan Statistical Area (the “Los Angeles MSA”), which is the 2nd largest metropolitan statistical area in the country by population with an estimated population of 13,303,870 in 2021. Top employers in the area include Walt Disney Parks & Resorts US, Kaiser Permanente, University of California, Irvine, and St. Joseph Health. According to the appraisal, as of the third quarter of 2021, the Orange County Stadium Area submarket of the Los Angeles MSA contained approximately 3.7 million SF of inventory with a 16.1% vacancy rate and average rent of $28.67 PSF.

According to the appraisal, the 2021 population was 16,533, 243,085, and 737,184 within a 1-, 3-, and 5-mile radius respectively and the median household income was $78,549, $75,867, and $70,841 within a 1-, 3-, and 5-mile radius respectively. The appraisal identified six directly competitive comparable office buildings. The comparable buildings were built between 1976 and 1987 and range in size from 48,700 SF to 302,630 SF. Average asking rents ranged from $31.80 to $36.00 per SF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Stadium Crossings Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Years)	Lease Type (Reimbursements)	Rent Increase Projection	Tenant Improvements (New Tenant) (PSF)	Tenant Improvements (Renewal) (PSF)
Stadium Crossings	$34.80	11.0(1)	Full Service Gross	-	-	-
Office < 10,000 SF	$34.80	5.4	Full Service Gross	3.0% per annum	$45.00	$15.00
Office > 10,000 SF	$34.80	7.6	Full Service Gross	3.0% per annum	$60.00	$20.00

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated as of February 1, 2022

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #15	Cut-off Date Balance:	$19,500,000
2125 East Katella Avenue	Stadium Crossings	Cut-off Date LTV:	60.0%
Anaheim, CA 92806		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.9%

The following table presents comparable office leases with respect to the Stadium Crossings Property:

Comparable Leases Summary
Property/Location	Tenant Name	Term (Years)	Size (SF)	Lease Date	Rent PSF	Lease Type
AXIS Anaheim 288405l Anaheim, CA	C.W. Driver	7.7	22,718	November 2021	$35.76	Full Service Gross
Orange City Square II Orange, CA	Liberty Mutual Insurance Company	5.0	14,317	October 2021	$35.40	Full Service Gross
The Axis Anaheim Anaheim, CA	Supreme Impact, Inc.	5.4	2,290	April 2021	$36.00	Full Service Gross
Holmes & Narver Building Orange, CA	Intercare Insurance	7.6	10,036	March 2021	$34.80	Full Service Gross
Orange Financial Center 2 Orange, CA	Center for Inherited Blood Disorders	10.0	32	August 2020	$34.32	Full Service Gross
Orange Financial Center 2 Orange, CA	Priority Financial Network	3.3	5,399	July 2020	$31.80	Full Service Gross

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Stadium Crossings Property:

Cash Flow Analysis(1)
	2019	2020	2021	UW	UW PSF
Gross Potential Rent(2)	$2,696,619	$2,788,735	$2,862,414	$3,573,448	$33.69
Straight-Line Rent	$0	$0	$0	$72,288	$0.68
Reimbursement Income	$15,396	$233,137	$299,748	$123,773	$1.17
Other Income	$6,831	$4,040	$3,245	$3,245	$0.03
Less Vacancy & Credit Loss	($74,181)	$0	$0	($230,620)	($2.17)
Effective Gross Income	$2,644,665	$3,025,912	$3,165,408	$3,542,136	$33.40

Real Estate Taxes	$256,294	$262,968	$267,627	$399,431	$3.77
Insurance	($84)	$57,929	$41,872	$41,872	$0.39
Management Fee	$82,531	$85,176	$100,248	$106,264	$1.00
Other Expenses	$765,383	$1,043,643	$1,060,752	$1,060,752	$10.00
Total Expenses	$1,104,124	$1,449,717	$1,470,499	$1,608,319	$15.16

Net Operating Income(3)	$1,540,541	$1,576,195	$1,694,908	$1,933,817	$18.23
Replacement Reserves	$0	$0	$0	$14,425	$0.14
TI/LC	$0	$0	$0	$0	$0.00
Net Cash Flow	$1,540,541	$1,576,195	$1,694,908	$1,919,391	$18.10

Occupancy %	NAV	86.5%	93.8%	93.9%
NOI DSCR	1.85x	1.90x	2.04x	2.33x
NCF DSCR	1.85x	1.90x	2.04x	2.31x
NOI Debt Yield	7.9%	8.1%	8.7%	9.9%
NCF Debt Yield	7.9%	8.1%	8.7%	9.8%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	UW Gross Potential Rent is based on the in-place rent roll as of February 1, 2022.

(3)	The increase in UW Net Operating Income from 2021 Net Operating Income is primarily driven by a recently executed lease to GSA, which accounts for an increase in rent of approximately $807,910 and approximately $58,105 in rent steps taken through March 1, 2023.

Delaware Statutory Trust Structure. The borrower has master leased the Stadium Crossings Property to the Master Tenant, which is ultimately owned by the guarantor. The Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote. The master lease generally imposes responsibility on the Master Tenant for the operation, maintenance and management of the Stadium Crossings Property and payment of all expenses incurred in the maintenance and repair of the Stadium Crossings Property, other than capital expenses. The Master Tenant pays the borrower rent in an amount equal to or greater than the interest payments due under the Stadium Crossings Mortgage Loan documents. The master lease is subordinate to the Stadium Crossings Mortgage Loan and, upon an event of default under the Stadium Crossings Mortgage Loan documents, the lender has the right to require termination of the master lease.

Upon the occurrence of (a) any event that causes the Signatory Trustee to cease to be the Signatory Trustee of the borrower (other than in the event of a replacement with lender’s express consent), (b) any event resulting in the dissolution of the borrower, (c) an event of default (or if the lender determines that an event of default is imminent under the Stadium Crossings Mortgage Loan), (d) the borrower’s failure to deliver to the lender a commitment to refinance the Stadium Crossings Mortgage Loan within 90 days prior to the stated maturity date, or (e) the borrower, because it is a Delaware statutory trust, being unable to make any material decision or take any material action (including, without limitation, property restoration following a casualty, or renewal of a tenant lease or material property agreement), the borrower (either by the action of the Signatory Trustee or the independent trustee of the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #15	Cut-off Date Balance:	$19,500,000
2125 East Katella Avenue	Stadium Crossings	Cut-off Date LTV:	60.0%
Anaheim, CA 92806		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.9%

borrower) is required to terminate the trust agreement by converting the borrower into a Delaware limited liability company (i) in accordance with the terms of the borrower’s trust agreement, (ii) under the control of guarantor, (iii) having organizational documents in form and substance satisfactory to the lender, and (iv) meeting all the requirements of a special purpose bankruptcy remote entity (including, without limitation, the requirements of a single member limited liability company that complies with the requirements set forth in the Stadium Crossings Mortgage Loan documents). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2022-L8

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